AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 8, 1998
                                               REGISTRATION NO.  333-[        ]
===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

       ------------------------------------------------------------
                                  FORM S-4
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

       ------------------------------------------------------------

                             ALBERTSON'S, INC.
           (Exact name of registrant as specified in its charter)
           DELAWARE                         5411                 82-0184434
 (State or other jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or        Classification Code Number)  Identification No.)
        organization)

       ------------------------------------------------------------

                          250 PARKCENTER BOULEVARD
                                P.O. BOX 20
                             BOISE, IDAHO 83726
                               (208) 395-6200
            (Address, including zip code, and telephone number,
     including area code, of registrant's principal executive offices)

        ------------------------------------------------------------

                           THOMAS R. SALDIN, ESQ.
        EXECUTIVE VICE PRESIDENT, ADMINISTRATION AND GENERAL COUNSEL
                             ALBERTSON'S, INC.
                          250 PARKCENTER BOULEVARD
                                P.O. BOX 20
                             BOISE, IDAHO 83726
                               (208) 395-6200
        (Name and address, including zip code, and telephone number, including area code, of agent for service)

       ------------------------------------------------------------
                                 COPIES TO:

  SANFORD KRIEGER, ESQ.   KATHLEEN E. MCDERMOTT,      RICHARD D. KATCHER,
 FRIED, FRANK, HARRIS,             ESQ.                     ESQ.
   SHRIVER & JACOBSON      CHIEF LEGAL OFFICER     WACHTELL, LIPTON, ROSEN
   ONE NEW YORK PLAZA    AMERICAN STORES COMPANY           & KATZ
   NEW YORK, NEW YORK     299 SOUTH MAIN STREET      51 WEST 52ND STREET
         10004             SALT LAKE CITY, UTAH   NEW YORK, NEW YORK 10019
     (212) 820-8000               84111                (212) 403-1000
                              (801) 539-0112

       ------------------------------------------------------------


APPROXIMATE  DATE OF  COMMENCEMENT  OF PROPOSED  SALE OF  SECURITIES TO THE
PUBLIC:   As  soon  as  practicable   after  the  effective  date  of  this
Registration Statement.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance
with General Instruction G, check the following box. |_|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of
the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |-|
                            CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
TITLE OF EACH CLASS                 PROPOSED        PROPOSED      AMOUNT OF
  OF SECURITIES     AMOUNT TO BE     MAXIMUM         MAXIMUM     REGISTRATION
 TO BE REGISTERED    REGISTERED  OFFERING PRICE     AGGREGATE         FEE
                                    PER UNIT      OFFERING PRICE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Common Stock,     184,500,000(1) Not Applicable  Not Applicable $2,537,790.17(2)
$1.00 par value
 per share
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Preferred Stock    184,500,000    Not Applicable  Not Applicable Not Applicable
Purchase Rights(3)
--------------------------------------------------------------------------------
(1) Based on the maximum number of shares of common stock of American Stores Company ("ASC") that may be outstanding immediately prior to the Merger described herein, assuming conversion of all outstanding options. (292,857,142 shares)
(2) Pursuant to Rule 457(f)(1) and (c), the registration fee has been calculated based on a price of $29.375 per share of ASC common stock
     (the average of the high and low price per share of ASC common stock as reported on the New York Stock Exchange, Inc. Composite Tape on September 1, 1998), and the maximum number of shares of such stock that may be outstanding immediately prior to the Merger as set forth in footnote 1 above.
(3) Associated with Albertson's, Inc. common stock are rights to purchase Series A Junior Participating Preferred Stock that will not be exercisable or evidenced separately from such common stock prior to the occurrence of certain events.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.




      PRELIMINARY COPY, SUBJECT TO COMPLETION, DATED SEPTEMBER 8, 1998

                             ALBERTSON'S, INC.
                          250 Parkcenter Boulevard
                                P.O. Box 20
                             Boise, Idaho 83726
                          Telephone (208) 395-6200
                                                             [          ], 1998
To the Stockholders of Albertson's, Inc.:

     Enclosed are a Notice of a Special Meeting of Stockholders, a Joint Proxy Statement and Prospectus, and a Proxy for a Special Meeting of Stockholders of Albertson's, Inc. to be held on [ ], 1998, at [10:00] a.m., Boise, Idaho time, at [ ].

     At the Albertson's Special Meeting, you will be asked to consider and vote on the issuance of shares of Albertson's common stock in connection with an Agreement and Plan of Merger pursuant to which American Stores Company, a retail food and drug store chain with over 1,500 stores in 26 states operating under such names as "Acme Markets," "Jewel Food Stores," "Lucky Stores," "Osco Drug" and "Sav-on", will become a subsidiary of Albertson's. The strategic combination with American Stores will make Albertson's the largest retail food and drug store chain in the United States, with more than 2,470 stores in 37 states. The Board of Directors of Albertson's believes the transaction will strengthen Albertson's presence in certain existing markets, provide Albertson's with greater geographic diversity through the addition of stores in new markets, and enable Albertson's to enter the stand-alone retail drug store business. The combined company will also be positioned to achieve significant synergies and economies of scale, including purchasing and distribution efficiencies. Moreover, the transaction will enhance Albertson's ability to generate value for stockholders, as the merger is expected to be accretive to Albertson's earnings in 1999 (excluding merger related costs) and provide for future earnings growth in subsequent years.

     Under the terms of the Merger Agreement, each outstanding share of American Stores common stock will be converted into 0.63 shares of Albertson's common stock. As a result of the proposed Merger, former stockholders of American Stores will hold approximately [41.3]% of the outstanding Albertson's common stock (based upon the number of shares of Albertson's common stock and American Stores common stock outstanding on the record dates for the Albertson's Special Meeting and the American Stores Special Meeting, respectively). Details of the proposed transaction are set forth in the accompanying Joint Proxy Statement and Prospectus, which you should read carefully.

     At the Albertson's Special Meeting, you will also be asked to consider and vote on a proposal to amend Albertson's 1995 Stock-Based Incentive Plan to, among other things, increase the number of shares of Albertson's common stock available for issuance under that plan.

     AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS OF ALBERTSON'S HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT WITH AMERICAN STORES AND UNANIMOUSLY RECOMMENDS THAT ALL STOCKHOLDERS VOTE FOR THE ISSUANCE OF SHARES OF ALBERTSON'S COMMON STOCK IN CONNECTION WITH THE MERGER AND FOR THE AMENDMENTS TO THE 1995 STOCK-BASED INCENTIVE PLAN.

     All stockholders are invited to attend the Albertson's Special Meeting in person. The affirmative of a majority of votes cast at the Albertson's Special Meeting will be necessary to approve these proposals (provided that a majority of the total shares of Albertson's common stock entitled to vote are present in person or by proxy and are voted with respect to each proposal).

     IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE ALBERTSON'S SPECIAL MEETING, YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ALBERTSON'S SPECIAL MEETING. If you attend the Albertson's Special Meeting in person you may, if you wish, vote personally even if you have previously returned your Proxy.

                                    Sincerely,


                                    Gary G. Michael
                                    Chairman of the Board and
                                    Chief Executive Officer

                           YOUR VOTE IS IMPORTANT
                  PLEASE SIGN, DATE AND RETURN YOUR PROXY




     PRELIMINARY COPY, SUBJECT TO COMPLETION, DATED SEPTEMBER 8, 1998
                             ALBERTSON'S, INC.
                          250 Parkcenter Boulevard
                                P.O. Box 20
                             Boise, Idaho 83726
                          Telephone (208) 395-6200

                NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON [ ], 1998

To the Stockholders of Albertson's, Inc.:

     Notice is hereby given that a Special Meeting of Stockholders (the "Albertson's Special Meeting") of Albertson's, Inc. ("Albertson's") will be held on [ ], 1998, at [10:00] a.m., Boise, Idaho time, at [ ] for the following purposes:

          1. To consider and vote upon a proposal to approve the issuance of shares (the "Stock Issuance") of Albertson's common stock, par value $1.00 per share (the "Albertson's Common Stock"), pursuant to the Agreement and Plan of Merger, dated as of August 2, 1998 (the "Agreement"), among Albertson's, American Stores Company, a Delaware corporation ("ASC"), and Abacus Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Albertson's ("Merger Sub"), at an exchange ratio of 0.63 shares of Albertson's Common Stock for each outstanding share of common stock, par value $1.00 per share, of ASC, with cash paid in lieu of any fractional shares. The Agreement provides, among other things, for the merger (the "Merger") of Merger Sub with and into ASC, with ASC being the corporation surviving the Merger and becoming a wholly owned subsidiary of Albertson's.

          2.   To  consider   and  vote  upon  a  proposal  to  amend  (the
               "Albertson's Plan Amendments") the Albertson's 1995 Stock-Based Incentive Plan (the "Albertson's Plan") to, among other things, increase the number of shares of Albertson's Common Stock available for issuance under the Albertson's Plan.

     Consummation of the Merger is not conditioned upon stockholder approval of the Albertson's Plan Amendments; although the Albertson's Plan Amendments will not become effective unless the Merger is consummated. Notwithstanding stockholder approval of the foregoing proposals, Albertson's reserves the right to abandon the Stock Issuance at any time prior to the consummation of the Merger upon the terms and subject to the conditions of the Agreement.

     The Board of Directors of Albertson's has fixed the close of business on [ ], 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the Albertson's Special Meeting, and only stockholders of record at such time will be entitled to notice of and to vote at the Albertson's Special Meeting. A list of Albertson's stockholders entitled to vote at the Albertson's Special Meeting will be available for examination, during ordinary business hours, at the principal offices of Albertson's, 250 Parkcenter Boulevard, Boise, Idaho, for ten days prior to the Albertson's Special Meeting.

     A form of Proxy and a Joint Proxy Statement and Prospectus containing more detailed information with respect to the matters to be considered at the Albertson's Special Meeting accompany this notice.

     You are cordially invited and urged to attend the Albertson's Special Meeting in person, but if you are unable to do so, please complete, sign, date and promptly return the enclosed Proxy in the enclosed, self-addressed, stamped envelope. If you attend the Albertson's Special Meeting and desire to revoke your Proxy and vote in person you may do so. In any event, a Proxy may be revoked at any time before it is voted.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE STOCK ISSUANCE AND THE ALBERTSON'S PLAN AMENDMENTS.

     IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ALBERTSON'S SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, WHETHER OR NOT YOU PLAN TO ATTEND THE ALBERTSON'S SPECIAL MEETING. AN ADDRESSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.
                                    By Order of the Board of Directors,


                                    Kaye L. O'Riordan
                                    Vice President and Corporate Secretary
Boise, Idaho

[     ], 1998




     PRELIMINARY COPY, SUBJECT TO COMPLETION, DATED SEPTEMBER 8, 1998
                          AMERICAN STORES COMPANY
                           299 South Main Street
                         Salt Lake City, Utah 84111

                                                       [                ], 1998


To the Stockholders of American Stores Company:

     Enclosed are a Notice of Special Meeting of Stockholders, a Joint Proxy Statement and Prospectus, and a Proxy for a Special Meeting of Stockholders of American Stores Company to be held on [ ], 1998, at [10:00] a.m., Salt Lake City, Utah time, at [ ].

     At the American Stores Special Meeting, you will be asked to consider and vote on a proposal to approve and adopt an Agreement and Plan of Merger pursuant to which a wholly owned subsidiary of Albertson's, a leading retail food and drug store chain with over 916 retail stores in 23 western, midwestern and southern states, will merge into American Stores and American Stores will become a wholly owned subsidiary of Albertson's. Each outstanding share of American Stores will be converted into 0.63 shares of Albertson's common stock. As a result of the Merger, former stockholders of American Stores will hold approximately [41.3]% of the outstanding Albertson's common stock (based upon the number of shares of Albertson's common stock and American Stores common stock outstanding on the record dates for the Albertson's Special Meeting and the American Stores Special Meeting, respectively). Details of the proposed transaction are set forth in the accompanying Joint Proxy Statement and Prospectus, which you should read carefully.

     AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS OF AMERICAN STORES HAS UNANIMOUSLY APPROVED THE MERGER AND UNANIMOUSLY RECOMMENDS THAT ALL STOCKHOLDERS VOTE TO APPROVE THE MERGER AND THE RELATED MERGER AGREEMENT.

     All stockholders are invited to attend the American Stores Special Meeting in person. The affirmative vote of the holders of a majority of the outstanding shares of American Stores common stock will be necessary for the approval and adoption of the Merger Agreement and approval of the proposed Merger.

     IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE AMERICAN STORES SPECIAL MEETING, YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE AMERICAN STORES SPECIAL MEETING. If you attend the American Stores Special Meeting in person you may, if you wish, vote personally even if you have previously returned your Proxy.

     I thank you for your continued support.

                                    Sincerely,


                                    Victor L. Lund
                                    Chairman of the Board
                                    and Chief Executive Officer


                           YOUR VOTE IS IMPORTANT
                  PLEASE SIGN, DATE AND RETURN YOUR PROXY




      PRELIMINARY COPY, SUBJECT TO COMPLETION, DATED SEPTEMBER 8, 1998
                          AMERICAN STORES COMPANY
                           299 South Main Street
                         Salt Lake City, Utah 84111

                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON [ ], 1998

To the Stockholders of American Stores Company:

     Notice is hereby given that a Special Meeting of Stockholders (the "ASC Special Meeting") of American Stores Company ("ASC") will be held on [ ], 1998, at [10:00] a.m., Salt Lake City, Utah time, at [ ] for the following purpose:

               To consider and vote on a proposal to approve and adopt an Agreement and Plan of Merger, dated as of August 2, 1998 (the "Agreement"), among Albertson's, Inc. ("Albertson's"), Abacus Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Albertson's ("Merger Sub"), and ASC, and approve the merger related thereto, pursuant to which Merger Sub will merge with and into ASC (the "Merger"), and each share of common stock of ASC, par value $1.00 per share, issued and outstanding immediately prior to the Merger will be converted into the right to receive 0.63 shares of common stock, par value $1.00 per share, of Albertson's, with cash paid in lieu of any fractional shares.

     Notwithstanding stockholder approval of the foregoing proposal, ASC reserves the right to abandon the Merger at any time prior to the consummation of the Merger upon the terms and subject to the conditions of the Agreement.

     The Board of Directors of ASC has fixed the close of business on [ ], 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the ASC Special Meeting, and only stockholders of record at such time will be entitled to notice of and to vote at the ASC Special Meeting. A list of ASC stockholders entitled to vote at the ASC Special Meeting will be available for examination, during ordinary business hours, at the principal offices of ASC, 299 South Main Street, Salt Lake City, Utah 84111, for ten days prior to the ASC Special Meeting.

     A form of Proxy and a Joint Proxy Statement and Prospectus containing more detailed information with respect to the matter to be considered at the ASC Special Meeting accompany this notice.

     You are cordially invited and urged to attend the ASC Special Meeting in person, but if you are unable to do so, please complete, sign, date and promptly return the enclosed Proxy in the enclosed, self-addressed, stamped envelope. If you attend the ASC Special Meeting and desire to revoke your Proxy and vote in person you may do so. In any event, a Proxy may be revoked at any time before it is voted.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE APPROVAL AND ADOPTION OF THE AGREEMENT AND THE APPROVAL OF THE MERGER.

     IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ASC SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, WHETHER OR NOT YOU PLAN TO ATTEND THE ASC SPECIAL MEETING. AN ADDRESSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                                    By Order of the Board of Directors,


                                    Mary V. Sloan
                                    Vice President and Corporate Secretary

Salt Lake City, Utah
[     ], 1998





INFORMATION CONTAINED IN THIS PROSPECTUS IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

[RED HERRING]





      PRELIMINARY COPY, SUBJECT TO COMPLETION, DATED SEPTEMBER 8, 1998

Albertson's, Inc.                                    American Stores Company
250 Parkcenter Boulevard                             299 South Main Street
Boise, Idaho  83726                                  Salt Lake City, Utah  84111

--------------------------------------------------------------------------------

                    JOINT PROXY STATEMENT AND PROSPECTUS

--------------------------------------------------------------------------------

                            GENERAL INFORMATION

     This Joint Proxy Statement and Prospectus (the "Proxy Statement/Prospectus") is furnished in connection with the solicitation of proxies by the Board of Directors of Albertson's, Inc., a Delaware corporation ("Albertson's"), and the Board of Directors of American Stores Company, a Delaware corporation ("ASC"), for use in connection with a Special Meeting of Stockholders of Albertson's (the "Albertson's Special Meeting") and a Special Meeting of Stockholders of ASC (the "ASC Special Meeting"), respectively, or any adjournment(s) or postponement(s) thereof. Each meeting is scheduled to be held at 10:00 a.m. (local time) on [ ], 1998. At the ASC Special Meeting, the stockholders of ASC will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of August 2, 1998 (the "Agreement"), among Albertson's, Abacus Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Albertson's ("Merger Sub"), and ASC pursuant to which Merger Sub would be merged with and into ASC (the "Merger") and ASC would become a wholly owned subsidiary of Albertson's. As a result of the Merger, each of the then outstanding shares of common stock, $1.00 par value per share, of ASC (the "ASC Common Stock") would be converted into the right to receive 0.63 shares (the "Exchange Ratio") of common stock, $1.00 par value per share, of Albertson's (the "Albertson's Common Stock"), with cash paid in lieu of any fractional shares (the "Consideration"). At the Albertson's Special Meeting, the stockholders of Albertson's will consider and vote upon a proposal to approve the issuance of shares of Albertson's Common Stock in connection with the Merger (the "Stock Issuance") and a proposal to approve amendments to the Albertson's 1995 Stock-Based Incentive Plan (the "Albertson's Plan") to, among other things, increase the number of shares of Albertson's Common Stock available for issuance under the Albertson's Plan (the "Albertson's Plan Amendments").

     On  July  31,  1998,   the  last  trading  day  prior  to  the  public
announcement of the execution of the Agreement, the closing prices of Albertson's Common Stock and ASC Common Stock on the New York Stock Exchange, Inc. ("NYSE") Composite Tape were $48.00 and $23.19, respectively. Based upon such closing prices and the Exchange Ratio, the Consideration had a value of $30.24 (which represented a 30.4% premium over the pre-announcement closing price of ASC Common Stock). Based upon the $ closing price of Albertson's Common Stock on the NYSE Composite Tape on , 1998, the last trading day prior to the date of this Proxy Statement/Prospectus, the Consideration had a value of $ . At the effective time of the Merger (the "Effective Time"), the Consideration may have a market value that is greater or lesser than these amounts depending on the market price of Albertson's Common Stock at that time. As a result of the Merger, former stockholders of ASC will hold approximately [41.3]% of the outstanding Albertson's Common Stock (based upon the number of shares of Albertson's Common Stock and ASC Common Stock outstanding on the record dates for the Albertson's Special Meeting and the ASC Special Meeting, respectively).

     This Proxy Statement/Prospectus also constitutes a prospectus of Albertson's with respect to up to 184.5 million shares of Albertson's Common Stock to be issued in connection with the Merger. The term "Albertson's Common Stock" includes the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of December 9, 1996 (the "Rights Agreement"), as amended on August 2, 1998, between Albertson's and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

     FOR CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN EVALUATING THE MERGER, SEE "RISK FACTORS" BEGINNING ON PAGE 16.

     This  Proxy   Statement/Prospectus   is  first  being  mailed  to  the
stockholders of Albertson's and the stockholders of ASC on or about [ ], 1998.

-------------------------------------------------------------------------------
      THE SECURITIES TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED
      OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
      STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
       COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
          ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS.
         ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
-------------------------------------------------------------------------------

          THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS [ ], 1998





                           AVAILABLE INFORMATION

     Albertson's and ASC are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60601. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Albertson's and ASC are electronic filers with the Commission, which maintains a website containing reports, proxy and other information statements at the following location: http://www.sec.gov. The shares of Albertson's Common Stock are listed on the NYSE and the Pacific Exchange, Inc. (the "PE"). Accordingly, the periodic reports, proxy statements and other information filed by Albertson's with the Commission can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and the PE, 301 Pine Street, San Francisco, California 94104. The shares of ASC Common Stock are listed on the NYSE, the PE, as well as on the Chicago Stock Exchange, Inc. and the Philadelphia Stock Exchange, Inc. Accordingly, the periodic reports, proxy statements and other information filed by ASC with the Commission can also be inspected at the offices of the NYSE and the PE as described above as well as at the Chicago Stock Exchange, Inc., 440 South La Salle Street, Chicago, Illinois 60605, and the Philadelphia Stock Exchange, Inc., 1900 Market Street, Philadelphia, Pennsylvania 19103.

     Albertson's has filed a Registration Statement on Form S-4 (the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Albertson's Common Stock to be issued in connection with the Merger. This Proxy Statement/Prospectus also constitutes the Prospectus of Albertson's filed as part of the Registration Statement. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above.

                    DOCUMENTS INCORPORATED BY REFERENCE

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS RELATING TO ALBERTSON'S AND ASC WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS RELATING TO ALBERTSON'S (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, FROM ALBERTSON'S, 250 PARKCENTER BOULEVARD, BOISE, IDAHO 83726, ATTENTION: KAYE L. O'RIORDAN, VICE PRESIDENT AND CORPORATE SECRETARY, TELEPHONE: (208) 395-6200. DOCUMENTS RELATING TO ASC (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, FROM ASC, 299 SOUTH MAIN STREET, SALT LAKE CITY, UTAH 84111, ATTENTION: MARY V. SLOAN, VICE PRESIDENT AND CORPORATE SECRETARY, TELEPHONE: (801) 539-0112. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY [ ], 1998. COPIES OF DOCUMENTS SO REQUESTED WILL BE SENT BY FIRST CLASS MAIL, POSTAGE PAID WITHIN ONE BUSINESS DAY OF THE RECEIPT OF SUCH REQUEST.

    The following Albertson's documents are incorporated by reference herein:

          1. Annual Report on Form 10-K for the fiscal year ended January 29, 1998 (the "1997 Albertson's Form 10-K").

          2. The portions of the Proxy Statement for the Annual Meeting of Stockholders held May 22, 1998 that have been incorporated by reference in the 1997 Albertson's Form 10-K.

          3. Quarterly Reports on Form 10-Q for the period ended April 30, 1998 and for the period ended July 30, 1998 (the "Albertson's 1998 Second Quarter Form 10-Q").

          4.   Current Report on Form 8-K dated August 5, 1998.

          5. The description of the Rights contained in Albertson's Registration Statement on Form 8-A dated March 4, 1997, as amended by Amendment No. 1 on Form 8-A dated August 6, 1998.

          6. The description of the Albertson's Common Stock contained in Albertson's Registration Statement on Form 8-A dated January 29, 1976, and any amendment or report filed for the purpose of updating such description.

     The following ASC documents are incorporated by reference herein:

          1. Annual Report on Form 10-K for the fiscal year ended January 31, 1998 (the "1997 ASC Form 10-K").

          2. The portions of the Proxy Statement for the Annual Meeting of Stockholders held June 17, 1998 that have been incorporated by reference in the 1997 ASC Form 10-K (the "ASC Proxy Statement").

          3. Quarterly Reports on Form 10-Q for the period ended May 2, 1998 and for the period ended August 1, 1998 (the "ASC 1998 Second Quarter Form 10-Q").

          4.   Current  Reports on Form 8-K dated  March 6, 1998 and August
               4, 1998.

     All documents filed by Albertson's or ASC with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the date of the Albertson's Special Meeting and the ASC Special Meeting shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein or contained in this Proxy Statement/Prospectus shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.


           ----------------------------------------------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ALBERTSON'S, ASC OR ANY OTHER PERSON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY FROM ANY PERSON, IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES MADE UNDER THIS PROXY STATEMENT/PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ALBERTSON'S OR ASC SINCE THE DATE OF THIS PROXY STATEMENT/PROSPECTUS.

                             TABLE OF CONTENTS

                                                                          PAGE

GENERAL INFORMATION..........................................................i
AVAILABLE INFORMATION.......................................................ii
DOCUMENTS INCORPORATED BY REFERENCE.........................................ii
QUESTIONS AND ANSWERS ABOUT THE MERGER.......................................1
WHO CAN HELP ANSWER YOUR QUESTIONS...........................................3
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS....................4
SUMMARY......................................................................5
   Albertson's...............................................................5
   ASC.......................................................................5
   Reasons For the Merger....................................................5
   Opinions of Financial Advisors............................................6
   The Meetings..............................................................6
   Matters to be Considered at the Meetings..................................6
   Votes Required............................................................6
   Record Date; Shares Entitled to Vote; Quorum..............................6
   The Merger................................................................7
   The Stock Option Agreements..............................................10
   The Albertson's Plan Amendments..........................................10
   Selected Historical Consolidated Financial Data of Albertson's...........11
   Selected Historical Consolidated Financial Data of ASC...................12
   Selected Unaudited Pro Forma Combined Financial Data.....................13
   Comparative Per Share Data of Albertson's and ASC........................14
   Market Prices and Dividends..............................................15
RISK FACTORS................................................................16
   Fixed Exchange Ratio Despite Change in Relative Stock Price..............16
   Uncertainties in Integrating ASC.........................................16
   Risks Generally Associated with Acquisitions.............................16
   Increased Leverage.......................................................16
   Regulatory Matters.......................................................17
   Computer Technologies; Year 2000.........................................17
   Certain Anti-Takeover Provisions.........................................17
   Dependence on Key Personnel..............................................17
THE MEETINGS................................................................18
   Matters to be Considered at the Meetings.................................18
   Votes Required...........................................................18
   Voting of Proxies........................................................18
   Revocability of Proxies..................................................19
   Record Date; Shares Entitled To Vote; Quorum.............................19
   Solicitation of Proxies..................................................19
THE COMPANIES...............................................................20
   Albertson's..............................................................20
   ASC......................................................................20
THE MERGER..................................................................21
   General..................................................................21
   Background of the Merger.................................................21
   Reasons for the Merger; Recommendations of the Boards of Directors.......23
   Opinions of Financial Advisors...........................................27
   Interests of Certain Persons in the Merger...............................34

   Accounting Treatment.....................................................37
   Certain U.S. Federal Income Tax Consequences.............................37
   Regulatory Matters.......................................................38
   No Appraisal Rights......................................................39
   Resale Restrictions......................................................39
THE AGREEMENT...............................................................40
   The Merger...............................................................40
   The Effective Time.......................................................40
   Exchange Procedures......................................................40
   Representations and Warranties...........................................41
   Certain Covenants........................................................42
   No Solicitation of Transactions..........................................43
   Best Efforts.............................................................44
   Benefit Plans............................................................44
   Governance...............................................................45
   Indemnification and Insurance............................................45
   Conditions...............................................................45
   Termination..............................................................46
   Termination Fees; Expense Reimbursement..................................47
   Expenses.................................................................47
   Amendment and Waiver.....................................................48
THE STOCK OPTION AGREEMENTS.................................................49
   The ASC Stock Option Agreement...........................................49
   The Albertson's Stock Option Agreement...................................51
MANAGEMENT AND OPERATIONS AFTER THE MERGER..................................53
THE ALBERTSON'S PLAN AMENDMENTS.............................................55
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION..........................59
DESCRIPTION OF ALBERTSON'S CAPITAL STOCK....................................66
   Authorized Capital Stock.................................................66
   Albertson's Common Stock.................................................66
   Albertson's Preferred Stock..............................................66
   Preferred Stock Purchase Rights..........................................66
COMPARATIVE RIGHTS OF STOCKHOLDERS..........................................69
   General..................................................................69
   Classified Board of Directors............................................69
   Stockholder Rights Plan..................................................69
   Number of Directors; Removal; Filling Vacancies..........................69
   Special Meetings; Stockholder Action by Written Consent..................70
   Advance Notice Provisions for Stockholder Nominations and Stockholder
   Proposals................................................................71
   Amendment of the Certificate of Incorporation and Bylaws.................72
   Business Combinations....................................................74
   Transactions with Interested Stockholders; Related Parties...............75
   Consideration of Other Constituencies....................................77
   Limitation of Liability of Directors.....................................77
   Indemnification of Directors and Officers................................77
LEGAL MATTERS...............................................................78
EXPERTS.....................................................................78
STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETINGS..............................78

APPENDIX A --    THE AGREEMENT AND PLAN OF MERGER...........................A-1

APPENDIX B --    THE ASC STOCK OPTION AGREEMENT.............................B-1

APPENDIX C --    THE ALBERTSON'S STOCK OPTION AGREEMENT.....................C-1

APPENDIX D --    OPINION OF MERRILL LYNCH, PIERCE, FENNER & SMITH
                                       INCORPORATED.........................D-1

APPENDIX E --    OPINION OF THE BLACKSTONE GROUP L.P........................E-1

APPENDIX F --    ALBERTSON'S AMENDED AND RESTATED
                1995 STOCK-BASED INCENTIVE PLAN.............................F-1

                   QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.   WHY IS ALBERTSON'S BOARD OF DIRECTORS RECOMMENDING THE TRANSACTION?

A: The Albertson's Board of Directors is recommending approval of the issuance of shares of Albertson's Common Stock in the Merger based on a wide variety of factors, including:

               the terms and conditions of the Agreement and related agreements;

               its belief that the Merger strengthens Albertson's presence in certain existing markets, provides Albertson's with stores in new markets, enables Albertson's to enter the stand-alone retail drug business and presents significant opportunities for profitability growth due to increased purchasing power, cost savings and other synergies;

               the anticipated tax and accounting  treatment of the Merger;
               and

               the fairness opinion of Albertson's financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     See "THE MERGER - Reasons for the Merger; Recommendations of the Boards of Directors--Albertson's."

Q:   WHY IS ASC'S BOARD OF DIRECTORS RECOMMENDING THE TRANSACTION?

A: The ASC Board of Directors is recommending approval of the Agreement and the Merger based on a wide variety of factors, including:

               the substantial premium that ASC stockholders will receive, based on prevailing market prices at the time of the ASC Board's approval of the Agreement;

               its belief that the Merger provides ASC stockholders with an opportunity to participate in a company with strong prospects for enhanced stockholder value in the future through enhanced revenue growth and accelerated earnings growth;

               the reputation of Albertson's as one of the most admired and best managed companies in the retail food and drug industry;

               the anticipated tax and accounting  treatment of the Merger;
               and

               the  fairness  opinion  of  ASC's  financial  advisor,   The
               Blackstone Group L.P.

     See "THE MERGER - Reasons for the Merger; Recommendations of the Boards of Directors--ASC."

Q:   WHAT DO I NEED TO DO NOW?

A: After you have carefully read this Proxy Statement/Prospectus, just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed prepaid return envelope as soon as possible, so that your shares of Albertson's Common Stock or ASC Common Stock may be represented at the applicable stockholders meeting. The Albertson's Special Meeting will take place on [ ], 1998 at [10:00] a.m., local time, at [Location]. The ASC Special Meeting will take place on [ ], 1998 at [10:00] a.m., local time, at [Location].

     The  Albertson's  Board  of  Directors  unanimously   recommends  that
     Albertson's stockholders vote FOR the issuance of shares of Albertson's Common Stock in the Merger and the amendments to the Albertson's 1995 Stock-Based Incentive Plan. The ASC Board unanimously recommends that ASC stockholders vote FOR the approval and adoption of the Agreement and the approval of the Merger.

Q: IF MY SHARES OF ALBERTSON'S COMMON STOCK OR ASC COMMON STOCK ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares for you only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without your instructions, your shares will not be voted. Failure of ASC stockholders to give instructions will have the same effect as voting against the Agreement and the Merger. Failure of Albertson's stockholders to give instructions could result in the absence of a quorum which would prevent a vote from being taken with respect to the proposed stock issuance in connection with the Merger and the proposed amendments to the Albertson's 1995 Stock-Based Incentive Plan.

Q:   CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You can change your vote at any time before your proxy is voted. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to Albertson's or ASC, as applicable, at the address on page 3. Third, you can attend the Albertson's Special Meeting or the ASC Special Meeting, as applicable, and vote in person. Simply attending the Albertson's Special Meeting or ASC Special Meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q:   SHOULD I SEND IN MY ASC STOCK CERTIFICATES AT THIS TIME?

A: No. ASC stockholders should not send in the stock certificates for their ASC Common Stock until they receive transmittal materials from the Exchange Agent. This will occur promptly following consummation of the Merger.

Q:   WHAT WILL HOLDERS OF ASC COMMON STOCK RECEIVE IN THE MERGER?

A: Each outstanding share of ASC Common Stock will be converted into the right to receive 0.63 shares of Albertson's Common Stock, with cash paid in lieu of any fractional shares. For example, a holder of 101 shares of ASC Common Stock would receive 63 shares of Albertson's Common Stock for 100 of the shares of ASC Common Stock, plus a cash payment in lieu of 0.63 shares of Albertson's Common Stock for the remaining 1 share of ASC Common Stock. The amount of the cash payment will be based on the market value of Albertson's Common Stock on the trading day prior to the completion of the Merger.

Q:   WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working toward completing the Merger as quickly as possible. In addition to the approvals of the Albertson's stockholders and the ASC stockholders, we must also obtain certain regulatory clearances, including under the federal antitrust laws. We expect to complete the Merger in early 1999, although there can be no assurance as to when, or if, all of the conditions to completion of the Merger will be satisfied or waived.

Q:   WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER?

A: In connection with the Merger, the following U.S. federal income tax consequences will result: (i) no gain or loss will be recognized by Albertson's, ASC or Merger Sub as a result of the Merger, (ii) no gain or loss will generally be recognized by any ASC stockholder (except in connection with the receipt of cash in lieu of any fractional share interest in Albertson's Common Stock) upon the exchange of ASC Common Stock solely for Albertson's Common Stock in the Merger and (iii) the tax basis of the Albertson's Common Stock received by an ASC stockholder who exchanges ASC Common Stock for Albertson's Common Stock will be the same as the tax basis of the ASC Common Stock surrendered in exchange therefor (reduced by any amount allocable to any fractional share interest for which cash is received). To review the tax consequences to stockholders in greater detail, see page 37.

Q:   ARE THERE ANY RISKS ASSOCIATED WITH THE MERGER?

A: The Merger does involve risks. For a discussion of certain risk factors that should be considered in evaluating the Merger, see "RISK FACTORS," beginning on page 16.

                     WHO CAN HELP ANSWER YOUR QUESTIONS

     ASC stockholders having more questions about the Merger or desiring additional copies of this Proxy Statement/Prospectus should contact:

                           D.F. King & Co., Inc.
                              77 Water Street
                          New York, New York 10005
               Banks and Brokers Call Collect: (212) 269-5550
                 All Others Call Toll-Free: (800) 290-6430

                                     or

                          American Stores Company
                           299 South Main Street
                         Salt Lake City, Utah 84111
      Attention: Mary V. Sloan, Vice President and Corporate Secretary
                      Telephone Number: (801) 539-0112

     Albertson's stockholders having more questions about the Merger or the Albertson's Plan Amendments or desiring additional copies of this Proxy Statement/Prospectus should contact:

                          Georgeson & Company Inc.
                       Wall Street Plaza, 30th Floor
                          New York, New York 10005
               Banks and Brokers Call Collect: (212) 440-9800
                 All Others Call Toll-Free: (800) 223-2064

                                     or

                             Albertson's, Inc.
                                P.O. Box 20
                          250 Parkcenter Boulevard
                             Boise, Idaho 83726
                  Attention: Corporate Secretary's Office
                      Telephone Number: (208) 395-6200

                       CAUTIONARY STATEMENT REGARDING
                         FORWARD-LOOKING STATEMENTS

     The following are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995:

     (i) certain statements, including possible or assumed future results of operations of Albertson's and ASC contained in "THE MERGER--Background of the Merger," "THE MERGER--Reasons for the Merger; Recommendations of the Boards of Directors," "THE MERGER--Opinions of Financial Advisors" and
"MANAGEMENT   AND   OPERATIONS   AFTER  THE  MERGER,"  and  any  forecasts,
projections and descriptions of anticipated cost savings or other synergies referred to therein, and certain statements incorporated by reference from documents filed with the Commission by Albertson's and ASC, including any statements contained herein or therein regarding the development of possible or assumed future results of operations of Albertson's or ASC's businesses, the markets for Albertson's and ASC's products, anticipated capital expenditures, regulatory developments, competition or the effects of the Merger;

     (ii) any statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "will likely result," "estimates," "projects," or similar expressions contained in the sections of this Proxy Statement/Prospectus cited above or incorporated herein; and

     (iii) other forward-looking statements contained or incorporated by reference herein regarding matters that are not historical facts.

     Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those set forth in the forward-looking statements include changes in the general economy, changes in consumer spending, competitive factors and other factors affecting Albertson's or ASC's business in or beyond Albertson's or ASC's control. These factors include changes in the rate of inflation, changes in state or federal legislation or regulation, adverse determinations with respect to litigation or other claims (including environmental matters), labor negotiations, adverse effects of failure to achieve Year 2000 compliance, Albertson's and ASC's ability to recruit and develop employees, their ability to develop new stores or complete remodeling projects as rapidly as planned, their ability to successfully implement new technology, stability of product costs, the ability of Albertson's to integrate the operations of ASC, the ability of ASC (as a stand-alone entity) to implement any re-engineering initiatives in accordance with the currently contemplated schedule and budget and the ability of ASC (as a stand-alone entity) to access the public debt and equity markets to refinance indebtedness and fund capital expenditure programs on satisfactory terms. For more examples of such risks and uncertainties, see "RISK FACTORS." Stockholders of Albertson's and ASC are cautioned not to place undue reliance on such statements, which speak only as of the date hereof or, in the case of any documents incorporated by reference, the date of such document.

     Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking information. Neither Albertson's nor ASC undertakes any obligation to update the forward-looking statements contained herein or elsewhere to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

                                  SUMMARY

     This summary highlights certain information contained in this Proxy Statement/Prospectus, is qualified by reference thereto and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the terms and conditions of the Merger, you should read carefully this entire document, the documents referred to in the "DOCUMENTS INCORPORATED BY REFERENCE" section at the beginning of this document and the Appendices hereto. This summary does not contain a complete statement of material information relating to the Agreement, the Merger, the Albertson's Plan Amendment, or other matters discussed in this document.

ALBERTSON'S

     Albertson's is incorporated under the laws of the State of Delaware and is the successor to a business founded by J.A. Albertson in 1939. Albertson's is one of the largest retail food-drug chains in the United States. As of July 30, 1998, Albertson's operated 916 stores in 23 western, midwestern and southern states. These stores consisted of 811 combination food-drug stores, 71 conventional supermarkets and 34 warehouse stores. Retail operations are supported by 11 company-owned distribution centers. Albertson's principal executive offices are located at 250 Parkcenter Boulevard, Boise, Idaho 83706, and its telephone number is (208) 395-6200. See "THE COMPANIES--Albertson's."

ASC

     ASC traces its roots to 1939 with the purchase of four drug stores in Utah, Idaho and Montana and was incorporated in Delaware in 1965 under the name of Skaggs Drug Centers, Inc. ASC's stores operate principally under the names of Acme Markets, Jewel Food Stores, Lucky Stores, Osco Drug and Sav-on. ASC is one of the nation's leading food and drug retailers, operating supermarkets, stand-alone drug stores and combination food-drug store units. As of August 1, 1998, ASC operated 1,558 stores in 26 states, including 269 food and drug combination stores, 535 supermarkets and 754 stand-alone drug stores. ASC's principal executive offices are located at 299 South Main Street, Salt Lake City, Utah 84111, and its telephone number is (801) 539-0112. See "THE COMPANIES--ASC."

REASONS FOR THE MERGER

     Albertson's. The Albertson's Board of Directors believes that the terms of the Agreement are fair to and in the best interests of Albertson's and its stockholders. Accordingly, Albertson's Board of Directors has unanimously approved the Agreement and recommends that stockholders of Albertson's vote to approve the Stock Issuance. In particular, the Board of Directors of Albertson's believes that the Merger strengthens Albertson's presence in certain existing markets. The transaction also provides Albertson's with stores in new markets, enables Albertson's to enter the stand-alone retail drug store business, and presents significant opportunities for profitability growth due to increased purchasing power, cost savings and other synergies. In reaching its determination, the Albertson's Board of Directors consulted with Albertson's management, as well as its financial and legal advisors, and considered a number of factors. For a more detailed discussion of the Albertson's Board's considerations, see "THE MERGER-Reasons for the Merger; Recommendations of the Boards of Directors."

     ASC. The ASC Board has unanimously determined that the Merger is advisable, fair to and in the best interests of ASC and its stockholders. Accordingly, the ASC Board of Directors has unanimously approved the Agreement and recommends that stockholders of ASC vote to approve and adopt the Agreement and approve the Merger. In particular, the ASC Board of Directors believes that the Merger provides ASC stockholders with an opportunity to receive a substantial premium for their shares of ASC Common Stock (based on prevailing market prices at the time of the action by the ASC Board of Directors' approval of the Agreement) and values that are in excess of what a stand-alone strategy could reasonably be expected to produce in the near term. In addition, the ASC Board of Directors believes that the Merger provides ASC stockholders an opportunity to participate, as holders of Albertson's Common Stock, in a company with strong prospects for enhanced stockholder value in the future through enhanced revenue growth and accelerated earnings growth. In reaching its determination, the ASC Board of Directors consulted with ASC's management, as well as its financial and legal advisors, and considered a number of factors. For a more detailed discussion of the ASC Board's considerations, see "THE MERGER-Reasons for the Merger; Recommendations of the Boards of Directors."

OPINIONS OF FINANCIAL ADVISORS

     Opinion of Albertson's Financial Advisor. At a meeting of the Albertson's Board of Directors held on August 2, 1998, at which the
Albertson's Board of Directors considered the Merger and approved the Agreement and the Merger, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Albertson's financial advisor, rendered its oral opinion (which was subsequently confirmed in writing) that, as of such date and based upon and subject to the matters reviewed with the Albertson's Board of Directors, the Exchange Ratio was fair from a financial point of view to Albertson's (the "Merrill Lynch Opinion"). The full text of the Merrill Lynch Opinion is attached hereto as Appendix D and is incorporated herein by reference. The description of the Merrill Lynch Opinion set forth herein is qualified in its entirety by reference to the full text thereof. Albertson's stockholders are urged to read the Merrill Lynch Opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Merrill Lynch in connection therewith. See "THE MERGER-Opinions of Financial Advisors -- Albertson's."

     Opinion of ASC's Financial Advisor. At a meeting of ASC's Board of Directors held on August 2, 1998, at which time ASC's Board of Directors approved the Agreement and the Merger, The Blackstone Group L.P. ("Blackstone"), ASC's financial advisor, rendered its opinion that, as of such date and subject to the various considerations set forth therein, the Exchange Ratio is fair to the holders of shares of ASC Common Stock from a financial point of view (the "Blackstone Opinion"). The full text of the Blackstone Opinion is attached hereto as Appendix E and is incorporated herein by reference. ASC stockholders are urged to read the Blackstone Opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Blackstone in connection therewith. See "THE MERGER-Opinions of Financial Advisors -- ASC."

THE MEETINGS

     The Albertson's Special Meeting will be held on [ ], 1998 at [10:00] a.m., Boise, Idaho time at [ ]. The ASC Special Meeting will be held on [ ], 1998 at [10:00] a.m., Salt Lake City, Utah time at [ ].

MATTERS TO BE CONSIDERED AT THE MEETINGS

     Albertson's. At the Albertson's Special Meeting, holders of Albertson's Common Stock will consider and vote upon proposals to approve the Stock Issuance and the Albertson's Plan Amendments. THE ALBERTSON'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE STOCK ISSUANCE AND THE ALBERTSON'S PLAN AMENDMENTS AND UNANIMOUSLY RECOMMENDS THAT ALBERTSON'S STOCKHOLDERS VOTE FOR APPROVAL OF THE STOCK ISSUANCE AND THE ALBERTSON'S PLAN AMENDMENTS.

     ASC. At the ASC Special Meeting, holders of ASC Common Stock will consider and vote upon a proposal to approve and adopt the Agreement and approve the Merger. THE ASC BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT ASC STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE AGREEMENT AND APPROVAL OF THE MERGER.

VOTES REQUIRED

     Albertson's. The affirmative vote of a majority of the votes cast at the Albertson's Special Meeting is required to approve the Stock Issuance and the Albertson's Plan Amendments (provided that a majority of the total shares of Albertson's Common Stock entitled to vote are present in person or by proxy and are voted with respect to each proposal). Each share of Albertson's Common Stock is entitled to one vote on each proposal.

     ASC. The affirmative vote of the holders of a majority of the outstanding shares of ASC Common Stock is required to approve and adopt the Agreement and approve the Merger. Each share of ASC Common Stock is entitled to one vote.

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

     Albertson's. Only holders of record of Albertson's Common Stock at the close of business on [ ], 1998 (the "Albertson's Record Date") will be entitled to receive notice of and to vote at the Albertson's Special
Meeting. At the Albertson's Record Date, there were [ ] shares of Albertson's Common Stock outstanding. A majority of the outstanding shares of Albertson's Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Albertson's Special Meeting.

     ASC. Only holders of record of ASC's Common Stock at the close of business on [ ], 1998 (the "ASC Record Date") will be entitled to receive notice of and to vote at the ASC Special Meeting. At the ASC Record Date, there were [ ] shares of ASC Common Stock outstanding. A majority of the outstanding shares of ASC Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the ASC Special Meeting.

THE MERGER

     General. The Agreement provides for a business combination between Albertson's and ASC in which Merger Sub, a wholly owned subsidiary of Albertson's, would be merged with and into ASC, with ASC becoming a wholly owned subsidiary of Albertson's. The holders of ASC Common Stock would be issued 0.63 shares of Albertson's Common Stock in exchange for each share of ASC Common Stock, with cash paid in lieu of any fractional shares. The transaction is intended to qualify as a pooling of interests for accounting purposes and as a tax-free reorganization for U.S. federal income tax purposes. On July 31, 1998, the last trading day prior to the public announcement of the execution of the Agreement, the closing prices of Albertson's Common Stock and ASC Common Stock on the NYSE Composite Tape were $48.00 and $23.19, respectively. Based upon such closing prices and the Exchange Ratio, the Consideration had a value of $30.24 which represented a 30.4% premium over the pre-announcement closing price of ASC Common Stock. On [ ], 1998, the last trading day prior to the date of this Proxy Statement/Prospectus, based upon the closing price of Albertson's Common Stock on the NYSE Composite Tape of $[ ] and the Exchange Ratio, the Consideration had a value of $[ ]. At the Effective Time, the Consideration may have a market value that is greater or lesser than these amounts depending on the market price of Albertson's Common Stock at that time. As a result of the Merger, former stockholders of ASC will hold approximately [41.3]% of the outstanding Albertson's Common Stock (based upon the number of shares of Albertson's Common Stock and ASC Common Stock outstanding on the Albertson's Record Date and the ASC Record Date, respectively).

     The discussion in this Proxy Statement/Prospectus of the Merger and the description of the principal terms and conditions of the Agreement and the Merger are subject to and qualified in their entirety by reference to the Agreement, a copy of which is attached to this Proxy Statement/Prospectus as Appendix A and which is incorporated herein by reference. See "THE MERGER" and "THE AGREEMENT."

     Accounting Treatment. Albertson's and ASC believe that the Merger will qualify as a pooling of interests for accounting and financial reporting purposes. Under this method of accounting, the assets and liabilities of Albertson's and ASC will be combined based on the respective carrying values of the accounts in the historical financial statements of each entity. Results of operations of the combined company will include income of Albertson's and ASC for the entire fiscal period in which the combination occurs, and the historical results of operations of the separate companies for fiscal years prior to the Merger will be combined and reported as the results of operations of the combined company.

     Albertson's  [has]  received a letter  from ASC's  independent  public accountants, dated as of the date the Registration Statement became effective, stating that such accountants are not aware of any conditions that exist that would preclude ASC's ability to be a party to a business combination to be accounted for as a pooling of interests, and ASC [has] received a letter from Albertson's independent public accountants, dated as of the date the Registration Statement became effective, stating that accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable Commission rules and regulations is appropriate if the Merger is closed and consummated as contemplated by the Agreement, subject to the consummation of the sale of Albertson's Common Stock (if necessary) referred to in the next paragraph. Each of the accountants' letters [is] based on representations of management and [does] not address any matters occurring subsequent to the date of such letters. Consummation of the Merger is conditioned upon the receipt by each of Albertson's and ASC of a second letter from the other company's independent public accountants, dated as of the closing date of the Merger (the "Closing Date"), reaffirming the statements made in the letters issued as of
the   effective   date   of   the   Registration   Statement.    See   "THE
AGREEMENT--Conditions"   and  "UNAUDITED   PRO  FORMA  COMBINED   FINANCIAL
INFORMATION." Certain events, including certain transactions with respect to ASC Common Stock or Albertson's Common Stock by affiliates of ASC or Albertson's, respectively, may prevent the Merger from qualifying as a pooling of interests. See "THE MERGER--Resale Restrictions."

     Albertson's intends, if required in order to permit the Merger to qualify as a pooling of interests, to sell up to [300,000] shares of Albertson's Common Stock prior to the Effective Time.

     Regulatory Matters. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger cannot be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. ASC and Albertson's filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on August 31, 1998 and September 1, 1998, respectively. Unless additional information and documentary material is requested by the FTC or the Antitrust Division, the waiting period will expire on October 1, 1998. However, if a request from the FTC or the Antitrust Division for additional information and documentary material is received on or prior to that date, the waiting period will not terminate until 20 days after Albertson's and ASC have "substantially complied" (as such term is defined under the HSR
Act) with each such request unless the FTC or the Antitrust Division terminates the waiting period earlier. Consequently, there can be no assurance that the consummation of the Merger will not be delayed by reason of the HSR Act. At any time before or after consummation of the Merger, the Antitrust Division, the FTC, a state governmental authority or a private person or entity could seek under the antitrust laws, among other things, to enjoin the Merger or to cause Albertson's to divest, in whole or in part, any of its assets or businesses (including assets and businesses of ASC). There can be no assurance that a challenge to the Merger will not be made or that, if such a challenge is made, Albertson's will prevail. The obligations of Albertson's and ASC to consummate the Merger are subject to the condition that there be no order, decree or injunction of any court of competent jurisdiction that prohibits the consummation of the Merger. Clearance under applicable antitrust laws may occur after the ASC Special Meeting and the Albertson's Special Meeting. Any commitments required to obtain such clearance may result in a combined company with fewer assets and lower revenues and net income than would be the case if such divestitures were not effected. See "THE AGREEMENT--Best Efforts" for a description of the obligations of Albertson's and ASC to seek regulatory approvals.

     Certain U.S. Federal Tax Consequences. For U.S. federal income tax purposes, no gain or loss will generally be recognized by the stockholders of ASC who exchange their ASC Common Stock solely for Albertson's Common Stock pursuant to the Merger (except with respect to cash received in lieu of any fractional share interest in Albertson's Common Stock). Each ASC stockholder is advised to consult such stockholder's own tax advisors as to the specific tax consequences to such stockholder of the Merger, including tax return reporting requirements, the applicability of federal, state, local and foreign tax laws and the effect of any proposed change in tax laws. It is a condition to the Merger that Albertson's and ASC each receive a tax opinion that the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). See "THE MERGER--Certain U.S. Federal Income Tax Consequences."

     No Dissenters' Rights. No holder of Albertson's Common Stock or ASC Common Stock will have any dissenters' rights in connection with, or as a result of, the matters to be acted upon at the Albertson's Special Meeting or ASC Special Meeting, respectively.

     Interest of Certain Persons in the Merger. In considering the recommendations of the Albertson's Board of Directors and the ASC Board of Directors with respect to the Merger, the stockholders of Albertson's and ASC should be aware that certain directors and executive officers of Albertson's and ASC may be deemed to have conflicts of interest with respect to the Merger in that, among other things, (i) five directors of ASC will become directors of Albertson's at the Effective Time, (ii) Victor
L. Lund, Chairman and Chief Executive Officer of ASC, has (x) an employment agreement, (y) a change-of-control employment agreement which provides for specified severance payments upon a change of control and (z) entered into a Termination and Consulting Agreement with ASC and Albertson's which provides that following consummation of the Merger Mr. Lund will serve as Vice Chairman of the Board of Directors of Albertson's and sets forth, among other things, the terms and conditions upon which Mr. Lund will provide consulting services to Albertson's following consummation of the Merger, (iii) the executive officers of ASC (including Mr. Lund) have change of control agreements that provide for specified severance payments upon termination of their service with ASC in anticipation of or following consummation of the Merger, (iv) certain participants in ASC's Supplemental Executive Retirement Plan will receive their vested account balances in a lump sum payout within thirty (30) days of the consummation of the Merger,
(v) the exercisability of certain options to purchase shares of Albertson's Common Stock and ASC Common Stock will accelerate in connection with the Merger, (vi) options to purchase shares of ASC Common Stock will be converted into options to purchase shares of Albertson's Common Stock,
(vii) certain restricted shares of ASC Common Stock will become vested in connection with the Merger, and (viii) amounts deferred under certain of Albertson's deferred compensation plans will accrue interest at a guaranteed interest rate. See "THE MERGER--Interests of Certain Persons in the Merger."

     Resale Restrictions. All shares of Albertson's Common Stock received by ASC stockholders in the Merger will be freely transferable, except that shares of Albertson's Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of ASC at the time of the ASC Special Meeting may be resold by them only in certain permitted circumstances. In order for the Merger to qualify for pooling of interests treatment, an affiliate of either Albertson's or ASC may not sell (subject to certain de minimis exceptions), or in any other way reduce said affiliate's risk relative to, shares of Albertson's Common Stock and shares of ASC Common Stock (as the case may be) during the period beginning 30 days prior to the Effective Time and ending at such time as Albertson's publishes results covering at least 30 days of combined operations of Albertson's and ASC. See "THE MERGER-Resale Restrictions."

     Conditions. The respective obligations of ASC and Albertson's to consummate the Merger are subject to the fulfillment of each of the following conditions, among others: (i) the Agreement will have been approved by the holders of a majority of the issued and outstanding shares of ASC Common Stock entitled to vote thereon and the Stock Issuance will have been approved by a majority of the votes cast at the Albertson's Special Meeting (provided that a majority of the total shares of Albertson's Common Stock entitled to vote are present in person or by proxy and are voted); (ii) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; (iii) none of the parties to the Agreement shall be subject to any order, decree or injunction prohibiting the consummation of the Merger; (iv) the Registration Statement shall have become effective under the Securities Act and no stop order with respect thereto shall be in effect; and (v) the shares of Albertson's Common Stock to be issued pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

     The consummation of the Merger also depends on the satisfaction or waiver of a number of additional conditions, including the following: (i) the continued accuracy of each party's representations and warranties contained in the Agreement; (ii) the performance in all material respects by each party of its obligations under the Agreement; (iii) receipt of other required regulatory approvals; (iv) receipt by Albertson's of letters from ASC's independent public accountants as to the ability of ASC to enter into a merger to be accounted for as a pooling of interests and receipt by ASC of letters from Albertson's independent public accountants as to the appropriateness of accounting for the Merger as a pooling of interests; (v) receipt by each party from the other party's independent public accountants of customary "comfort letters" with respect to the Registration Statement; and (vi) receipt of legal opinions as to the tax-free nature of the Merger. See "THE AGREEMENT--Conditions."

     Termination. The Agreement may be terminated by either Albertson's or ASC and the Merger may be abandoned at any time prior to the Effective
Time: if (i) the Merger is not consummated by June 30, 1999, so long as the delay is not caused by a failure on the part of the party seeking termination to comply with its obligations under the Agreement; (ii) after taking a vote, the required approval of the other party's stockholders is not received; (iii) a court or other governmental authority permanently prohibits the consummation of the Merger, so long as the party seeking to terminate has used its reasonable best efforts to have the action lifted or vacated, (iv) the other party's board of directors withdraws or adversely modifies its approval or recommendation to stockholders in favor of the Merger, fails to reaffirm within fifteen days of the other party's request its recommendation after a third party has made public a competing proposal, or approves or recommends a competing transaction, (v) prior to such party's stockholder meeting in connection with the Merger, in order to concurrently enter into a financially superior transaction, its board of directors determines that its fiduciary duties require it to do so and such party has given the non-terminating party two days' notice; or (vi) an uncured or uncurable material breach by the other party of its representations and warranties or covenants under the Agreement would cause any of the conditions to the terminating party's obligations to consummate the Merger to be unsatisfied. See "THE AGREEMENT -- Termination."

     Termination Fee. Either ASC or Albertson's will be required to pay the other party a termination fee under the following circumstances: (i) it terminates the Agreement to enter into a financially superior transaction;
(ii) it fails to obtain stockholder approval of the Merger as a result of which the other party terminates the Agreement and (a) a competing business combination proposal from a third party had been made prior to its special meeting of stockholders and (b) it accepts a competing proposal with any third party within six months following the termination of the Agreement;
(iii) the other party terminates the Agreement by reason of the first party's board of directors (a) withdrawing or adversely modifying its approval or recommendation, (b) failing to reaffirm its recommendation after a third party has made public a competing proposal or (c) approving or recommending a competing transaction; or (iv) it receives a competing business combination proposal and (a) the other party subsequently terminates the Agreement as a result of the first party's having intentionally breached its representations, warranties or covenants and (b) it accepts a competing proposal with any third party within six months following the termination of the Agreement. The termination fee to be paid by ASC to Albertson's, if required, would be $177,000,000 and the termination fee to be paid by Albertson's to ASC, if required, would be $240,000,000, in each case net of any fees and expenses previously reimbursed to the other party. See "THE AGREEMENT -- Termination" and "--Termination Fees; Expense Reimbursement."

     Effective Time. It is expected that the Merger will be consummated in early 1999, although there can be no assurance as to when, or if, all the conditions to consummation of the Merger will be satisfied or waived.

THE STOCK OPTION AGREEMENTS

     Concurrently with the execution of the Agreement, Albertson's and ASC entered into a Stock Option Agreement (the "ASC Stock Option Agreement"), pursuant to which ASC granted Albertson's an option (the "ASC Option") to purchase, pursuant to the terms and conditions thereof, up to 54,500,000 shares of ASC Common Stock at a price of $30.24 per share (subject to adjustment as provided in the ASC Stock Option Agreement). The ASC Stock Option Agreement provides that Albertson's may exercise the ASC Option, in whole or in part, at any time or from time to time following the occurrence of a Triggering Event (as defined below) and prior to the expiration of the ASC Option (which is generally 120 days after the Triggering Event). For purposes of the ASC Stock Option Agreement, a "Triggering Event" will have occurred at such time at which Albertson's becomes entitled to receive a termination fee from ASC. See "THE STOCK OPTION AGREEMENTS--The ASC Stock Option Agreement."

     Albertson's and ASC also entered into a Stock Option Agreement (the "Albertson's Stock Option Agreement," and together with the ASC Stock Option Agreement, the "Stock Option Agreements"), pursuant to which Albertson's granted ASC an option (the "Albertson's Option") to purchase, pursuant to the terms and subject to the conditions thereof, up to 48,800,000 shares of Albertson's Common Stock at a price of $48.00 per share (subject to adjustment upon certain events as provided in the
Albertson's  Stock  Option   Agreement).   The  Albertson's  Stock  Option
Agreement provides that ASC may exercise the Albertson's Option, in whole or in part, at any time or from time to time following the occurrence of a Triggering Event (as defined below) and prior to the expiration of the Albertson's Option (which is generally 120 days after the Triggering Event). For purposes of the Albertson's Stock Option Agreement, a "Triggering Event" will have occurred at such time at which ASC becomes entitled to receive a termination fee from Albertson's. See "THE STOCK OPTION AGREEMENTS--The Albertson's Stock Option Agreement."

THE ALBERTSON'S PLAN AMENDMENTS

     On August 31, 1998, the Albertson's Board of Directors approved amendments to the Albertson's Plan to (i) increase the number of shares of Albertson's Common Stock reserved for issuance pursuant thereto from 10,000,000 to 30,000,000, (ii) permit non-employee directors to participate in the Albertson's Plan, (iii) prohibit the repricing of awards granted under the Albertson's Plan, (iv) provide the Compensation Committee of the Albertson's Board of Directors the flexibility to determine the exercisability of options following termination of employment or service as a director, (v) provide for the limited transferability of awards to a participant's immediate family members or to certain entities maintained solely for their benefit, (vi) provide that shares of Albertson's Common Stock tendered as full or partial payment of the exercise price of an option may be available for future grants, and (vii) set forth the performance goals to which the vesting of restricted stock awards or deferred stock awards may be subject. Consummation of the Merger is not conditioned upon stockholder approval of the Albertson's Plan Amendments; although the Albertson's Plan Amendments will not become effective unless the Merger is consummated.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF ALBERTSON'S

     The following table sets forth selected historical consolidated financial data for Albertson's for the 26 week periods ended July 30, 1998, and July 31, 1997 and the fiscal years ended January 29, 1998, January 30, 1997, February 1, 1996, February 2, 1995, and February 3, 1994. Such data have been derived from, and should be read in conjunction with, the audited consolidated financial statements and other financial information contained in Albertson's 1997 Form 10-K, and the unaudited consolidated interim financial information contained in Albertson's 1998 Second Quarter Form 10-Q, including the notes thereto, incorporated by reference in this Proxy Statement/Prospectus. See "AVAILABLE INFORMATION" and "DOCUMENTS INCORPORATED BY REFERENCE."

     Albertson's fiscal year ends on the Thursday nearest to January 31 of each year. All fiscal years presented are 52 weeks except fiscal year 1993 which is a 53 week fiscal year. Unless the context otherwise indicates, a reference to a fiscal year of Albertson's refers to the calendar year in which such fiscal year commences.


                            26 Weeks       26 Weeks      Fiscal Year    Fiscal Year      Fiscal Year    Fiscal Year    Fiscal Year
                        July 30, 1998 (1) July 31, 1997     1997           1996             1995          1994 (2)       1993 (2)
                        ----------------  -------------  -----------    -----------      -----------    -----------    -----------

(Dollar amounts
in thousands
except per share
data)
Statement of
Earnings Data:
Sales.................     $7,843,305       $7,288,050    $14,689,511    $13,776,678     $12,585,034    $11,894,621    $11,283,678
Earnings before
  cumulative
  effects of
  accounting
  changes.............        239,019          218,706        516,814        493,779         464,961        417,371        339,681
Net earnings..........        239,019          218,706        516,814        493,779         464,961        400,365        339,681
Earnings per
share before
  cumulative
  effects of
  accounting
  changes:
   Basic..............           0.97             0.88           2.09           1.96            1.84           1.65           1.34
   Diluted............           0.97             0.87           2.08           1.95            1.83           1.64           1.33
Earnings per
share:
   Basic..............           0.97             0.88           2.09           1.96            1.84           1.58           1.34
   Diluted............           0.97             0.87           2.08           1.95            1.83           1.57           1.33
Cash dividends
per share.............           0.34             0.32           0.64           0.60            0.52           0.44           0.36

Balance Sheet
Data:
(as of the end
of the period)
Total assets.........      $5,553,042       $4,746,187     $5,218,590     $4,714,633      $4,135,911     $3,621,729     $3,294,895
Long-term debt
and
  capitalized
  lease
  obligations........       1,410,761        1,015,286     1,130,607       1,051,754         732,258        512,348        665,011
Number of stores.....             916              847           878            826             764            720            676

--------------------
(1) Includes a pre-tax $29.4 million charge (impairment-store closures) recorded in the first quarter of 1998 related to management's decision to close 16 under-performing stores during the fiscal year.

(2) In fiscal year 1994, Albertson's adopted the provisions of Statement of Financial Accounting standards No. 112, "Employers' Accounting for Postemployment Benefits." The total cumulative effect of this accounting change decreased net earnings by $17.0 million (net of $10.6 million in tax benefits), or $0.07 per basic and diluted share.

(3) In fiscal year 1993, (i) a $29.9 million pre-tax non-recurring charge was recorded to cover the settlement of a lawsuit and (ii) pre-tax interest expense included a reduction of $9.7 million due to the successful resolution of a tax issue for which interest expense had previously been accrued.


SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF ASC

     The following table sets forth selected historical consolidated financial data for ASC for the 26 week periods ended August 1, 1998, and August 2, 1997 and the fiscal years ended January 31, 1998, February 1, 1997, February 3, 1996, January 28, 1995, and January 29, 1994. Such data have been derived from, and should be read in conjunction with, the audited consolidated financial statements and other financial information contained in the ASC 1997 Form 10-K, and the unaudited consolidated interim financial information contained in the ASC 1998 Second Quarter Form 10-Q, including the notes thereto, incorporated by reference or appearing elsewhere in this Proxy Statement/Prospectus. See "AVAILABLE INFORMATION" and "DOCUMENTS INCORPORATED BY REFERENCE."

     Comparison of operating results between fiscal years 1993 to 1997 are affected by ASC's disposition of stores. These include the disposition of 45 Acme Markets stores in the fourth quarter of 1994 and the 33-store Star Market food division in the third quarter of 1994. These disposed of stores generated sales in the amounts of $0.8 billion and $1.2 billion in 1994 and 1993, respectively. ASC's fiscal year ends on the Saturday nearest to January 31 of each year. All fiscal years presented are 52 weeks except fiscal year 1995 which is a 53 week fiscal year. Unless the context otherwise indicates, a reference to a fiscal year of ASC refers to the calendar year in which such fiscal year commences.

                                 26 Weeks      26 Weeks
                                 August 1,     August 2,    Fiscal Year   Fiscal Year   Fiscal Year   Fiscal Year   Fiscal Year
                                    1998        1997(1)       1997 (1)      1996 (2)       1995         1994 (3)      1993 (4)
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
(Dollar amounts in
thousands except per
share data)
Statement of Earnings Data:
 Sales .......................  $ 9,822,702   $ 9,510,818   $19,138,880   $18,678,129   $18,308,894   $18,355,126   $18,763,439
 Earnings before
   extraordinary item ........      154,021       124,182       280,620       287,221       316,809       345,184       262,090
 Net earnings ................      154,021       124,182       280,620       287,221       316,809       345,184       247,090
 Earnings per share before
   extraordinary item:
     Basic ...................         0.56          0.44          1.02          0.98          1.08          1.21          0.92
     Diluted .................         0.56          0.44          1.01          0.98          1.08          1.17          0.90
 Earnings per share:
     Basic ...................         0.56          0.44          1.02          0.98          1.08          1.21          0.87
     Diluted .................         0.56          0.44          1.01          0.98          1.08          1.17          0.85
 Cash dividends per share.....         0.18          0.17          0.35          0.32          0.28          0.24          0.20

 Balance Sheet Data:
 (as of the end of the period)
 Total assets ................  $ 8,419,403   $ 7,927,924   $ 8,536,015   $ 7,881,405   $ 7,362,964   $ 7,031,566   $ 6,927,434
 Long-term debt and
   capitalized lease
   obligations ...............    3,261,042     2,988,888     3,201,970     2,613,144     2,105,016     2,064,077     2,091,461

 Number of stores ............        1,558         1,520         1,557         1,529         1,497         1,448         1,547

--------------------
(1) Includes non-recurring items related to the repurchase of a major stockholder's stock and the sale of a division of ASC's communications subsidiary totaling $0.14 per share of expense.

(2) Includes special charges totaling $0.21 per share of expense related primarily to reengineering initiatives.

(3) Includes non-recurring items totaling $0.19 per share of income related primarily to the sale of a division.

(4) Includes $0.05 per share extraordinary item charge related to early retirement of debt.

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     The following table sets forth selected unaudited pro forma combined financial data for Albertson's for the 26 week periods ended July 30, 1998 and July 31, 1997 and the fiscal years 1997, 1996, and 1995. These periods are presented to reflect the estimated impact of the Merger on the historical consolidated financial statements of Albertson's. It is anticipated that the Merger will be accounted for as a pooling of interests. The statement of earnings data assume that the Merger had been consummated at the beginning of the earliest period presented, and the balance sheet data assume that the Merger had been consummated as of July 30, 1998. The unaudited pro forma combined statement of earnings data do not reflect any cost savings and other synergies nor Merger related expenses anticipated by Albertson's management as a result of the Merger and are not necessarily indicative of the results of operations or the financial position which would have occurred had the Merger been consummated at the beginning of the earliest period presented, nor are they necessarily indicative of Albertson's future results of operations or financial position. The unaudited pro forma combined balance sheet data reflect anticipated direct transaction costs of approximately $65 million. The unaudited pro forma combined financial data should be read in conjunction with the historical consolidated financial statements of Albertson's and ASC and the Unaudited Pro Forma Combined Financial Information, including the notes thereto, incorporated by reference or appearing elsewhere in this Proxy Statement/Prospectus. See "AVAILABLE INFORMATION," "DOCUMENTS INCORPORATED BY REFERENCE" and "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION."

                                    26 Weeks         26 Weeks
                                    July 30,         July 31,     Fiscal Year     Fiscal Year     Fiscal Year
                                    1998(1)          1997(1)          1997            1996           1995
                                  ------------    ------------    ------------    ------------    ------------
(In thousands except per share data)

Statement of Earnings Data:
 Sales .........................  $ 17,666,007    $ 16,798,868    $ 33,828,391    $ 32,454,807    $ 30,893,928
 Cost of sales .................    12,986,681      12,400,948      24,846,950      23,924,499      22,930,426
                                  ------------    ------------    ------------    ------------    ------------
 Gross profit ..................     4,679,326       4,397,920       8,981,441       8,530,308       7,963,502
 Selling, general and
   administrative expenses .....     3,844,132       3,622,235       7,307,748       6,935,963       6,454,572
 Impairment and
   restructuring ...............        29,423          13,400          13,400          77,151            --
                                  ------------    ------------    ------------    ------------    ------------
 Operating profit ..............       805,771         762,285       1,660,293       1,517,194       1,508,930
 Other (expenses) income:
   Interest, net ...............      (168,379)       (143,507)       (293,626)       (227,657)       (206,431)
   Shareholder related expense .          --           (33,913)        (33,913)           --              --
   Other, net ..................        14,777           9,045          17,814           9,862           6,918
                                  ------------    ------------    ------------    ------------    ------------
 Earnings before income
   taxes .......................       652,169         593,910       1,350,568       1,299,399       1,309,417
 Income taxes ..................       259,129         251,022         553,134         518,399         527,647
                                  ------------    ------------    ------------    ------------    ------------
 Net earnings ..................  $    393,040    $    342,888    $    797,434    $    781,000    $    781,770
                                  ============    ============    ============    ============    ============

 Earnings per share:
   Basic .......................  $       0.94    $       0.81    $       1.89    $       1.79    $       1.78
   Diluted .....................          0.93            0.80            1.88            1.79            1.78
 Cash dividends per share ......          0.34            0.32            0.64            0.60            0.52

 Balance Sheet Data:
 (As of July 30, 1998)
 Total assets ..................  $ 13,922,981
 Total liabilities .............     8,979,018
 Long-term debt and
   capitalized lease obligation      4,671,803
 Stockholders' equity ..........     4,943,963

-------------------

(1) For presentation purposes, the dates of Albertson's 26 week period ends are utilized above to represent the combined company's 26 week period ends.

COMPARATIVE PER SHARE DATA OF ALBERTSON'S AND ASC

     The following unaudited table sets forth certain earnings, dividend and book value per share data for Albertson's and ASC on historical and unaudited pro forma bases. The pro forma earnings per share data are derived from the Unaudited Pro Forma Combined Statement of Earnings appearing elsewhere herein, which give effect to the Merger as a pooling of interests as if the Merger had been consummated at the beginning of the earliest period presented. The pro forma dividend data assume dividend payments consistent with Albertson's historical payments. Book value and earnings per share data for all pro forma presentations are based upon the number of outstanding shares of Albertson's Common Stock, adjusted to include the additional shares of Albertson's Common Stock that would be outstanding based upon the ASC Common Stock outstanding for each period multiplied by the Exchange Ratio. The ASC Equivalent data are derived by multiplying the corresponding Albertson's Unaudited Pro Forma amounts by the Exchange Ratio. Earnings per share data presented below do not take into account the sale by Albertson's of additional shares of Albertson's Common Stock described in "The Merger -- Accounting Treatment." The pro forma earnings per share data do not reflect any cost savings and other synergies nor Merger related expenses anticipated by Albertson's management as a result of the Merger. Pro forma book value per share data reflect the effect of anticipated direct transaction costs and takes into account the sale of additional shares in order to meet pooling-of-interests requirements. The information set forth below should be read in conjunction with the historical consolidated financial statements of Albertson's and of ASC and the Unaudited Pro Forma Combined Financial Information, including the notes thereto, incorporated by reference or appearing elsewhere in this Proxy Statement/Prospectus. See "AVAILABLE INFORMATION," "DOCUMENTS INCORPORATED BY REFERENCE" and "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION."

                                           26 Weeks             26 Weeks            Fiscal         Fiscal           Fiscal
                                      July 30, 1998(3)(4)  July 31, 1997(3)(5)   Year 1997(5)   Year 1996(6)      Year 1995
                                      ----------------    -------------------   ------------   ------------      ---------
ALBERTSON'S HISTORICAL
   Earnings per share:(1)
     Basic .........................             $0.97                  $0.88          $2.09          $1.96          $1.84
     Diluted .......................              0.97                   0.87           2.08           1.95           1.83
   Cash dividends declared per share              0.34                   0.32           0.64           0.60           0.52
   Book value per share(2) .........             10.43                    --             --             --             --

ASC HISTORICAL
   Earnings per share:(1)
     Basic .........................             $0.56                  $0.44          $1.02          $0.98          $1.08
     Diluted .......................              0.56                   0.44           1.01           0.98           1.08
   Cash dividends declared per share              0.18                   0.17           0.35           0.32           0.28
   Book value per share(2) .........              8.86                    --             --             --             --

ALBERTSON'S UNAUDITED PRO FORMA
   Earnings per share:(1)
     Basic .........................             $0.94                  $0.81          $1.89          $1.79          $1.78
     Diluted .......................              0.93                   0.80           1.88           1.79           1.78
   Cash dividends declared per share              0.34                   0.32           0.64           0.60           0.52
   Book value per share(2) .........             11.81                    --             --             --             --

ASC EQUIVALENT PRO FORMA
   Earnings per share:(1)
     Basic .........................             $0.59                  $0.51          $1.19          $1.13          $1.12
     Diluted .......................              0.59                   0.50           1.18           1.13           1.12
   Cash dividends declared per share              0.21                   0.20           0.40           0.38           0.33
   Book value per share(2) .........              7.44                    --             --             --             --

---------------------

(1) Earnings per share data are based upon the weighted average number of shares outstanding during the related period.

(2) Book value per share data are based upon the number of outstanding shares at the end of the related period.

(3) For presentation purposes, the dates of Albertson's 26 week period ends are utilized above to represent the combined company's 26 week period ends.

(4)  Includes  a  pre-tax  $29.4  million  charge   (impairment  store
     closures) related to management of Albertson's decision to close 16 underperforming stores during the fiscal year.

(5) Includes non-recurring items related to the repurchase of a major stockholder's stock and the sale of a division of ASC's communications subsidiary totaling $0.14 per share of expense.

(6) Includes special charges totaling $0.21 per share of expense related primarily to ASC's re-engineering initiatives.

(7) Includes non-recurring items related to the repurchase of a major stockholder's stock and the sale of a division of ASC's communications subsidiary totaling $0.14 per share of expense.

                        MARKET PRICES AND DIVIDENDS

     Albertson's Common Stock is listed for trading on the NYSE and the PE under the trading symbol "ABS." ASC Common Stock is listed for trading on the NYSE, the PE and the Philadelphia and Chicago stock exchanges under the trading symbol "ASC." The following table sets forth, for the periods indicated, the range of the high and low sale prices of Albertson's Common Stock and ASC Common Stock, as reported on the NYSE Composite Transactions Tape, and the dividends declared per share of Albertson's Common Stock and dividends declared per share of ASC Common Stock. All information gives effect to the ASC two-for-one stock split effected in July 1997.


                            ALBERTSON'S                        ASC
                           COMMON STOCK                    COMMON STOCK
                      HIGH     LOW    DIVIDEND       HIGH     LOW    DIVIDEND
FISCAL YEAR 1995
  First Quarter      $32.500  $29.875    $0.13      $13.063  $11.625    $0.07
  Second Quarter      31.625   27.250     0.13       14.875   12.375     0.07
  Third Quarter       34.625   28.625     0.13       15.375   14.063     0.07
  Fourth Quarter      35.625   30.375     0.13       15.375   12.438     0.07
FISCAL YEAR 1996
  First Quarter      $39.375  $33.750    $0.15      $17.125  $12.688    $0.08
  Second Quarter      42.750   36.125     0.15       20.625   16.000     0.08
  Third Quarter       43.750   33.750     0.15       21.375   18.750     0.08
  Fourth Quarter      38.000   33.750     0.15       22.688   19.188     0.08
FISCAL YEAR 1997
  First Quarter      $37.000  $30.500    $0.16      $23.188  $20.813    $0.08
  Second Quarter      38.688   31.875     0.16       27.313   22.000     0.09
  Third Quarter       37.750   32.750     0.16       26.000   23.000     0.09
  Fourth Quarter      48.625   36.313     0.16       28.000   19.375     0.09
FISCAL YEAR 1998
  First Quarter      $54.938  $46.313    $0.17      $26.250  $21.813    $0.09
  Second Quarter      54.500   44.000     0.17       26.875   22.750     0.09
  Third Quarter     [       ][       ]    0.17     [       ][       ]  [     ]
  (through      )

     Set forth below are the last reported sale prices of Albertson's Common Stock and ASC Common Stock on July 31, 1998, the last trading day prior to the public announcement of the execution of the Agreement, and on [ ], 1998, the last trading day prior to the date of this Proxy Statement/Prospectus, as well as the equivalent pro forma sale prices of ASC Common Stock on such dates (as determined by multiplying the applicable last reported sale price of Albertson's Common Stock by the Exchange Ratio). Because the Exchange Ratio is fixed and because the market price of Albertson's Common Stock is subject to fluctuation, the market value of the shares of Albertson's Common Stock that holders of ASC Common Stock will receive in the Merger may increase or decrease prior to and following the Effective Time. Stockholders are urged to obtain current market quotations for Albertson's Common Stock and ASC Common Stock.


                ALBERTSON'S                 ASC                      ASC
               COMMON STOCK            COMMON STOCK         EQUIVALENT PRO FORMA
               ------------            ------------         --------------------
July 31, 1998     $48.000                 $23.188                  $30.240
[     ], 1998


     Following the consummation of the Merger, holders of Albertson's Common Stock will be entitled to receive dividends from funds legally available therefor when, as and if declared by the Board of Directors of Albertson's. The future payment of dividends by Albertson's will depend
upon  several  factors,   including  Albertson's   profitability,   capital
requirements, financial condition, growth, business opportunities, tax considerations, industry standards, economic conditions, and other factors that the Albertson's Board of Directors may deem relevant, including restrictions in any then-existing credit agreements.

                                RISK FACTORS

     In considering whether to vote in favor of the Stock Issuance or the Agreement and the Merger, as the case may be, the stockholders of Albertson's and ASC should consider, in conjunction with the other information included in this Proxy Statement/Prospectus, the following matters.

FIXED EXCHANGE RATIO DESPITE CHANGE IN RELATIVE STOCK PRICE

     The Exchange Ratio is a fixed ratio and will not be adjusted in the event of any increase or decrease in the price of either Albertson's Common Stock or ASC Common Stock. The price of Albertson's Common Stock at the Effective Time may be higher or lower than its price at the date the parties executed the Agreement, the date of this Proxy Statement/Prospectus or the date of the ASC Special Meeting and the Albertson's Special Meeting. Such variations may be the result of changes in the business, operations or prospects of Albertson's or ASC, market assessments of the likelihood that the Merger will be consummated and the timing thereof, regulatory considerations, general market and economic conditions or other factors. Because the Effective Time will occur on a date later than the Albertson's Special Meeting or the ASC Special Meeting, there can be no assurance that the price of Albertson's Common Stock on the date of the Albertson's Special Meeting and the ASC Special Meeting will be indicative of its price at the Effective Time. The Effective Time will occur as soon as practicable following the Albertson's Special Meeting and the ASC Special Meeting and the satisfaction or waiver (where permissible) of the other conditions set forth in the Agreement. It is expected that the Merger will be consummated in early 1999 although there can be no assurance as to when, or if, all the conditions to consummation of the Merger will be satisfied or waived. Stockholders of Albertson's and ASC are urged to obtain current market quotations for Albertson's Common Stock and ASC Common Stock. See "THE AGREEMENT--Conditions."

UNCERTAINTIES IN INTEGRATING ASC

     In determining that the Merger is in the best interests of Albertson's or ASC, as the case may be, each of the Albertson's Board of Directors and the ASC Board of Directors considered the potential complementary effects of combining the respective companies' assets, personnel and operational expertise. The integration of businesses, however, involves a number of special risks, including the diversion of management's attention to the assimilation of the operations from other business concerns, difficulties in the integration of operations and systems, the assimilation and retention of employees, challenges in retaining customers and potential adverse short-term effects on operating results. There can be no assurance that unforeseen difficulties or expenses will not occur in connection with Albertson's integration of ASC's operations following the Merger or that anticipated synergies from the Merger will be realized. If such difficulties or expenses are encountered or if such synergies are not realized, a material adverse effect on Albertson's revenues and results of operations could result.

RISKS GENERALLY ASSOCIATED WITH ACQUISITIONS

     An element of Albertson's growth strategy is the pursuit of strategic acquisitions that either expand or complement its business, and Albertson's routinely reviews such potential acquisition opportunities. Acquisitions involve a number of special risks, including the risks pertaining to integration of the business acquired that are noted above under "-- Uncertainties in Integrating ASC." In addition, Albertson's may incur debt to finance future acquisitions, and Albertson's may issue securities in connection with future acquisitions which may have a dilutive effect on its stockholders. The inability of Albertson's to successfully complete and integrate strategic acquisitions in a timely manner could have a material adverse effect on Albertson's revenues, results of operations and growth strategy.

INCREASED LEVERAGE

     Upon consummation of the Merger, Albertson's will have consolidated indebtedness that will be substantially greater than its pre-Merger indebtedness. The increased indebtedness and higher debt-to-equity ratio of Albertson's in comparison to that of Albertson's on a historical basis may have the effect, among other things, of reducing the flexibility of Albertson's to respond to changing business and economic conditions and increasing borrowing costs. On a pro forma basis giving effect to the Merger, Albertson's ratio of earnings to fixed charges would have been approximately 3.8 for the fiscal year ended January 29, 1998, and approximately 3.1 for the 26 weeks ended July 30, 1998, as compared to approximately 7.0 and 5.9, respectively, for the same periods on a historical basis.

REGULATORY MATTERS

     Albertson's and ASC have each agreed (except as set forth below) to take any and all steps necessary to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation law that may be asserted by any governmental entity with respect to the Merger so as to enable the Merger to occur as soon as reasonably possible (and in any event no later than June 30, 1999), including, without limitation, proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such assets or businesses of Albertson's or ASC (or any of their respective subsidiaries), or otherwise take or commit to take any actions that limit its freedom of action with respect to, or its ability to retain, any of the businesses, product lines or assets of Albertson's, ASC or their respective subsidiaries, as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the closing of the Merger. The Agreement does not require Albertson's to agree to the sale, transfer, divestiture or other disposition of stores of Albertson's, ASC or any of their subsidiaries having aggregate gross annual sales for the fiscal year ended in January 1998 in excess of 6% of the combined gross annual sales of ASC, Albertson's and their respective subsidiaries taken as a whole for such period. There can be no assurance that one or more governmental entities will not require such actions. Under the Agreement, Albertson's has reserved the right in its sole discretion to agree to divestitures in excess of the 6% limitation described above if it determines that it is in its best interest to do so in order to consummate the Merger. Clearance under applicable antitrust laws may occur after the ASC Special Meeting and the Albertson's Special Meeting. Any commitments required to obtain such clearance may result in a combined company with fewer assets and lower revenues and net income than would be the case if such divestitures were not effected. See "THE MERGER - Regulatory Matters."

COMPUTER TECHNOLOGIES; YEAR 2000

     Both Albertson's and ASC utilize computer technologies essential to their operations that use two digits rather than four digits to specify the year which could result in a date recognition problem with the transition to the year 2000. Each of the companies has conducted an assessment of its computer systems to identify and address all changes necessary to make its systems Year 2000 compliant. Each of the companies believes that with modifications to or replacements of existing systems, Year 2000 issues will not pose significant operational problems in meeting internal needs or the needs of customers. Albertson's and ASC both believe that their efforts will result in Year 2000 compliance. Amounts expensed by each company for Year 2000 projects have not been, and neither company anticipates that such costs will be, significant to either company's results of operations. However, the impact on business operations of failure by Albertson's and ASC to achieve compliance or any such failure by external entities (such as vendors) which Albertson's and ASC cannot control, could be material to the combined company's results of operations.

CERTAIN ANTI-TAKEOVER PROVISIONS

     Certain provisions of the Restated Certificate of Incorporation of Albertson's (the "Albertson's Certificate") and the Bylaws of Albertson's (the "Albertson's Bylaws") may make an unsolicited acquisition of control of Albertson's more difficult or expensive. Furthermore, Albertson's has adopted a stockholder rights plan which may also make an unsolicited acquisition of Albertson's more difficult or expensive. See "COMPARATIVE RIGHTS OF STOCKHOLDERS" and "DESCRIPTION OF ALBERTSON'S CAPITAL STOCK--Preferred Stock Purchase Rights."

DEPENDENCE ON KEY PERSONNEL

     Albertson's is dependent upon the continued services and management experience of Gary G. Michael and Albertson's other executive officers. If Mr. Michael or any of such other executive officers were to leave Albertson's, Albertson's operating results could be adversely affected. In addition, Albertson's growth depends on its ability to attract and retain skilled employees and on the ability of its officers and key employees to manage growth. See "THE MERGER--Interests of Certain Persons in the Merger" and "MANAGEMENT AND OPERATIONS AFTER THE MERGER."

                                THE MEETINGS

MATTERS TO BE CONSIDERED AT THE MEETINGS

     Albertson's.   At  the  Albertson's   Special   Meeting,   holders  of
Albertson's Common Stock will consider and vote upon proposals to approve the Stock Issuance and the Albertson's Plan Amendments.

     THE ALBERTSON'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE STOCK ISSUANCE AND THE ALBERTSON'S PLAN AMENDMENTS AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF ALBERTSON'S VOTE FOR THE STOCK ISSUANCE AND THE ALBERTSON'S PLAN AMENDMENTS. CONSUMMATION OF THE MERGER IS NOT CONDITIONED UPON STOCKHOLDER APPROVAL OF THE ALBERTSON'S PLAN AMENDMENTS; ALTHOUGH THE ALBERTSON'S PLAN AMENDMENTS WILL NOT BECOME EFFECTIVE UNLESS THE MERGER IS CONSUMMATED.

     ASC. At the ASC Special Meeting, holders of ASC Common Stock will consider and vote upon a proposal to approve and adopt the Agreement and approve the Merger.

     THE ASC BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF ASC VOTE FOR APPROVAL AND ADOPTION OF THE AGREEMENT AND APPROVAL OF THE MERGER.


VOTES REQUIRED

     Albertson's. The affirmative vote of a majority of the votes cast at the Albertson's Special Meeting is required to approve the Stock Issuance and Albertson's Plan Amendments (provided that a majority of the total shares of Albertson's Common Stock are present in person or by proxy and are voted with respect to each proposal). Each share of Albertson's Common Stock is entitled to one vote on each proposal.

     At the Albertson's Record Date, Albertson's directors and executive officers and their affiliates may be deemed to beneficially own [9,217,593] shares of Albertson's Common Stock (excluding shares which may be acquired upon exercise of options) or approximately [3.75%] of the then outstanding shares of Albertson's Common Stock. Each of the directors and executive officers of Albertson's has indicated that he or she intends to vote for the Stock Issuance and the Albertson's Plan Amendments.

     ASC. The affirmative vote of the holders of a majority of the outstanding shares of ASC Common Stock is required to approve and adopt the Agreement and approve the Merger. Each share of ASC Common Stock is entitled to one vote.

     At the ASC Record Date, ASC's directors and executive officers and their affiliates may be deemed to beneficially own [3,913,690] shares of ASC Common Stock (excluding shares which may be acquired upon exercise of options) or approximately [1.4%] of the then outstanding shares of ASC Common Stock. Each of the directors and executive officers of ASC has indicated that he or she intends to vote for approval and adoption of the Agreement and approval of the Merger.

VOTING OF PROXIES

     Shares of Albertson's Common Stock or ASC Common Stock, as the case may be, represented by properly executed proxies received at or prior to the Albertson's Special Meeting and ASC Special Meeting, as the case may be, will be voted at the appropriate meeting in the manner specified by the holders of such shares. Properly executed proxies that do not contain voting instructions will be voted for approval of the Stock Issuance and the Albertson's Plan Amendments (in the case of proxies for Albertson's Common Stock) or for approval and adoption of the Agreement and approval of the Merger (in the case of proxies for ASC Common Stock). For participants in American Stores Retirement Estates ("ASRE"), the participant's proportionate interest in the shares of ASC Common Stock held under such plan will be voted by the Trustee of ASRE in accordance with the instructions provided by such participant to the Trustee or, if no instructions are provided, in the same proportion as the interests for which such Trustee has received voting instructions with respect to other participants' ASC Common Stock accounts held under such plan.

     A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the Albertson's Special Meeting or the ASC Special Meeting, will not be voted. Accordingly, since the affirmative vote of the holders of a majority of the votes cast at the Albertson's Special Meeting (provided that a majority of the total shares of Albertson's Common Stock are present in person or by proxy and are voted with respect to each proposal) is required to approve the Stock Issuance and the Albertson's Plan Amendments at the Albertson's Special Meeting, a proxy marked "ABSTAIN" will have the effect of a vote against the Stock Issuance or the Albertson's Plan Amendments. Similarly, since the affirmative vote of a majority of the votes entitled to be cast by all holders of ASC Common Stock is required for approval and adoption of the Agreement and approval of the Merger by the ASC stockholders, a proxy marked "ABSTAIN" will have the effect of a vote against the approval of the Agreement and the Merger.

     In accordance with NYSE rules, brokers and nominees who hold shares of stock in their names but are not the beneficial owners of such shares are precluded from exercising their voting discretion with respect to such shares. Thus, brokers and nominees are not empowered to vote shares of Albertson's Common Stock or ASC Common Stock held by them, absent specific instructions from the beneficial owners of such shares. Because shares represented by "brokers non-votes" will be counted for purposes of determining the existence of a quorum at a stockholders' meeting but will not be included in vote totals, they will have no effect on the outcome of the votes on the Stock Issuance and the Albertson's Plan Amendments at the Albertson's Special Meeting but will have the effect of a vote against the Agreement and the Merger at the ASC Special Meeting.

REVOCABILITY OF PROXIES

     The grant of a proxy on the enclosed Albertson's or ASC form of proxy does not preclude a stockholder from voting in person or otherwise revoking a proxy. Attendance at the relevant meeting will not in and of itself constitute revocation of a proxy. A stockholder may revoke a proxy at any time prior to its exercise by delivering a duly executed revocation or a proxy bearing a later date to Kaye L. O'Riordan, Vice President and Corporate Secretary of Albertson's, 250 Parkcenter Boulevard, P.O. Box 20, Boise, Idaho 83726 (in the case of an Albertson's stockholder) or Mary V.
Sloan, Vice President and Corporate Secretary of ASC, 299 South Main Street, Salt Lake City, Utah 84111 (in the case of an ASC stockholder). In addition, a proxy will be considered revoked if the stockholder votes such shares in person at the appropriate meeting.

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

     Albertson's. Only holders of record of Albertson's Common Stock at the close of business on the Albertson's Record Date will be entitled to receive notice of and to vote at the Albertson's Special Meeting. As of the Albertson's Record Date, there were [ ] shares of Albertson's Common Stock outstanding. A majority of the outstanding shares of Albertson's Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Albertson's Special Meeting.

     ASC. Only holders of record of ASC's Common Stock at the close of business on the ASC Record Date will be entitled to receive notice of and to vote at the ASC Special Meeting. As of the ASC Record Date, there were [ ] shares of ASC Common Stock outstanding. A majority of the outstanding shares of ASC Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the ASC Special Meeting.

SOLICITATION OF PROXIES

     Each of Albertson's and ASC will bear the cost of the solicitation of proxies from its own stockholders, except that Albertson's and ASC will share equally the cost of printing and mailing this Proxy Statement/Prospectus. In addition to solicitation by mail, the directors, officers and employees of each company and their respective subsidiaries may solicit proxies from stockholders of such company by telephone or telegram or in person. Such persons will not receive additional compensation, but will be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage firms, nominees, fiduciaries and other custodians for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and Albertson's and ASC will reimburse such persons for their reasonable out-of-pocket expenses in connection therewith. Georgeson & Company Inc. will assist in the solicitation of proxies by Albertson's for a fee of $25,000 plus reimbursement of reasonable out-of-pocket expenses. D.F. King & Co., Inc. will assist in the solicitation of proxies by ASC for a fee of $12,500 plus reimbursement of reasonable out-of-pocket expenses. In each case, the proxy solicitor will be indemnified against certain liabilities and expenses, including liabilities and expenses under the federal securities laws.

                               THE COMPANIES

ALBERTSON'S

     General. Albertson's is incorporated under the laws of the State of Delaware and is the successor to a business founded by J.A. Albertson in 1939. Albertson's is one of the largest retail food-drug chains in the United States. As of July 30, 1998, Albertson's operated 916 stores in 23 western, midwestern and southern states. These stores consisted of 811 combination food-drug stores, 71 conventional supermarkets and 34 warehouse stores. Retail operations are supported by 11 company-owned distribution centers. Albertson's principal executive offices are located at 250 Parkcenter Boulevard, Boise, Idaho 83706, and its telephone number is (208) 395-6200.

     Albertson's combination food-drug stores are super grocery/super drugstores under one roof and range in size from 35,000 to 82,000 square feet. Most of these stores offer prescription drugs and an expanded section of cosmetics and nonfoods in addition to specialty departments such as service seafood and meat, bakery, lobby/video, service delicatessen, liquor and floral. Some also offer meal centers, party pavilions, coffee bars and destination departments for beverages, snacks, pet care, paper products and baby care. Food and nonfood shopping areas are served by a common set of checkstands.

     Albertson's conventional supermarkets range in size from 15,000 to 35,000 square feet. These stores offer a full selection in the basic departments of grocery, meat, produce, dairy and limited non-food lines. Many locations have an in-store bakery and a service delicatessen.

     Albertson's warehouse stores are operated primarily under the name "Max Food and Drug." These no-frills stores range in size from 17,000 to 73,000 square feet and offer significant savings with special emphasis on discounted meat and produce.

     In fiscal 1997, Albertson's opened its first fuel center. Albertson's plans to continue to add fuel centers in the parking lots of existing stores. These centers feature three to six fuel pumps and a small building, ranging in size from a pay-only kiosk to a small convenience store featuring such items as candy, soft drinks and snack foods.

ASC

     General. ASC traces its roots to 1939 with the purchase of four drug stores in Utah, Idaho and Montana and was incorporated in Delaware in 1965 under the name of Skaggs Drug Centers, Inc. ASC grew initially through the acquisition of additional drug stores and through a partnership, from 1969 until 1977, with Albertson's that developed food and drug combination stores. In 1979, in order to enhance its food retailing capabilities, ASC acquired American Stores Company, including Acme Markets, and adopted the American Stores Company name. In 1984 Jewel Companies, Inc. was acquired by ASC, adding Jewel Food Stores and the Osco and Sav-on drug stores. In 1988 ASC acquired Lucky Stores, Inc., which currently operates stores in California, Nevada, New Mexico and Utah. ASC's principal executive offices are located at 299 South Main Street, Salt Lake City, Utah 84111, and its telephone number is (801) 539-0112.

     ASC is principally engaged in a single industry sector, the retail sale of food and drug merchandise. ASC's stores operate principally under the names of Acme Markets, Jewel Food Stores, Lucky Stores, Osco Drug and Sav-on.

     ASC is one of the nation's leading food and drug retailers, operating supermarkets, stand-alone drug stores and combination food/drug store units. As of August 1, 1998, ASC operated 1,558 stores in 26 states, including 269 food and drug combination stores, 535 supermarkets and 754 stand-alone drug stores.

                                 THE MERGER

GENERAL

     The Agreement provides for a business combination between Albertson's and ASC in which Merger Sub, a wholly owned subsidiary of Albertson's, would be merged with and into ASC, with ASC becoming a wholly owned subsidiary of Albertson's. Each share of ASC Common Stock would be converted into the right to receive 0.63 shares of Albertson's Common Stock, with cash paid in lieu of any fractional shares. The transaction is intended to qualify as a pooling of interests for accounting purposes and as a tax-free reorganization for U.S. federal income tax purposes. On July 31, 1998, the last trading day prior to the public announcement of the execution of the Agreement, the closing prices of Albertson's Common Stock and ASC Common Stock on the NYSE Composite Tape were $48.00 and $23.19, respectively. Based upon such closing prices and the Exchange Ratio, the Consideration had a value of $30.24 which represented a 30.4% premium over the pre-announcement closing price of ASC Common Stock. On [ ], 1998, the last trading day prior to the date of this Proxy Statement/Prospectus, based upon the closing price of Albertson's Common Stock on the NYSE Composite Tape of $[ ] and the Exchange Ratio, the Consideration had a value of $[ ]. At the Effective Time, the Consideration may have a market value that is greater or lesser than these amounts depending on the market price of Albertson's Common Stock at that time. As a result of the Merger, former stockholders of ASC will hold approximately [41.3]% of the outstanding Albertson's Common Stock ((based upon the number of shares of Albertson's Common Stock and ASC Common Stock outstanding on the Albertson's Record Date and the ASC Record Date, respectively).

     The discussion in this Proxy Statement/Prospectus of the Merger and the description of the principal terms and conditions of the Agreement and the Merger are subject to and qualified in their entirety by reference to the Agreement, a copy of which is attached to this Proxy Statement/Prospectus as Appendix A and which is incorporated herein by reference. See "THE MERGER" and "THE AGREEMENT."

BACKGROUND OF THE MERGER

     Retail supermarket chains and retail drug store chains have undergone increasing consolidation over the last several years. A number of competitive factors have contributed to this trend. These include benefits achieved through buying and distribution efficiencies, the advantages of geographic diversity, as well as the intense and increasing pressures from new market entrants, such as membership clubs and mass merchandisers. Drug retailers are also under increasing pressure from third-party payors to lower costs.

     In an effort to serve the consumer more competitively and efficiently, Albertson's has sought ways to grow and, in addition to continuing to build stores, has made several recent acquisitions, including Smitty's Super Markets, Inc. and Seessel's Holdings, Inc. and 15 stores from Bruno's, Inc., as well as the pending acquisition of Buttrey Food and Drug Stores Company.

     In light of the increasing consolidation of retail supermarket chains and retail drug store chains over the last several years, ASC has from time to time explored the possibility of a strategic business combination in connection with its ongoing evaluation of strategic alternatives. ASC has held preliminary discussions with several parties concerning such matters. The ASC Board of Directors was periodically updated regarding these discussions. In April 1998, ASC retained Blackstone to advise ASC in its ongoing evaluation of its strategic alternatives.

     In early June 1998, the Chief Executive Officer of a large retail company contacted Gary G. Michael, Chairman of the Board and Chief Executive Officer of Albertson's, regarding a potential three-way business combination transaction among Albertson's, ASC and such third party. Subsequently, Mr. Michael contacted Victor L. Lund, ASC's Chairman and Chief Executive Officer, to explore ASC's interest in the possibility of such a transaction, which was proposed to be structured on a basis that did not involve any premium to market. The senior managements and advisors of the three companies engaged in discussions over the next several weeks regarding such a possible business combination transaction and shared certain business and financial information. The Boards of Directors of Albertson's and ASC were periodically updated regarding these discussions, which were abandoned.

     Shortly thereafter, Mr. Michael contacted Mr. Lund to indicate Albertson's interest in exploring a possible business combination transaction solely between Albertson's and ASC and Mr. Lund agreed to explore such a transaction.

     At a meeting on July 13, 1998, Albertson's management discussed with the Albertson's Board of Directors, following discussions with Merrill Lynch, a proposal by Albertson's management to pursue a possible stock-for-stock merger with ASC. Over the course of the next three weeks, the senior managements of Albertson's and ASC and their respective financial advisors met on several occasions to discuss the financial and other terms of a possible transaction, to quantify the level of cost savings and other benefits that might be achievable through a merger of the two companies, and to perform financial and legal due diligence investigations. During the initial discussions between the parties, Albertson's indicated an exchange ratio of 0.60. Following further discussions and negotiations, Albertson's indicated that it was prepared to enter into a transaction at an exchange ratio of 0.62.

     The Board of Directors of Albertson's met on July 28, 1998. At the meeting, senior management of Albertson's and Merrill Lynch reviewed with the Albertson's Board of Directors a potential transaction with ASC which contemplated a tax-free, stock-for-stock merger at a fixed exchange ratio of 0.62 shares of Albertson's Common Stock for each outstanding share of ASC Common Stock, conditioned, among other things, upon the granting of an option by ASC to Albertson's for the purchase under certain circumstances of up to 19.9% of the outstanding shares of ASC Common Stock and certain termination fees. Among other things, the Albertson's Board of Directors discussed with Albertson's senior management and Albertson's advisors the status of the consolidating retail supermarket chains and retail drug store chains, the potential synergies of the transaction, financial aspects of the transaction, regulatory matters and the eligibility of the proposed transaction for pooling of interests accounting treatment. The Board of Directors of Albertson's unanimously authorized the management of Albertson's to proceed with the negotiation of definitive transaction documents with ASC subject to further Board approval.

     On July 28, 1998, the Board of Directors of ASC met to discuss the possibility of a business combination with Albertson's. At the meeting, senior management and representatives of ASC's legal and financial advisors reviewed with the ASC Board of Directors the history of past and recent contacts and discussions between ASC and third parties, including Albertson's, regarding a possible business combination with ASC, and a preliminary financial analysis of a potential business combination with Albertson's, including the potential synergies of the transaction. Mr. Lund described preliminary discussions regarding his role in the combined company that he had had with Mr. Michael. After considering these presentations, the ASC Board of Directors authorized management to pursue negotiations with Albertson's and authorized two independent directors to oversee such negotiations and to provide direction and guidance to management and ASC's advisors during the course of such negotiations.

     On July 28, 1998, Mr. Michael and Mr. Lund met to review the potential synergies and overall business rationale for a combination of Albertson's and ASC.

     Over the next several days, representatives of ASC's and Albertson's senior managements and their legal advisors met in person and by telephone to negotiate the terms of the merger agreement and related agreements. During the negotiations, Albertson's advised that it was unwilling to proceed with the transaction without provisions regarding termination fees and restrictions on the ability of ASC to solicit and engage in discussions with third parties regarding competing transactions to the Merger (unless required to do so in furtherance of the fiduciary duties of the ASC Board of Directors) and that Albertson's was also unwilling to enter into a transaction without the ASC Stock Option Agreement; however, Albertson's advised ASC that it would be prepared to enter into a transaction with reciprocal termination fees and restrictions on the ability to solicit and discuss competing transactions and with a reciprocal stock option agreement under which ASC would have the right, under certain circumstances, to purchase up to 19.9% of the outstanding shares of Albertson's Common Stock. Over the course of the negotiations, ASC's management and advisors conferred on two occasions with the two independent ASC directors who had been authorized to oversee the negotiations, and received direction on certain terms of the proposed transaction.

     On August 1, 1998, Blackstone informed Merrill Lynch that ASC had been contacted by a third party with respect to a possible stock-for-stock business combination with such third party at a value per share of ASC Common Stock higher than the implied value, based on prevailing market prices, represented by the exchange ratio of 0.62, and requested that Albertson's consider increasing the exchange ratio and eliminating certain of the impediments to a third party engaging in a transaction with ASC.

     The Albertson's Board of Directors met on the morning of August 2, 1998. Albertson's senior management and legal counsel made presentations as to the status of the negotiation of the Agreement and the Stock Option Agreements. The Albertson's Board of Directors reviewed the status of the consolidating retail supermarket chains and retail drug store chains, the
potential   synergies  of  the  transaction,
financial aspects of the transaction, regulatory matters and the eligibility of the proposed transaction for pooling of interests accounting treatment. See "Reasons for the Merger - Recommendations of the Boards of Directors - Albertson's." Senior management of Albertson's recommended to the Albertson's Board of Directors that, in view of ASC's request, the proposed exchange ratio be increased from 0.62 to 0.63. In addition, Merrill Lynch made a presentation to the Albertson's Board of Directors regarding the proposed transaction and Merrill Lynch's related valuation analyses and rendered its oral opinion (which was subsequently confirmed in writing) that, as of August 2, 1998 and subject to the matters reviewed with the Albertson's Board of Directors, the exchange ratio of 0.63 was fair from a financial point of view to Albertson's. See "- Opinions of Financial Advisors - Albertson's." Legal counsel summarized the terms of the then current drafts of the Agreement and the Stock Option Agreements. The Albertson's Board of Directors unanimously approved the Agreement and the Stock Option Agreements, including an exchange ratio of 0.63, and the transactions contemplated thereby and authorized certain officers of Albertson's to approve any final changes or additions to the documentation. Following the meeting, representatives of Albertson's contacted ASC's advisors and reported the determinations of the Albertson's Board of Directors and confirmed that Albertson's was unwilling to proceed without the ASC Stock Option Agreement and the provisions relating to termination fees and restrictions on ASC's ability to solicit and engage in discussions with third parties regarding competing transactions (unless required to do so in furtherance of the fiduciary duties of the ASC Board of Directors).

     The Board of Directors of ASC met on the evening of August 2, 1998 to consider the proposed transaction. Representatives of ASC's senior management and financial advisors reviewed with the ASC Board of Directors the history of contacts with third parties regarding a potential business combination with ASC and updated the ASC Board of Directors on the contacts and discussions since the last ASC Board of Directors meeting. Representatives of ASC's senior management and legal and financial advisors also made presentations and reviewed, among other things, the matters set forth under "Reasons for the Merger - Recommendations of the Boards of Directors - ASC," including the terms of the proposed Agreement and the Stock Option Agreements. Representatives of ASC's independent accountants reviewed with the ASC Board of Directors the principles and rules applicable to a transaction accounted for as a pooling-of-interests. Blackstone made a presentation including, among other things, a financial analysis of the proposed Merger at the exchange ratio of 0.63 and rendered its written opinion to the ASC Board of Directors to the effect that, as of August 2, 1998, the Exchange Ratio is fair to the holders of ASC Common Stock from a financial point of view. See "- Opinions of Financial Advisors
- ASC." ASC's senior management and its legal advisors reviewed certain regulatory issues with the ASC Board. The ASC Board of Directors considered the indications of interest that the Company had in the past received from third parties at higher immediate implied transaction prices (based on current stock prices) than the proposed merger with Albertson's and the timing, regulatory and other risks associated with each potential transaction. The ASC Board of Directors determined that the benefits of the proposed merger with Albertson's, including the potential for long-term stockholder value and the anticipated timing of the transaction, outweighed the advisability of seeking an alternative transaction, the terms, timing and consummation of which were not assured. After further discussion and consideration, the Board of Directors of ASC unanimously determined that the Merger is advisable, fair to and in the best interests of ASC and its stockholders and approved the Agreement and the Stock Option Agreements and the transactions contemplated thereby, including the Merger.

     Following the ASC Board of Directors meeting, Albertson's and ASC executed and delivered the Agreement and the Stock Option Agreements and publicly announced the execution of the Agreement prior to the opening of the NYSE the following morning.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

     Albertson's. The Albertson's Board of Directors believes that the terms of the Agreement are fair to and in the best interests of Albertson's. Accordingly, Albertson's Board of Directors has unanimously approved the Agreement and the Merger and recommends approval of the Stock Issuance by the stockholders of Albertson's. In reaching its determination, the Albertson's Board of Directors consulted with Albertson's management, as well as its financial and legal advisors, and considered the following material factors:

     (i) information concerning the business, earnings, operations, financial condition and prospects of Albertson's and ASC, both individually and on a combined basis, including, but not limited to, information with respect to the historic earnings performance of each of Albertson's and ASC;

     (ii) the recent and historical trading prices of ASC Common Stock and Albertson's Common Stock relative to those of other industry participants, and the potential for appreciation in the value of

               Albertson's Common Stock following the Merger resulting from opportunities for enhanced revenue growth and accelerated earnings growth of the combined company;

     (iii) the Merger provides Albertson's the opportunity to combine with a company which operates over 1,500 stores in the retail food and drug store industry;

     (iv) the addition of ASC stores provides Albertson's with stores in new markets, enables Albertson's to enter the stand-alone retail drug store business, and strengthens Albertson's presence in certain existing markets;

     (v) the opportunities for economies of scale and operating efficiencies and opportunities for profitability growth that should result from the Merger, particularly from the integration of office facilities, information systems, distribution channels, support functions and the combined purchasing power of the two companies;

     (vi) the Merger is expected to be accretive to earnings in 1999, excluding Merger related costs;

     (vii) the presentation made by Merrill Lynch at the August 2, 1998 meeting of the Albertson's Board of Directors, and the oral opinion of Merrill Lynch (which was subsequently confirmed in writing) that as of such date and based upon and subject to the matters reviewed with the Albertson's Board of Directors, the Exchange Ratio was fair from a financial point of view to Albertson's (see "--Opinions of Financial Advisors--Albertson's);

     (viii) the terms of the Agreement, including the conditions that the Merger be accounted for as a pooling of interests and that the Merger will be a tax-free reorganization for federal income tax purposes;

     (ix) the Albertson's Stock Option Agreement and the proposed termination fee to be exercisable or payable under certain circumstances, including the effect that the Albertson's Stock Option Agreement and the termination fee may have on the ability of other parties to make competing business combination proposals with respect to Albertson's;

     (x) the ASC Stock Option Agreement and the proposed termination fee to be exercisable or payable under certain circumstances, including the effect that the ASC Stock Option Agreement and the termination fee may have on the ability of other parties to make competing business combination proposals with respect to ASC;

     (xi) the expertise and experience of ASC's management in the retail food and drug store industry available to Albertson's as a resource in conducting the integration and ongoing operations of the two organizations;

     (xii) the long-term interests of Albertson's and its stockholders, as well as interests of Albertson's employees, customers, creditors, suppliers and the communities in which Albertson's operates;

     (xiii) the fact that Albertson's stockholders will continue to own approximately 59% of the combined company immediately following the Merger (based upon the shares of Albertson's Common Stock and ASC Common Stock outstanding as of August 2, 1998);

     (xiv)     the interests of certain directors and executive officers of
               Albertson's  and  ASC  in  the  Merger   described  in  "THE
               MERGER--Interests of Certain Persons in the Merger"; and

     (xv) the ability to consummate the Merger, including, in particular, the likelihood of obtaining regulatory approvals and the terms of the Agreement regarding the obligations of both companies to pursue such regulatory approvals.

     In view of the wide variety of factors considered in connection with its evaluation of the Merger, the Albertson's Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. The determination was made after consideration of all of the factors as a whole. In addition, individual members of the Albertson's Board of Directors may have given different weights to different factors.

     THE BOARD OF DIRECTORS OF ALBERTSON'S UNANIMOUSLY RECOMMENDS THAT ALBERTSON'S STOCKHOLDERS VOTE TO APPROVE THE STOCK ISSUANCE.

     ASC. The ASC Board of Directors has unanimously determined that the Merger is advisable, fair to and in the best interests of ASC and its stockholders and has approved the Agreement and the transactions contemplated thereby, including the Merger. In particular, the ASC Board of Directors believes that the Merger provides the ASC stockholders with an opportunity to receive a substantial premium for their shares of ASC Common Stock (based on prevailing market prices at the time of the action by the ASC Board of Directors approving the Agreement), and values that are in excess of what a stand-alone strategy could reasonably be expected to produce in the near term. In addition, the ASC Board of Directors believes that the Merger provides ASC stockholders an opportunity to participate, as holders of Albertson's Common Stock, in a company with strong prospects for enhanced stockholder value in the future through enhanced revenue growth and accelerated earnings growth.

     In addition to the foregoing, in reaching its decision to approve the Agreement and to recommend that ASC stockholders vote to approve and adopt the Agreement and approve the Merger, the ASC Board considered the following material factors:

     (i) current industry, economic and market conditions and trends, including that the retail drug store business has recently undergone rapid consolidation and the likelihood of continuing consolidation in the retail food and drug industry arising in part from pressures from new market entrants with lower cost structures;

     (ii) the current and historical trading prices of ASC Common Stock and Albertson's Common Stock relative to those of other industry participants, and the potential for appreciation in the value of Albertson's Common Stock following the Merger resulting from opportunities for enhanced revenue growth and accelerated earnings growth of the combined company, and the ability for ASC stockholders to participate in any such appreciation through the ownership of approximately 41% of the shares of Albertson's Common Stock (based upon the number of shares of Albertson's Common Stock and ASC Common Stock outstanding as of August 2, 1998);

     (iii) following the Merger, Albertson's will be the largest retail food and drug store company in the United States and a substantially larger enterprise than either Albertson's or ASC on a stand-alone basis. As the retail food and drug industry undergoes continued consolidation, faces competing alternative formats on a national scale and, thus comes under increasing pressure to enhance value to customers through cost effective operations, the ASC Board believes that scale will be one important contributor to overall business success, including in the areas of enhanced purchasing ability and greater volumes and efficiencies in the combined company's existing markets;

     (iv) the potential stockholder value that could be expected to be generated from the various strategic alternatives available to ASC, including the alternative of remaining independent, as well as the results of the contacts and preliminary discussions held by ASC's senior management from time to time with third parties regarding possible business combination transactions, as well as the risks and uncertainties associated with such alternatives;

     (v) the ASC Board of Directors' expectation of Albertson's financial performance following the Merger, taking into account, among other things:

               ()   the   business,   operations,    financial   condition,
                    operating results and prospects of ASC and Albertson's,

               () the potential for cost savings and other synergies that could be created by combining the respective businesses of ASC and Albertson's, and the potential initial costs that could be incurred by Albertson's to achieve such cost savings,

               () Albertson's expected post-Merger capital structure, including the expectation that Albertson's would have a higher credit rating following the Merger than ASC on a stand-alone basis, and its ability to finance future growth opportunities;

     (vi) the ability to consummate the Merger, including, in particular, the likelihood of obtaining regulatory approvals and the terms of the Agreement regarding the obligations of both companies to pursue such regulatory approvals;

     (vii) the reputation of Albertson's as one of the most admired and best managed companies in the retail food and drug industry, ASC management's belief that Albertson's and ASC have compatible business philosophies and similar corporate cultures, and the effect that these factors should have on the likelihood of realizing the expected benefits of the Merger;

     (viii) the presentation by Blackstone at the August 2, 1998 meeting of the ASC Board of Directors and the written opinion of Blackstone that, as of such date and subject to the various considerations set forth in the opinion, the Exchange Ratio is fair to the holders of ASC Common Stock from a financial point of view (see "--Opinions of Financial Advisors--ASC");

     (ix) the reciprocal expense reimbursement and termination fee provisions of the Agreement requiring ASC or Albertson's, as the case may be, to compensate the other party in certain circumstances in the event the Agreement is terminated, the no-shop provisions that restrict the ability of ASC or Albertson's to engage in discussions with respect to competing transactions and the terms of the Stock Option Agreements providing each party the right, under circumstances in which it is entitled to receive a termination fee under the Agreement, to purchase up to 19.9% of the other party's outstanding common stock, including the fact that the value of the stock option and the termination fee provisions taken as a whole are subject to a cap. The
               ASC Board of Directors also considered the effect the termination fee provisions, the no-shop provisions and Stock Option Agreements may have on the ability of other parties to make competing business combination proposals with respect to Albertson's or ASC, and Albertson's unwillingness to enter into the Agreement without such provisions;

     (x)       the  other  terms  of  the  Agreement,   including   without
               limitation, the following:

               () the Exchange Ratio of 0.63 shares of Albertson's Common Stock for each share of ASC Common Stock, and the fact that the Agreement does not contain any provisions for adjustment of the Exchange Ratio based on fluctuations in the price of Albertson's Common Stock or ASC Common Stock prior to the Merger,

               () the required approval of the stockholders of ASC and Albertson's, and

               ()   the   reciprocal   representations,    warranties   and
                    covenants contained in the Agreement;

     (xi) the social and economic effects on the employees, customers, suppliers and other constituents of ASC and its subsidiaries and on the communities in which they operate or are located;

     (xii) the interests of ASC's officers and directors in the Merger as described in "Interests of Certain Persons in the Merger";

     (xiii) its understanding that pooling of interests accounting under GAAP should be available for the Merger; and

     (xiv)     the  ability  to   consummate   the  Merger  as  a  tax-free
               reorganization under the Code.

     The foregoing discussion sets forth the material information and factors considered by the ASC Board of Directors in its consideration of the Merger. In view of the variety of factors considered, the ASC Board of Directors did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The determination was made after consideration of all of the factors as a whole. In addition, individual members of the ASC Board of Directors may have given different weights to different factors.

     THE BOARD OF DIRECTORS OF ASC UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF ASC VOTE FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND THE APPROVAL OF THE MERGER.

OPINIONS OF FINANCIAL ADVISORS

   ALBERTSON'S

     In July 1998, Albertson's engaged Merrill Lynch to act as its exclusive financial advisor in connection with the Merger. At a meeting of the Albertson's Board of Directors held on August 2, 1998, at which the Albertson's Board of Directors considered the Merger and approved the Agreement and the Merger, Merrill Lynch rendered its oral opinion (which was subsequently confirmed in writing) that, as of such date and based upon and subject to the matters reviewed with the Albertson's Board of Directors, the Exchange Ratio was fair from a financial point of view to Albertson's.

     The full text of the Merrill Lynch Opinion is attached hereto as Appendix D and is incorporated herein by reference. The description of the Merrill Lynch Opinion set forth herein is qualified in its entirety by reference to the full text of the Merrill Lynch Opinion set forth in Appendix D. Albertson's stockholders are urged to read the Merrill Lynch Opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Merrill Lynch in connection therewith.

     THE MERRILL LYNCH OPINION IS DIRECTED TO THE ALBERTSON'S BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE EXCHANGE RATIO TO ALBERTSON'S. IT DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY ALBERTSON'S TO ENGAGE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY ALBERTSON'S STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE ON THE MERGER AT ANY MEETING OF ALBERTSON'S STOCKHOLDERS HELD FOR THE PURPOSE OF CONSIDERING THE MERGER.

     In arriving at the Merrill Lynch Opinion, Merrill Lynch, among other things, (1) reviewed certain publicly available business and financial information relating to ASC and Albertson's that Merrill Lynch deemed to be relevant; (2) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of ASC and Albertson's, furnished to Merrill Lynch by ASC and Albertson's, respectively, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Merger (the "Expected Synergies") furnished to Merrill Lynch by Albertson's following discussions with ASC; (3) conducted discussions with members of senior management and representatives of ASC and Albertson's concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Expected Synergies; (4) reviewed the market prices and valuation multiples for ASC Common Stock and Albertson's Common Stock and compared them with those of certain publicly-traded companies that Merrill Lynch deemed to be relevant; (5) reviewed the results of operations of ASC and Albertson's and compared them with those of certain publicly-traded companies that Merrill Lynch deemed to be relevant; (6) compared the proposed financial terms of the Merger with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant; (7) participated in certain discussions and negotiations among representatives of ASC and Albertson's and their financial and legal advisors; (8) reviewed the potential pro forma impact of the Merger; (9) reviewed a draft dated July 31, 1998 of the Agreement; (10) reviewed drafts dated July 31, 1998 of the Albertson's Stock Option Agreement and the ASC Stock Option Agreement; and (11) reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

     In preparing the Merrill Lynch Opinion, Merrill Lynch assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it by ASC or Albertson's, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying such information or undertake an independent evaluation or appraisal of any of the assets or liabilities of ASC or Albertson's nor was it furnished any such evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of ASC or Albertson's. With respect to the financial forecasts furnished to or discussed with Merrill Lynch by ASC or Albertson's and the information regarding the Expected Synergies furnished to and discussed with Merrill Lynch by Albertson's, Merrill Lynch assumed that they had been reasonably prepared and reflected the best currently available estimates and judgment of the management of ASC or Albertson's, as the case may be, as to the expected future performance of ASC or Albertson's and the Expected Synergies. In addition, Merrill Lynch assumed that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. Merrill Lynch also assumed that, in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger. Merrill Lynch also assumed that the Agreement and the Stock Option Agreements would be substantially similar to the last drafts of such documents reviewed by Merrill Lynch. The Merrill Lynch opinion was necessarily based on economic, market and other conditions as they existed and could be evaluated on, and the information made available to Merrill Lynch as of August 2, 1998.

     In connection with rendering the Merrill Lynch Opinion, Merrill Lynch performed a variety of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to a partial analysis or summary description. Accordingly, notwithstanding the separate analyses summarized below, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of the analyses and factors considered by it, without considering all such analyses and factors, or attempting to ascribe relative weights to some or all such analyses and factors, could create an incomplete view of the evaluation process underlying the Merrill Lynch Opinion.

     In performing its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Albertson's or ASC. The analyses performed by Merrill Lynch are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Merrill Lynch did not assign any specific weight to any of the analyses described below and did not draw any specific conclusions from or with regard to any one method of analysis. With respect to the analysis of selected comparable companies and the analysis of selected recent food retail and drug retail merger transactions summarized below, no public company utilized as a comparison is identical to Albertson's or ASC and no transaction is identical to the Merger. Accordingly, an analysis of publicly-traded comparable companies and comparable business combinations is not mathematical; rather, it involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or announced merger transaction values, as the case may be, of Albertson's, ASC and the companies to which they were compared. The analyses do not purport to be appraisals or to reflect the prices at which ASC might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, the Merrill Lynch Opinion was just one of many factors taken into consideration by the Albertson's Board of Directors.

     The following is a summary of the analyses presented by Merrill Lynch to the Albertson's Board of Directors in connection with the Merrill Lynch Opinion.

     Summary of Proposal. Merrill Lynch reviewed the terms of the Merger, including the Exchange Ratio, the offer value and the implied aggregate transaction value. Based on the closing price of Albertson's Common Stock on July 31, 1998, of $48.00, Merrill Lynch calculated an implied offer price per share of ASC of $30.24, representing a 30.4% premium to the closing price of ASC Common Stock on July 31, 1998, an implied offer value of $8.465 billion, and an implied aggregate transaction value of approximately $11.833 billion. Based on the implied transaction value and implied offer value, Merrill Lynch calculated (1) the transaction value as a multiple of (a) latest twelve months ("LTM") revenues, (b) LTM earnings before interest, taxes, depreciation and amortization ("EBITDA"), (c) LTM earnings before interest and taxes ("EBIT") and (d) projected 1998 EBITDA (based on ASC management projections), and (2) the offer value as a multiple of 1998 net income and 1999 net income (based, in each case, on ASC management projections). This analysis yielded multiples of (1) transaction value to (a) LTM revenues of 0.61x, (b) LTM EBITDA of 9.4x, (c) LTM EBIT of 15.3x and (d) projected 1998 EBITDA of 8.5x, and (2) offer value to (a) projected 1998 net income of 23.4x and (b) projected 1999 net income of 19.7x.

     Public Market Comparables-ASC/Albertson's. Merrill Lynch compared selected operating and stock market results of ASC and Albertson's to the publicly available corresponding data of certain other retailers that Merrill Lynch deemed to be relevant. Such retailers comprised Food Lion Inc., Fred Meyer Inc., Great Atlantic & Pacific Tea Co. Inc., Kroger Co., Safeway Inc. and Winn-Dixie Stores Inc. (the "Multi-Regional Food Retailers") and CVS Corp., Rite Aid Corp. and Walgreen Co. (the "Large Drug Retailers" and, together with the Multi-Regional Food Retailers, the "Public Market Comparables"). With respect to Albertson's, ASC and each Public Market Comparable, Merrill Lynch calculated the ratio of (1) market capitalization (defined as market value plus the liquidation value of preferred equity (including redeemable preferred stock) plus debt plus minority interests less cash) to (a) LTM EBITDA and (b) 1998 estimated EBITDA (based on Wall Street estimates), and (2) market price as of July 31, 1998 to (a) 1998 estimated earnings per share ("EPS") (based on the most recent First Call reports) and (b) 1999 estimated EPS (based on the most recent First Call reports). For Multi-Regional Food Retailers, the analysis yielded multiples of (1) market capitalization to (a) LTM EBITDA ranging from 4.9x to 13.9x and (b) 1998 estimated EBITDA ranging from 4.6x to 12.9x, and (2) per share price as of July 31, 1998 to (a) 1998 estimated EPS ranging from 18.1x to 29.5x and (b) 1999 estimated EPS ranging from 13.1x to 25.4x. For Drug Retailers, the analysis yielded multiples of (1) market capitalization to (a) LTM EBITDA ranging from 13.3x to 22.5x and (b)

1998 estimated EBITDA ranging from 11.5x to 21.0x, and (2) per share price as of July 31, 1998 to (a) 1998 estimated EPS ranging from 28.0x to 41.5x and (b) 1999 estimated EPS ranging from 23.7x to 34.6x. Merrill Lynch applied these multiple ranges to the corresponding financial data and estimates of future financial performance of ASC and Albertson's and, in the case of the EBITDA calculation, subtracted net debt as of May 2, 1998 for ASC and net debt as of April 30, 1998 for Albertson's. This analysis resulted in a valuation range, on a fully diluted basis, of (a) $30.25 to $40.25 per share of ASC Common Stock, and (b) $44.25 to $55.75 per share of Albertson's Common Stock.

     Selected Comparable Transactions-ASC. Merrill Lynch also reviewed certain publicly available information on transactions in the food retail industry with a value greater than $1.5 billion, all of which were announced between April 1996 and May 1998. Such transactions (the "Selected Food Transactions") were the acquisition of Vons Companies Inc. by Safeway Inc., the acquisition of Ralph's Grocery Co. by Fred Meyer Inc., the acquisition of Stop & Shop Companies Inc. by Koninklijke Ahold NV, the acquisition of Giant Food Inc. by Koninklijke Ahold NV, the acquisition of Smith's Food & Drug Centers, Inc. by Fred Meyer Inc. and the acquisition of Quality Food Centers Inc. by Fred Meyer Inc. An analysis of the ratio of the transaction value (defined as offer value plus the liquidation value of preferred equity (including redeemable preferred stock) plus debt less cash and exercisable option proceeds) of the Selected Food Transactions to LTM EBITDA, EBIT and sales yielded multiple ranges of 7.2x to 12.5x, 11.4x to 13.7x and 0.50x to 0.81x, respectively. Merrill Lynch also reviewed certain publicly available information on certain transactions in the drug retail industry with a value greater than $1.0 billion, all of which were announced between November 1995 and February 1998. Such transactions (the "Selected Drug Transactions") were the acquisition of Eckerd Corp. by J.C. Penney & Co. Inc., the acquisition of Revco D.S., Inc. by Rite Aid Corp., the acquisition of Thrifty Payless Inc. by Rite Aid Corp. and the acquisition of Arbor Drugs Inc. by CVS Corp. An analysis of the ratio of the transaction value (defined as offer value plus preferred equity at liquidation value (including redeemable preferred stock) plus debt less cash and exercisable option proceeds) of the Selected Drug Transactions to LTM EBITDA, EBIT and Sales yielded multiple ranges of 8.5x to 17.2x, 13.2x to 22.0x and 0.48x to 1.26x, respectively. Applying the multiple ranges from the Selected Food Transactions and the Selected Drug Transactions to the corresponding financial data for ASC resulted in a valuation range of $28.75 to $38.00 per share of ASC Common Stock on a fully diluted basis.

     Discounted Cash Flow Analysis of ASC. Merrill Lynch performed a discounted cash flow analysis of ASC on a stand-alone basis, based upon estimates of projected financial performance prepared by the management of ASC. Utilizing these projections, Merrill Lynch calculated a range of aggregate equity values for ASC based upon the discounted present value of the sum of (1) the projected stream of unlevered free cash flows of ASC from 1999 through 2002 and (2) the projected terminal value of ASC in 2002 calculated utilizing a range of multiples of ASC's projected EBITDA in such year and subtracted from such sum the projected net debt outstanding as of January 31, 1999. Applying discount rates ranging from 8.5% to 10.5% and terminal multiples of projected EBITDA ranging from 8.5x to 10.5x, Merrill Lynch calculated the implied equity value per share of ASC Common Stock in a range from $31.25 to $44.75 on a fully diluted basis.

     Discounted Cash Flow Analysis of Albertson's. Merrill Lynch performed a discounted cash flow analysis of Albertson's on a stand-alone basis, based upon estimates of projected financial performance prepared by the management of Albertson's. Utilizing these projections, Merrill Lynch calculated a range of aggregate equity values for Albertson's based upon the discounted present value of the sum of (1) the projected stream of unlevered free cash flows of Albertson's from 999 through 2002 and (2) the projected terminal value of Albertson's in 2002 calculated utilizing a range of multiples of Albertson's projected EBITDA in such year and subtracted from such sum the projected net debt outstanding as of January 31, 1999. Applying discount rates ranging from 8.5% to 10.5% and terminal multiples of projected EBITDA ranging from 8.5x to 10.5x, Merrill Lynch calculated the implied equity value per share of Albertson's Common Stock in a range from $48.50 to $65.25 on a fully diluted basis.

     Relative Discounted Cash Flow Analysis. Merrill Lynch utilized a discounted cash flow methodology to calculate the implied exchange ratio derived from the relative ranges of value for ASC and Albertson's based upon estimates of projected financial performance prepared by the respective managements of ASC and Albertson's. Utilizing these projections, Merrill Lynch calculated a range of aggregate equity values for ASC and Albertson's based upon the discounted present value of the sum of (1) the projected stream of unlevered free cash flows of ASC and Albertson's from 1999 through 2002 and (2) the projected terminal value of ASC and Albertson's in 2002 calculated utilizing a range of multiples of ASC's and Albertson's projected EBITDA in such year and subtracted from such sum the projected net debt outstanding as of January 31, 1999. Applying discount rates ranging from 8.5% to 10.5% and terminal multiples of projected EBITDA ranging from 8.5x to 10.5x, Merrill Lynch, derived a range of implied exchange ratios by dividing each per share value within the range for ASC Common Stock by the corresponding per share value for Albertson's Common Stock. This analysis yielded a range of exchange ratios of 0.64 to 0.69.

     Pro Forma Contribution Analysis. Merrill Lynch compared (1) the relative equity ownership interest, on a fully diluted basis and based on an Exchange Ratio of 0.63, of the stockholders of ASC and Albertson's in the pro forma combined company of 41.7% and 58.3%, respectively, with the relative contributions of each of ASC and Albertson's to the net income of the pro forma combined company for 1997 and estimated net income of the pro forma combined company for 1998 and 1999, and (2) the relative enterprise value allocation, based on net debt as of May 2, 1998 for ASC and April 30, 1998 for Albertson's and an Exchange Ratio of 0.63, between ASC and Albertson's in the pro forma combined company of 47.6% and 52.4%, respectively, with the relative contributions of each of ASC and Albertson's to (a) revenues of the pro forma combined company for 1997 and estimated revenues of the pro forma combined company for 1998 and 1999 and
(b) EBITDA of the pro forma combined company for 1997 and estimated EBITDA of the pro forma combined company for 1998 and 1999. The analysis was based on estimates prepared by the managements of ASC and Albertson's and did not reflect the impact of Expected Synergies. The analysis indicated that ASC would have contributed approximately (a) 36.6%, 38.4% and 39.5% of net income, (b) 56.6%, 55.6% and 53.4% of revenues, and (c) 50.0%, 49.4% and
48.7% of EBITDA, for 1997, 1998 and 1999, respectively.

     Pro Forma Merger Consequences Analysis. Merrill Lynch analyzed the impact of the Merger on the projected EPS of Albertson's for the period from 1999 through 2001. Such analysis was based on projections provided by the respective managements of ASC and Albertson's and an Exchange Ratio of
0.63 and assumed realization of the Expected Synergies (excluding Merger related costs). The analysis indicated that the EPS would be accretive to the Albertson's stockholders by 1.6%, 7.7% and 12.0% for 1999, 2000 and 2001, respectively.

     Merrill Lynch is a nationally recognized investment banking firm which, among other things, regularly engages in the valuation of businesses and securities, including financial institutions, in connection with mergers and acquisitions. In addition, within the past two years, Merrill Lynch has provided financial advisory services to Albertson's and ASC and has received customary fees for the rendering of such services. In the ordinary course of its securities business, Merrill Lynch and its affiliates may trade debt and/or equity securities of Albertson's or ASC for its own account and the account of its customers, and accordingly, may from time to time hold a long or short position in such securities.

     Albertson's and Merrill Lynch entered into a letter agreement dated July 30, 1998 (the "Engagement Letter"), relating to the services to be provided by Merrill Lynch in connection with the Merger. Pursuant to the Engagement Letter, Albertson's agreed to pay to Merrill Lynch (i) a fee of $1,500,000, payable upon execution of the Agreement and (ii) a fee of $15,000,000 less any amount paid to Merrill Lynch under clause (i) above, payable upon consummation of the Merger. In addition, Albertson's agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses incurred in connection with its advisory work, including the reasonable fees and disbursements of its legal counsel. Albertson's also agreed to indemnify Merrill Lynch against certain liabilities related to or arising out of the Merger, including liabilities arising under the federal securities laws.

   ASC

     At a meeting of ASC's Board of Directors held on August 2, 1998, Blackstone delivered its opinion to the ASC Board of Directors that, as of such date and subject to the various considerations set forth in the opinion, the Exchange Ratio is fair to the holders of ASC Common Stock from a financial point of view.

     The full text of the Blackstone Opinion is attached hereto as Annex E and is incorporated herein by reference. Holders of shares of ASC Common Stock are urged to, and should, read such opinion in its entirety. The Blackstone Opinion is directed only to the fairness of the Exchange Ratio to the holders of ASC Common Stock from a financial point of view and does not constitute a recommendation to any holder of ASC Common Stock as to how to vote on the Agreement and the Merger or any matter related thereto. The summary of the Blackstone Opinion as set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

     In connection with the Blackstone Opinion, Blackstone reviewed, among other things, the Agreement and the Stock Option Agreements; Annual Reports to stockholders and Annual Reports on Form 10-K of ASC and Albertson's for the three fiscal years ended on or about January 31, 1998, 1997 and 1996; Quarterly Reports on Form 10-Q of Albertson's and ASC during the three most recent fiscal years and the current fiscal year; certain other filings with the Commission made by Albertson's and ASC, including proxy statements and Current Reports on Form 8-K during the years 1996, 1997 and 1998; certain internal financial analyses and forecasts for Albertson's and ASC prepared by their respective managements; and estimates of certain operating efficiencies and cost savings expected to be achieved as a result of the Merger which were prepared jointly by the managements of Albertson's and ASC (the "Synergies"). Blackstone also held discussions with members of the senior management of ASC regarding the historical financial performance of ASC, prospects for the food and drug retailing industries, financial projections and its strategic objectives and held discussions with members of the senior management of Albertson's regarding the historical financial performance of Albertson's and financial projections. In addition, Blackstone reviewed the historical market prices and trading activity for Albertson's Common Stock and ASC Common Stock, analyzed the respective contributions of certain income statement and balance sheet items by Albertson's and ASC to the combined company, compared certain financial and stock market information for Albertson's and ASC with similar information for certain other companies the securities of which are publicly-traded, reviewed the financial terms of certain recent business combinations in the food and drug retailing industries, reviewed the pro forma effect of the Merger on Albertson's earnings per share and balance sheet, and performed such other studies and analyses which were believed by Blackstone to be relevant.

     In arriving at its opinion, Blackstone relied without assuming responsibility for independent verification upon the accuracy and completeness of all of the financial and other information reviewed by it that was publicly available, that was supplied or otherwise made available to it by Albertson's and ASC or that was otherwise reviewed by it. Blackstone further relied upon the assurances of the managements of Albertson's and ASC that they were not aware of any facts that would make such information provided by them inaccurate, incomplete or misleading. Without limiting the generality of the foregoing, Blackstone assumed that the financial forecasts prepared by Albertson's and ASC and provided to it, including without limitation, forecasts of Synergies, were reasonably determined on a basis reflecting the best currently available judgment and estimates of Albertson's and ASC as to the future financial performance of Albertson's and ASC. Blackstone expressed no view as to such financial forecasts or the assumptions on which they were based. In addition, Blackstone did not conduct a physical inspection of the properties and facilities of Albertson's or ASC, nor did it make an independent evaluation or appraisal of the assets and liabilities of Albertson's or ASC. Blackstone assumed that the Merger contemplated by the Agreement will be accounted for as a pooling-of-interests under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. The Blackstone Opinion was based upon economic, market, monetary and other conditions as they existed and could be evaluated, and the information made available to it, as of the date thereof. Furthermore, Blackstone expressed no opinion as to the prices at which Albertson's Common Stock or ASC Common Stock would trade at any time. Blackstone assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, would be imposed that would have a material adverse effect on the contemplated benefits of the Merger.

     The following is a brief summary of the analyses and examinations performed by Blackstone that were presented to the ASC Board on August 2, 1998 and were utilized by Blackstone in preparation of the Blackstone Opinion.

     Analysis of Selected Comparable Publicly Traded Companies. Blackstone reviewed and compared certain actual and estimated financial and stock market information of ASC with that of a group of comparable food retailing companies comprised of Safeway Inc., Fred Meyer Inc., Kroger Co.,
(collectively, the "Comparable Companies") as well as Albertson's. Blackstone selected the Comparable Companies based on size characteristics, cost position/profitability and growth prospects. This analysis indicated that: (i) price to earnings multiples, based on Institutional Brokers Estimate System ("IBES") mean estimates of 1998 EPS, were 18.1 and 20.4 for ASC and Albertson's, respectively, as compared to an average for the Comparable Companies of approximately 27.5 (with a range of 23.9 to 29.5),
(ii) price to earnings multiples based on IBES mean estimates of 1999 EPS were 15.8 and 18.0 for ASC and Albertson's, respectively, as compared to an average for the Comparable Companies of 22.6 (with a range of 20.9 to 25.1), (iii) price to 1998 EPS divided by IBES mean long-term growth rates was 1.5 and 1.6 for ASC and Albertson's, respectively, as compared to an average for the Comparable Companies of 1.7 (with a range of 1.6 to 1.9),
(iv) 1997 EBITDA margin was approximately 6.5% and 8.4% for ASC and Albertson's, respectively, as compared to an average for the Comparable Companies of approximately 6.9% (with a range of 5.2% to 7.9%), (v) the ratio of Total Enterprise Value ("TEV") (defined as the market value of common equity plus the liquidation value of preferred equity, the principal amount of debt and minority interest less cash and cash equivalents) to 1997 EBITDA was approximately 7.8 and 10.6 for ASC and Albertson's, respectively, as compared to an average of approximately 11.8 for the Comparable Companies (with a range of 10.2 to 13.9), (vi) the ratio of TEV to 1997 EBIT was approximately 12.4 and 15.5 for ASC and Albertson's, respectively, as compared to an average for the Comparable Companies of 17.5 (with a range of 15.6 to 18.8), (vii) the ratio of Net Debt (defined as the principal amount of debt and minority interest less cash and cash equivalents) to Total Capitalization (defined as Net Debt plus the book value of common equity plus the liquidation value of preferred equity) was approximately 59.0% and 33.9% for ASC and Albertson's, respectively, as compared to an average for the Comparable Companies of 65.7% (with a range of 59.3% to 72.0%, excluding one company with negative book equity), and (viii) the annualized three-year return to stockholders (including reinvested dividends) was approximately 19.2% and 22.1% for ASC and Albertson's, respectively, as compared to an average for the Comparable Companies of 55.1% (with a range of 43.1% to 67.3%). Blackstone noted that the 5-year projected IBES earnings growth rates of 11.9% and 12.5% for ASC and Albertson's, respectively, were lower than the range of 5-year projected IBES growth rates for the Comparable Companies of 15.3% to 17.0%.

     Net Present Value Calculation. Based on the projections prepared by ASC management, Blackstone calculated the price of ASC Common Stock at December 31, 1998, 1999 and 2000 assuming various price/earnings ratios. Assuming a constant price/earnings ratio of 18.1x (based on a July 31, 1998 share price of $23.19), the net present value of ASC's December 31, 2000 share price would be $25.76; with a price/earnings ratio of 16.7x (the five-year industry average multiple), the net present value of ASC's December 31, 2000 share price would be $23.77; and with a price/earnings ratio of 25.1x (the harmonic mean of Albertson's and the Comparable Companies current price/earning multiples), the net present value of ASC's December 31, 2000 share price would be $35.78. Assuming ASC Common Stock is exchanged for Albertson's Common Stock at the Exchange Ratio, the net present value of 0.63 shares of the December 31, 2000 share price of Albertson's Common Stock would be $33.16 with Albertson's current price/earnings ratio, $42.99 with 6.25x price/earnings multiple expansion, and $52.83 with 12.5x price/earnings multiple expansion.

     Analysis of Selected Precedent Transactions. Blackstone reviewed and analyzed selected financial, operating and stock market information relating to pending or completed merger transactions since 1996 involving food and drug retailers which were deemed by Blackstone to be comparable and relevant. The transactions analyzed by Blackstone include the food retailing combinations of Koninklijke Ahold NV/The Stop & Shop Companies, Food Lion Inc./Kash n' Karry Stores Inc., Safeway Inc./Vons Companies Inc., Fred Meyer/Smith's Food & Drug Centers, Fred Meyer/Quality Food Centers Inc., Fred Meyer/Ralphs Grocery Co, and Koninklijke Ahold NV/Giant Food Inc. and the drug retailing combinations of J.C. Penney/Fay's Inc., Revco D.S. Inc./Big B Inc., Rite Aid Corp./Thrifty Payless Holding, J.C. Penney/Eckerd Corp., CVS Corp./Revco D.S. Inc. and CVS Corp./Arbor Drugs, Inc. (pending) (collectively, the "Comparable Transactions"). Blackstone compared certain financial and market statistics for the Comparable Transactions with those for the Merger. The analysis showed that the Merger has: (i) an offer price premium of 30.4% to 39.1% (based on ASC's closing price on July 31, 1998 and either Albertson's closing prices on July 31, 1998 or Albertson's twenty-day average share price) that is among the highest for the Comparable Transactions (with a range of 8.4% to 33.0% (excluding premium of 66.3% for Big B, Inc.)); and (ii) a TEV to LTM EBITDA multiple of 9.2 as compared to a weighted harmonic mean for the Comparable Transactions of 9.7 (with a range of 6.0 to 19.6).

     Relative Contribution Analysis. Blackstone calculated and analyzed the relative contribution of ASC and Albertson's to the combined company with respect to 1997 actual and 1998-2000 forecasted: (i) revenue, (ii) EBITDA,
(iii) net income and (iv) total assets. All forecasts for this analysis were provided by the respective managements of ASC and Albertson's, and the analysis did not take into account any potential costs or Synergies as a result of, or any other effects from, the Merger. This analysis indicated that ASC would contribute to the combined company approximately: (i) 55.8% of 1998 forecasted revenue, (ii) 50.1% of 1998 forecasted EBITDA, (iii) 39.1% of 1998 forecasted net income and (iv) 59.9% of 1998 forecasted total assets. Although Blackstone considered each of the above contribution measures, it attributed relatively greater weight to 1998 forecasted net income because of ASC's larger debt load, interest payments and other non-cash charges; Albertson's greater share of owned stores as opposed to leased stores; and Blackstone's judgment that projected net income is a more appropriate indicator of relative contribution to market capitalization and stockholder value. Pro forma for the Merger, ASC stockholders would own an approximate 41.3% stake in Albertson's at the Exchange Ratio.

Blackstone also noted that, based upon the current dividend rates on ASC Common Stock and Albertson's Common Stock, ASC stockholders would receive approximately 19% higher dividends following the Merger.

     Pro Forma Merger Analysis. Blackstone analyzed the pro forma impact of the Merger on the earnings per share of Albertson's Common Stock for the fiscal years 1999 (the assumed first full fiscal year following the Merger), 2000 and 2001. Blackstone assumed the respective management forecasts for both companies, the after-tax income statement and cash flow statement contribution of the Synergies as previously described, that the Merger would be accounted for as a pooling-of-interests and that the Merger would be effected at the Exchange Ratio. The Merger is slightly accretive in 1999 (excluding Merger related costs) and substantially accretive by 2001 with respect to Albertson's earnings per share. Furthermore, the Merger analysis indicates that the Albertson's three-year (1998-2001) EPS growth rates will increase significantly. Blackstone also analyzed the pro forma impact of the Merger on the balance sheet and credit statistics of Albertson's for the fiscal years 1999, 2000 and 2001, and determined that pro forma Albertson's will have superior credit statistics than standalone ASC.

     Blackstone also analyzed the pro forma impacts of possible business combination transactions (the "Possible Combinations") between ASC and other potential strategic partners ("Third Parties"). Blackstone relied principally upon industry sources for projections for the Third Parties' operating performance as well as upon estimates of certain operating efficiencies and cost savings expected to be achieved as a result of such Possible Combinations. Blackstone also assumed that each Possible Combination would be accounted for as a pooling-of-interests. Analyses of the consequences of the Possible Combinations indicate that the Third Parties' three-year (1998-2001) EPS growth rate increases will be materially smaller than that generated by the Merger. Blackstone's analyses of the pro forma impact of the Possible Combinations on the balance sheet and credit statistics of the Third Parties for the fiscal years 1999, 2000 and 2001 indicates that the pro forma Third Parties' credit statistics would be inferior to pro forma Albertson's.

     Blackstone analyzed the pro forma impact of the Merger and the Possible Combinations on the long-term potential value to holders of ASC Common Stock. Given the aforementioned assumptions, the long-term potential value to holders of ASC Common Stock was determined to be a product of the assumed initial valuations of ASC Common Stock by the Third Parties and/or Albertson's, the EPS accretion generated by the Third Parties' and/or
Albertson's, and the potential impacts on the Third Parties and/or Albertson's long-term earnings growth rates (and the corresponding impact on the Third Parties' and/or Albertson's price/earnings multiples). The analysis indicated that the Merger should provide holders of ASC Common Stock a greater long-term potential value than the Possible Combinations.

     Other Analyses. In preparation of the Blackstone Opinion, Blackstone performed various other analyses including, but not limited to, a discounted cash flow valuation, a leveraged recapitalization analysis and a leveraged buyout analysis. As a whole, these analyses supported Blackstone's conclusion that the Exchange Ratio is fair to holders of ASC Common Stock from a financial point of view.

     The summary set forth above does not purport to be a complete description of the presentation by Blackstone to the ASC Board or the analyses performed by Blackstone in arriving at the Blackstone Opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily suited to summary description. The preparation of a fairness opinion does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires Blackstone to exercise its professional judgment--based on its experience and expertise--in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by Blackstone was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. Blackstone did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness. Rather, in reaching its conclusion, Blackstone considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole.

     The analyses were prepared solely for the purpose of Blackstone providing the Blackstone Opinion to the ASC Board as to the fairness of the Exchange Ratio from a financial point of view to holders of ASC Common Stock and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. Any estimates incorporated in the analyses performed by Blackstone are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than any such estimates. No public company utilized as a comparison is identical to ASC or

Albertson's and none of the comparable acquisition transactions or other business combinations utilized as a comparison is identical to the Merger. Accordingly, an analysis of comparable companies and comparable precedent transactions is not mathematical; rather it involves complex considerations and judgments concerning companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared. Similarly, analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of ASC and Albertson's or their respective advisors, none of ASC, Albertson's, Blackstone or any other person assumes responsibility if future results or actual values are materially different from those forecasts or assumptions.

     As  described  above,  the  Blackstone   Opinion  and  the  Blackstone
presentation to the ASC Board was only one of many factors taken into consideration by the ASC Board in making its determination to approve the Merger Agreement. In addition, the terms of the Agreement were determined through negotiations between ASC and Albertson's and were approved by the ASC Board. Although Blackstone provided advice to ASC during the course of these negotiations, the decision to enter into the Agreement and to accept the Exchange Ratio was solely that of the ASC Board.

     ASC retained Blackstone because of its experience and expertise to act as its financial advisor in connection with its evaluation of ASC's strategic alternatives. Blackstone has an internationally recognized merger and acquisition advisory business. Blackstone, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. Blackstone is familiar with ASC, having provided certain investment banking services to ASC from time to time, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Merger.

     Pursuant to a letter agreement dated April 6, 1998, ASC has agreed to pay Blackstone: (i) an engagement fee of $500,000; (ii) a success fee payable upon consummation of a transaction in an amount equal to 0.25% of the consideration (defined as the value of all cash, securities and other properties received, directly or indirectly, in connection with a transaction) involved in the transaction, against which the engagement fee will be credited; and (iii) a termination fee of $500,000 if a transaction is not consummated prior to the termination of Blackstone's engagement. In addition, ASC has agreed to reimburse Blackstone for its reasonable out-of-pocket expenses, including the fees and disbursements of its attorneys, and to indemnify Blackstone and certain related persons against certain liabilities, including certain liabilities under the federal securities laws, arising out of its engagement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the respective recommendations of the Albertson's Board of Directors and the ASC Board of Directors, the stockholders of Albertson's and ASC should be aware that, as described below, certain members of Albertson's and ASC's managements and Boards of Directors may have interests in the Merger that are different from, or in addition to, the interests of the stockholders of Albertson's and ASC generally, and that may create potential conflicts of interest. The Albertson's Board of Directors and the ASC Board of Directors have unanimously approved the Agreement and the Merger. The Albertson's Board of Directors and the ASC Board of Directors were aware of the interests of their respective directors and officers when they approved the Merger and the Agreement. Except as described below, such persons have, to the knowledge of Albertson's and ASC, no material interest in the Merger apart from those of stockholders generally.

   ASC

     Agreements with Victor L. Lund. Mr. Lund is a party to a change-of-control employment agreement and an employment agreement with ASC (collectively, the "Employment Agreements"). In addition, Mr. Lund, ASC and Albertson's have entered into a Termination and Consulting Agreement (the "Consulting Agreement").

     The Consulting Agreement provides that Mr. Lund will be nominated to the Board of Directors of Albertson's for a term or terms extending until the third annual meeting of Albertson's following the Merger, and that while he is a member of such board, he will serve as its Vice Chairman. Mr. Lund has also agreed to provide specified consulting services of up to 1,000 hours to Albertson's and ASC for one year following the termination of his employment, for a fee of $850,000. Similar to the Employment Agreements, the Consulting Agreement will provide Mr. Lund and his wife with certain lifetime health coverage benefits, with additional cash payments if necessary to make them whole for any taxes imposed on such benefits. Instead of providing office space and operating services through October 31, 2012, as required by the Employment Agreements, ASC has agreed to pay Mr. Lund $39,000 per year (adjusted for inflation) and will provide specified secretarial services through that date, or until his earlier death. Upon termination of his employment, Mr. Lund will receive title to his company-owned vehicle. During the one-year consulting term, Mr. Lund will receive fringe benefits (including expense reimbursement and transportation) consistent with the fringe benefits provided to him immediately before the Effective Time. Upon Mr. Lund's permanent disability or death, he or his estate, as applicable, will receive a lump sum payment of the consulting fee for the remainder of the one-year consulting term. Upon a termination of his consulting services for "cause," no further payments would be made.

     Mr. Lund will be subject to a noncompetition covenant while serving as a consultant or member of the Albertson's Board of Directors, and to a confidentiality covenant. ASC and Albertson's will indemnify Mr. Lund with respect to his consulting services. As provided under the Employment Agreements, Mr. Lund would be entitled to an additional payment for any excise tax on excess parachute payments to which he may be subject. Albertson's has agreed to guarantee all payments and benefits under the Consulting Agreement.

     The Consulting Agreement also acknowledges that the consummation of the Merger will permit Mr. Lund to terminate his employment and receive the severance benefits called for by the Employment Agreements. The Consulting Agreement acknowledges that upon the termination of his employment after the Merger, he will receive a cash lump sum payment equal to the sum of (i) his base salary to the extent not theretofore paid; (ii) pro-rata bonuses for the year of termination; (iii) three times his base salary and bonus amount (approximately $4.3 million); and (iv) a lump sum payment of the present value of his "Special Long-Range Retirement Plan" (the "SLRRP") benefit, which will have vested in full upon consummation of the Merger (approximately $10.7 million).

     Change-of-Control Employment Agreements. The other twelve executive officers of ASC also have change-of-control employment agreements with ASC. Under these agreements, severance is payable upon a termination of employment by the Company without cause or by the executive for good reason or, in the case of ten of the executive officers, by the executive during the 30-day window period beginning on the first anniversary of the Effective Time. Severance consists of: (i) base salary through the date of termination and pro rata bonuses for the year of termination; (ii) a lump sum payment of three times (two times for two of the executive officers) the executive's base salary and bonus amount (approximately $15.3 million for such executive officers in the aggregate); and (iii) continued welfare benefits (other than disability coverage) for three years (two years for two of the executive officers). In addition, ASC is obligated to make an additional payment, to the extent necessary, to make the executive whole for any excise tax on excess parachute payments.

     Eight of the executive officers of ASC are parties to employment agreements in addition to their change-of-control employment agreements. The employment agreements provide each of such executives with a SLRRP benefit which is generally calculated as a percentage of the executive's average base salary plus target bonuses for the two years prior to termination of employment and which regularly vests over a ten year period but which vests in full upon the occurrence of events that would permit the executive to terminate his or her employment for "good reason" following a change of control, upon a termination of employment without cause or because of ASC's breach of a material provision of the employment agreement. The SLRRP benefit is the only provision of the employment agreements that is not superseded by the change-of-control employment agreements. Upon termination of an executive's employment, his or her SLRRP benefit will be funded through an irrevocable grantor trust. Assuming that the employment of all eight executive officers were terminated effective January 31, 1999, under circumstances entitling them to full vesting, they would be entitled to receive twenty annual payments in amounts ranging from $93,606 to $326,250, commencing when they attain age 57. The annual payments that would be made to those executive officers of ASC who are named in the ASC Proxy Statement as the five most-highly compensated executive officers (other than Mr. Lund) for fiscal year 1997 ("Named Executive Officers") are as follows: Teresa Beck ($185,625), David L. Maher ($326,250), Edward J. McManus ($0), and Martin A. Scholtens ($225,000).

     ASC Supplemental Executive Retirement Plan. The ASC Supplemental Executive Retirement Plan ("SERP") allows participants, including the executive officers, to elect whether to receive a lump sum payout of their vested account balances upon a change of control, or to receive payments in accordance with the normal provisions of the SERP. Seven executive officers of ASC have elected to receive such a lump sum payment, including two Named Executive Officers of ASC (other than Mr. Lund) as follows: Edward J. McManus ($220,463) and Martin A. Scholtens ($1,980,444). The account balances as of August 26, 1998 for all seven executive officers electing lump sum payment aggregate $3,981,594.

     Acceleration of Stock Options and Restricted Stock. All options and certain shares of restricted stock with respect to ASC Common Stock granted under ASC's 1997 Stock Option and Stock Award Plan (other than any options as to which the optionholder has not satisfied the stock ownership requirements under the "key executive equity program"), 1989 Stock Option and Stock Award Plan and 1985 Stock Option and Stock Award Plan, except to the extent otherwise specified by the Committee at the time of grant, are automatically vested upon a change of control. As a result, all options and restricted stock held by directors and executive officers will vest upon stockholder approval of the Merger or, for options granted under the 1997 plan, upon the later of stockholder approval or regulatory approval of the Merger. All such options will be converted at the Effective Time, into options to acquire shares of Albertson's Common Stock (see "THE AGREEMENT--The Merger"). In addition, option holders have the right (an "LSAR"), during the 60-day period from and after the occurrence of a change of control, to surrender all or part of their options (whether vested or not) in exchange for stock having a value equal to the excess of the change of control price (as defined) over the exercise price. (For these purposes, the change of control price will be the higher of the highest reported sales price during the 60-day period ending on the date of accelerated vesting or the price paid to stockholders in the change of control.)

     New Directors of Albertson's. Pursuant to the Agreement, five of the current ASC directors will be appointed to the Albertson's Board of Directors at the Effective Time. See "MANAGEMENT AND OPERATIONS AFTER THE MERGER."

   ALBERTSON'S

     Albertson's Deferred Compensation Plans. Under the Albertson's Executive Deferred Compensation Plan, the Albertson's Senior Executive Deferred Compensation Plan, the Albertson's 1990 Deferred Compensation Plan and the Albertson's Non-Employee Directors' Deferred Compensation Plan (collectively, the "Albertson's Deferred Compensation Plans"), certain key executives and non-employee directors of Albertson's may defer a portion of their current compensation, which deferred amounts accrue interest until distributed. Amounts deferred under the Albertson's Deferred Compensation Plans accrue interest at the monthly Corporate Bond Yield Average with respect to average corporations as determined from the Moody's Bond Record published by Moody's Investor's Service, Inc. (the "Moody's Average"), except when benefits are paid upon death, retirement (under two of the plans), disability prior to termination of employment or termination of employment following a change of control (collectively, "Certain Events"). In the case of such Certain Events, deferred amounts accrue interest at a rate equal to the Moody's Average plus 3% or 4%, depending on the plan. The consummation of the Merger constitutes a change of control pursuant to the Albertson's Deferred Compensation Plans so that deferred amounts for employees and non-employee directors at the Effective Time will accrue interest at the Moody's Average plus 3% or 4% under all circumstances.

     Albertson's Stock Option Plans. Upon and after consummation of a change of control of Albertson's (which as defined would include consummation of the Merger), all options to purchase shares of Albertson's Common Stock granted under the Albertson's 1986 Nonqualified Stock Option Plan after December, 1989 and all options to purchase shares of Albertson's Common Stock granted under the Albertson's 1995 Stock-Based Incentive Plan will become immediately exercisable.

ACCOUNTING TREATMENT

     Albertson's and ASC believe that the Merger will qualify as a pooling of interests for accounting and financial reporting purposes. Under this method of accounting, the assets and liabilities of Albertson's and ASC will be combined based on the respective carrying values of the accounts in the historical financial statements of each entity. Results of operations of the combined company will include income of Albertson's and ASC for the entire fiscal period in which the combination occurs and the historical results of operations of the separate companies for fiscal years prior to the Merger will be combined and reported as the results of operations of the combined company.

     Albertson's [has] received a letter from ASC's independent public accountants, dated as of the date the Registration Statement became effective, stating that such accountants are not aware of any conditions that exist that would preclude ASC's ability to be a party to a business combination to be accounted for as a pooling of interests, and ASC [has] received a letter from Albertson's independent public accountants, dated as of the date the Registration Statement became effective, stating that accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable Commission rules and regulations is appropriate if the Merger is closed and consummated as contemplated by the Agreement, subject to the consummation of the sale of

Albertson's Common Stock (if necessary) referred to in the next paragraph. Each of the accountants' letters [is] based on representations of management and [does] not address any matters occurring subsequent to the date of such letters. Consummation of the Merger is conditioned upon the receipt by each of Albertson's and ASC of a second letter from the other party's independent public accountants, dated as of the Closing Date, reaffirming the statements made in the letters issued as of the effective date of the Registration Statement. See "THE AGREEMENT--Conditions" and "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION." Certain events, including certain transactions with respect to ASC Common Stock or Albertson's Common Stock by affiliates of ASC or Albertson's, respectively, may prevent the Merger from qualifying as a pooling of interests. See "--Resale Restrictions."

     Albertson's intends, if required in order to permit the Merger to qualify as a pooling of interests, to sell up to [300,000] shares of Albertson's Common Stock prior to the Effective Time.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The income tax discussion set forth in this section describes the material U.S. federal income tax consequences of the Merger under currently applicable law based upon the Code, applicable Treasury Regulations thereunder and administrative rulings and judicial authority as of the date hereof. All of the foregoing are subject to change, possibly retroactively, and any such change could affect the continuing validity of the discussion. The discussion is based upon (i) certain representations of Albertson's and ASC contained in certificates signed by appropriate officers of Albertson's and ASC and (ii) the assumption that the Merger will be consummated in accordance with the terms of the Agreement. The discussion assumes that ASC stockholders hold their shares of ASC Common Stock as a capital asset, and does not address the tax consequences that may be relevant to a particular stockholder subject to special treatment under certain federal income tax laws, such as dealers in securities, banks, insurance companies, tax-exempt organizations, non-United States persons and stockholders who acquired shares of ASC Common Stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan. The discussion also does not address any consequences arising under the laws of any state, locality or foreign jurisdiction. No rulings have been or will be sought from the Internal Revenue Service with respect to any matters relating to the Merger.

     Based on certain assumptions and upon representations and assumptions contained in certificates signed by appropriate officers of Albertson's and ASC, which assumptions and representations have been made as of the date of the Registration Statement, it is the opinion of each of Fried, Frank, Harris, Shriver & Jacobson and Wachtell, Lipton, Rosen & Katz that:

     (a) No gain or loss will be recognized by Albertson's, ASC or Merger Sub as a result of the Merger; and

     (b) No gain or loss will be recognized by the stockholders of ASC who exchange their ASC Common Stock solely for Albertson's Common Stock pursuant to the Merger (except with respect to cash received in lieu of any fractional share interest in Albertson's Common Stock).

     In addition, the Merger will have the following U.S. federal income tax consequences:

     (i) The tax basis of the Albertson's Common Stock received by ASC Stockholders who exchange all of their ASC Common Stock for Albertson's Common Stock in the Merger will be the same as the tax basis of the ASC Common Stock surrendered in exchange therefor (reduced by any amount allocable to any fractional share interest for which cash is received);

     (ii) The holding period of the shares of Albertson's Common Stock received will include the holding period of shares of ASC Common Stock surrendered in exchange therefor; and

     (iii)A holder of shares of ASC Common Stock that receives cash in lieu of a fractional share interest in Albertson's Common Stock in the Merger will be treated as having received such cash amount in exchange for a fractional share interest in Albertson's Common Stock. Such a holder will recognize gain or loss as a result of such exchange in an amount equal to the cash received for the fractional share of Albertson's Common Stock reduced by the portion of the holder's tax basis in shares of ASC Common Stock surrendered that is allocable to the fractional share interest in Albertson's Common Stock. Such gain or loss will be capital gain or loss, provided that the Albertson's Common Stock is held as a capital asset at the Effective Time and will be long-term capital gain or loss if the holder's holding period in the fractional share interest for federal income tax purposes is more than one year.

     It is a condition to the Merger that Albertson's and ASC each receive a tax opinion that the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code. Such opinions will be based upon updated representations of Albertson's and ASC contained in certificates signed by appropriate officers of Albertson's and ASC to be delivered at the Effective Time. The tax opinion cannot be relied upon if any of such factual assumptions or representations is, or later becomes, inaccurate. No ruling from the Internal Revenue Service concerning the tax consequences of the Merger has been requested, and the tax opinion will not be binding upon the Internal Revenue Service or the courts. If the Merger is consummated, and it is later determined that the Merger did not qualify as a tax-free reorganization, a stockholder of ASC will recognize taxable gain or loss in the Merger equal to the difference between the fair market value of the Albertson's Common Stock received at the time of the Merger and such stockholder's basis in the ASC Common Stock exchanged therefore.

     Any cash payments to which a stockholder of ASC is entitled pursuant to the Merger will be subject to backup withholding at a rate of 31% unless either (i) the stockholder or payee provides its taxpayer identification number (social security or employer identification number) and certifies that such number is correct or (ii) an exemption from backup withholding applies under the applicable law and regulations.

     THE PRECEDING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS OF THE MERGER. EACH ASC STOCKHOLDER IS ADVISED TO CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

REGULATORY MATTERS

     Under the HSR Act and the rules promulgated thereunder by the FTC, the Merger cannot be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and specified waiting period requirements have been satisfied. ASC and Albertson's filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on August 31, 1998 and September 1, 1998, respectively. Unless additional information and documentary material is requested by the FTC or the Antitrust Division, the waiting period will expire on October 1, 1998. However, if a request from the FTC or the Antitrust Division for additional information and documentary material is received on or prior to that date, the waiting period will not terminate until 20 days after Albertson's and ASC have "substantially complied" (as such term is defined under the HSR Act) with each such request unless the FTC or the Antitrust Division terminates the waiting period earlier. Consequently, there can be no assurance that the consummation of the Merger will not be delayed by reason of the HSR Act. At any time before or after consummation of the Merger, the Antitrust Division, the FTC, a state governmental authority or a private person or entity could seek under the antitrust laws, among other things, to enjoin the Merger or to cause Albertson's to divest, in whole or in part, any of its assets or businesses (including assets and businesses of ASC). There can be no assurance that a challenge to the Merger will not be made or that, if such a challenge is made, Albertson's will prevail. The obligations of Albertson's and ASC to consummate the Merger are subject to the condition that there be no order, decree or injunction of any court of competent jurisdiction that prohibits the consummation of the Merger. See "THE AGREEMENT--Best Efforts" for a description of the obligations of Albertson's and ASC to seek regulatory approvals.

NO APPRAISAL RIGHTS

     No holder of Albertson's Common Stock or ASC Common Stock will have any dissenters' rights in connection with, or as a result of, the matters to be acted upon at the Albertson's Special Meeting or ASC Special Meeting, as applicable.

RESALE RESTRICTIONS

     All shares of Albertson's Common Stock received by ASC stockholders in the Merger will be freely transferable, except that shares of Albertson's Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of ASC at the time of the ASC Special Meeting may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of Albertson's) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of ASC or Albertson's generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. The Agreement requires ASC to use its reasonable best efforts to cause each of its affiliates to execute a written agreement to comply with the foregoing requirements. In order for the Merger to qualify for pooling-of-interests treatment, an affiliate of either Albertson's or ASC may not sell, transfer or dispose (subject to certain de minimis exceptions), or in any other way reduce said affiliate's risk relative to, shares of Albertson's Common Stock and shares of ASC Common Stock (as the case may be) during the period beginning 30 days prior to the Effective Time and ending at such time as Albertson's publishes results covering at least 30 days of combined operations of Albertson's and ASC. The Agreement requires Albertson's and ASC to use their reasonable best efforts to cause each of their respective affiliates to execute a written agreement to comply with the foregoing requirements. Under the terms of the Agreement, certificates surrendered for exchange by any affiliate of ASC will not be exchanged for shares of Albertson's Common Stock until Albertson's has received these agreements from the affiliate of ASC. See "--Accounting Treatment."

                               THE AGREEMENT

     The following is a summary of certain provisions of the Agreement, a copy of which is attached as Appendix A to this Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Agreement. Any capitalized terms not otherwise defined herein have the meanings as defined in the Agreement.

THE MERGER

     Pursuant to the Agreement, subject to the terms and conditions thereof, at the Effective Time, Merger Sub will be merged with and into ASC. As a result, ASC will become a wholly owned subsidiary of Albertson's. The Merger will have the effects specified in the Delaware General Corporation Law (the "DGCL").

     Upon the satisfaction or waiver of all conditions to the Merger, and provided that the Agreement has not been terminated or abandoned, Albertson's and ASC will cause a Certificate of Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL.

     As a result of the Merger and without any action on the part of the holders thereof, each share of ASC Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.63 shares of Albertson's Common Stock (with cash paid in lieu of any fractional shares) and will cease to be outstanding and will be cancelled and retired. Each holder of a certificate representing any such shares of ASC Common Stock (the "ASC Stock Certificate") will thereafter cease to have any rights with respect to such shares of ASC Common Stock, except for the right to receive, without interest, shares of Albertson's Common Stock and cash in lieu of any fractional share of Albertson's Common Stock (as described in "--Exchange Procedures") upon the surrender of such ASC Stock Certificate. Each share of ASC Common Stock held in ASC's treasury or by Albertson's or any of its or ASC's subsidiaries at the Effective Time will cease to be outstanding and will be cancelled and retired without payment of any consideration therefor. ASC will take all action necessary with respect to the options to purchase ASC Common Stock that are outstanding immediately prior to the Effective Time to entitle the holder thereof to acquire upon exercise of the option that number of shares of Albertson's Common Stock equal to the product of (x) the number of shares of ASC Common Stock subject to such option immediately prior to the Effective Time and (y) the Exchange Ratio, at an exercise price equal to
(x) the exercise price per share of ASC Common Stock immediately prior to the Effective Time divided by (y) the Exchange Ratio.

THE EFFECTIVE TIME

     The Merger will become effective upon (i) the filing of a Certificate of Merger relating thereto with the Secretary of State of the State of Delaware, or (ii) upon such later time as may be agreed upon by the parties and specified in the Certificate of Merger. The Agreement provides that the parties thereto will cause the Certificate of Merger to be filed on the second business day after the satisfaction or waiver of all conditions set forth in the Agreement. It is expected that the Merger will be consummated in early 1999, although there can be no assurance as to when, or if, all the conditions to consummation of the Merger will be satisfied or waived. See "--Conditions."

EXCHANGE PROCEDURES

     Promptly after the Effective Time, the Exchange Agent will mail to each person who was, at the Effective Time, a holder of record of shares of ASC Common Stock, a letter of transmittal to be used by such holder in forwarding his or her ASC Stock Certificates, and instructions for effecting the surrender of the ASC Stock Certificates in exchange for certificates representing a whole number of shares of Albertson's Common Stock (the "Albertson's Stock Certificates"). Upon surrender to the Exchange Agent of an ASC Stock Certificate for cancellation, together with such letter of transmittal, the holder of such ASC Stock Certificate will be entitled to receive an Albertson's Stock Certificate, cash in lieu of any fractional share of Albertson's Common Stock (as described below) and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the ASC Stock Certificate surrendered, and the ASC Stock Certificate so surrendered will be cancelled. ASC STOCKHOLDERS SHOULD NOT SEND IN THEIR ASC STOCK CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.

     No fractional shares of Albertson's Common Stock will be issued and any holder of shares of ASC Common Stock entitled under the Agreement to receive a fractional share will be entitled to receive only a cash payment in lieu thereof, which payment will be in an amount equal to the product of the closing price of a share of Albertson's Common Stock on the NYSE Composite Tape on the trading day immediately prior to the Closing Date, multiplied by the fractional percentage of a share of Albertson's Common Stock to which such holder would otherwise be entitled.

     No dividends on shares of Albertson's Common Stock will be paid with respect to any shares of Albertson's Common Stock represented by an ASC Stock Certificate until such ASC Stock Certificate is surrendered for exchange as provided in the Agreement. Subject to the effect of applicable laws, following surrender of any such ASC Stock Certificate, there will be delivered to the holder of such certificate, an Albertson's Stock Certificate issued in exchange therefor plus (i) at the time of such surrender, the amount of any dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the shares of Albertson's Common Stock represented by such Albertson's Stock Certificate and not paid, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender thereof and a payment date subsequent to surrender thereof with respect to such shares of Albertson's Common Stock, in each case less the amount of any withholding taxes which may be required thereon.

     After the Effective Time, there will be no transfers on the transfer books of ASC of shares of ASC Common Stock which were outstanding immediately prior to the Effective Time.

     Any portion of the monies from which cash payments in lieu of fractional interests in shares of Albertson's Common Stock will be made (including the proceeds of any investments thereof) and any shares of Albertson's Common Stock that are unclaimed by the former stockholders of ASC one year after the Effective Time will be delivered to Albertson's. Any former stockholders of ASC who have not theretofore complied with the exchange procedures in the Agreement may thereafter look only to Albertson's for payment of shares of Albertson's Common Stock, cash in lieu of any fractional shares, and any unpaid dividends and distributions on shares of Albertson's Common Stock, deliverable in respect of each such unsurrendered ASC Stock Certificate. Notwithstanding the foregoing, none of ASC, Albertson's, the Exchange Agent or any other person will be liable to any former holder of shares of ASC Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     No interest will be paid or accrued on cash in lieu of any fractional shares and unpaid dividends and distributions, if any, which will be paid upon surrender of the ASC Stock Certificates.

     In the event that any ASC Stock Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such ASC Stock Certificate to be lost, stolen or destroyed and, if required by Albertson's, the posting by such person of a bond in such reasonable amount as Albertson's may direct as indemnity against any claim that may be made against it with respect to such ASC Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed ASC Stock Certificate the shares of Albertson's Common Stock, cash in lieu of any fractional share, and any unpaid dividends and distributions on shares of Albertson's Common Stock, as described above.

REPRESENTATIONS AND WARRANTIES

     The Agreement contains various representations and warranties relating to, among other things: (a) the due organization, power and standing of ASC and Albertson's and similar corporate matters; (b) the authorization, execution, delivery and enforceability of the Agreement; (c) the capital structure of ASC and Albertson's; (d) subsidiaries of ASC and Albertson's;
(e) conflicts under charters or bylaws, violations of any instruments or law and required consents or approvals; (f) certain documents filed by each of ASC and Albertson's with the Commission and the accuracy of information contained therein; (g) litigation and liabilities; (h) conduct of business in the ordinary course and the absence of certain changes or material adverse effects; (i) tax matters; (j) retirement and other employee benefit plans of ASC and Albertson's; (k) labor matters; (l) qualification for "pooling of interests" accounting treatment; (m) brokers' and finders' fees with respect to the Merger; (n) receipt of fairness opinions; (o) ownership of the capital stock of the other company; (p) compliance with law; (q) environmental matters; (r) intellectual property; (s) insurance; (t) contracts and commitments; and (u) with respect to Albertson's, the Rights.

CERTAIN COVENANTS

     ASC has agreed (and has agreed to cause its subsidiaries), among other things, prior to the consummation of the Merger, unless Albertson's agrees in writing or as otherwise expressly contemplated by the Agreement, to conduct its business in all material respects in the ordinary and usual course and, to the extent consistent therewith, to use its reasonable best efforts to preserve its business organization intact in all material respects, keep available the services of its officers and employees as a group (subject to changes in the ordinary course) and maintain its existing relations and goodwill with customers, suppliers, regulators, distributors, creditors, lessors, and others having business dealings with it.

     In addition, ASC has agreed that, among other things, prior to the consummation of the Merger, unless Albertson's agrees in writing or as otherwise required or permitted by the Agreement, ASC will not (i) amend the Restated Certificate of Incorporation of ASC, as amended (the "ASC Certificate"), or the Restated Bylaws of ASC (the "ASC Bylaws"), (ii) split, combine, subdivide or reclassify its outstanding shares of capital stock, (iii) declare any dividend other than regular quarterly cash dividends in amounts consistent with past practice, (iv) repurchase, redeem or otherwise acquire any shares of its capital stock or any ASC Equity Rights (as defined in the Agreement), (v) with certain exceptions, enter into, adopt or amend any agreement or arrangement relating to severance or any employee benefit plan or employment or consulting agreement, (vi) with certain exceptions, incur or amend the terms of any indebtedness for borrowed money or guarantee any such indebtedness, (vii) make any capital expenditures in excess of ASC's capital expenditure budget, (viii) with certain exceptions, transfer, lease, license, sell, mortgage, pledge, encumber or otherwise dispose of any of its subsidiaries' property or assets material to ASC and its subsidiaries taken as a whole, (ix) with certain exceptions, issue, deliver, sell or encumber shares of ASC Common Stock or any securities convertible into or any rights, warrants or options to acquire ASC Common Stock, (x) with certain exceptions, acquire any business, including stores or other facilities, (xi) change its accounting policies, practices or methods except as required by generally accepted accounting principles or the rules and regulations of the Commission, (xii) take any action to cause the shares of ASC Common Stock to cease to be listed on the NYSE, (xiii) enter into certain contracts, and (xiv) change or, other than in the ordinary course of business consistent with past practice, make any material tax election.

     Albertson's has agreed (and has agreed to cause its subsidiaries), among other things, prior to the consummation of the Merger, unless ASC agrees in writing or as otherwise expressly contemplated by the Agreement, to conduct its business in all material respects in the ordinary and usual course and, to the extent consistent therewith, to use its reasonable best efforts to preserve its business organization intact in all material respects, keep available the services of its officers and employees as a group (subject to changes in the ordinary course) and maintain its existing relations and goodwill with customers, suppliers, regulators, distributors, creditors, lessors, and others having business dealings with it.

     In addition, Albertson's has agreed that, among other things, prior to the consummation of the Merger, unless ASC agrees in writing or as otherwise required or permitted by the Agreement, Albertson's shall not (i) with certain exceptions, issue, deliver, grant or sell any additional shares of Albertson's Common Stock or securities convertible into or any rights, warrants or options to acquire Albertson's Common Stock, (ii) amend the Albertson's Certificate, Albertson's Bylaws or the Rights Agreement or redeem the Rights, (iii) reclassify the Albertson's Common Stock, (iv) declare any dividend other than regular quarterly cash dividends in amounts consistent with past practice, (v) repurchase, redeem or otherwise acquire any shares of its capital stock or any Albertson's Equity Rights (as defined in the Agreement), (vi) with certain exceptions, transfer, lease, license, sell or otherwise dispose of any of its subsidiaries' property or assets material to Albertson's and its subsidiaries taken as a whole, (vii) change its accounting policies, practices or methods except as required by generally accepted accounting principles or the rules and regulations of the Commission, and (viii) take any action to cause the shares of Albertson's Common Stock to cease to be listed on the NYSE.

     ASC and Albertson's have agreed that, until the Effective Time, except as otherwise contemplated by the Agreement, neither ASC nor Albertson's will knowingly take any action which would prevent the treatment of the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368 of the Code.

     Both ASC and Albertson's have agreed: (a) to cooperate in the prompt preparation and filing of certain documents under federal and state securities laws and with applicable government entities and (b) to use their reasonable best efforts to obtain and deliver to each other certain letters from "affiliates," as defined under Rule 145 under the Securities Act or by applicable accounting rules. See "--Best Efforts" and "THE MERGER--Resale Restrictions."

NO SOLICITATION OF TRANSACTIONS

     Subject to the exceptions described in the next paragraph, each of ASC and Albertson's has agreed that it will not, and each will direct and use its best efforts to cause its respective officers and directors, employees, financial advisors, agents and representatives (each a "Representative") not to, (a) initiate, solicit or encourage (including furnishing information) or take any other action to facilitate directly or indirectly, any inquiries or the making of any proposal with respect to (i) a merger, consolidation or similar transaction involving it, or any of its subsidiaries whose business constitutes 15% or more of its consolidated net revenues, net income or assets, (ii) a direct or indirect acquisition of a business of such company or any of its subsidiaries, that constitutes 15% or more of its consolidated net revenues, net income or assets, (iii) a direct or indirect acquisition or purchase of 15% or more of any class of its equity securities or that of any of its subsidiaries whose business constitutes 15% or more of its consolidated net revenues, net income or assets, or (iv) a tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of its capital stock (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or (b) engage in any discussions or negotiations relating to or accept an Acquisition Proposal. Each of ASC and Albertson's has agreed to immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted prior to the date of the Agreement with respect to any of the foregoing.

     Notwithstanding the restrictions described in the preceding paragraph, the Board of Directors of ASC or Albertson's may furnish information to, or enter into discussions or negotiations with, any person or entity that makes an unsolicited bona fide written Acquisition Proposal prior to the approval by such party's stockholders of the Agreement or the Stock Issuance, as the case may be, if, and only to the extent that, (w) such party's Board of Directors concludes in good faith (after consultation with its financial advisors) that the transaction contemplated by the Acquisition Proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the person making the Acquisition Proposal, and could, if consummated, reasonably be expected to result in a transaction more favorable to such party's stockholders from a financial point of view than the Merger (any such Acquisition Proposal, a "Superior Proposal"), (x) the Board of Directors of such party determines in good faith after consultation with outside counsel that such action is required for the Board of Directors of such party to act in a manner consistent with its fiduciary duties under applicable law and (y) prior to furnishing such information to, or entering into discussions or negotiations with, the other person or entity, such party provides written notice to the other party to the effect that it is furnishing information to, or entering into discussions or negotiations with the other person or entity and the other person or entity enters into a confidentiality agreement with such party.

     In addition, ASC and Albertson's have each agreed not to release any third party from or waive any provision of, any standstill agreement to which it is a party or any confidentiality between it and another person who has made or who may reasonably be considered likely to make an Acquisition Proposal or who ASC or Albertson's or any of their respective Representatives have had discussions with regarding a proposed, potential or contemplated transaction which would constitute an Acquisition Proposal unless the Board of Directors of ASC or Albertson's, as the case may be, concludes in good faith, after considering applicable provisions of state law, and after consulting with outside counsel, that such action is required for such Board of Directors to act in a manner consistent with its fiduciary duties under applicable laws.

     ASC's and Albertson's have each agreed that their respective Boards of Directors will not (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the other party, the approval or recommendation by such Board of Directors of the Agreement and the Merger,
(ii) approve or recommend, or propose publicly to approve or recommend any Acquisition Proposal, or (iii) cause ASC or Albertson's, as the case may be, to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal. Notwithstanding the foregoing, in the event that such Board of Directors concludes in good faith, after considering applicable state law and after consultation with outside counsel, that such action is required for it to act in a manner consistent with its fiduciary duties under applicable law, such Board of Directors may withdraw or modify its approval or recommendation of the Agreement and the Merger. Moreover, nothing in the Agreement shall prohibit ASC or Albertson's from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or any other disclosure to its stockholders, the failure of which to disclose would violate such Board of Directors' obligations under applicable law.

BEST EFFORTS

     Each of Albertson's and ASC has agreed (except as set forth below) that it will take any and all steps necessary to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than June 30, 1999), including, without limitation, proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of its assets or businesses (or any of its subsidiaries) or otherwise take or commit to take any actions that limit its freedom of action with respect to, or its ability to retain, any of its businesses, product lines or assets of Albertson's, ASC or their respective subsidiaries, as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the Closing. If requested by Albertson's, ASC will divest, hold separate, or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, product lines or assets of ASC or any of its subsidiaries, provided that any such action is conditioned upon the consummation of the Merger. ASC has agreed and acknowledged that, in connection with any filing or submission required, action to be taken or commitment to be made by Albertson's, ASC or any of its respective subsidiaries to consummate the Merger or other transactions contemplated in the Agreement, neither ASC nor any of its subsidiaries will, without Albertson's prior written consent, divest any assets, commit to any divestiture of assets or businesses of ASC and its subsidiaries or take any other action or commit to take any action that would limit ASC's, Albertson's or any of their subsidiaries' freedom of action with respect to, or their ability to retain, any of their businesses, product lines or assets. Each of Albertson's and ASC has also agreed to use its reasonable best efforts to avoid the entry of, or to have vacated or terminated, any decree, order, or judgment that would restrain, prevent or delay the Merger, on or before June 30, 1999, including without limitation defending through litigation on the merits any claim asserted in any court by any party.

     Notwithstanding the foregoing, (x) Albertson's is not required to agree to the sale, transfer, divestiture or other disposition of stores of Albertson's, ASC or any of their subsidiaries having aggregate gross annual sales for the fiscal year ended in January 1998 in excess of 6% of the combined gross annual sales of ASC, Albertson's and their respective subsidiaries taken as a whole for such period (which is equivalent to approximately $2 billion in sales) and (y) other than the sale, transfer, divestiture or other disposition of stores having revenues up to the gross annual amount referenced in clause (x) of this paragraph, neither Albertson's nor ASC is required to take any actions or make any commitments or agreements, if the taking of such action or the making of any commitments or the consequences thereof, individually or in the aggregate, would be reasonably likely to result in any change in or effect (x) that is or will be materially adverse to the business, results of operations, or financial condition of Albertson's and its subsidiaries taken as a whole, or (y) that will prevent or materially impair Albertson's ability to consummate the Merger (an "Albertson's Material Adverse Effect"); provided that an Albertson's Material Adverse Effect shall not include changes or effects (1) relating to economic conditions or financial markets in general or the retail food and drug industry in general or (2) resulting from actions required to be taken by the terms of the Agreement. A decline in the stock market price of the shares of Albertson's Common Stock in and of itself shall not be deemed an Albertson's Material Adverse Effect.

BENEFIT PLANS

     Albertson's has agreed that from and after the Effective Time, it will honor, or cause to be honored, in accordance with their terms, all existing employment and severance agreements to which ASC or any of its subsidiaries is a party and all of ASC's obligations under its benefit plans. Albertson's has agreed that for a period of one year after the Effective Time, it will cause to be provided to employees of ASC who continue to be employees of Albertson's after the Effective Time (other than those subject to a collective bargaining agreement or party to an individual change in control employment agreement or similar agreement) the same base salary as was in effect immediately prior to August 2, 1998 and substantially identical welfare, retirement and savings benefits as were provided immediately prior to the Effective Time. For that one year period, those employees will also have annual cash bonus opportunities substantially identical to those of similarly situated Albertson's employees and opportunities to receive equity-based awards of Albertson's on the same basis as similarly situated employees of Albertson's. ASC employees will also receive (i) credit for years of service with ASC for purposes of eligibility and vesting (but not for benefits accrual) under any Albertson's benefit plans in which they may participate, (ii) a waiver of any pre-existing condition exclusions and actively at work requirements under any Albertson's benefit plan in which they may participate that provides medical, dental or vision benefits, and (iii) credit under any Albertson's benefit plan in which they may participate for eligible expenses incurred on or before the Effective Time for the purpose of satisfying all deductible and similar requirements for the applicable plan year. Certain of ASC's non-union, non-officer employees located in Salt Lake City who are employed on the date the Agreement was executed and on the Effective Date will be eligible to receive (i) a bonus equal to five weeks pay and (ii) a termination allowance pursuant to the existing ASC Termination Allowance Plan, if he or she voluntarily terminates his or her employment within three months following receipt of notification from Albertson's that (A) his or her base salary is being reduced to an amount less than 80% of his or her base salary as of the date of the Agreement, (B) he or she is being required by Albertson's or its subsidiaries to relocate his or her employment to a facility which increases his or her commute from his or her then current home by more than 35 miles (but only if he or she does not relocate) or (C) his or her target bonus opportunity in the aggregate under all applicable annual cash bonus plans in which he or she then participates is less than 80% of the amount of such opportunity as of the date of the Agreement (assuming the employee is otherwise eligible for benefits under the ASC Termination Allowance Plan), with a minimum guarantee of seven weeks severance pay in the event of termination. In addition, Albertson's has agreed to provide relocation benefits in an amount up to $40,000 to any employee whose employment is terminated by Albertson's or any of its subsidiaries without cause or by such employee within three months following receipt of notification from Albertson's of an event described in subclause (A), (B), or (C) of clause (ii) of the immediately preceding sentence, in either case within one year following the consummation of the Merger, but only if the employee had relocated under the ASC relocation program to Salt Lake City within four years preceding the consummation of the Merger and is employed in Salt Lake City at the time of such termination.

GOVERNANCE

     Albertson's will cause the number of directors comprising the full Board of Directors of Albertson's at the Effective Time to be increased by five directors. To fill the vacancies resulting from such newly created directorships, Albertson's has agreed to cause Fernando R. Gurnucio, Arthur
K. Smith, Pamela G. Bailey, Henry I. Bryant and Victor L. Lund, who are currently serving as directors of ASC, to be elected as directors of Albertson's. If, prior to the Effective Time, any of such persons shall decline or be unable to serve as a director, ASC is permitted to designate another person to serve in such person's stead, which person must be reasonably acceptable to Albertson's. See "MANAGEMENT AND OPERATIONS AFTER THE MERGER."

INDEMNIFICATION AND INSURANCE

     From and after the Effective Time, Albertson's has agreed to, or to cause the surviving corporation of the Merger to, indemnify and hold harmless each present and former director and officer of ASC or any of its subsidiaries (when acting in said capacity) (the "Indemnified Parties"), against all costs or expenses (including reasonable attorneys' fees) judgments, fines, losses, claims, damages, or liabilities in connection with any claim, action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative) for acts or omissions, existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time to the fullest extent permitted under the DGCL or other applicable law.

     For a period of six years after the Effective Time, Albertson's has agreed to maintain, or cause the surviving corporation of the Merger to maintain, a policy of directors' and officers' liability insurance ("D&O Insurance") for acts and omissions occurring prior to the Effective Time with coverage in amount and scope at least as favorable as ASC's existing directors' and officers' liability insurance coverage, provided, however, if the existing D&O Insurance expires, is terminated or cancelled or if the annual premium therefor is increased to an amount in excess of 200% of the last annualized premium paid prior to the date of the execution of the Agreement (the "Cap"), Albertson's or the surviving corporation in the Merger is only required to obtain D&O Insurance in an amount and scope as great as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of the Cap.

CONDITIONS

     The respective obligations of ASC and Albertson's to consummate the Merger are subject to the fulfillment of each of the following conditions, among others: (a) the approval and adoption of the Agreement and the approval of the Merger by holders of a majority of the outstanding shares of ASC Common Stock, and the approval of the Stock Issuance by a majority of the votes cast at the Albertson's Special Meeting (provided that a majority of the total shares of Albertson's Common Stock entitled to vote are present in person or by proxy and are voted); (b) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; (c) none of the parties to the Agreement shall be subject to any order, decree or injunction making the

Merger illegal or otherwise prohibiting the consummation of the Merger; (d) the Registration Statement shall have become effective under the Securities Act and no stop order with respect thereto shall be in effect; and (e) the shares of Albertson's Common Stock be issued pursuant to the Merger shall have been duly approved for listing on the NYSE, subject to official notice of issuance.

     The obligations of each of ASC and Albertson's to effect the Merger are also subject to the satisfaction or waiver by the other party prior to the Effective Time of the following conditions, among others: (a) (i) the representations and warranties of the other party set forth in the Agreement that are qualified by ASC Material Adverse Effect (as defined below) or Albertson's Material Adverse Effect, as the case may be, shall be true and correct as of the Closing Date (except to the extent such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date) with the same force and effect as if made on and as of the Closing Date, and (ii) the representations and warranties of the other party set forth in the agreement that are not qualified by ASC Material Adverse Effect or Albertson's Material Adverse Effect, as the case may be, shall be true and correct as of the Closing Date (except to the extent such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date) with the same force and effect as if made on and as of the Closing Date except to the extent that any failures of such representations and warranties to be so true and correct (determined without regard to materiality qualifiers or limitations contained therein), individually or in the aggregate, would not reasonably be expected to have resulted in an ASC Material Adverse Effect or an Albertson's Material Adverse Effect, as the case may be; (b) the other party shall have complied in all material respects with all agreements and covenants required by the Agreement to be performed or complied with by it on or before the Effective Time; (c) each party shall have received an opinion of tax counsel that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (d) ASC and Albertson's shall have each received from the other party's independent accountants (i) comfort letters (one dated a date within two business days before the date the Registration Statement becomes effective and one dated the Closing
Date) covering matters customarily included in such comfort letters relating to registration statements similar to the Registration Statement and (ii) letters (one dated a date within two business days before the date the Registration Statement becomes effective and one dated the Closing
Date) stating as of the respective dates of the letters that, in the case of the letters to be received by Albertson's, ASC's independent accountants are not aware of any conditions that exist that would preclude ASC's ability to be a party in a business combination to be accounted for as a pooling of interests and, in the case of the letters to be received by ASC, that accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable Commission rules and regulations is appropriate if the Merger is closed and consummated as contemplated by the Agreement; and (e) the other party shall have obtained all consents from, and shall have made all filings necessary with any person (including any governmental entity) necessary to be obtained in order to consummate the Merger, unless the failure to obtain such consents or make such filings would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the other party.

     For purposes of the Agreement, "ASC Material Adverse Effect" means any change in or effect (x) that is or will be materially adverse to the business, results of operations, or financial condition of ASC and its subsidiaries taken as a whole, or (y) that will prevent or materially impair ASC's ability to consummate the Merger; provided that an ASC Material Adverse Effect shall not include changes or effects (1) relating to economic conditions or financial markets in general or the retail food and drug industry in general, (2) resulting from the voluntary termination of employment by employees of ASC and its subsidiaries between the date of the Agreement and the Closing Date or (3) resulting from actions required to be taken by the terms of the Agreement. A decline in the stock market price of the shares of ASC Common Stock in and of itself shall not be deemed an ASC Material Adverse Effect.

TERMINATION

     The Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time: (a) by the mutual consent of ASC and Albertson's; or (b) by either ASC or Albertson's if (i) the Merger shall not have been consummated by June 30, 1999, provided that the right to terminate the Agreement shall not be available to any party whose failure to fulfill any obligation has been the cause of, or resulted in, the failure of the Effective Time to occur on or before June 30, 1999, (ii) the required approvals of the stockholders of the other party shall not have been obtained at a duly held stockholders' meeting, including any adjournments or postponements thereof, (iii) any governmental entity shall have issued a final and nonappealable order, decree or injunction having the effect of making the Merger illegal or permanently prohibiting the consummation of the Merger; provided that the party seeking to terminate the Agreement shall have used its reasonable best efforts to have such injunction, order or decree lifted or vacated, (iv) any of the representations, warranties, covenants or agreements of the other party contained in the Agreement shall have been materially breached, which breach would result in the failure to satisfy one or more of the conditions to the terminating party's obligations under the Agreement, and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the party alleged to be in breach, (v) if the Board of Directors of the other party or any committee of the Board of Directors of the other party (w) shall withdraw or modify in any manner adverse to the terminating party, its approval or recommendation of the Agreement and the Merger or the Stock Issuance, as the case may be, (x) shall fail to reaffirm such approval or recommendation within 15 days of the other party's request after (1) any Acquisition Proposal shall have been made to such other party and made known to its stockholders generally or shall have been made directly to its stockholders generally or (2) any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to such other party, (y) shall approve or recommend any Acquisition Proposal or (z) shall resolve to take any of the actions specified in clause (w), (x) or (y) above, and (vi) the Board of Directors of either party shall conclude in good faith, after considering applicable state law, after consulting with outside counsel, that in light of a Superior Proposal such action is required to act in a manner consistent with its fiduciary duties under applicable law, such party may (only after the terminating party has made such payments as are provided under "--Termination Fees; Expense Reimbursement," below and only prior to the approval of the Agreement or the Stock Issuance, as the case may be, by its stockholders) terminate the Agreement solely in order to concurrently enter into a definitive acquisition agreement or similar agreement with respect to any Superior Proposal; provided, however, the terminating party may not terminate the Agreement pursuant to this clause
(vi) until after the second business day following the delivery to the other party of written notice advising such other party that the Board of Directors of the party seeking to terminate is prepared to enter into a definitive acquisition agreement with respect to a Superior Proposal and only if, during such two-business day period, the party seeking to terminate and its Representatives shall, if requested by the other party, have negotiated in good faith with the other party to make such adjustments to the terms and conditions of this Agreement as would enable the terminating party to proceed with the Merger on such adjusted terms.

TERMINATION FEES; EXPENSE REIMBURSEMENT

     If (i) either party terminates the Agreement to accept a Superior Proposal as described in clause (b)(vi) under "--Termination," above, (ii) a Business Combination Proposal (as defined below) shall have been made to either party, made known to its stockholders generally or made directly to its stockholders or any person shall have publicly announced its intention to make a Business Combination Proposal prior to such party's meeting of stockholders, and thereafter the Agreement is terminated by reason of the failure to obtain the required approvals of such party's stockholders (see clause (b)(ii) under "--Termination," above), and, within six months of the termination of the Agreement, such party enters into an agreement with any third party with respect to a Business Combination Proposal or a Business Combination Proposal is consummated with any third party, (iii) the Agreement is terminated by reason of the actions of the Board of Directors of either party as described in clause (b)(v) under "--Termination," above, or (iv) a Business Combination Proposal shall have been made to either party or made known to its stockholders generally or shall have been made directly to its stockholders generally, or any person shall have publicly announced an intention to make a Business Combination Proposal and the Agreement is terminated as a result of an intentional breach by the party receiving the Business Combination Proposal of its representations, warranties and covenants (as described in clause (b)(iv) under "--Termination," above), and within six months after such termination such party shall enter into an agreement with any third party for a Business Combination Proposal or a Business Combination Proposal is consummated with any third party, then such party shall pay the other party a termination fee. The termination fee to be paid by ASC to Albertson's, if required, shall be $177,000,000 and the termination fee to be paid by Albertson's to ASC, if required, shall be $240,000,000, in each case net of any fees and expenses previously reimbursed to the other party. A "Business Combination Proposal" with respect to either party means (x) any merger, consolidation or other business combination as a result of which the stockholders of such party prior to such transaction would cease to hold 66-2/3% (or under certain circumstances 80%) of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof),
(y) the acquisition by a person of at least 50% of the voting securities of such party or (z) the sale, lease, exchange or other disposition of at least 50% of the assets of such party and its subsidiaries taken as a whole.

     If the Agreement is terminated by reason of the failure of either party's stockholders to approve the Agreement and the Merger or the Stock Issuance, as the case may be, such party will reimburse the other party for all fees and expenses incurred by such other party in connection with the Agreement and the Merger. In no event will any party that is in material breach of its obligations under the Agreement be entitled to receive a termination fee or to receive reimbursement of its fees and expenses.

EXPENSES

     Subject to the expense reimbursement provisions described above, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, except as otherwise provided in the Agreement. The Agreement provides that the following expenses will be shared equally by Albertson's and ASC: (a) the filing fee in connection with the filing of the Registration Statement and the Proxy Statement/Prospectus with the Commission, (b) all filing fees in connection with any filings, permits or approvals required under applicable state securities or "blue sky" laws and (c) the expenses incurred in connection with printing and mailing the Registration Statement and this Proxy Statement/Prospectus.

AMENDMENT AND WAIVER

     The parties may amend the Agreement by written agreement at any time prior to the Effective Time, to the extent permitted by applicable law. The conditions to each party's obligation to consummate the Merger may be waived by the other party in whole or in part to the extent permitted by applicable law.

                        THE STOCK OPTION AGREEMENTS


THE ASC STOCK OPTION AGREEMENT

     The following is a brief summary of the ASC Stock Option Agreement, a copy of which is attached hereto as Appendix B and is incorporated herein by reference in its entirety. This summary is qualified in its entirety by reference to the full text of the ASC Stock Option Agreement. Capitalized terms that are used in this section and are not otherwise defined have the respective meanings given to them in the ASC Stock Option Agreement.

     General. Concurrently with the execution of the Agreement and the Albertson's Stock Option Agreement, Albertson's and ASC also entered into the ASC Stock Option Agreement, pursuant to which ASC granted Albertson's an option to purchase, pursuant to the terms and conditions thereof, up to 54,500,000 shares of ASC Common Stock at an exercise price of $30.24 per share (subject to adjustment upon certain events as provided in the ASC Stock Option Agreement). In no event will the number of shares for which the ASC Option is exercisable exceed 19.9% of the shares of ASC Common Stock issued and outstanding at the time of exercise (without giving effect to the shares issued or issuable thereunder). The ASC Stock Option Agreement provides that, upon proper notice to ASC, Albertson's may exercise the ASC Option in whole or in part from time to time following the occurrence of a Triggering Event and prior to an Exercise Termination Event (as such terms are defined below).

     Termination. The right to exercise the ASC Option shall terminate upon either (i) the occurrence of the Effective Time or (ii) (A) if a notice of exercise has not previously been given, the close of business on the earlier of (x) the day that is 120 days after the date of a Triggering Event, (y) the date upon which the Agreement is terminated if no termination fee could be payable by ASC pursuant to the terms of the Agreement upon the occurrence of certain events or the passage of time, and
(z) 270 days following the date upon which the Agreement is terminated, and
(B) if the notice of exercise has previously been given, 120 days after the notice of exercise (the events in (i) and (ii) being referred to as an "Exercise Termination Event").

     Triggering Event. For purposes of the ASC Stock Option Agreement, a "Triggering Event" will have occurred at such time at which Albertson's becomes entitled under the Agreement to receive a termination fee from ASC. If it were to become exercisable, the ASC Stock Option may, for a period of time, preclude a third party from consummating a pooling transaction with ASC. See "THE AGREEMENT--Termination Fees; Expense Reimbursement."

     Certain Covenants. ASC and Albertson's have each agreed that if a filing or any clearance is required under the HSR Act, or prior notification to or prior approval from any regulatory authority is required under any other law, statute, rule or regulation (including applicable rules and regulations of national securities exchanges) in connection with the exercise of the ASC Option, Albertson's or any other person that shall become a holder of all or part of the ASC Option in accordance with the terms of the ASC Stock Option Agreement (each such person, including Albertson's, being referred to as "Holder") or ASC, as required, promptly after the Notice Date, shall file all necessary notices and applications for approval and shall expeditiously process the same.

     Registration Rights. At any time after a Triggering Event has occurred and prior to an Exercise Termination Event, ASC has agreed, if requested by Albertson's in the written notice of exercise, as promptly as practicable to prepare, file and keep current a shelf registration statement under the Securities Act, covering any or all shares issued and issuable pursuant to the ASC Option. ASC has also agreed to use its reasonable best efforts to cause such registration statement to become effective and remain current for 365 days after the day the registration statement first becomes effective or such shorter time as is reasonably appropriate to permit the sale or other disposition of any shares of ASC Common Stock issued upon total or partial exercise of the ASC Option in accordance with any plan of disposition requested by Albertson's. Albertson's may demand two such registrations.

     Repurchase. Upon the occurrence of a Triggering Event and prior to an Exercise Termination Event, ASC has agreed (i) at the written request of a Holder delivered within 120 days of such occurrence (or such later period as provided in the ASC Stock Option Agreement), to repurchase the ASC Option from such Holder, in whole or in part, at a price equal to the number of shares of ASC Common Stock then purchasable upon exercise of the ASC Option (or such lesser number of shares as may be designated in the repurchase notice) multiplied by the amount by which the ASC Market/Offer Price (as defined below) exceeds the exercise price or (ii) at the written request of any owner of shares of ASC Common Stock issued under the ASC Option (an "Owner") delivered within 120 days of such occurrence (or such later period as provided in the ASC Stock Option Agreement) to repurchase from such

Owner the number of such shares as is designated in the repurchase notice at a price per share equal to the ASC Market/Offer Price.

     The term "ASC Market/Offer Price" means the highest of (x) the price per share of ASC Common Stock at which a tender or exchange offer for ASC Common Stock either has been consummated, or at which a person has publicly announced its intention to commence a tender or exchange offer, after August 2, 1998, and prior to the delivery of the repurchase notice, and which offer either has been consummated and not withdrawn or terminated as of the date payment of the repurchase price is made, or has been publicly announced and such intention to make a tender or exchange offer has not been withdrawn as of the date payment of the repurchase price is made, (y) the price per share of ASC Common Stock to be paid by any third party pursuant to an agreement with ASC for a merger, share exchange, consolidation or reorganization entered into after August 2, 1998 and on or prior to the delivery of the repurchase notice and (z) the average closing price for shares of ASC Common Stock on the NYSE for the twenty consecutive trading days immediately preceding the delivery of the repurchase notice. In the event that a tender or exchange offer is made for the ASC Common Stock or an agreement is entered into for a merger, share exchange, consolidation or reorganization involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the ASC Common Stock shall be determined in good faith by a nationally recognized investment banking firm mutually selected by ASC and the party seeking such repurchase.

     Standstill Provision. Albertson's has agreed that, from the date of exercise of the ASC Option and for as long as Albertson's owns any shares of ASC Common Stock acquired pursuant to the exercise of the ASC Option, it will not, and will not permit its affiliates to, without the prior consent of the Board of Directors of ASC, (i) acquire or agree, offer, seek or propose to acquire, ownership of more than 20% of any class of voting securities of ASC, or any rights or options to acquire such ownership; (ii) propose a merger, consolidation or similar transaction involving ASC; (iii) offer, seek or propose to purchase, lease or otherwise acquire all or a substantial portion of the assets of ASC; (iv) seek or propose to influence or control the management or policies of ASC or to obtain representation on the Board of Directors of ASC, or solicit or participate in the solicitation of any proxies or consents with respect to the securities of ASC; (v) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing; or (vi) seek or request permission to do any of the foregoing or seek any permission to make any public announcement with respect to any of the foregoing. The above provision will not apply to the actions taken pursuant to the Agreement. Additionally, Albertson's has agreed not to sell, transfer any beneficial interest in, pledge, hypothecate or otherwise dispose of any voting securities of ASC at any time except pursuant to a tender offer, exchange offer, merger or consolidation of ASC, or in connection with a sale of all or substantially all of the assets of ASC, pursuant to a registered public offering or in compliance with Rule 144 promulgated under the Securities Act (or any similar rule). Albertson's has also agreed to be present in person or to be represented by proxy at all stockholder meetings of ASC so that all shares of voting securities of ASC beneficially owned by it or its affiliates may be counted for the purpose of determining the presence of a quorum at such meetings. Albertson's has also agreed to vote or cause to be voted all voting securities of ASC beneficially owned by it or its affiliates proportionately with the votes cast by all other stockholders present and voting. The provisions described in this paragraph will terminate at such time as (x) Albertson's beneficially owns more than 50% of the outstanding ASC Common Stock or (y) the ASC Option expires without having been exercised in whole or in part.

     Limitation on Profit. Notwithstanding any other provision of the ASC Stock Option Agreement, in no event shall the Albertson's Total Profit (as defined below) plus any ASC Liquidation Amounts (defined as the aggregate of all Fees and Expenses and termination fees payable or paid to Albertson's under the Agreement) exceed in the aggregate $265 million, and, if it otherwise would exceed this amount, Albertson's, at its sole election, will either (i) reduce the number of shares of ASC Common Stock subject to the ASC Option, (ii) deliver to ASC for cancellation shares of ASC Common Stock previously purchased by Albertson's or any other Holder or Owner upon exercise of the ASC Option, (iii) pay to ASC cash or refund in cash ASC Liquidation Amounts previously paid, or reduce or waive the amount of any ASC Liquidation Amount payable pursuant to the Agreement, or (iv) any combination thereof, so that Albertson's realized Albertson's Total Profit, when aggregated with any ASC Liquidation Amounts shall not exceed $265 million after taking into account the foregoing actions.

     "Albertson's Total Profit" means the aggregate amount (before taxes) of the following: (i) (x) the amount received by Albertson's, any other Holder and any other Owner pursuant to ASC's repurchase of the ASC Option (in whole or in part) less, in the case of any repurchase of shares purchased upon exercise of the ASC Option,

(y) Albertson's or such Holder's or Owner's purchase price for such shares,
(ii) (x) the net cash amounts (and the fair market value of any other consideration) received by Albertson's or another Holder or Owner pursuant to the sale of shares purchased upon exercise of the ASC Option (or any other securities into which such shares are converted or exchanged) to any unaffiliated party, less (y) Albertson's or such Holder's or Owner's purchase price of such shares, and (iii) the net cash amounts (and the fair market value of any other consideration) received by Albertson's or another Holder or Owner on the transfer of the ASC Option (or any portion thereof) to any unaffiliated party.

     Certain Adjustments. In the event of any change in ASC Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares of the like, the type and number of securities subject to the ASC Option and the exercise price will be adjusted appropriately.

THE ALBERTSON'S STOCK OPTION AGREEMENT

     The following is a brief summary of the Albertson's Stock Option Agreement, a copy of which is attached hereto as Appendix C and is incorporated herein by reference in its entirety. This summary is qualified in its entirety by reference to the full text of the Albertson's Stock Option Agreement. Capitalized terms that are used in this section and are not otherwise defined have the respective meanings given to them in the Albertson's Stock Option Agreement.

     General. Concurrently with the execution of the Agreement and the ASC Stock Option Agreement, Albertson's and ASC also entered into the Albertson's Stock Option Agreement, pursuant to which Albertson's granted ASC an option to purchase, pursuant to the terms and subject to the conditions thereof, up to 48,800,000 shares of Albertson's Common Stock at an exercise price of $48.00 per share (subject to adjustment upon certain events as provided in the Albertson's Stock Option Agreement). In no event will the number of shares for which the Albertson's Option is exercisable exceed 19.9% of the shares of Albertson's Common Stock issued and outstanding at the time of exercise (without giving effect to the shares issued or issuable thereunder). The Albertson's Stock Option Agreement provides that, upon proper notice to Albertson's, ASC may exercise the Albertson's Option in whole or in part from time to time following the occurrence of a Triggering Event and prior to an Exercise Termination Event (as such terms are defined below).

     Termination. The right to exercise the Albertson's Option shall terminate upon either (i) the occurrence of the Effective Time or (ii) (A) if a notice of exercise has not previously been given, the close of business on the earlier of (x) the day that is 120 days after the date of a Triggering Event, (y) the date upon which the Agreement is terminated if no termination fee could be payable by Albertson's pursuant to the terms of the Agreement upon the occurrence of certain events or the passage of time, and (z) 270 days following the date upon which the Agreement is terminated, and (B) if the notice of exercise has previously been given, 120 days after the notice of exercise (the events in (i) and (ii) being referred to as an "Exercise Termination Event").

     Triggering Event. For purposes of the Albertson's Stock Option Agreement, a "Triggering Event" will have occurred at such time at which ASC becomes entitled under the Agreement to receive from Albertson's a termination fee. If it were to become exercisable, the Albertson's Stock Option may, for a period of time, preclude a third party from consummating a pooling transaction with Albertson's. See "THE AGREEMENT--Termination Fees; Expense Reimbursement."

     Certain Covenants. ASC and Albertson's have each agreed that if a filing or any clearance is required under the HSR Act, or prior notification to or prior approval from any regulatory authority is required under any other law, statute, rule or regulation (including applicable rules and regulations of national securities exchanges) in connection with the exercise of the Albertson's Option, ASC or any other person that shall become a holder of all or part of the Albertson's Option in accordance with the terms of the Albertson's Stock Option Agreement (each such person, including ASC, being referred to as "Holder") or Albertson's, as required, promptly after the Notice Date, shall file all necessary notices and applications for approval and shall expeditiously process the same.

     Registration Rights. At any time after a Triggering Event has occurred and prior to an Exercise Termination Event, Albertson's has agreed if requested by ASC in the written notice of exercise, as promptly as practicable to prepare, file and keep current a shelf registration statement under the Securities Act, covering any or all shares issued and issuable pursuant to the Albertson's Option and Albertson's has also agreed to use its reasonable best efforts to cause such registration statement to become effective and remain current for 365 days after the day the registration statement first becomes effective or such shorter time as is reasonably appropriate to permit the sale or other disposition of any shares of Albertson's Common Stock issued upon total or partial exercise of the Albertson's Option in accordance with any plan of disposition requested by ASC. ASC may demand two such registrations.

     Repurchase. Upon the occurrence of a Triggering Event and prior to an Exercise Termination Event, Albertson's has agreed (i) at the written request of a Holder delivered within 120 days of such occurrence (or such later period as provided in the Albertson's Stock Option Agreement), to repurchase the Albertson's Option from such Holder, in whole or in part, at a price equal to the number of shares of Albertson's Common Stock then purchasable upon exercise of the Albertson's Option (or such lesser number of shares as may be designated in the repurchase notice) multiplied by the amount by which the Albertson's Market/Offer Price (as defined below) exceeds the exercise price or (ii) at the written request of any owner of shares of Albertson's Common Stock issued under the Albertson's Option (an "Owner") delivered within 120 days of such occurrence (or such later period as provided in the Albertson's Stock Option Agreement) to repurchase from such Owner the number of shares as is designated in the repurchase notice at price per share equal to the Albertson's Market/Offer Price.

     The term "Albertson's Market/Offer Price" means the highest of (x) the price per share of Albertson's Common Stock at which a tender or exchange offer for Albertson's Common Stock either has been consummated, or at which a person has publicly announced its intention to commence a tender or exchange offer, after August 2, 1998 and prior to the delivery of the repurchase notice, and which offer either has been consummated and not withdrawn or terminated as of the date payment of the repurchase price is made, or has been publicly announced and such intention to make a tender or exchange offer has not been withdrawn as of the date payment of the repurchase notice price is made, (y) the price per share of Albertson's Common Stock to be paid by any third party pursuant to an agreement with Albertson's for a merger, share exchange, consolidation or reorganization entered into after August 2, 1998 and on or prior to the delivery of the repurchase notice and (z) the average closing price for shares of Albertson's Common Stock on the NYSE for the twenty consecutive trading days immediately preceding the delivery of the repurchase notice. In the event that a tender or exchange offer is made for the Albertson's Common Stock or an agreement is entered into for a merger, share exchange, consolidation or reorganization involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Albertson's Common Stock shall be determined in good faith by a nationally recognized investment banking firm mutually selected by Albertson's and the party seeking such repurchase.

     Standstill Provision. ASC has agreed that, from the date of exercise of the Albertson's Option and for as long as ASC owns any shares of Albertson's Common Stock acquired pursuant to the exercise of the
Albertson's Option, it will not, and will not permit its affiliates to, without the prior consent of the Board of Directors of Albertson's, (i) acquire or agree, offer, seek or propose to acquire, ownership of more than 20% of any class of voting securities of Albertson's, or any rights or options to acquire such ownership; (ii) propose a merger, consolidation or similar transaction involving Albertson's; (iii) offer, seek or propose to purchase, lease or otherwise acquire all or a substantial portion of the assets of Albertson's; (iv) seek or propose to influence or control the management or policies of Albertson's or to obtain representation on the Board of Directors of Albertson's, or solicit or participate in the solicitation of any proxies or consents with respect to the securities of Albertson's; (v) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing; or (vi) seek or request permission to do any of the foregoing or seek any permission to make any public announcement with respect to any of the foregoing. The above provision will not apply to the actions taken pursuant to the Agreement. Additionally, ASC has agreed not to sell, transfer any beneficial interest in, pledge, hypothecate or otherwise dispose of any voting securities of Albertson's at any time except pursuant to a tender offer, exchange offer, merger or consolidation of Albertson's, or in connection with a sale of all or substantially all of the assets of Albertson's, pursuant to a registered public offering or in compliance with Rule 144 promulgated under the Securities Act (or any similar rule). ASC has also agreed to be present in person or to be represented by proxy at all stockholder meetings of Albertson's so that all shares of voting securities of Albertson's beneficially owned by it or its affiliates may be counted for the purpose of determining the presence of a quorum at such meetings. ASC has also agreed to vote or cause to be voted all voting securities of Albertson's beneficially owned by it or its affiliates proportionately with the votes cast by all other stockholders present and voting. The provisions described in this paragraph will terminate at such time as (x) ASC beneficially owns more than 50% of the outstanding Albertson's Common Stock or (y) the Albertson's Option expires without having been exercised in whole or in part.

     Limitation on Profit. Notwithstanding any other provision of the Albertson's Stock Option Agreement, in no event shall the ASC Total Profit (as defined below) plus any Albertson's Liquidation Amounts (defined as the aggregate of all Fees and Expenses and termination fees payable or paid to ASC under the Agreement) exceed in the aggregate $360 million, and, if it otherwise would exceed this amount, ASC, at its sole election, will either
(i) reduce the number of shares of Albertson's Common Stock subject to the Albertson's Option, (ii) deliver to Albertson's for cancellation shares of Albertson's Common Stock previously purchased by ASC or any other Holder or Owner upon exercise of the Albertson's Option, (iii) pay to Albertson's cash or refund in cash Albertson's Liquidation Amounts previously paid, or reduce or waive the amount of any Albertson's Liquidation Amount payable pursuant the Agreement, or (iv) any combination thereof, so that ASC's realized ASC Total Profit, when aggregated with any Albertson's Liquidation Amounts, shall not exceed $360 million after taking into account the foregoing actions.

     "ASC Total Profit" means the aggregate amount (before taxes) of the following: (i) (x) the amount received by ASC, any other Holder and any other Owner pursuant to Albertson's repurchase of the Albertson's Option (in whole or in part) less, in the case of any repurchase of shares purchased upon exercise of the Albertson's Option, (y) ASC's or such Holders' or Owners' purchase price for such shares, (ii) (x) the net cash amounts (and the fair market value of any other consideration) received by ASC or another Holder or Owner pursuant to the sale of shares purchased upon exercise of the Albertson's Option (or any other securities into which such shares are converted or exchanged) to any unaffiliated party, less (y) ASC's purchase price of such shares, and (iii) the net cash amounts (and the fair market value of any other consideration) received by ASC or another Holder or Owner on the transfer of the Albertson's Option (or any portion thereof) to any unaffiliated party.

     Certain Adjustments. In the event of any change in Albertson's Common Stock by reason by stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares of the like, the type and number of securities subject to the Albertson's Option and the exercise price will be adjusted appropriately.

                 MANAGEMENT AND OPERATIONS AFTER THE MERGER

     Upon consummation of the Merger, Mr. Michael will continue as Chairman and Chief Executive Officer of Albertson's and Mr. Lund will serve as Vice Chairman of Albertson's Board of Directors. Albertson's corporate headquarters will remain in Boise, Idaho. Albertson's presently intends to retain the store names currently used by both companies, although the names of individual stores may change, depending on their size, location and other factors.

     Albertson's will cause the number of directors comprising the full Albertson's Board of Directors at the Effective Time to be increased by five directors. To fill the vacancies resulting from such newly created directorships, Albertson's has agreed to cause Fernando R. Gumucio and Arthur K. Smith to be elected as directors of Albertson's for terms expiring at the first annual meeting of Albertson's stockholders following the Effective Time, Pamela G. Bailey and Henry I. Bryant to be elected as directors of Albertson's for terms expiring at the second annual meeting of Albertson's stockholders following the Effective Time, and Victor L. Lund to be elected as a director of Albertson's for a term expiring at the third annual meeting of Albertson's stockholders following the Effective Time. If, prior to the Effective Time, any of such persons shall decline or be unable to serve as a director, ASC is permitted to designate another person to serve in such person's stead, which person must be reasonably acceptable to Albertson's. Biographical information with respect to the designated new directors of Albertson's is set forth below.

PAMELA G. BAILEY

Ms. Bailey, age 50, has been the Chief Executive Officer of The Healthcare Leadership Council since 1990. She served as President of the National Committee for Quality Health Care from February 1987 to January 1997. Ms. Bailey has served as an ASC director since 1997.

HENRY I. BRYANT

Mr. Bryant, age 55, retired as Managing Director in the Corporate Finance Unit of J.P. Morgan & Co. Incorporated, an investment banking firm, on February 1, 1998, after holding that position since August 1994. Prior to that time, he served as Managing Director of the Financial Institutions Group at J.P. Morgan from July 1992. Mr. Bryant has served as an ASC director since 1992.

FERNANDO R. GUMUCIO

Mr. Gumucio, age 63, is owner and President of The Lafayette Group, a management consulting company, since 1993. He served as the Chairman of the Board and Chief Executive Officer of Del Monte USA from 1987 to 1988 and as its President from 1984 to 1987. Mr. Gumucio is also a director of Basic Vegetable Products Corporation. Mr. Gumucio has served as an ASC director since 1991.

VICTOR L. LUND

Mr. Lund, age 50, has served as Chairman of the Board of ASC since June 1995 and as Chief Executive Officer since August 1992. He was President of ASC from August 1992 to June 1995. Mr. Lund is also a director of Borders Group, Inc. Mr. Lund has served as an ASC director since 1988.

ARTHUR K. SMITH

Mr. Smith, age 61, has served as Chancellor of the University of Houston System and President of the University of Houston main campus since April 1997. Prior to that, he was President of the University of Utah from August 1991 through March 1997. Mr. Smith is also a director of Shell Exploration and Production Company, a subsidiary of Shell Oil Company. Mr. Smith has served as an ASC director since 1992.

                      THE ALBERTSON'S PLAN AMENDMENTS

     On April 5, 1995, the Compensation Committee (the "Committee") of the Albertson's Board of Directors adopted, with authorization from the
Albertson's Board of Directors, and on May 26, 1995, Albertson's stockholders approved, the Albertson's Inc. 1995 Stock-Based Incentive Plan (the "Albertson's Plan"). On August 31, 1998, the Albertson's Board of Directors approved the amendment and restatement of the Albertson's Plan (renamed the Albertson's, Inc. Amended and Restated 1995 Stock-Based Incentive Plan), which amendment, included, among other things, increasing the number of shares of Albertson's Common Stock reserved for issuance pursuant thereto from 10,000,000 to 30,000,000. The other proposed amendments to the Albertson's Plan are described under "-- Amendments to the Albertson's Plan," below. Consummation of the Merger is not conditioned upon stockholder approval of the Albertson's Plan Amendments; although the Albertson's Plan Amendments will not become effective unless the Merger is consummated. Under the terms of the Albertson's Plan, stock options or other awards (collectively, the "Awards") may be granted to key employees and non-employee directors of Albertson's or its subsidiaries to purchase or otherwise acquire shares of Albertson's Common Stock.

SUMMARY OF THE ALBERTSON'S PLAN

     A copy of the Albertson's Plan, as amended and restated to reflect the Albertson's Plan Amendments, is set forth in Appendix F to this Proxy Statement/Prospectus and is incorporated herein by reference. Following is a summary of the provisions of the Albertson's Plan as amended and restated. References in the summary to the "Albertson's Plan" are to such plan as amended by the Albertson's Plan Amendments. Such summary is qualified in its entirety by reference to the text of the Albertson's Plan. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Albertson's Plan.

     The purposes of the Albertson's Plan are to aid in the retention of key employees and non-employee directors and to further align the long-term interests of key employees and non-employee directors with those of the stockholders of Albertson's.

     The Albertson's Plan permits Albertson's to grant to key employees and non-employee directors of Albertson's, or its subsidiaries, Awards which may include Nonqualified Stock Options, Incentive Stock Options, Restricted or Deferred Stock, Stock Appreciation Rights, alone or in tandem with Options, or other stock-based incentive Awards.

     The Albertson's Plan will be administered by the Committee. Subject to the limitations in the Albertson's Plan, the Committee has the authority to determine and designate the key employees and non-employee directors to whom Awards are to be granted, the number of shares of Albertson's Common Stock to be awarded, the restrictions, if any, on the shares of Albertson's Common Stock issuable upon the exercise of the Award, the terms for payment of the Award price and the terms and conditions of each Award. The Committee may not, however, reduce the exercise price of an Option after the date of its grant.

     Consideration for the Awards to be granted under the Albertson's Plan will be provided by the past, present and expected future contributions to the management of Albertson's made by the key employees and non-employee directors to whom Awards are granted. Other than the exercise price of Options, no monetary consideration is expected to be provided by the key employees and non-employee directors with respect to the grant of the Awards. It is not possible currently to estimate the number or identity of future key employees or non-employee directors to be granted Awards under the Albertson's Plan.

     An aggregate of 30,000,000 shares of Albertson's Common Stock has been reserved for purposes of the Albertson's Plan; provided, however, that not more than one tenth of such shares reserved may be made the subject of Awards other than Options and Stock Appreciation Rights. The Albertson's Common Stock delivered in connection with Awards granted under the Albertson's Plan may be either authorized and unissued shares or issued shares reacquired by Albertson's and thereafter held as treasury shares. Any shares of Albertson's Common Stock as to which an Award granted under the Albertson's Plan remains unvested and/or unexercised at the expiration thereof or terminates unvested and/or unexercised, may be the subject of future Awards. In addition, if any Option is exercised by tendering shares to Albertson's as full or partial payment of the exercise price, the number of shares available under the Albertson's Plan will be increased by the number of shares so tendered. The Albertson's Plan provides for adjustment of the aggregate number of shares available under the Albertson's Plan and of the number of shares then subject to any outstanding Award upon the occurrence of certain events. These events include, among other things, stock dividends, stock splits and exchanges for a different number or kind of shares of stock or other securities. No more than 10% of the number of shares of Albertson's Common Stock reserved for issuance under the Albertson's Plan may be the subject of Awards granted to any one individual during the life of the Albertson's Plan.

     Both Nonqualified Stock Options and Incentive Stock Options may be granted under the Albertson's Plan. The per share exercise price of the Options is fixed when the Options are granted and, unless otherwise established by the Committee, must be at least 100% of the Fair Market Value of a share of Albertson's Common Stock on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a "ten-percent stockholder" as provided in Section 422 of the Code). Each Option will be exercisable at the times and in the installments determined at the time of grant and as provided for in a Stock Option Agreement or subsequently by the Committee. In the discretion of the Committee, the exercise price for shares of Albertson's Common Stock acquired pursuant to the exercise of an Option may be paid (i) in cash, or (ii) by transferring shares of Albertson's Common Stock (either actually or by attestation) to Albertson's, or (iii) by a combination of the foregoing.

     Options may be exercised by the Optionee during his or her employment or, in the case of a non-employee director, service as a director, with Albertson's or a subsidiary, or after termination of the Optionee's employment or service with Albertson's or a subsidiary in accordance with the following terms of the Albertson's Plan: (i) if the employment or service of an Optionee is terminated involuntarily by Albertson's or a subsidiary or if the Optionee receives a Demotion (as defined in the Albertson's Plan), the right to exercise any outstanding Options, to the extent exercisable, held by such Optionee terminates on the date such Options expire or three months following such Demotion or involuntary termination, whichever first occurs, or such other period (not beyond the expiration date of the Option) as determined by the Committee; (ii) if the employment or service of an Optionee is interrupted by reason of a "disability" (as described in the Plan) (a "Disability Determination"), the right to exercise any outstanding Options, to the extent exercisable, held by such Optionee terminates on the date such Options expire or within three years of the date that the first disability benefit payment is made in connection with the Disability Determination, whichever is the shorter period, or such other period (not beyond the expiration date of the Option) as determined by the Committee; (iii) if an Optionee's employment terminates as the result of retirement of the Optionee (as described in the Albertson's Plan) an Optionee with a Nonqualified Stock Option may exercise any outstanding Nonqualified Stock Option at any time prior to the expiration date of the Nonqualified Stock Option, or such other period as determined by the Committee, and an Optionee with an Incentive Stock Option may exercise any outstanding Incentive Stock Option at any time prior to the expiration date of the Incentive Stock Option or within three months following the effective date of the Optionee's retirement, whichever is the shorter period; (iv) if an Optionee shall die while an employee or while serving as a director or within three months after a Disability Determination, the Optionee's Options may be exercised by the person or persons entitled to do so at any time prior to the expiration date of such Options or within three years of the date of the Optionee's death, whichever is the shorter period, or such other period (not beyond the expiration date of the Option) as determined by the Committee; (v) if an Optionee dies within three months after the involuntary termination of the Optionee's employment, the Optionee's Options may be exercised at any time prior to the expiration date of such Options or within one year of the date of the Optionee's death whichever is the shorter period, or such other period (not beyond the expiration date of the Option) as determined by the Committee. Under the terms of the Albertson's Plan, any right to exercise outstanding Options during any such period following a termination of employment or service exists only to the extent such Options were exercisable immediately preceding the termination of employment or service, unless the Committee waives the restrictions relating to exercisability. Upon expiration of any such period, all of an Optionee's rights under an Option lapse.

     The Albertson's Plan permits the Albertson's Board of Directors to provide that the restrictions on shares of Restricted Stock or any other Award may lapse upon the achievement by Albertson's of specified performance goals. Such performance goals may be expressed in terms of one or more financial or other objective goals listed below which may be company-wide or otherwise, including on a divisional basis, regional basis or on an individual basis. Financial goals may be expressed in terms of sales, earnings per share, stock price, return on equity, net earnings growth, net earnings, related return ratios, cash flow, EBITDA, return on assets, total stockholder return, reductions in overhead ratio and/or expense to sales ratios, or any one or more of the foregoing. Any criteria may be measured in absolute terms or as compared to another company or companies. To the extent applicable, any such performance goal shall be determined (i) in accordance with the audited financial statements of Albertson's and generally accepted accounting principles and reported upon by the independent accountants of Albertson's or

(ii) so that a third party having knowledge of the relevant facts could determine whether such performance goal is met.

     To the extent agreements relating to Awards entered into under the Albertson's Plan contain provisions restricting the exercise of the related Awards during an employment period following the date of grant, the Albertson's Plan contains provisions that would cause all outstanding Awards subject to such agreements to become immediately exercisable upon the occurrence of certain events related to a Change of Control or possible Change of Control of Albertson's.

     No Awards may be granted under the Albertson's Plan after May 25, 2005. No Award granted under the Albertson's Plan will be transferable except in the event of the death of a Participant or, in the case of an Award other than an Incentive Stock Option, pursuant to a domestic relations order. In addition, the Albertson's Board of Directors or the Committee may set forth in the agreement evidencing an Award (other than an Incentive Stock Option) that the Award may be transferred to members of the Participant's immediate family or to specific entities maintained solely for the benefit of such Participant's immediate family members. Restrictions with regard to the Awards such as forfeiture upon termination of employment and the term of Award granted will be specified by the Committee at the time of grant of such Awards or thereafter. Termination of the Albertson's Plan will not affect rights under any Awards outstanding as of the date of termination.

     The Albertson's Board of Directors may amend, alter or discontinue the Albertson's Plan as it shall deem advisable; provided, however, that no amendment, alteration or discontinuance may impair the rights of a Participant under any outstanding Award without such Participant's consent.

AMENDMENTS TO THE ALBERTSON'S PLAN

     The Board of Directors amended the Albertson's Plan to increase by 20,000,000 the number of shares of Albertson's Common Stock reserved for issuance pursuant thereto, subject to stockholder approval of the Albertson's Plan and the consummation of the Merger. The principal purpose of this amendment was to enable Albertson's to continue to offer incentive compensation to key employees and non-employee directors, the number of whom is expected to increase following the Merger.

     The Albertson's Plan was also amended by the Albertson's Board of Directors, subject to stockholder approval of the Albertson's Plan and the consummation of the Merger, among other things, to (i) permit non-employee directors to participate in the Albertson's Plan, (ii) prohibit the repricing of Awards, (iii) provide the Committee the flexibility to determine the exercisability of Options following termination of employment or service as a director, (iv) provide for the limited transferability of Awards to a Participant's immediate family members or to certain entities maintained solely for their benefit, (v) provide that shares of Albertson's Common Stock tendered as full or partial payment of the exercise price of an Option may be available for future grants, and (vi) set forth the performance goals to which the vesting of restricted stock awards or deferred stock awards may be subject.

     Consummation of the Merger is not conditioned upon the approval of the Albertson's Plan Amendments; although the Albertson's Plan Amendments will not become effective unless the Merger is consummated.

NEW PLAN BENEFITS

     The grant of Awards under the Albertson's Plan as amended and restated is subject to the discretion of the Committee. The Committee has not granted any Awards under the Albertson's Plan as amended and restated. Accordingly, Albertson's cannot currently determine the number of shares of Albertson's Common Stock that may be subject to Awards granted thereunder in the future to key employees and directors generally.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a limited summary of the principal United States federal income tax consequences under current federal income tax law relating to the grant and exercise of Options granted under the Albertson's Plan, and the ownership and disposition of the underlying securities. This information is not a definitive explanation of the tax consequences of such Options, and among other things, does not describe state, local and other tax consequences.

     In general, an Optionee will not recognize taxable income upon the grant or exercise of an Incentive Stock Option, and Albertson's and its subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an Incentive Stock Option. (However, upon the exercise of an Incentive Stock Option, the excess of the fair market value on the date of exercise of the shares received over the exercise price of the Options will be treated as an adjustment to alternative minimum taxable income.) In order for the exercise of an Incentive Stock Option to qualify as an Incentive Stock Option, an Optionee generally must be an employee of Albertson's or a subsidiary (within the meaning of Section 422 of the Code) from the date the Incentive Stock Option is granted through the date three months before the date of exercise (one year preceding the date of exercise in the case of an Optionee whose employment is terminated due to disability). The employment requirement does not apply where an Optionee's employment is terminated due to his or her death.

     If the Optionee has made no disposition of the shares acquired upon exercise of an Incentive Stock Option for at least two years after the date of grant and held the shares for at least one year after the date of exercise, when the Optionee disposes of the shares, the difference, if any, between the sales price of the shares and the exercise price of the Option will be treated as long-term capital gain or loss. If an Optionee disposes of the shares prior to satisfying these holding period requirements (a "Disqualifying Disposition"), the Optionee will recognize ordinary income (treated as compensation) at the time of the Disqualifying Disposition, generally in an amount equal to the excess of the fair market value of the shares at the time the Option was exercised over the exercise price of the Option. The balance of the gain realized, if any, will be long-term or short-term capital gain, depending upon whether the shares have been held for at least twelve months after the date of exercise. If the Optionee sells the shares in a Disqualifying Disposition at a price below the fair market value of the shares at the time the Option was exercised, the amount of ordinary income (treated as compensation) will be limited to the amount realized on the sale over the exercise price of the Option. In general, if Albertson's and its subsidiaries comply with applicable income reporting requirements, Albertson's and its subsidiaries will be allowed a business expense deduction to the extent the Optionee recognizes ordinary income.

     In general, an Optionee who receives a Nonqualified Stock Option will recognize no income at the time of the grant of the Option. Upon exercise of a Nonqualified Stock Option, an Optionee will recognize ordinary income (treated as compensation) in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the Option. The basis in shares acquired upon exercise of a Nonqualified Stock Option will equal the fair market value of such shares at the time of exercise, and the holding period of the shares (for capital gain purposes) will begin on the date of exercise. In general, if Albertson's and its subsidiaries comply with applicable income reporting requirements, they will be entitled to a business expense deduction in the same amount and at the same time as the Optionee recognizes ordinary income. In the event of a sale of the shares of Albertson's Common Stock received upon the exercise of a Nonqualified Stock Option, any appreciation or depreciation after the exercise date generally will be taxed as long-term or short-term capital gain or loss depending upon whether the shares have been held for at least twelve months after the date of exercise.

     Special  rules may apply with respect to persons who may be subject to
Section 16(b) of the Exchange Act. Optionees who are or may become subject to Section 16 of the Exchange Act should consult with their own tax advisors in this regard.

     Under certain circumstances, the accelerated vesting or exercise of options in connection with a Change in Control might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of
Section 280G of the Code. To the extent it is so considered, an Optionee may be subject to a 20% excise tax and Albertson's and its subsidiaries may be denied a tax deduction.

     Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by Albertson's on the last day of the taxable year, but does not disallow a deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by stockholders. Albertson's has established the Albertson's Plan and the Committee intends to administer the Albertson's Plan as amended and restated in a manner such that compensation attributable to Options will not be subject to the deductibility limitation imposed by Section 162(m) of the Code.


THE ALBERTSON'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ALBERTSON'S STOCKHOLDERS VOTE FOR THE ALBERTSON'S PLAN AMENDMENTS.

             UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The unaudited pro forma combined financial statements are based on the historical consolidated financial statements of Albertson's and ASC and give effect to the Merger as a pooling of interests. The unaudited pro forma combined statements of earnings for the first 26 weeks of fiscal years 1998 and 1997 and fiscal years 1997, 1996 and 1995 assume that as if the Merger had been consummated as of the beginning of the earliest period presented. The unaudited pro forma combined balance sheet data assume that the Merger had been consummated on July 30, 1998, with respect to Albertson's and August 1, 1998, with respect to ASC. The unaudited pro forma adjustments described in the accompanying notes are based upon preliminary estimates and certain assumptions that the managements of Albertson's and ASC believe are reasonable.

     The unaudited pro forma financial statements are not necessarily indicative of actual or future financial position or results of operations that would have or will occur upon consummation of the Merger, and should be read in conjunction with the audited and unaudited historical consolidated financial statements, including the notes thereto, of Albertson's and ASC incorporated by reference or appearing elsewhere in this Proxy Statement/Prospectus. See "AVAILABLE INFORMATION and "DOCUMENTS INCORPORATED BY REFERENCE."


                           UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                             (Amounts in thousands, except per share data)

                                                      26 Week Period Ended July 30, 1998
                                       -------------------------------------------------------------------
                                                                                             Albertson's
                                         Albertson's        ASC                               Combined
                                          26 Weeks        26 Weeks                            26 Weeks
                                        July 30, 1998    August 1, 1998     Adjustments     July 30, 1998
                                       --------------    --------------     -----------     --------------
Sales ..............................   $    7,843,305    $    9,822,702              --     $   17,666,007
Cost of sales ......................        5,749,491         7,237,190              --         12,986,681
                                       --------------    --------------     -----------     --------------

Gross profit .......................        2,093,814         2,585,512              --          4,679,326
Selling, general and
  administrative expenses ..........        1,645,627         2,198,505              --          3,844,132
Impairment and
  restructuring ....................           29,423              --                --             29,423
                                       --------------    --------------     -----------     --------------

Operating profit ...................          418,764           387,007              --            805,771
Other (expenses) income:
  Interest, net ....................          (51,110)         (117,269)             --           (168,379)
  Other, net .......................           14,777              --                --             14,777
                                       --------------    --------------     -----------     --------------

Earnings before income
  taxes ............................          382,431           269,738              --            652,169
Income taxes .......................          143,412           115,717              --            259,129
                                       --------------    --------------     -----------     --------------

Net earnings .......................   $      239,019    $      154,021              --     $      393,040
                                       ==============    ==============     ===========     ==============

Earnings per share:
  Basic ............................   $         0.97    $         0.56                     $         0.94(b)
  Diluted ..........................   $         0.97    $         0.56                     $         0.93(b)
Weighted average shares outstanding:
  Basic ............................          245,716           274,189                            418,455(a)
  Diluted ..........................          246,798           275,752                            420,522(a)

    See notes to unaudited pro forma combined financial data on page 65.

                          UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                            (Amounts in thousands, except per share data)

                                                     26 Week Period Ended July 31, 1997
                                       -------------------------------------------------------------------

                                        Albertson's          ASC                               Combined
                                          26 Weeks         26 Weeks                            26 Weeks
                                       July 31, 1997     August 2, 1997     Adjustments      July 31, 1997
                                       --------------    --------------     -----------     --------------
Sales ..............................   $    7,288,050    $    9,510,818              --     $   16,798,868
Cost of sales ......................        5,427,384         6,973,564              --         12,400,948
                                       --------------    --------------     -----------     --------------

Gross profit .......................        1,860,666         2,537,254              --          4,397,920
Selling, general and
  administrative expenses ..........        1,478,332         2,143,903              --          3,622,235
Impairment and
  restructuring ....................             --              13,400              --             13,400
                                       --------------    --------------     -----------     --------------

Operating profit ...................          382,334           379,951              --            762,285
Other (expenses) income:
  Interest, net ....................          (38,855)         (104,652)             --           (143,507)
  Shareholder related expense ......             --             (33,913)             --            (33,913)
  Other, net .......................            9,045              --                --              9,045
                                       --------------    --------------     -----------     --------------

Earnings before income taxes .......          352,524           241,386              --            593,910
Income taxes .......................          133,818           117,204              --            251,022
                                       --------------    --------------     -----------     --------------

Net earnings .......................   $      218,706    $      124,182              --     $      342,888
                                       ==============    ==============     ===========     ==============


Earnings per share:
  Basic ............................   $         0.88    $         0.44                     $         0.81(b)
  Diluted ..........................   $         0.87    $         0.44                     $         0.80(b)
Weighted average shares outstanding:
  Basic ............................          249,827           279,386                            425,840(a)
  Diluted ..........................          250,524           280,808                            427,433(a)

    See notes to unaudited pro forma combined financial data on page 65.


                        UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                          (Amounts in thousands, except per share data)

                                                                FISCAL YEAR 1997
                                  ----------------------------------------------------------------------------
                                     Albertson's            ASC
                                      52 Weeks           52 Weeks                                 Combined
                                  January 29, 1998    January 31, 1998       Adjustments      Fiscal Year 1997
                                  ----------------    ----------------       -----------      ----------------
Sales .........................   $     14,689,511    $     19,138,880                --      $     33,828,391
Cost of sales .................         10,807,687          14,039,263                --            24,846,950
                                  ----------------    ----------------       -----------      ----------------

Gross profit ..................          3,881,824           5,099,617                --             8,981,441
Selling, general and
  administrative expenses .....          2,990,172           4,317,576                --             7,307,748
Impairment and
  restructuring ...............                                 13,400                --                13,400
                                  ----------------    ----------------       -----------      ----------------

Operating profit ..............            891,652             768,641                --             1,660,293
Other (expenses) income:
  Interest, net ...............            (82,563)           (211,063)               --              (293,626)
  Shareholder related expense .                                (33,913)               --               (33,913)
  Other, net ..................             17,814                --                                    17,814

Earnings before income taxes ..            826,903             523,665                               1,350,568
Income taxes ..................            310,089             243,045                --               553,134
                                  ----------------    ----------------       -----------      ----------------

Net earnings ..................   $        516,814    $        280,620                --      $        797,434
                                  ================    ================       ===========      ================


Earnings per share:
  Basic .......................   $           2.09    $           1.02                        $           1.89(b)
  Diluted .....................   $           2.08    $           1.01                        $           1.88(b)
Weighted average shares
outstanding:
  Basic .......................            247,735             276,409                                 421,873(a)
  Diluted .....................            248,497             277,769                                 423,491(a)

    See notes to unaudited pro forma combined financial data on page 65.

                       UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                         (Amounts in thousands, except per share data)

                                                             FISCAL YEAR 1996
                               ---------------------------------------------------------------------------
                                  Albertson's            ASC
                                    52 Weeks           52 Weeks                               Combined
                               January 30, 1997    February 1, 1997       Adjustments     Fiscal Year 1996
                               ----------------    ----------------       -----------     ----------------
Sales ......................   $     13,776,678    $     18,678,129                --     $     32,454,807
Cost of sales ..............         10,211,348          13,713,151                --           23,924,499
                               ----------------    ----------------       -----------     ----------------

Gross profit ...............          3,565,330           4,964,978                --            8,530,308
Selling, general and
  administrative expenses ..          2,715,776           4,220,187                --            6,935,963
Impairment and
  restructuring ............               --                77,151                --               77,151
                               ----------------    ----------------       -----------     ----------------

Operating profit ...........            849,554             667,640                --            1,517,194
Other (expenses) income:
  Interest, net ............            (64,569)           (163,088)               --             (227,657)
  Other, net ...............              9,862                --                  --                9,862
                               ----------------    ----------------       -----------     ----------------

Earnings before income taxes            794,847             504,552                --            1,299,399
Income taxes ...............            301,068             217,331                --              518,399
                               ----------------    ----------------       -----------     ----------------

Net earnings ...............   $        493,779    $        287,221                --     $        781,000
                               ================    ================       ===========     ================

Earnings per share:
  Basic ....................   $           1.96    $           0.98                --     $           1.79(b)
  Diluted ..................   $           1.95    $           0.98                --     $           1.79(b)
Weighted average shares
outstanding:
  Basic ....................            251,710             291,776                --              435,529(a)
  Diluted ..................            252,730             292,651                --              437,100(a)

    See notes to unaudited pro forma combined financial data on page 65.

                        UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                       (Dollar amounts in thousands, except per share data)

                                                                    FISCAL YEAR 1995
                                      ---------------------------------------------------------------------------
                                         Albertson's             ASC
                                           52 Weeks           53 Weeks                               Combined
                                       February 1, 1996    February 3, 1996       Adjustments     Fiscal Year 1995
                                       ----------------    ----------------       -----------     ----------------
Sales ..............................   $     12,585,034    $     18,308,894                --     $     30,893,928
Cost of sales ......................          9,371,736          13,558,690                --           22,930,426
                                       ----------------    ----------------       -----------     ----------------

Gross profit .......................          3,213,298           4,750,204                --            7,963,502
Selling, general and
  administrative expenses ..........          2,406,082           4,048,490                --            6,454,572
                                       ----------------    ----------------       -----------     ----------------

Operating profit ...................            807,216             701,714                --            1,508,930
Other (expenses) income:
  Interest, net ....................            (55,633)           (150,798)               --             (206,431)
  Other, net .......................              6,918                --                  --                6,918
                                       ----------------    ----------------       -----------     ----------------

Earnings before income taxes .......            758,501             550,916                --            1,309,417
Income taxes .......................            293,540             234,107                --              527,647
                                       ----------------    ----------------       -----------     ----------------

Net earnings .......................   $        464,961    $        316,809                --     $        781,770
                                       ================    ================       ===========     ================


Earnings per share:
  Basic ............................   $           1.84    $           1.08                --     $           1.78(b)
  Diluted ..........................   $           1.83    $           1.08                --     $           1.78(b)
Weighted average shares outstanding:
  Basic ............................            253,080             293,887                --              438,229(a)
  Diluted ..........................            254,093             294,465                --              439,606(a)

    See notes to unaudited pro forma combined financial data on page 65.

                          UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                  (Amounts in thousands)


                                     Albertson's         ASC                                 Combined
                                        As of           As of                                  As of
                                    July 30, 1998   August 1, 1998       Adjustments       July 30, 1998
                                   --------------   --------------    ------------------   --------------
ASSETS
Cash and cash equivalents ......   $       50,462   $       34,380    $       15,536  (e)  $       35,378
                                                                             (65,000) (c)
Accounts and notes receivable ..          123,752          357,890                                481,642
Inventories ....................        1,295,697        1,549,924              --              2,845,621
Prepaid expenses ...............           56,751           80,026              --                136,777
Deferred income taxes ..........           53,064           13,975              --                 67,039
                                   --------------   --------------    ------------------   --------------

    Total current assets .......        1,579,726        2,036,195           (49,464)           3,566,457

Net land, buildings and
  equipment ....................        3,631,321        4,300,317           119,309  (d)       8,050,947
Goodwill, net of accumulated
  amortization .................           91,991        1,600,195              --              1,692,186
Other assets ...................          250,004          482,696          (119,309) (d)         613,391
                                   --------------   --------------    ------------------   --------------

Total assets ...................   $    5,553,042   $    8,419,403    $      (49,464)      $   13,922,981
                                   ==============   ==============    ==============       ==============

LIABILITIES AND STOCKHOLDERS'
 EQUITY
Accounts payable ...............   $      748,011   $    1,074,624              --         $    1,822,635
Salaries and related liabilities          152,877          255,416              --                408,293
Taxes other than income
  taxes ........................           86,587             --                --                 86,587
Income taxes ...................            1,948           28,999              --                 30,947
Self-insurance .................           70,236           62,154              --                132,390
Unearned income ................           60,260             --                --                 60,260
Other ..........................           58,521          376,250              --                434,771
Current maturities of long-
  term debt and capitalized
  lease obligations ............           15,608           40,287              --                 55,895
                                   --------------   --------------    ------------------   --------------

    Total current liabilities ..        1,194,048        1,837,730              --              3,031,778

Long-term debt and capitalized
  lease obligations ............        1,410,761        3,261,042              --              4,671,803

Other long-term liabilities
  and deferred credits .........          387,132          888,305              --              1,275,437
                                   --------------   --------------    ------------------   --------------

    Total liabilities ..........        2,991,941        5,987,077              --              8,979,018

Common stock ...................          245,508          299,778               289  (e)         418,744
                                                                            (126,831) (f)
Capital in excess of par value .              696          272,654            15,247  (e)             --
                                                                            (288,597) (f)
Retained earnings ..............        2,314,897        2,425,033           (65,000) (c)       4,525,219
                                                                            (149,711) (f)             --
Treasury stock .................                0         (565,139)          565,139  (f)             --
                                   --------------   --------------    ------------------   --------------

    Total stockholders' equity .        2,561,101        2,432,326           (49,464)           4,943,963
                                   --------------   --------------    ------------------   --------------

Total liabilities and
  stockholders' equity .........   $    5,553,042   $    8,419,403    $      (49,464)      $   13,922,981
                                   ==============   ==============    ==============       ==============

    See notes to unaudited pro forma combined financial data on page 65.

            NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

NOTE 1 - BASIS OF PRESENTATION

     On August 2, 1998, Albertson's, ASC and a wholly owned subsidiary of Albertson's entered into the Agreement providing for the Merger. As a result of the Merger, each of the then outstanding shares of ASC Common Stock, would be converted into the right to receive 0.63 shares of Albertson's Common Stock.

     The unaudited pro forma combined financial information has been prepared assuming that the Merger will be accounted for under the "pooling of interests" method of accounting. Under this method of accounting, the assets and liabilities of Albertson's and ASC will be combined based on the respective carrying values of the accounts in the historical financial statements of each entity. Results of operations of the combined company will include income of Albertson's and ASC for the entire fiscal period in which the combination occurs and the historical results of operations of the separate companies for fiscal years prior to the Merger will be combined and reported as the results of operations of the combined company. Earnings per share data do not reflect the sale by Albertson's of additional shares in order to meet pooling-of-interest requirements.

     The pro forma adjustments represent management's best estimates based on currently available information. Actual adjustments will differ from those reflected in the unaudited pro forma combined financial statements. Albertson's and ASC are still in the process of reviewing their respective accounting policies relative to those followed by the other entity. As a result of this review, it may be necessary to restate certain amounts in Albertson's or ASC's financial statements to conform to those accounting policies that are most appropriate. In management's opinion, any such restatements will not be material.

     Albertson's and ASC's fiscal years end on the Thursday and Saturday (respectively) nearest to January 31 of each year. All fiscal years presented are 52 weeks except ASC's fiscal year 1995 which is a 53 week year. Unless the context otherwise indicates, reference to a fiscal year refers to the calendar year in which such fiscal year commences. For presentation purposes, the date of Albertson's 26 week periods and fiscal years are utilized to represent the combined company's periods.

NOTE 2 - PRO FORMA ADJUSTMENTS

(a) Represents the sum of the weighted average number of shares outstanding of Albertson's Common Stock plus the weighted average number of shares outstanding of ASC Common Stock multiplied by 0.63 (the Exchange Ratio).

(b) Based upon the computed total weighted average number of shares outstanding as discussed in (a) above.

(c) Albertson's and ASC estimate that they will incur direct transaction costs of approximately $65 million (pre-tax) associated with the Merger. These costs consist primarily of investment banking, legal, accounting, printing, and regulatory filing fees. The unaudited pro forma combined balance sheet reflects such expenses as if they had been paid as of the end of the second quarter 1998.

(d) Adjustment to reclassify land held for development by ASC to conform to Albertson's classification.

(e) Adjustment to record the sale of 289,000 shares Albertson's Common Stock prior to the Effective Time in order to meet pooling of interests accounting requirements.

(f) Represents the conversion (at the Exchange Ratio) of ASC Common Stock into Albertson's Common Stock. The adjustments also reflect the retirement of shares ASC's Common Stock held in treasury.

NOTE 3 - MERGER AND INTEGRATION RELATED COSTS

     Albertson's and ASC expect to incur charges to operations of approximately $65 million, pre-tax, for transaction fees and costs incident to the Merger. These direct incremental Merger costs referred to in Note 2(c) are reflected in the unaudited pro forma combined balance sheet as if they had been paid as of the end of the second quarter 1998. The pro forma financial statements do not reflect the non-recurring costs and expenses associated with integrating the operations of the two companies, nor any of the anticipated recurring expense savings arising from the integration. Costs of integration will result in significant non-recurring charges to the combined results of operations after consummation of the Merger; however, the actual amount of such charges cannot be determined until the transition plan relating to the integration of operations is completed.

                  DESCRIPTION OF ALBERTSON'S CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

     Albertson's authorized capital stock presently consists of 1,200,000,000 shares of Albertson's Common Stock and 10,00,000 shares of preferred stock, par value $1.00 per share (the "Albertson's Preferred Stock"), of which 3,000,000 are designated as Series A Junior Participating Preferred Stock (the "Series A Junior Preferred Stock").

ALBERTSON'S COMMON STOCK

     The holders of Albertson's Common Stock are entitled to one vote for each share on all matters voted on by the stockholders (including the election of directors). The holders of Albertson's Common Stock do not have any cumulative voting, conversion, redemption or preemptive rights. Subject to any preferential rights of any outstanding series of Albertson's Preferred Stock designated by the Albertson's Board of Directors from time to time, the holders of Albertson's Common Stock are entitled to such dividends as may be declared from time to time by the Albertson's Board of Directors from funds available therefor, and upon liquidation are entitled to receive pro rata all assets of Albertson's available for distribution to such holders. For a description of the terms of the Series A Preferred Stock, see "--Preferred Stock Purchase Rights," below.

ALBERTSON'S PREFERRED STOCK

     The Albertson's Board of Directors is authorized to provide for the issuance of shares of Albertson's Preferred Stock, in one or more series, and to fix for each such series such voting powers, designations, preferences and relative, participating, optional and other special rights, and such qualifications, limitations or restrictions, as are stated in the resolution adopted by the Albertson's Board of Directors providing for the issuance of such series and as are permitted by the DGCL. In connection with the adoption of the Rights Agreement, the Albertson's Board of Directors authorized the issuance of up to 3,000,000 shares of Albertson's Preferred Stock designated as the Series A Junior Preferred Stock. Prior to the Effective Time, Albertson's presently intends to cause additional shares of Albertson's Preferred Stock to be designated as Series A Junior Preferred Stock to provide for the additional Rights that will be attached to the Albertson's Common Stock to be issued in the Merger. Subject to the consent of ASC as required by the Agreement, in order to attach additional Rights to the Albertson's Common Stock to be issued in the Merger, Albertson's reserves the right to amend the terms of the Rights Agreement so as not to be required to designate additional shares of Albertson's Preferred Stock as Series A Junior Preferred Stock.

PREFERRED STOCK PURCHASE RIGHTS

     Albertson's Board of Directors has adopted a stockholders rights plan, pursuant to which one Right is associated with each outstanding share of Albertson's Common Stock. Each Right entitles the registered holder to purchase from Albertson's one one-hundredth of a share of Series A Junior Preferred Stock at a purchase price of $160, subject to adjustment (the "Rights Purchase Price").

     The Rights are attached to all outstanding shares of Albertson's Common Stock (and will attach to all shares of Albertson's Common Stock to be issued in connection with the Merger) and are not represented by separate Rights certificates. Until the earlier to occur of (i) ten days (the "Stock Acquisition Date") following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire beneficial ownership of 15% or more of the outstanding shares of Albertson's Common Stock (an "Acquiring Person") or
(ii) ten business days (or such later date as may be determined by the Albertson's Board of Directors) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person (the earlier of such dates being called the "Rights Distribution Date"), the Rights will be evidenced by the Albertson's Stock Certificates. Until the Rights Distribution Date, (i) the Rights will be transferred only with Albertson's Stock Certificates; (ii) new Albertson's Stock Certificates will contain a notation incorporating the Rights
Agreement  by  reference;  and  (iii) the  surrender  for  transfer  of any certificates for Albertson's Common Stock outstanding as of the Rights Distribution Date will also constitute the transfer of the Rights associated with the Albertson's Common Stock represented by such certificate. As soon as practicable after the Rights Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Albertson's Common Stock as of the close of business on the Rights Distribution Date, and the separate Rights Certificates alone will represent the Rights.

     The Rights are not exercisable until the Rights Distribution Date and will expire at the close of business on March 21, 2007, unless earlier redeemed or exchanged by Albertson's.

     In the event that any person becomes an Acquiring Person (except pursuant to an offer for all outstanding shares of Albertson's Common Stock that the independent directors determine to be fair to and otherwise in the best interests of Albertson's and its stockholders), each holder of a Right will thereafter have the right to receive, upon exercise, Albertson's Common Stock (or, in certain circumstances, cash, property or other securities of Albertson's) (a "Flip-in-Event") having a value equal to two times the Rights Purchase Price. Notwithstanding the foregoing, all Rights that are, or (under certain circumstances specified in the Rights
Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of a Flip-in Event until such time as the Rights are no longer redeemable by Albertson's as set forth below.

     In the event that following the Stock Acquisition Date, (i) Albertson's engages in a merger or business combination transaction in which Albertson's is not the surviving corporation; or (ii) Albertson's engages in a merger or business combination transaction in which Albertson's is the surviving corporation and Albertson's Common Stock is changed or exchanged; or (iii) 50% or more of Albertson's assets or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) and except in connection with certain tender offers shall thereafter have the right to receive, upon exercise of the Right, common stock of the acquiring company having a value equal to two times the Rights Purchase Price.

     At any time until ten days following the Stock Acquisition Date, the Albertson's Board of Directors may redeem the Rights in whole, but not in part at a redemption price of $0.001 per Right (subject to adjustment). The foregoing notwithstanding, the Rights generally may not be redeemed for one hundred eighty (180) days following a change in a majority of the Albertson's Board of Directors as a result of a proxy contest.

     At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Albertson's Common Stock, Albertson's Board of Directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Albertson's Common Stock, or one one-hundredth of a share of Albertson's Preferred Stock (or of a share of a class or series of Albertson's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     Any of the provisions of the Rights Agreement may be amended by the Albertson's Board of Directors prior to the Rights Distribution Date. After the Rights Distribution Date, the provisions of the Rights Agreement may be amended by the Albertson's Board of Directors to cure any ambiguity, defect or inconsistency, or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person) or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment shall be made at a time when Rights are not redeemable.

     The Series A Junior Preferred Stock will be nonredeemable and, will rank junior to all other series of Albertson's Preferred Stock (unless the terms of any series provide otherwise), and senior to the Albertson's Common Stock, as to the payment of dividend and the distribution of assets. Each share of Series A Junior Preferred Stock will have a quarterly dividend in an amount equal to the greater of (a) $25.00 and (b) subject to an adjustment, 100 times the aggregate per share amount of all cash and non-cash dividends declared on each share of Albertson's Common Stock with respect to the prior quarter. In the event of liquidation, the holders of Series A Junior Preferred Stock will receive a liquidation payment equal to $16,000 per share, plus an amount equal to accrued and unpaid dividends thereon to the date of such payment. After the holders of Albertson's Common Stock receive an amount per share equal to the quotient obtained by dividing the liquidation preference by 100, the remaining assets are paid to the holders of the Series A Junior Preferred Stock and the Albertson's Common Stock on a ratable and proportional basis. Each share of Series A Junior Preferred Stock will have one vote, voting together with the shares of Albertson's Common Stock. In the event of any merger, consolidation or other transaction in which shares of Albertson's Common Stock are exchanged, each share of Series A Junior Preferred Stock will be similarly exchanged in an amount per share equal to 100 times the amount and type of consideration received per share of Albertson's Common Stock. The rights of Series A Junior Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Fractional shares of Series A Junior Preferred Stock will be issuable in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distribution and to have the benefit of all other rights of holders of Series A Junior Preferred Stock.

     Until a Right is exercised, the holder thereof, as such, has no rights as a stockholder of Albertson's including, without limitation, the right to vote or to receive dividends.

     The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire Albertson's. The Rights, however, should not affect any prospective offeror willing to make an offer at a fair price and otherwise in the best interests of Albertson's and its stockholders as determined by a majority of Directors who are not affiliated with the person making the offer. The Rights should not interfere with any merger or other business combination approved by the Albertson's Board of Directors, since the Albertson's Board of Directors may generally, at its option at any time until ten days following the Stock Acquisition Date redeem all, but not less than all, of the then outstanding Rights.

     On August 2, 1998, in connection with the execution of the Agreement and the Albertson's Stock Option Agreement, the Rights Agreement was amended to provide that ASC will not be deemed to be (i) the beneficial owner of or to beneficially own the shares of Albertson's Common Stock issuable upon exercise of the Albertson's Option and (ii) an Acquiring Person by reason of its holding of the Albertson's Option or any shares of Albertson's Common Stock acquired pursuant to the exercise thereof.

     The foregoing summary of certain terms of the Rights is qualified in its entirety by reference to the Rights Agreement, a copy of which is filed as an exhibit to the Registration Statement and is incorporated herein by reference.

                     COMPARATIVE RIGHTS OF STOCKHOLDERS

GENERAL

     As a result of the Merger, stockholders of ASC will become stockholders of Albertson's and the rights of all such former ASC stockholders will thereafter be governed by the Albertson's Certificate, the Albertson's Bylaws and the DGCL. Since both Albertson's and ASC are Delaware corporations, the rights of ASC stockholders will continue to be governed by the DGCL. The rights of the holders of ASC Common Stock are presently governed by the ASC Certificate, the ASC Bylaws and the DGCL. The following summary, which does not purport to be a complete statement of the general differences among the rights of the stockholders of Albertson's and ASC, sets forth certain differences between the Albertson's Certificate and the ASC Certificate and between the Albertson's Bylaws and the ASC Bylaws. This summary is qualified in its entirety by reference to the full text of each of such documents and the DGCL. For information as to how such documents may be obtained, see "AVAILABLE INFORMATION."

CLASSIFIED BOARD OF DIRECTORS

     The DGCL provides that a corporation's board of directors may be divided into up to three various classes with staggered terms of office. The Albertson's Certificate provides that Albertson's Board of Directors is classified into three classes with each class elected in staggered elections and serving a three-year term.

     Classification of directors has the effect of making it more difficult for stockholders to change the composition of Albertson's Board of Directors. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in the majority of Albertson's Board of Directors. Such a delay may help ensure that Albertson's Board of Directors, if confronted by a holder attempting to force a proxy contest, a tender or exchange offer or other extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what it believes to be the best interests of the stockholders.

     The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of Albertson's, even though such a transaction could be beneficial to Albertson's and its stockholders.

     The ASC Certificate and the ASC Bylaws do not provide for a classified Board of Directors and each director is elected annually.

STOCKHOLDER RIGHTS PLAN

     Albertson's has adopted the Rights Agreement and issued the Rights to protect Albertson's stockholders from coercive or unfair takeover tactics. For further discussion of the Rights and the Rights Agreement, see
"DESCRIPTION  OF  ALBERTSON'S  CAPITAL  STOCK -- Preferred  Stock  Purchase
Rights."

     ASC presently has no stockholder rights plan.

NUMBER OF DIRECTORS; REMOVAL; FILLING VACANCIES

     The Albertson's Bylaws provide that the number of directors will be determined by resolution of the Albertson's Board of Directors or by the vote at the annual meeting of the holders of at least three-fourths of the outstanding shares of Albertson's Common Stock entitled to vote in the election of directors. The Albertson's Certificate provides that in no event shall the number of directors be less than three and such number of directors may be otherwise increased or decreased in such manner as described in the Albertson's Bylaws. The Albertson's Bylaws provide that the number of directors shall not be more than twenty-one. The Albertson's Board of Directors currently consists of 14 directors.

     Under the DGCL, unless otherwise provided in a corporation's certificate of incorporation, directors serving on a classified board of directors may be removed by the stockholders only for cause. The Albertson's Certificate provides that any director or the entire Albertson's Board of Directors may be removed from office at any time, but only for cause, and the Albertson's Bylaws provide that such removal may be effected only by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding Albertson's Common Stock entitled to vote in the election of directors. The term "cause" shall mean a conviction of a crime involving moral turpitude, an administrative agency determination of conduct involving moral turpitude, or a determination in good faith, by a majority in voting power of the issued and outstanding stock of Albertson's, after a hearing before at minimum such a majority in voting power of Albertson's Common Stock, of conduct involving moral turpitude materially adverse to the interests of Albertson's.

     The Albertson's Bylaws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the entire Board of Directors (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. The Albertson's Bylaws prohibit a director from standing for a reelection to the Albertson's Board of Directors after reaching the age of 70 other than certain directors who were grandfathered.

     The Board of Directors of ASC currently consists of 12 directors. The ASC Certificate provides that the total number of directors will be fixed by the Board of Directors but shall be not less than five nor more than twenty.

     The ASC Certificate does not provide for the procedure for removal of directors. Therefore, under the DGCL, the ASC directors may be removed by the stockholders with or without cause.

     The provisions of the ASC Bylaws reflecting the procedures for filling the vacancies and newly created directorships resulting from any increase in the authorized number of directors are substantially similar to the provisions of the Albertson's Bylaws described above.

SPECIAL MEETINGS; STOCKHOLDER ACTION BY WRITTEN CONSENT

     The DGCL provides that special meetings of stockholders may be called by a corporation's board of directors or by such person(s) as may be authorized by the corporation's certificate of incorporation or bylaws.

     The Albertson's Bylaws provide that special meetings of stockholders of Albertson's may be called only by the Chairman or the Vice Chairman of the Albertson's Board of Directors or by the President of Albertson's, and shall be called by the Chairman or the Vice Chairman of the Albertson's Board of Directors or the President or the Secretary of Albertson's at the request in writing of a majority of the Albertson's Board of Directors. The Albertson's Bylaws further provide that only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to Albertson's notice of the meeting.

     The ASC Certificate and the ASC Bylaws provide that special meetings of stockholders of ASC may be called by the ASC Board of Directors or by any person or committee expressly so authorized by the ASC Board of Directors and by no other person or persons. The ASC Bylaws further provide that only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to ASC's notice of the meeting.

     The DGCL provides that unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of such stockholders of a corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.

     As permitted by the DGCL, the Albertson's Certificate provides that, in lieu of corporate action taken at a meeting of the stockholders, the written consent of the holders of stock having no less than the minimum percentage of the total vote that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may authorize such corporate action to be so taken.

     The ASC Certificate prohibits ASC's stockholders from taking any action by written consent.

ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND STOCKHOLDER PROPOSALS

     Albertson's. The Albertson's Bylaws set forth an advance notice procedure for stockholders to make nominations of candidates for election as directors or bring other business before an annual meeting of stockholders of Albertson's (the "Stockholder Notice Procedure").

     The Stockholder Notice Procedure provides that only persons who are nominated by, or at the direction of, Albertson's Board of Directors, or by a stockholder who has given timely written notice to the Secretary of Albertson's prior to the meeting at which directors are to be elected, will be eligible for election as directors of Albertson's. The Stockholder Notice Procedure provides that at an annual meeting only such business may be conducted as has been brought before the meeting by a stockholder who has given timely written notice to the Secretary of Albertson's of such stockholder's intention to bring such business before such meeting. Under the Stockholder Notice Procedure, to be timely, notice of stockholder nominations or proposals (a) for an annual meeting must be received by Albertson's no less than sixty days nor more than ninety days prior to the anniversary date of the immediately preceding annual meeting of stockholders (or, in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, in order to be timely, notices by the stockholder must be received not later than the close of business on the tenth day following the earlier of (i) the day on which such notice of the date of the annual meeting was mailed or (ii) the date such public disclosure of the date the annual meeting was made) and (b) for a special meeting of stockholders called for the purpose of electing directors, must be received by Albertson's not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was typed and mailed or public disclosure of the date of the special meeting was made, whichever occurs first.

     Under the Stockholder Notice Procedure, a stockholder's notice to Albertson's proposing to nominate a person for election as a Director must set forth (a) as to each person whom the stockholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of the Albertson's Common Stock that are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of the Albertson's Common Stock that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     By requiring advance notice of nominations by stockholders, the Stockholder Notice Procedure affords Albertson's Board of Directors an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by Albertson's Board of Directors, to inform stockholders about such qualifications. By requiring advance notice of other proposed business, the Stockholder Notice Procedure also provides a more orderly procedure for conducting annual meetings of stockholders and to the extent deemed necessary or desirable by Albertson's Board of Directors, provides Albertson's Board of Directors with an opportunity to inform stockholders, prior to such meetings, of any business proposed to be conducted at such meetings, together with any recommendations as to the position of Albertson's Board of Directors regarding action to be taken with respect to such business, so that stockholders can better decide whether to attend such a meeting or to grant a proxy regarding the disposition of any such business.

     Although Albertson's Certificate does not give Albertson's Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or proposals for action, the foregoing provisions may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to Albertson's and its stockholders.

     ASC. The ASC Bylaws contain a provision similar to the Stockholder Notice Procedure. For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Corporate Secretary of ASC and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice must be delivered to the Corporate Secretary at the principal executive offices of ASC not later than the close of business on the sixtieth day nor earlier than the close of business on the ninetieth day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by ASC. In no event will the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

     Such stockholder's notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on ASC's books, and of such beneficial owner and (ii) the class and number of shares of ASC which are owned beneficially and of record by such stockholder and such beneficial owner.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

     The DGCL provides that the certificate of incorporation of a corporation may be amended upon adoption by the board of directors of a resolution setting forth the proposed amendment and declaring its advisability, followed by the favorable vote of the holders of a majority of the outstanding stock entitled to vote on the amendment. It also provides that a certificate of incorporation may require a greater vote than would otherwise be required by the DGCL.

     Albertson's. The Albertson's Certificate provides that Albertson's reserves the right to amend, alter, suspend or repeal any provision contained in the Albertson's Certificate from time to time in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon the directors, officers and stockholders herein are granted subject to this reservation. Notwithstanding any other provision of the Albertson's Certificate or the Albertson's Bylaws (and in addition to any other vote that may be required by law, the Albertson's Certificate or the Albertson's Bylaws), the affirmative vote of the holders of three-fourths (3/4) of the outstanding stock of Albertson's entitled to vote in elections of directors is required for the Albertson's stockholders to amend, alter, suspend or repeal the Albertson's Bylaws or the provisions in the Albertson's Certificate relating to written consent, removal of directors or the amendment of the Albertson's Certificate and the Albertson's Bylaws. In addition, the Albertson's Bylaws may be altered, amended, suspended or repealed, or new bylaws may be adopted, (i) by resolution adopted by a majority of the full Albertson's Board of Directors at a meeting thereof,
(ii) by unanimous written consent of all the directors in lieu of a meeting, or (iii) by the affirmative vote, at any annual or special meeting of the stockholders, of the holders of at least a majority of the outstanding stock of Albertson's entitled to vote thereon, except that the affirmative vote of the holders of at least three-fourths (3/4) of the outstanding stock of Albertson's entitled to vote thereon shall be required for the stockholders to amend any of the provisions of Article III (Directors) of the Albertson's Bylaws.

     The Albertson's Certificate also provides that the affirmative vote of eighty percent (80%) or more of the voting power of the issued and outstanding Albertson's Common Stock entitled to vote shall be required to amend, modify or repeal, or to adopt any provisions inconsistent with, the provisions relating to Preferred and Common Stock; provided, however, that such provisions may be amended, modified or repealed, and any such new provision may be added, upon the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding capital stock of Albertson's entitled to vote, if such amendment, modification, repeal or addition shall first have been approved and recommended by a resolution adopted by an affirmative vote of at least three-fourths (3/4) of the members of the Albertson's Board of Directors.

     The Albertson's Certificate also provides that the affirmative vote of eighty percent (80%) or more of the voting power of the issued and outstanding Albertson's Common Stock entitled to vote shall be required to amend, modify or repeal, or to adopt any provisions inconsistent with, the provisions of the Albertson's Certificate relating to Business Combinations (as defined under "-- Transactions with Interested Stockholders; Related Parties"); provided, however, that such provisions may be amended, modified or repealed, and any such new provision may be added, upon the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding capital stock of Albertson's entitled to vote if:

     (a) Such amendment, modification, repeal or addition shall first have been approved by a resolution adopted by a majority vote of the Continuing Directors as defined under "--Transactions with Interested Stockholders; Related Parties" or

     (b) All of the following conditions shall have been met with respect to such Business Combination:

               (i) The aggregate amount of cash and the Fair Market Value (as defined under "-- Transactions with Interested Stockholders; Related Parties"); as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of the Albertson's Common Stock in such Business Combination shall be at least equal to the highest of the following, adjusted to reflect subdivisions of stock and stock splits:

               A. The highest per share price (including brokerage commissions, transfer taxes and soliciting dealer's fees) paid by the Interested Stockholder (as defined in "-- Transactions with Interested Stockholders; Related Parties"); for any shares of the Albertson's Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date"), or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

               B. The Fair Market Value per share of the Albertson's Common Stock (1) on the Announcement Date, or (2) on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher; and

               C. The Fair Market Value per share of the Albertson's Common Stock determined pursuant to the immediately preceding subparagraph (B), multiplied by the ratio of
                    (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealer's fees) paid by the Interested Stockholder for any shares of the Albertson's Common Stock acquired by it within the two-year period immediately prior to the Announcement Date, to the (2) the Fair Market Value per share of the Albertson's Common Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of the Albertson's Common Stock.

               (ii) The consideration to be received by holders of a particular class of the outstanding Albertson's Common Stock entitled to vote shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of the outstanding Albertson's Common Stock entitled to vote. If the Interested Stockholder has paid for shares of any class of the outstanding Albertson's Common Stock entitled to vote with varying forms of consideration, the form of consideration for such class of the outstanding Albertson's Common Stock entitled to vote shall be either cash or the form used to acquire the largest number of shares of such class of the outstanding Albertson's Common Stock entitled to vote previously acquired by it.

               (iii)  After  such  Interested  Stockholder  has  become  an
          Interested Stockholder and prior to the consummation of such Business Combination: (a) there shall have been (1) no reduction in the annual rate of dividends paid on the Albertson's Common Stock (except as necessary to reflect any subdivision or split of the Albertson's Common Stock), except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or similar transaction which has the effect of reducing the number of outstanding shares of the Albertson's Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Continuing Directors; and (b) such Interested Stockholder shall not have become the Beneficial Owner (as defined under "-- Transactions with Interested Stockholders; Related Parties") of any additional shares of the Albertson's Common Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder, and except as necessary to reflect any subdivision or split of the Albertson's Common Stock.

               (iv) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by Albertson's, whether in anticipation of or in connection with a Business Combination or otherwise.

               (v) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing such Act or Rules) shall be mailed to stockholders of Albertson's at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     ASC. The ASC Certificate requires the affirmative vote of the holders of eighty percent (80%) of the ASC Common Stock (as well as a majority of the outstanding shares of ASC Common Stock not held by a Related Person (as defined below) for amendments to the provisions of the ASC Certificate relating to the number of members and annual election of the ASC Board of Directors, the calling of special meetings of stockholders, stockholder action only at stockholder meetings, amendments to the ASC Bylaws, transactions with related parties, the takeover constituency provision and the amendments to the ASC Certificate. The ASC Certificate requires the same vote for any amendment by ASC stockholders of the ASC Bylaws. All other provisions of the ASC Certificate may be amended as provided in the DGCL.

BUSINESS COMBINATIONS

     Section 203 of the DGCL provides that, subject to certain exceptions specified therein, a corporation shall not engage in any business combination with any interested stockholder for a three-year period following the date that such stockholder becomes an interested stockholder unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers and employee stock purchase plans in which employee participants do not have the right to determine confidentially whether plan shares will be tendered in a tender or exchange offer) or (iii) at or subsequent to such time, the business combination is approved by the board of directors of the corporation and by the affirmative vote at an annual or special meeting, and not by written consent, of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as specified in Section 203 of the DGCL, an interested stockholder is defined to include
(a) any person that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date and (b) the affiliates and associates of any such person.

     Under certain circumstances, Section 203 of the DGCL may make it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although in the corporation's certificate of incorporation or bylaws, stockholders may elect that a corporation will not be governed by Section
203. Neither the Albertson's Certificate nor the Albertson's Bylaws contains such an election. Similarly, neither the ASC Certificate nor the ASC Bylaws contain such an election. It is anticipated that the provisions of Section 203 of the DGCL may encourage companies interested in acquiring Albertson's to negotiate in advance with Albertson's Board of Directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

TRANSACTIONS WITH INTERESTED STOCKHOLDERS; RELATED PARTIES

     The DGCL provides that the following steps are generally required to effect a merger or consolidation: (a) the board of directors must approve a plan of merger or consolidation; and (b) the stockholders, at either an annual or special meeting, must approve the plan by the affirmative vote of a majority of all shares entitled to vote thereon. It further provides that a certificate may require a greater stockholder vote for approval of a merger or consolidation.

     Albertson's. Except under certain circumstances that require a vote of a majority of holders of the voting power of the Albertson's Common Stock in case of transactions with an Interested Stockholder, the Albertson's Certificate contains a "fair price" provision, requiring that certain Business Combination transactions with an Interested Stockholder will be subject to the affirmative vote of the holders of not less than 80% of the outstanding Albertson's Common Stock held by stockholders other than the Interested Stockholder.

     For the purposes of this provision, certain terms are defined as follows:

        "Business Combination" means any one or more of the following transactions:

          (i) Any merger or consolidation of Albertson's or any subsidiary of Albertson's with any Interested Stockholder or any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an affiliate of an Interested Stockholder.

          (ii) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any affiliate of any Interested Stockholder of any assets of Albertson's or any subsidiary of Albertson's having an aggregate Fair Market Value (as defined below) of $1,000,000 or more.

          (iii) The issuance or transfer by Albertson's or any subsidiary Albertson's (in one transaction or a series of transactions) of any securities of Albertson's or any subsidiary of Albertson's to any Interested Stockholder or any affiliate of any Interested Stockholder in exchange for cash, securities or other property (or combination thereof) having an aggregate Fair Market Value of $1,000,000 or more.

          (iv) The adoption of any plan or proposal for the liquidation or dissolution of Albertson's proposed by or on behalf of an Interested Stockholder or any affiliate of any Interested Stockholder.

          (v) Any reclassification of securities (including any reverse stock split), or recapitalization of Albertson's, or any merger or consolidation of Albertson's with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Albertson's or any subsidiary which is directly or indirectly beneficially owned by any Interested Stockholder or any affiliate of any Interested Stockholder.

        "Interested   Stockholder"   shall  mean  any  person  (other  than
     Albertson's or any subsidiary) who or which:

          (i) is the Beneficial Owner (as defined below), directly or indirectly, of ten percent (10%) or more of the Albertson's Common Stock; or

          (ii) is an affiliate of Albertson's and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the Albertson's Common Stock; or

          (iii) is an assignee of or has otherwise succeeded to any shares of the Albertson's Common Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act or any successor securities law.

        A person shall be the "Beneficial Owner" with respect to any Albertson's voting stock:

          (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly; or

          (ii) which such person or any of its affiliates or associates has
     (a) the right to acquire (whether such right is exercisable immediately or only after passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

          (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its affiliates or associates has any agreement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of the Albertson's Common Stock.

        "Continuing Director" shall mean any member of the Albertson's Board of Directors who is not an Interested Stockholder and is not an affiliate of an Interested Stockholder and was a member of the Board of Directors prior to May 24, 1985 or to the time that such Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is not an Affiliate of such Interested Stockholder and who is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Albertson's Board of Directors.

        "Fair Market Value" shall mean:

          (i) in the case of stock, the highest closing sale price of a share of such stock during the thirty (30) day period immediately preceding  the  date  for  which  such  Fair  Market  Value  is  being determined on the principal United States securities exchange registered under the Exchange Act or successor law on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty (30) day period preceding the date for which such Fair Market Value is being determined on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the Fair Market Value of such stock as determined by the Albertson's Board of Directors in good faith; and

          (ii) in the case of property other than cash or stock, the Fair Market Value of such property determined by the Albertson's Board of Directors in good faith for the date on which such Fair Market Value is being determined.

     The "fair price" provision is intended to ensure that all stockholders receive equal treatment in the event of a tender or exchange offer and to protect stockholders against coercive or two-tiered takeover bids. Notwithstanding the foregoing, the provision could also have the affect of discouraging a third party from making a tender or exchange offer for Albertson's, even though such an offer might be beneficial to Albertson's and its stockholders.

     ASC. Pursuant to the ASC Certificate, the approval of any proposal that ASC enter into a Related Person Transaction (as defined below) shall require, in addition to any approval otherwise required by law or the ASC Certificate, the affirmative vote of the holders of not less than two-thirds of the ASC Common Stock not held by the Related Person (as defined below) and/or its affiliates; provided, however, that the foregoing shall not apply to any such merger, consolidation, sale or exchange, or issuance or delivery of stock or other securities which is (i) approved by resolution of the ASC Board of Directors adopted by the affirmative vote of not less than two-thirds (2/3) of the then authorized number of directors, or (ii) approved by resolution of the ASC Board of Directors prior to the acquisition of ASC Common Stock which resulted in the Related Person becoming such.

     For the purposes of the ASC Certificate, a "Related Person Transaction" shall mean any transaction in which ASC (a) merges or consolidates with any other person or entity if such other person or entity and its affiliates singly or in the aggregate are directly or indirectly the beneficial owners of more than ten percent (10%) of the outstanding shares of ASC Common Stock (any such other person or entity, a "Related Person"); or (b) sells or exchanges all or substantially all of its assets or business to or with a Related Person; or (c) issues or delivers any stock or other securities of its issue in exchange or payment for any properties or assets of a Related Person or securities issued by a Related Person, or in a merger of any affiliate of ASC with or into a Related Person or any of its affiliates.


CONSIDERATION OF OTHER CONSTITUENCIES

     The DGCL does not  contain  provisions  relating  to the  ability of a
board  of   directors   to  consider   the  impact  of  its   decisions  on
constituencies other than stockholders.

     The ASC Certificate requires the Board of Directors to give due consideration to all relevant factors when evaluating any proposal from another party to (a) make a tender offer for equity securities of ASC; (b) merge or consolidate ASC with another corporation; or (c) purchase or otherwise acquire substantially all of the properties and assets of ASC. Such considerations include but are not limited to the social and economic effects on the employees, customers, suppliers and other constituents of ASC and its subsidiaries and on the communities in which they operate or are located.

     The Albertson's Certificate contains no comparable provision.

LIMITATION OF LIABILITY OF DIRECTORS

     The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for breach of the director's or officer's fiduciary duty, subject to certain limitations. Each of the Albertson's Certificate and the ASC Certificate includes such a provision, as set forth below, to the maximum extent permitted by law.

     Each of the Albertson's Certificate and the ASC Certificate provides that a director will not be personally liable to Albertson's or its stockholders or ASC or its stockholders, as the case may be, for monetary damages for breach of fiduciary duty as a director, except for liability
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemption, or (iv) for any transaction from which the director derived an improper personal benefit.

     While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no affect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The DGCL permits a corporation to indemnify officers, directors, employees and agents against expenses, judgments and other amounts actually and reasonably incurred if such person acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful officer or director defendant for expenses, including attorney's fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

     The Albertson's Certificate and Albertson's Bylaws provide that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of Albertson's, or is or was serving at the request of Albertson's as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by Albertson's to the extent permitted by the DGCL, as the same exists or may be amended. The indemnification rights conferred by the Albertson's Certificate are not exclusive of any other right to which a person seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Albertson's is authorized to purchase and maintain (and Albertson's maintains) insurance on behalf of its directors, officers, employees and agents. Additionally, the Agreement requires such insurance to be maintained by Albertson's covering present and former officers, directors, employees, trustees and agents of ASC for a period of at least six years following the Effective Time, subject to certain limitations. See "THE AGREEMENT--Indemnification and Insurance."

     The ASC Certificate contains substantially similar provisions relating to indemnification (with respect to officers and directors) and insurance.

                               LEGAL MATTERS

     The validity of the issuance of the shares of Albertson's Common Stock being offered hereby will be passed upon for Albertson's by Thomas R. Saldin, Executive Vice President, Administration and General Counsel of Albertson's. Fried, Frank, Harris, Shriver & Jacobson, New York, New York (a partnership including professional corporations), counsel for Albertson's, and Wachtell Lipton Rosen & Katz, New York, New York, counsel for ASC, will be delivering as of the effective date of the Registration Statement opinions concerning certain federal income tax consequences of the Merger. See "THE MERGER--Certain U.S. Federal Income Tax Consequences."

                                  EXPERTS

     The consolidated financial statements of Albertson's appearing in Albertson's 1997 Form 10-K, incorporated by reference in this Proxy Statement/Prospectus, and which are referred to and made a part of the Registration Statement, have been audited by Deloitte & Touche LLP, independent auditors as set forth in their report included therein and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon the reports of such firm given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements and schedules of ASC appearing in ASC's 1997 Form 10-K, incorporated by reference in this Proxy
Statement/Prospectus, and which is referred to and made a part of the Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report with respect thereto, included therein. Such financial statements and schedules are incorporated herein by reference in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

               STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETINGS

     As described in Albertson's proxy statement on Schedule 14A relating to its 1998 Annual Meeting of Stockholders, any proposals that stockholders of Albertson's wish to be considered for inclusion in the Proxy Statement for the 1999 Annual Meeting of Stockholders must be received by Albertson's at its principal executive offices no later than December 19, 1998. Under the Albertson's Bylaws, in order for a stockholder proposal to be eligible to be considered at the Albertson's 1999 Annual Meeting of Stockholders notice must be given to Albertson's Corporate Secretary not later than March 22, 1999 (i.e., namely no less than 60 days before the anniversary date of the immediately preceding annual meeting of stockholders) but not prior to February 19, 1999 (i.e., namely no more than 90 days before the anniversary date of the immediately preceding annual meeting of stockholders). Any stockholder proposals included in Albertson's proxy solicitation materials for its 1999 annual meeting or otherwise to be considered at such meeting shall be subject to the requirements of the Albertson's Bylaws and the proxy rules adopted under the Exchange Act. See "COMPARATIVE RIGHTS OF STOCKHOLDERS--Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals."

     As described in ASC's proxy statement on Schedule 14A relating to its 1998 Annual Meeting of Stockholders, in order for proposals of stockholders to be considered for inclusion in the proxy statement for the 1999 Annual Meeting of Stockholders of ASC (if the Merger is not consummated prior to such meeting), such proposals must have been received by the Corporate Secretary of ASC no later than January 1, 1999. Under the ASC Bylaws, in order for a stockholder proposal to be eligible to be considered at the ASC 1999 Annual Meeting of Stockholders (if held), written notice must be given to ASC's Corporate Secretary not later than April 17, 1999 (i.e., namely no less than 60 days before the anniversary date of the immediately preceding annual meeting of stockholders) but not prior to March 18, 1999 (i.e., namely no more than 90 days before the anniversary date of the immediately preceding annual meeting of stockholders). Any stockholder proposals included in ASC's proxy solicitation materials for its 1999 annual meeting or otherwise to be considered at such meeting shall be subject to the requirements of the ASC Bylaws and the proxy rules promulgated under the Exchange Act. See "COMPARATIVE RIGHTS OF STOCKHOLDERS-- Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals."

                                  PART II

                 INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporate Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys'
fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty by such director, as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Article Seventh of the Restated Albertson's Certificate of Incorporation (the "Albertson's Certificate") provides that a director of the corporation shall not be personally liable to Albertson's or its stockholders for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the DGCL (for payment of unlawful dividends or unlawful stock purchases or redemptions) or any amendment thereto or successor provision thereof or shall be liable by reason that, in addition to any and all other requirements for such liability such director (i) shall have breached his or her duty of loyalty to Albertson's or its stockholders, (ii) in acting or in failing to act, shall not have acted in good faith or shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iii) shall have derived an improper personal benefit from the transaction in respect of which such breach of fiduciary duty occurred. Neither the amendment nor repeal of the foregoing provision of Article Seventh of the Albertson's Certificate may eliminate or reduce its effect in respect of any matter occurring, or any of action, suit or claim that, but for the foregoing provision of Article Seventh of the Albertson's Certificate, would accrue or arise, prior to such amendment or repeal. The Albertson's Certificate also provides that Albertson's shall have power to indemnify any person, including present or former directors, officers, employees or agents of Albertson's or any person who is or was serving at the request of Albertson's or a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, to the extent permitted by the DGCL. The Albertson's Certificate provides that this right of indemnification is in addition to all other rights to which those indemnified may be entitled under any statute, by-law, agreement, vote of stockholders or otherwise.

     Albertson's By-laws (the "Albertson's Bylaws") provide that Albertson's shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (both in an action that is not an action by or in the right of Albertson's and in an action that is an action by or in the right of Albertson's) to procure a judgment in the person's favor by reason of the fact that such person is or was a director or officer of Albertson's serving at the request of Albertson's. Any indemnification under the Albertson's Bylaws (unless ordered by a court) shall be made by Albertson's only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in the Albertson's Bylaws. Such determination shall be made (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less that a quorum, or (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (c) by the stockholders. To the extent, however, that a director or officer of Albertson's has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     Notwithstanding any contrary determination in the specific case and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under the Albertson's Bylaws. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in the Albertson's Bylaws.

     Albertson's maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers thereof and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act of 1933, as amended (the "Securities Act of 1933"), for acts or omissions by such persons while acting as directors or officers thereof and/or its subsidiaries, as the case may be.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

          (a) Exhibits.

                               EXHIBIT INDEX

   *2.1 --     Agreement  and Plan of  Merger,  dated as of August 2, 1998, among Albertson's,  Inc., Abacus Holdings, Inc. and American
               Stores Company  (included in the Proxy  Statement/Prospectus as Appendix A).
    4.1 --     Stockholder  Rights Plan Agreement  (incorporated  herein by reference  to Exhibit 1 of Form 8-A  Registration  Statement dated as of March 4, 1997 as amended by  Amendment  No. 1 on
               Form 8-A dated as of August 6, 1998).
    4.2 --     Indenture,  dated  as of May 1,  1992,  between  Albertson's
               Inc.,  and  Morgan  Guaranty  Trust  Company  of New York as
               Trustee  (incorporated herein by reference to Exhibit 4.1 of
               Form S-3  Registration  Statement  333-41793  filed with the
               Commission  on  December 9,  1997).  In  reliance  upon Item
               601(b)(4)(iii)(A)   of   Regulation   S-K,   various   other
               instruments defining the rights of holders of long-term debt of the Registrant and its  subsidiaries  are not being filed herewith,  because the total amount of securities authorized under each such  instrument does not exceed 10% of the total
               assets  of  the  Registrant  and  its   subsidiaries   on  a
               consolidated  basis. The Registrant hereby agrees to furnish a copy  of  any  such  instrument  to  the  Commission  upon request.
    **5 --     Opinion  of  Thomas R.  Saldin,  Executive  Vice  President,
               Administration  and General Counsel of Registrant  regarding the legality of the shares being issued in the Merger.
  **8.1 --     Opinion  of  Wachtell,  Lipton,  Rosen & Katz as to  certain federal  income  tax  consequences  described  in the  Proxy
               Statement/Prospectus.
  **8.2 --     Opinion of Fried,  Frank,  Harris,  Shriver & Jacobson as to
               certain  federal  income tax  consequences  described in the
               Proxy Statement/Prospectus.
  *10.1 --     Termination  and Consulting  Agreement among Victor L. Lund,
               American  Stores Company and  Albertson's,  Inc. dated as of
               August 2, 1998.
  *10.2 --     Albertson's  Inc.  Amended  and  Restated  1995  Stock-Based
               Incentive Plan  (included in the Proxy  Statement/Prospectus as Appendix F).
  *10.3 --     Stock Option  Agreement, dated as of August 2, 1998, between
               American  Stores  Company and  Albertson's,  Inc.  (American
               Stores   Company   as   Issuer)   (included   in  the  Proxy
               Statement/Prospectus as Appendix B).
  *10.4 --     Stock Option Agreement,  dated as of August 2, 1998, between
               Albertson's,  Inc. and American Stores Company  (Albertson's
               as Issuer)  (included in the Proxy  Statement/Prospectus  as
               Appendix C).
 **23.1 --     Consent  of  Thomas  R.  Saldin  Executive  Vice  President,
               Administration  and General Counsel of Registrant  (included in Exhibit 5).
 **23.2 --     Consent  of  Wachtell,  Lipton,  Rosen & Katz  (included  in
               Exhibit 8.1).
 **23.3 --     Consent  of  Fried,  Frank,   Harris,   Shriver  &  Jacobson
               (included in Exhibit 8.2).
  *23.4 --     Consent of Deloitte & Touche LLP.
  *23.5 --     Consent of Ernst & Young LLP.
  *23.6 --     Consent   of   Merrill   Lynch,   Pierce,   Fenner  &  Smith
               Incorporated.
  *23.7 --     Consent of The Blackstone Group L.P.
    *24 --     Power of Attorney of  directors of  Registrant  (included on signature page).

  *99.1 --     Consent of Pamela G. Bailey.
  *99.2 --     Consent of Henry I. Bryant.
  *99.3 --     Consent of Fernando R. Gumucio.
  *99.4 --     Consent of Victor L. Lund.
  *99.5 --     Consent of Arthur K. Smith.
 **99.6 --     Form of Proxy of Albertson's.
 **99.7 --     Form of Proxy of ASC.

---------------------
*  Filed herewith.
** To be filed by Amendment.

     All supporting schedules have been omitted because they are not required or the information required to be set forth therein is included in the consolidated financial statements or in the notes thereto.

ITEM 22.  UNDERTAKINGS.

     (A) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this Registration Statement;

     provided,  however,  that the  undertakings  set  forth in  paragraphs
     (1)(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) The undersigned Registrant hereby undertakes:

          (1) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) That every prospectus (i) that is filed pursuant to paragraph
     (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (D) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (E) The undersigned Registrant hereby undertakes:

          (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

          (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boise, Idaho on the 8th day of September, 1998.

                                    ALBERTSON'S, INC.


                                    By:/s/ Gary G. Michael
                                       -----------------------------------
                                        Name: Gary G. Michael
                                        Title:Chairman of the Board and
                                              Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date first above written and the undersigned directors and officers of Albertson's, do hereby constitute and appoint Thomas R. Saldin and A. Craig Olson his or her true and lawful attorney and agent, each with full power and authority (acting alone and without the other) to execute in the name and on behalf of the undersigned as such Director and/or Officer, to execute any and all amendments to this Registration Statement, whether filed prior or subsequent to the time such Registration Statement becomes effective. The undersigned hereby grants unto such attorneys and agents, and each of them, full power of substitution and revocation in the premises and hereby ratifies and confirms all that such attorneys and agents may do or cause to be done by virtue of these presents.

         SIGNATURE                      TITLE                     DATE

/s/ Gary G. Michael
----------------------------
Gary G. Michael                   Chairman of the Board   September  8, 1998
                                  and Chief Executive
                                  Officer (Principal
                                  Executive Officer)
/s/ A. Craig Olson
----------------------------
A. Craig Olson                    Senior Vice President,  September  8, 1998
                                  Finance and Chief
                                  Financial Officer
                                  (Principal Financial
                                  Officer)
/s/ Richard J. Navarro
----------------------------
Richard J. Navarro                Group Vice President    September  8, 1998
                                  and Controller
                                  (Principal Accounting
                                  Officer)
/s/ A. Gary Ames
----------------------------
A. Gary Ames                      Director                September   8, 1998

/s/ Cecil D. Andrus
----------------------------
Cecil D. Andrus                   Director                September   8, 1998

/s/ John B. Carley
----------------------------
John B. Carley                    Director                September   8, 1998

/s/ Paul I. Corddry
----------------------------
Paul I. Corddry                   Director                September   8, 1998

/s/ John B. Fery
----------------------------
John B. Fery                      Director                September   8, 1998

/s/ Clark A. Johnson
----------------------------
Clark A. Johnson                  Director                September    8, 1998

/s/ Richard L. King
----------------------------
Richard L. King                   Director                September    8, 1998

/s/ Charles D. Lein
----------------------------
Charles D. Lein                   Director                September    8, 1998

/s/ Beatriz Rivera
----------------------------
Beatriz Rivera                    Director                September    8, 1998

/s/ J.B. Scott
----------------------------
J.B. Scott                        Director                September    8, 1998

/s/ Thomas L. Stevens, Jr.
----------------------------
Thomas L. Stevens, Jr.            Director                September    8, 1998

/s/ Will M. Storey
----------------------------
Will M. Storey                    Director                September    8, 1998

/s/ Steven D. Symms
----------------------------
Steven D. Symms                   Director                September    8, 1998

                               EXHIBIT INDEX

   *2.1 --     Agreement  and Plan of  Merger,  dated as of August 2, 1998, among Albertson's,  Inc., Abacus Holdings, Inc. and American
               Stores  Company dated as of August 2, 1998  (included in the
               Proxy Statement/Prospectus as Appendix A).
    4.1 --     Stockholder  Rights Plan Agreement  (incorporated  herein by reference  to Exhibit 1 of Form 8-A  Registration  Statement dated as of March 4, 1997 as amended by  Amendment  No. 1 on
               Form 8-A dated as of August 6, 1998).
    4.2--      Indenture,  dated  as of May 1,  1992,  between  Albertson's
               Inc.,  and  Morgan  Guaranty  Trust  Company  of New York as
               Trustee  (incorporated herein by reference to Exhibit 4.1 of
               Form S-3  Registration  Statement  333-41793  filed with the
               Commission  on  December 9,  1997).  In  reliance  upon Item
               601(b)(4)(iii)(A)   of   Regulation   S-K,   various   other
               instruments defining the rights of holders of long-term debt of the Registrant and its  subsidiaries  are not being filed herewith,  because the total amount of securities authorized under each such  instrument does not exceed 10% of the total
               assets  of  the  Registrant  and  its   subsidiaries   on  a
               consolidated  basis. The Registrant hereby agrees to furnish a copy  of  any  such  instrument  to  the  Commission  upon request.
    **5 --     Opinion  of  Thomas R.  Saldin,  Executive  Vice  President,
               Administration  and General Counsel of Registrant  regarding the legality of the shares being issued in the Merger.
  **8.1 --     Opinion  of  Wachtell,  Lipton,  Rosen & Katz as to  certain federal  income  tax  consequences  described  in the  Proxy
               Statement/Prospectus.
  **8.2 --     Opinion of Fried,  Frank,  Harris,  Shriver & Jacobson as to
               certain  federal  income tax  consequences  described in the
               Proxy Statement/Prospectus.
  *10.1 --     Termination  and Consulting  Agreement among Victor L. Lund,
               American  Stores Company and  Albertson's,  Inc. dated as of
               August 2, 1998.
  *10.2 --     Albertson's  Inc.  Amended  and  Restated  1995  Stock-Based
               Incentive Plan  (included in the Proxy  Statement/Prospectus as Appendix F).
  *10.3 --     Stock Option  Agreement, dated as of August 2, 1998, between
               American  Stores  Company and  Albertson's,  Inc.  (American
               Stores   Company   as   Issuer)   (included   in  the  Proxy
               Statement/Prospectus as Appendix B).
  *10.4 --     Stock Option Agreement,  dated as of August 2, 1998, between
               Albertson's,  Inc. and American Stores Company  (Albertson's
               as Issuer)  (included in the Proxy  Statement/Prospectus  as
               Appendix C).
 **23.1 --     Consent  of  Thomas  R.  Saldin  Executive  Vice  President,
               Administration  and General Counsel of Registrant  (included in Exhibit 5).
 **23.2 --     Consent  of  Wachtell,  Lipton,  Rosen & Katz  (included  in
               Exhibit 8.1).
 **23.3 --     Consent  of  Fried,  Frank,   Harris,   Shriver  &  Jacobson
               (included in Exhibit 8.2).
  *23.4 --     Consent of Deloitte & Touche LLP.
  *23.5 --     Consent of Ernst & Young LLP.
  *23.6 --     Consent   of   Merrill   Lynch,   Pierce,   Fenner  &  Smith
               Incorporated.
  *23.7 --     Consent of The Blackstone Group L.P.
    *24 --     Power of Attorney of  directors of  Registrant  (included on signature page).
  *99.1 --     Consent of Pamela G. Bailey.
  *99.2 --     Consent of Henry I. Bryant.
  *99.3 --     Consent of Fernando R. Gumucio.
  *99.4 --     Consent of Victor L. Lund.
  *99.5 --     Consent of Arthur K. Smith.
 **99.6 --     Form of Proxy of Albertson's.
 **99.7 --     Form of Proxy of ASC

---------------------
*  Filed herewith.
** To be filed by Amendment.

                                                                    APPENDIX A


















                         AGREEMENT AND PLAN OF MERGER

















                         AGREEMENT AND PLAN OF MERGER


                                 DATED AS OF


                                AUGUST 2, 1998


                                BY AND BETWEEN


                              ALBERTSON'S, INC.,


                            ABACUS HOLDINGS, INC.,


                                     AND


                           AMERICAN STORES COMPANY

                              TABLE OF CONTENTS
ARTICLE I..................................................................A-1
      Section 1.1 The Merger...............................................A-1

      Section 1.2 The Closing; Effective Time..............................A-2

      Section 1.3 Subsequent Actions.......................................A-2

      Section 1.4 Certificate of Incorporation; Bylaws; Directors
                  and Officers of the Surviving Corporation................A-2

ARTICLE II.................................................................A-3
      Section 2.1 Treatment of Capital Stock...............................A-3

      Section 2.2 Conversion of Common Stock...............................A-3

      Section 2.3 Cancellation of Excluded Shares..........................A-3

      Section 2.4 Conversion of Common Stock of Abacus Holdings............A-3

      Section 2.5 Exchange Agent; Exchange Procedures......................A-3

      Section 2.6 Transfer Books...........................................A-4

      Section 2.7 No Fractional Share Certificates; Termination of
                  Exchange Fund............................................A-5

      Section 2.8 Options to Purchase Abacus Shares........................A-5

      Section 2.9 Appraisal Rights.........................................A-6

      Section 2.10 Dividends...............................................A-6

      Section 2.11 Certain Adjustments.....................................A-6

ARTICLE III................................................................A-6
      Section 3.1 Organization and Qualification; Subsidiaries.............A-6

      Section 3.2 Certificate of Incorporation and Bylaws..................A-7

      Section 3.3 Capitalization...........................................A-7

      Section 3.4 Power and Authority; Authorization; Valid & Binding......A-8

      Section 3.5 No Conflict; Required Filings and Consents...............A-8

      Section 3.6 SEC Reports; Financial Statements........................A-9

      Section 3.7 Absence of Certain Changes...............................A-9

      Section 3.8 Litigation and Liabilities..............................A-10

      Section 3.9 No Violation of Law; Permits............................A-10

      Section 3.10 Employee Matters; ERISA................................A-10

      Section 3.11 Labor Matters..........................................A-12

      Section 3.12 Environmental Matters..................................A-12

      Section 3.13 Board Action; Vote Required............................A-13

      Section 3.14 Opinion of Financial Advisor...........................A-14

      Section 3.15 Brokers................................................A-14

      Section 3.16 Tax Matters............................................A-14

      Section 3.17 Intellectual Property..................................A-15

      Section 3.18 Insurance..............................................A-15

      Section 3.19 Contracts and Commitments..............................A-15

      Section 3.20 Accounting and Tax Matters.............................A-16

      Section 3.21 Ownership of Shares of Alphabet........................A-16

ARTICLE IV................................................................A-16
      Section 4.1 Organization and Qualification; Subsidiaries............A-16

      Section 4.2 Certificate of Incorporation and Bylaws.................A-17

      Section 4.3 Capitalization..........................................A-17

      Section 4.4 Power and Authority; Authorization; Valid & Binding.....A-18

      Section 4.5 No Conflict; Required Filings and Consents..............A-18

      Section 4.6 SEC Reports; Financial Statements.......................A-19

      Section 4.7 Absence of Certain Changes..............................A-19

      Section 4.8 Litigation and Liabilities..............................A-20

      Section 4.9 No Violation of Law; Permits............................A-20

      Section 4.10 Employee Matters; ERISA................................A-21

      Section 4.11 Labor Matters..........................................A-22

      Section 4.12 Environmental Matters..................................A-22

      Section 4.13 Board Action; Vote Required............................A-23

      Section 4.14 Opinion of Financial Advisor...........................A-23

      Section 4.15 Brokers................................................A-23

      Section 4.16 Tax Matters............................................A-24

      Section 4.17 Intellectual Property..................................A-24

      Section 4.18 Insurance..............................................A-24

      Section 4.19 Contracts and Commitments..............................A-25

      Section 4.20 Accounting and Tax Matters.............................A-25

      Section 4.21 Ownership of Shares of Alphabet........................A-26

      Section 4.22. Rights Agreement......................................A-26

ARTICLE V.................................................................A-26
      Section 5.1 Interim Operations of Abacus............................A-26

      Section 5.2 Interim Operations of Alphabet..........................A-28

      Section 5.3 No Solicitation by Abacus...............................A-29

      Section 5.4 No Solicitation by Alphabet.............................A-31

ARTICLE VI................................................................A-32
      Section 6.1 Meetings of Stockholders................................A-32

      Section 6.2 Filings Best Efforts....................................A-32

      Section 6.3 Publicity...............................................A-34

      Section 6.4 Registration Statement..................................A-34

      Section 6.5 Listing Application.....................................A-34

      Section 6.6 Further Action..........................................A-35

      Section 6.7 Expenses................................................A-35

      Section 6.8 Notification of Certain Matters.........................A-35

      Section 6.9 Access to Information...................................A-35

      Section 6.10 Review of Information..................................A-36

      Section 6.11 Indemnification, Directors' and Officers'
                  Insurance...............................................A-36

      Section 6.12 Employee Benefit Plans.................................A-36

      Section 6.13 Alphabet Board of Directors............................A-38

      Section 6.14 Affiliates.............................................A-38

      Section 6.15 Pooling-of-Interests...................................A-39

      Section 6.16 Tax-Free Reorganization................................A-39

      Section 6.17 Accountant's Comfort Letters...........................A-39

      Section 6.18 Accountant's Pooling Letters...........................A-39

ARTICLE VII...............................................................A-39
      Section 7.1 Conditions to Obligations of the Parties to
                  Consummate the Merger...................................A-39

      Section 7.2 Additional Conditions to Obligations of Alphabet
                  and Abacus Holdings.....................................A-40

      Section 7.3 Additional Conditions to Obligations of Abacus..........A-41

ARTICLE VIII..............................................................A-42
      Section 8.1 Termination.............................................A-42

      Section 8.2 Effect of Termination and Abandonment...................A-43

      Section 8.3 Amendment...............................................A-45

ARTICLE IX................................................................A-45
      Section 9.1 Non-Survival of Representations, Warranties and
                  Agreements..............................................A-45

      Section 9.2 Notices.................................................A-45

      Section 9.3 Certain Definitions; Interpretation.....................A-46

      Section 9.4 Headings................................................A-47

      Section 9.5 Severability............................................A-47

      Section 9.6 Entire Agreement; No Third-Party Beneficiaries..........A-48

      Section 9.7 Assignment..............................................A-48

      Section 9.8 Governing Law...........................................A-48

      Section 9.9 Counterparts............................................A-48







                            INDEX OF DEFINED TERMS

DEFINED TERM                                                          Page No.

Abacus.....................................................................A-1
Abacus Acquisition Proposal...............................................A-27
Abacus Acquisition Transaction............................................A-27
Abacus Benefit Plan........................................................A-9
Abacus Business Combination Proposal......................................A-41
Abacus Capital Stock Disclosure Date.......................................A-6
Abacus Certificate of Incorporation........................................A-2
Abacus Common Stock........................................................A-1
Abacus Contracts..........................................................A-14
Abacus Covered Employees..................................................A-34
Abacus Covered Salt Lake Employees........................................A-34
Abacus Disclosure Letter...................................................A-6
Abacus Employee...........................................................A-10
Abacus Employees..........................................................A-10
Abacus Equity Rights.......................................................A-6
Abacus ERISA Affiliate....................................................A-10
Abacus Holdings............................................................A-1
Abacus Material Adverse Effect............................................A-42
Abacus Multiemployer Plan..................................................A-9
Abacus Options.............................................................A-4
Abacus Preferred Stock.....................................................A-6
Abacus SEC Reports.........................................................A-8
Abacus Shares..............................................................A-1
Abacus Stock Option Agreement..............................................A-1
Abacus Superior Proposal..................................................A-27
Abacus Termination Fee....................................................A-40
affiliate.................................................................A-43
Agreement..................................................................A-1
Allowance Plan............................................................A-34
Alphabet...................................................................A-1
Alphabet Acquisition Proposal.............................................A-29
Alphabet Benefit Plan.....................................................A-19
Alphabet Business Combination Proposal....................................A-41
Alphabet Capital Stock Disclosure Date....................................A-15
Alphabet Certificate of Incorporation......................................A-2
Alphabet Common Stock......................................................A-1
Alphabet Contracts........................................................A-22
Alphabet Disclosure Letter................................................A-15
Alphabet Employee.........................................................A-19
Alphabet Employees........................................................A-19
Alphabet Equity Rights....................................................A-16
Alphabet ERISA Affiliate..................................................A-19
Alphabet Material Adverse Effect..........................................A-43
Alphabet Multiemployer Plan...............................................A-19
Alphabet Preferred Stock..................................................A-15
Alphabet Rights...........................................................A-23
Alphabet Rights Agreement.................................................A-23
Alphabet SEC Reports......................................................A-17
Alphabet Shares............................................................A-1
Alphabet Stock Option Agreement............................................A-1
Alphabet Superior Proposal................................................A-28
Alphabet Termination Fee..................................................A-40
Certificate of Incorporation...............................................A-2
Closing....................................................................A-2
Closing Date...............................................................A-2
Code.......................................................................A-1
Confidentiality Agreement.................................................A-27
Consents..................................................................A-37
control...................................................................A-43
Current Premium...........................................................A-33
D&O Insurance.............................................................A-33
Deloitte..................................................................A-36
DGCL.......................................................................A-1
E&Y.......................................................................A-36
Effective Time.............................................................A-2
Environmental Claim.......................................................A-12
Environmental Laws........................................................A-12
Environmental Permits.....................................................A-11
ERISA.....................................................................A-43
Exchange Agent.............................................................A-3
Exchange Fund..............................................................A-3
Exchange Ratio.............................................................A-3
Excluded Shares............................................................A-3
Fees and Expenses.........................................................A-40
Filings...................................................................A-37
Form S-4..................................................................A-31
GAAP.......................................................................A-1
Governmental Entity........................................................A-8
Hazardous Materials.......................................................A-12
HSR Act....................................................................A-7
Indemnified Parties.......................................................A-33
knowledge.................................................................A-43
Merger.....................................................................A-1
Merger Sub.................................................................A-1
NYSE.......................................................................A-4
Party......................................................................A-1
PCBs......................................................................A-12
Pension Plan..............................................................A-10
Person....................................................................A-43
Proxy Statement/Prospectus................................................A-31
Release...................................................................A-12
Renewal Date..............................................................A-34
Representative........................................................A-27, 28
SEC........................................................................A-1
Securities Act.............................................................A-7
Significant Subsidiary....................................................A-43
Stock Option Agreements....................................................A-1
Subsidiary................................................................A-43
Surviving Corporation......................................................A-1
Tax Return................................................................A-13
Taxable...................................................................A-13
Taxes.....................................................................A-13
Termination Date..........................................................A-38
Termination Fee...........................................................A-39
Trusts....................................................................A-26




                        AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER, dated as of August 2, 1998 (this "Agreement"), between Albertson's, Inc. ("Alphabet") a Delaware corporation, Abacus Holdings, Inc. ("Abacus Holdings" or "Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of Alphabet, and American Stores Company ("Abacus"), a Delaware corporation. Alphabet and Abacus are sometimes referred to herein, individually, as a "Party," and together, as the "Parties."

                            W I T N E S S E T H:

          WHEREAS, the respective Boards of Directors of Alphabet, Abacus Holdings and Abacus have each determined that the merger of Abacus Holdings with and into Abacus (the "Merger") upon the terms and subject to the conditions set forth in this Agreement is advisable, fair to and in the best interests of their respective corporations and stockholders and have approved the Merger;

          WHEREAS, it is intended that, for federal income tax purposes, the Merger will qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder (the "Code");

          WHEREAS, it is intended that, for accounting purposes, the Merger will be accounted for as a pooling-of-interests under United States generally accepted accounting principles ("GAAP") and applicable rules and regulations of the Securities and Exchange Commission (the "SEC").

          WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Alphabet's willingness to enter into this Agreement, Alphabet and Abacus have executed and delivered a Stock Option Agreement, dated as of the date hereof (the "Abacus Stock Option Agreement"), pursuant to which Abacus is granting to Alphabet an option to purchase, under certain circumstances, up to a number of shares of common stock, par value $1.00 per share, of Abacus (the "Abacus Common Stock" or "Abacus Shares") equal to 19.9% of the outstanding shares of Abacus Common Stock with an exercise price per share equal to $30.24.

          WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Abacus' willingness to enter into this Agreement, Abacus and Alphabet have executed and delivered a Stock Option Agreement, dated as of the date hereof (the "Alphabet Stock Option Agreement" and together with the Abacus Stock Option Agreement, the "Stock Option Agreements"), pursuant to which Alphabet is granting to Abacus an option to purchase, under certain circumstances, up to a number of shares of common stock, par value $1.00 per share, of Alphabet, together with the associated preferred stock purchase rights (the "Alphabet Common Stock" or "Alphabet Shares") equal to 19.9% of the outstanding shares of Alphabet Common Stock with an exercise price per share equal to $48.00.


          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows (certain capitalized terms used herein are defined in Section 9.3 hereof):

                                 ARTICLE I

     Section 1.1 The Merger. At the Effective Time (as defined in Section 1.2(b)) and subject to and upon the terms and conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Abacus Holdings shall be merged with and into Abacus and the separate corporate existence of Abacus Holdings shall cease. Abacus shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") in the Merger, and as of the Effective Time shall be a wholly-owned subsidiary of Alphabet. The Merger shall have the effects specified in Section 259(a) of the DGCL.

     Section 1.2 The Closing; Effective Time. (a) The closing of the Merger (the "Closing") shall take place (i) at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York, 10004, at 10:00 A.M. local time, on the second business day following the date on which the last to be satisfied or waived of the conditions set forth in
Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, where permitted, waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place, time and/or date as Alphabet and Abacus shall agree (the date of the Closing, the "Closing Date").

          (b) On the Closing Date, Alphabet, Abacus and Abacus Holdings shall cause a certificate of merger in respect of the Merger to be properly executed, and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at such time at which such certificate of merger shall be duly filed with Secretary of State of Delaware, or at such later time reflected in such certificate of merger as shall be agreed by Alphabet and Abacus (the time that the Merger becomes effective, the "Effective Time").

     Section 1.3 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Surviving Corporation's right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to carry out the intent of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either of the constituent corporations of the Merger, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out the intent of this Agreement.

     Section 1.4 Certificate of Incorporation; Bylaws; Directors and Officers of the Surviving Corporation. Unless otherwise agreed by Alphabet and Abacus prior to the Closing, at the Effective Time:

          (a) The Amended and Restated Certificate of Incorporation of Abacus, as amended (the "Abacus Certificate of Incorporation;" it and the Amended and Restated Certificate of Incorporation of Alphabet, as amended (the "Alphabet Certificate of Incorporation"), are each sometimes referred to herein as a "Certificate of Incorporation"), as in effect immediately prior to the Effective Time shall be at and after the Effective Time (until amended as provided by law and by such Certificate of Incorporation) the certificate of incorporation of the Surviving Corporation, except that Article Fourth of the Abacus Certificate of Incorporation shall be amended to read in its entirety as follows: "The aggregate number of shares that the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $1.00 per share."

          (b) The Bylaws of Abacus as in effect immediately prior to the Effective Time shall be at and after the Effective Time (until amended as provided by law, its Certificate of Incorporation and its Bylaws, as applicable) the Bylaws of the Surviving Corporation;

          (c) The officers of Abacus immediately prior to the Effective Time shall continue to serve in their respective offices of the Surviving Corporation from and after the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal; and

          (d) The directors of Abacus Holdings immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal.

                                 ARTICLE II

     Section 2.1 Treatment of Capital Stock. The manner and basis of converting the shares of common stock of Abacus and Abacus Holdings, by virtue of the Merger and without any action on the part of any holder thereof, shall be as set forth in this Article II.

     Section 2.2 Conversion of Common Stock. (a) Each share of Abacus Common Stock issued and outstanding immediately prior to the Effective Time (excluding those held in the treasury of Abacus, by any of its Subsidiaries or by Alphabet or any of its Subsidiaries (collectively, the "Excluded Shares")), and all rights in respect thereof, shall at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into the right to receive .63 (the "Exchange Ratio") validly issued, fully paid and nonassessable shares of Alphabet Common Stock.

          (b) Except as otherwise provided herein, commencing immediately after the Effective Time, each certificate which, immediately prior to the Effective Time, represented issued and outstanding shares of Abacus Common Stock shall evidence the right to receive shares of Alphabet Common Stock on the basis set forth in paragraph (a) above (and cash in lieu of any fractional shares pursuant to Section 2.7 hereof).

     Section 2.3 Cancellation of Excluded Shares. At the Effective Time, each Excluded Share, by virtue of the Merger and without any action on the part of the holder thereof, shall cease to be outstanding, shall be canceled and retired, and no shares of stock or other securities of Alphabet or the Surviving Corporation shall be issuable, and no payment or other consideration shall be made or paid, in respect thereof.

     Section 2.4 Conversion of Common Stock of Abacus Holdings. At the Effective Time, each share of common stock of Abacus Holdings issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, without any action on the part of Alphabet, forthwith cease to exist and be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

     Section 2.5 Exchange Agent; Exchange Procedures. (a) Subject to the terms and conditions of this Agreement, at or prior to the Effective Time, Alphabet shall appoint ChaseMellon Shareholder Services, L.L.C., or such other exchange agent selected by Alphabet that is reasonably acceptable to Abacus (the "Exchange Agent"), to effect the exchange of Abacus Shares for shares of Alphabet Common Stock in accordance with the provisions of this
Article II. As soon as reasonably practicable following the Effective Time, Alphabet shall deposit, or cause to be deposited, with the Exchange Agent certificates representing the shares of Alphabet Common Stock to be issued in the Merger, any cash payable in respect of fractional shares in accordance with Section 2.7 hereof and the amount of any dividends or distributions in accordance with Section 2.5(b) hereof (the "Exchange Fund").

          (b) As soon as reasonably practicable after the Effective Time, Alphabet shall instruct the Exchange Agent to mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented Abacus Shares (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificates shall pass, only upon delivery to the Exchange Agent and shall be in such form and have such other provisions as Alphabet shall reasonably specify) and (ii) instructions for use in effecting the surrender of certificates which immediately prior to the Effective Time represented Abacus Shares for certificates representing shares of Alphabet Common Stock and cash in lieu of fractional shares, if any. Commencing immediately after the Effective Time, upon the surrender to the Exchange Agent of such certificate or certificates, together with a duly executed and completed letter of transmittal and all other documents and other materials required by the Exchange Agent to be delivered in connection therewith, the holder thereof shall be entitled to receive a certificate or certificates representing the number of whole shares of Alphabet Common Stock into which the shares of Abacus Common Stock which immediately prior to the Effective Time were represented by the certificate or certificates so surrendered shall have been converted in accordance with the provisions of Section 2.2, together with a cash payment (net of any applicable tax withholdings) in lieu of fractional shares, if any. Unless and until any certificate or certificates which immediately prior to the Effective Time represented shares of Abacus Common Stock are so surrendered, no dividend or other distribution, if any, payable to the holders of record of shares of Alphabet Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such certificate or certificates in respect thereof. Except as otherwise provided herein, upon the surrender of any certificate or certificates which immediately prior to the Effective Time represented Abacus Shares, the record holder of the certificate or certificates representing shares of Alphabet Common Stock issued in exchange therefore shall be entitled to receive (i) at the time of surrender, the amount of any dividends or other distributions (net of any applicable tax withholdings) having a record date after the Effective Time and a payment date prior to the surrender date, payable in respect of such shares of Alphabet Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions (net of any applicable tax withholdings) having a record date after the Effective Time and a payment date subsequent to the date of such surrender, payable in respect of such shares of Alphabet Common Stock. No interest shall be payable in respect of the payment of dividends or distributions pursuant to the immediately preceding sentence.

          (c) Notwithstanding anything in this Agreement to the contrary, certificates surrendered for exchange by any "affiliate" (as defined in Section 6.14 hereof) of Abacus shall not be exchanged for shares of Alphabet Common Stock until Alphabet shall have received a signed agreement from such "affiliate" as provided in Section 6.14 hereof.

     Section 2.6 Transfer Books. The stock transfer books of Abacus shall be closed at the Effective Time and no transfer of any Abacus Shares will thereafter be recorded on any of such stock transfer books. In the event of a transfer of ownership of any Abacus Shares that is not registered in the stock transfer records of Abacus at the Effective Time, a certificate or certificates representing the number of full shares of Alphabet Common Stock into which such Abacus Shares shall have been converted in the Merger shall be issued to the transferee together with a cash payment (net of any applicable tax withholdings) in lieu of fractional shares, if any, in accordance with Section 2.7, and a cash payment in accordance with Section 2.5(b) of dividends or distributions, if any, only if the certificate or certificates which immediately prior to the Effective Time represented such Abacus Shares are surrendered as provided in Section 2.5, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer taxes.

     Section 2.7 No Fractional Share Certificates; Termination of Exchange Fund. (a) No scrip or fractional share certificate for Alphabet Common Stock will be issued upon the surrender for exchange of a certificate or certificates which immediately prior to the Effective Time represented Abacus Shares, and no outstanding fractional share interest will entitle the holder thereof to vote or receive dividends or distributions or any other rights of a stockholder of Alphabet with respect to such fractional share interest. Each holder entitled to receive a fractional share of Alphabet Common Stock but for this Section 2.7(a) shall be entitled to receive an amount of cash (net of applicable tax withholdings) equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Abacus Common Stock held immediately prior to the Effective Time by such holder) by (ii) the closing price for a share of Alphabet Common Stock on the New York Stock Exchange (the "NYSE") Composite Transaction Tape on the trading day immediately prior to the Closing Date. No interest shall be payable in respect of any cash payment for fractional share interests.

          (b) Any portion of the Exchange Fund which remains undistributed one year after the Effective Time shall be delivered to Alphabet upon demand, and each holder of Abacus Shares who had not theretofore surrendered certificates or certificates which immediately prior to the Effective Time represented Abacus Shares in accordance with the provisions of this Article II shall thereafter look only to Alphabet for satisfaction of such holder's claims for shares of Alphabet Common Stock, any cash in lieu of fractional shares of Alphabet Common Stock and any dividends or distributions payable in accordance with Section 2.5(b). Notwithstanding the foregoing, none of Alphabet, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Abacus Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     Section 2.8 Options to Purchase Abacus Shares. (a) Prior to the Effective Time, Abacus shall take all action necessary with respect to each of the plans or arrangements of Abacus and its Subsidiaries pursuant to which options to purchase Abacus Shares (the "Abacus Options") will be outstanding immediately prior to the Effective Time such that as of and after the Effective Time each Abacus Option shall entitle the holder thereof to purchase such number of shares of Alphabet Common Stock as is equal to the product of (x) the number of shares of Abacus Common Stock subject to such option immediately prior to the Effective Time and (y) the Exchange Ratio; and the exercise price per share of Alphabet Common Stock subject to such option shall be equal to (x) the exercise price per share of Abacus Common Stock immediately prior to the Effective Time divided by
(y) the Exchange Ratio. Abacus shall take no action to cause any Abacus Option which pursuant to its terms as in effect as of the date hereof would not become vested or exercisable by reason of the transactions contemplated by this Agreement to become vested or exercisable in connection herewith, and nothing contained in this Agreement shall be interpreted as causing any such Abacus Option to become vested or exercisable.

          (b) Notwithstanding the foregoing, the number of shares of Alphabet Common Stock deliverable upon exercise of each Abacus Option at and after the Effective Time as contemplated by paragraph (a) above shall be rounded, if necessary, to the nearest whole share, and the exercise price with respect thereto shall be rounded, if necessary, to the nearest one one-hundredth of a cent. Other than as provided in paragraph (a) above and in the prior sentence of this paragraph (b), as of and after the Effective Time, each Abacus Option shall be subject to the same terms and conditions as in effect immediately prior to the Effective Time, but giving effect to the Merger (it being understood that all Options exercisable at the same price and granted on the same date shall be aggregated for this purpose).

          (c) As soon as practicable after the Effective Time, Alphabet shall deliver (i) to the holders of Abacus Options which become fully vested and exercisable by virtue of the Merger a notice stating that by virtue of the Merger and pursuant to the terms of the relevant Abacus Benefit Plan (as herein defined) such Abacus Options have become fully vested and exercisable and (ii) to the holders of all Abacus Options a notice stating that the agreements evidencing the grants of such Abacus Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.8 after giving effect to the Merger and the terms of the relevant Abacus Benefit Plan).

          (d) Alphabet shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Alphabet Common Stock for delivery upon exercise of Abacus Options in accordance with this Section
2.8. Promptly after the Effective Time, Alphabet shall file a registration statement on Form S-8 (if available) (or any successor or other appropriate forms) with respect to the shares of Alphabet Common Stock subject to such options and shall use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

     Section 2.9 Appraisal Rights. In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders of Abacus Shares in connection with the Merger.

     Section 2.10 Dividends. Alphabet and Abacus shall coordinate with each other the declaration of, and the setting of record dates and payment dates for, dividends in respect of their respective common stock so that, in respect of any fiscal quarter, holders thereof (i) do not receive dividends in respect of both (x) Abacus Shares and (y) shares of Alphabet Common Stock received pursuant to the Merger in respect thereof or (ii) fail to receive a dividend in respect of both (x) Abacus Shares and (y) the shares of Alphabet Common Stock received pursuant to the Merger in respect thereof.

     Section 2.11 Certain Adjustments. If between the date of this Agreement and the Effective Time, the outstanding shares of Abacus Common Stock or Alphabet Common Stock shall be changed into a different number of shares by reason of any stock split, combination of shares, or any dividend payable in stock shall be declared thereon with a record date within such period, the Exchange Ratio shall be appropriately adjusted to provide the holders of Abacus Shares the same economic effect as contemplated by this Agreement prior to such event.

                                ARTICLE III

          Except as set forth in the corresponding sections or subsections of the disclosure letter, dated the date hereof, delivered by Abacus to Alphabet (the "Abacus Disclosure Letter"), Abacus hereby represents and warrants to Alphabet and Abacus Holdings as follows:

     Section 3.1 Organization and Qualification; Subsidiaries. (a) Abacus is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Subsidiaries of Abacus is a corporation or other business entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and each of Abacus and its Subsidiaries has the requisite corporate or other organizational power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, in each case except as would not, individually or in the aggregate, reasonably be expected to have an Abacus Material Adverse Effect.

          (b) All of the outstanding shares of capital stock and other equity securities of the Significant Subsidiaries of Abacus have been validly issued and are fully paid and nonassessable, and are owned, directly or indirectly, by Abacus, free and clear of all pledges and security interests. All outstanding shares of capital stock and other equity interests of each Subsidiary of Abacus owned directly or indirectly by Abacus are free and clear of all liens, claims or encumbrances as would, individually or in the aggregate, reasonably be expected to have an Abacus Material Adverse Effect. There are no subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) entitling any Person to purchase or otherwise acquire from Abacus or any of its Significant Subsidiaries at any time, or upon the happening of any stated event, any shares of capital stock or other equity securities of any of the Significant Subsidiaries of Abacus. The Abacus Disclosure Letter lists the name and jurisdiction of incorporation or organization of each of the Significant Subsidiaries of Abacus.

          (c) Except for interests in its Subsidiaries, neither Abacus nor any of its Subsidiaries owns directly or indirectly any material equity interest in any Person or has any obligation or made any commitment to acquire any such interest or make any such investment.

     Section 3.2 Certificate of Incorporation and Bylaws. Abacus has furnished, or otherwise made available, to Alphabet a complete and correct copy of the certificate of incorporation and bylaws, as amended to the date of this Agreement, of Abacus. Such certificate of incorporation and bylaws are in full force and effect. Abacus is not in violation of any of the provisions of its certificate of incorporation or bylaws.

     Section 3.3 Capitalization. (a) The authorized capital stock of Abacus consists of 700,000,000 shares of Abacus Common Stock and 10,000,000 shares of Preferred Stock, par value $1.00 per share (the "Abacus Preferred Stock"). At the close of business on June 28, 1998 (the "Abacus Capital Stock Disclosure Date"), (i) 274,216,016 shares of Abacus Common Stock, and no shares of Abacus Preferred Stock, were issued and outstanding and (ii) 25,562,456 shares of Abacus Common Stock, and no shares of Abacus Preferred Stock, were held by Abacus in its treasury. The Abacus Disclosure Letter lists the number of shares of Abacus Common Stock and Abacus Preferred Stock reserved for issuance as of the Abacus Capital Stock Disclosure Date under each of the Abacus Benefit Plans (as defined in Section 3.10) or otherwise. Since the Abacus Capital Stock Disclosure Date until the date of this Agreement, no shares of Abacus Common Stock or Abacus Preferred Stock have been issued or reserved for issuance, except in respect of the exercise, conversion or exchange of Abacus Equity Rights (as defined below) outstanding as of the Abacus Capital Stock Disclosure Date and in connection with the Abacus Stock Option Agreement. For purposes of this Agreement, "Abacus Equity Rights" shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Abacus or any of its Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of Abacus. The Abacus Disclosure Letter sets forth the number and type of Abacus Equity Rights (including the number and class of Abacus' capital stock for or into which such Abacus Equity Rights are exercisable, convertible or exchangeable and any Abacus Benefit Plan pursuant to which such Abacus Equity Rights were granted or issued) outstanding as of the Abacus Capital Stock Disclosure Date. Other than the Abacus Equity Rights disclosed in the Abacus Disclosure Letter and the Abacus Equity Rights granted pursuant to the Abacus Stock Option Agreement, Abacus does not have outstanding any Abacus Equity Rights as of the date of this Agreement. Except as disclosed in the Abacus SEC Reports (defined below), no stockholders of Abacus are party to any voting agreement, voting trust or similar arrangement with respect to Abacus Shares to which Abacus or any Subsidiary of Abacus is a Party.

          (b) There are no outstanding obligations of Abacus or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Abacus Common Stock or any Abacus Equity Rights (except in connection with the exercise, conversion or exchange of outstanding Abacus Equity Rights). All of the issued and outstanding shares of Abacus Common Stock are validly issued, fully paid, nonassessable and free of preemptive rights. The Abacus Disclosure Letter sets forth the number of shares of Abacus Common Stock repurchased, and the number issued, by Abacus or any of its Subsidiaries since July 1, 1996.

     Section 3.4 Power and Authority; Authorization; Valid & Binding. Abacus has the necessary corporate power and authority to enter into and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, except that the Merger is subject to the adoption and approval of this Agreement and the Merger by Abacus' stockholders as required by the DCGL. The execution and delivery of this Agreement by Abacus, the performance by it of its obligations hereunder and the consummation by Abacus of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Abacus (other than with respect to the Merger, the adoption and approval of this Agreement and the Merger by its stockholders as required by the DGCL). This Agreement has been duly executed and delivered by Abacus and, assuming the due authorization, execution and delivery by Alphabet and Merger Sub, constitutes a legal, valid and binding obligation of Abacus enforceable against it in accordance with the terms hereof or thereof, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 3.5 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement and the Abacus Stock Option Agreement by Abacus does not, and the performance by Abacus of its obligations hereunder and thereunder and the consummation by Abacus of the transactions contemplated hereby, and thereby will not, (i) violate or conflict with the certificate of incorporation, or bylaws of Abacus, (ii) subject to obtaining or making the notices, reports, filings, waivers, consents, approvals or authorizations referred to in paragraph (b) below, conflict with or violate any law, regulation, court order, judgment or decree applicable to Abacus or any of its Subsidiaries or by which any of their respective property is bound or affected, (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, cancellation, vesting, modification, alteration or acceleration of any obligation under, result in the creation of a lien, claim or encumbrance on any of the properties or assets of Abacus or any of its Subsidiaries pursuant to, result in the loss of any material benefit under (including an increase in the price paid by, or cost to, Abacus or any of its Subsidiaries), require the consent of any other party to, or result in any obligation of the part of Abacus or any of its Subsidiaries to repurchase (with respect to a bond or a note), any agreement, contract, instrument, bond, note, indenture, permit, license or franchise to which Abacus or any of its Subsidiaries is a party or by which Abacus, any of its Subsidiaries or any of their respective property is bound or affected, except, in the case of clauses (ii) and (iii) above, as would not, individually or in the aggregate, reasonably be expected to have an Abacus Material Adverse Effect.

          (b) Except for applicable requirements, if any, under the premerger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the filing of a certificate of merger with respect to the Merger as required by the DGCL, filings with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, any filings required pursuant to any state securities or "blue sky" laws, any filings required pursuant to any state liquor, gaming or pharmacy laws, any applicable Environmental Laws (as defined herein) governing the transfer of any interest in real property or of business operations (including without limitation transfer acts, notifications, and deed restrictions), and the transfer or application requirements with respect to the environmental permits of Abacus or its Subsidiaries, or pursuant to the rules and regulations of any stock exchange on which the Abacus Shares are listed, neither Abacus nor any of its Subsidiaries is required to submit any notice, report or other filing with any Governmental Entity (defined below) in connection with the execution, delivery, performance or consummation of this Agreement, the Stock Option Agreements or the Merger except for such notices, reports or filings that, if not made, would not, individually or in the aggregate, reasonably be expected to have an Abacus Material Adverse Effect. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any governmental or regulatory authority, court, agency, commission or other governmental entity or any securities exchange or other self-regulatory body, domestic or foreign ("Governmental Entity"), is required to be obtained by Abacus or any of its Subsidiaries in connection with its execution, delivery, performance or consummation of this Agreement, the Stock Option Agreement or the transactions contemplated hereby except for such waivers, consents, approvals or authorizations that, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have, an Abacus Material Adverse Effect.

     Section 3.6 SEC Reports; Financial Statements. (a) Abacus has filed all forms, reports and documents (including all Exhibits, Schedules and Annexes thereto) required to be filed by it with the SEC since January 1, 1995, including any amendments or supplements thereto (collectively, including any such forms, reports and documents filed after the date hereof, the "Abacus SEC Reports"), and, with respect to the Abacus SEC Reports filed by Abacus after the date hereof and prior to the Closing Date, will deliver or make available, to Alphabet all of its Abacus SEC Reports in the form filed with the SEC. The Abacus SEC Reports (i) were (and any Abacus SEC Reports filed after the date hereof will be) in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) as of their respective filing dates, did not (and any Abacus SEC Reports filed after the date hereof will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The financial statements, including all related notes and schedules, contained in the Abacus SEC Reports (or incorporated therein by reference) fairly present in all material respects (or, with respect to financial statements contained in the Abacus SEC Reports filed after the date hereof, will fairly present in all material respects) the consolidated financial position of Abacus and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations, retained earnings and cash flows of Abacus and its consolidated subsidiaries for the respective periods indicated, in each case in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and the rules and regulations of the SEC, except that interim financial statements are subject to normal year-end adjustments which are not and are not expected to be, individually or in the aggregate, material in amount and do not include certain notes which may be required by GAAP but which are not required by Form 10-Q of the SEC.

     Section 3.7 Absence of Certain Changes. Except as disclosed in the Abacus SEC Reports filed prior to the date hereof, since the end of Abacus' fiscal year last ended, (a) Abacus and each of its Subsidiaries has conducted its business in all material respects in the ordinary and usual course of its business consistent with past practice and there has not been any change in the financial condition, business or results of operations of Abacus and its Subsidiaries, or any development or combination of developments that, individually or in the aggregate, has had or would reasonably be expected to have an Abacus Material Adverse Effect and (b) since the end of Abacus' fiscal year last ended until the date hereof there has not been (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Abacus, other than regular cash dividends consistent with past practice; (ii) any change by Abacus to its accounting policies, practices or methods; (iii) any amendment or change to the terms of any of its indebtedness material to Abacus and its Subsidiaries taken as a whole; (iv) any incurrence of any material indebtedness outside of the ordinary course of business; (v) outside the ordinary course of business, any transfer, lease, license, sale, mortgage, pledge, encumbrance or other disposition of assets or properties material to Abacus and its Subsidiaries taken as a whole; (vi) any material damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by Abacus or its Subsidiaries material to Abacus and its Subsidiaries taken as a whole, whether or not covered by insurance; (vii) except on a case-by-case basis in the ordinary course of business consistent with past practice for employees other than executive officers or directors, or except as required by applicable law or pursuant to a contractual obligation in effect as of the date of this Agreement, (A) any execution, adoption or amendment of any agreement or arrangement relating to severance or any employee benefit plan or employment or consulting agreement (including, without limitation, the Abacus Benefit Plans referred to in Section 3.10 hereof) or (B) any grant of any stock options or other equity related award; or (viii) any agreement or commitment entered into with respect to any of the foregoing. With respect to Abacus, any action taken by Abacus pursuant to and consistent with its corporate and functional consolidations or its Delta Plan shall be deemed for the purposes hereof to be an action of Abacus that is consistent with past practice.

     Section 3.8 Litigation and Liabilities. (a) Except as disclosed in the Abacus SEC Reports filed prior to the date hereof, there are no civil, criminal or administrative actions, suits or claims, proceedings (including condemnation proceedings) or, to the knowledge of Abacus, hearings or investigations, pending or, to the knowledge of Abacus, threatened against, or otherwise adversely affecting Abacus or any of its Subsidiaries or any of their respective properties and assets, except for any of the foregoing which would not, individually or in the aggregate, reasonably be expected to have an Abacus Material Adverse Effect.

          (b) Neither Abacus nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) the existence of which would, individually or in the aggregate, reasonably be expected to have an Abacus Material Adverse Effect except (i) liabilities, described in the Abacus SEC Reports filed with the SEC prior to the date hereof or reflected on Abacus' consolidated balance sheet (and related notes thereto) as of the end of its most recently completed fiscal year filed in the Abacus SEC Reports, (ii) liabilities incurred since the end of Abacus' most recently completed fiscal year in the ordinary course of business consistent with past practice that would not, individually or in the aggregate, reasonably be expected to have an Abacus Material Adverse Effect or (iii) liabilities permitted to be incurred pursuant to Section 5.1.

     Section 3.9 No Violation of Law; Permits. The business of Abacus and each of its Subsidiaries is being conducted in accordance with all applicable statutes of law, ordinances, regulations, judgments, orders or decrees of any Governmental Entity, and not in violation of any permits, franchises, licenses, authorizations or consents granted by any Governmental Entity, and Abacus and each of its Subsidiaries has obtained all permits, franchises, licenses, authorizations or consents necessary for the conduct of its business, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have an Abacus Material Adverse Effect. Neither Abacus nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or, to the knowledge of Abacus, is a party to any commitment letter or similar undertaking to, or, to the knowledge of Abacus, is subject to any order or directive by, or has adopted any board resolutions at the request of, any Governmental Entity, that materially restricts the conduct of its business (whether the type of business, the location thereof or otherwise) and which, individually or in the aggregate, would reasonably be expected to have an Abacus Material Adverse Effect, nor to the knowledge of Abacus, has Abacus been advised in writing that any Governmental Entity has proposed issuing or requesting any of the foregoing.

     Section 3.10 Employee Matters; ERISA. (a) Set forth in the Abacus Disclosure Letter is a complete list of each Abacus Benefit Plan and each Abacus Multiemployer Plan. The term "Abacus Benefit Plan" shall mean (i) each plan, program, policy, contract or agreement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, including, without limitation, any "employee benefit plan," within the meaning of Section 3(3) of ERISA but excluding any "multiemployer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, and (ii) each employment, severance, consulting, non-compete, confidentiality, or similar agreement or contract, in each case, with respect to which Abacus or any Subsidiary of Abacus has or may have any liability (accrued, contingent or otherwise). The term "Abacus Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA in respect to which Abacus or any Subsidiary of Abacus has or may have any liability (accrued, contingent or otherwise).

          (b) Abacus has provided or made available, or has caused to be provided or made available, to Alphabet (i) current, accurate and complete copies of all documents embodying each Abacus Benefit Plan, including all amendments thereto, written interpretations thereof (which interpretation materially increases the liabilities of Abacus and its Subsidiaries taken as a whole under the relevant Abacus Benefit Plan) and all trust or funding agreements with respect thereto; (ii) the most recent annual actuarial valuation, if any, prepared for each Abacus Benefit Plan; (iii) the most recent annual report (Series 5500 and all schedules thereto), if any, required under ERISA in connection with each Abacus Benefit Plan or related trust; (iv) the most recent determination letter received from the Internal Revenue Service, if any, for each Abacus Benefit Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code; (v) if any Abacus Benefit Plan is funded, the most recent annual and periodic accounting of such Abacus Benefit Plan's assets; (vi) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Abacus Benefit Plan; and (vii) all material communications to any one or more current, former or retired employee, officer, consultant, independent contractor, agent or director of Abacus or any Subsidiary of Abacus (each, an "Abacus Employee" and collectively, the "Abacus Employees") relating to each Abacus Benefit Plan (which communication materially increases the liabilities of Abacus and its Subsidiaries taken as a whole under the relevant Abacus Benefit Plan). The Board of Directors of Abacus has adopted a resolution described on Schedule 3.10(b).

          (c) All Abacus Benefit Plans have been administered in all respects in accordance with the terms thereof and all applicable laws except for violations which, individually or in the aggregate, would not reasonably be expected to have an Abacus Material Adverse Effect. Each Abacus Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Code (each, an "Abacus Pension Plan"), has received a favorable determination letter from the Internal Revenue Service, and Abacus is not aware of any circumstances that would reasonably be expected to result in the revocation or denial of such qualified status. Except as otherwise set forth in the Abacus Disclosure Letter or in the Abacus SEC Reports filed prior to the date hereof, there is no pending or, to Abacus' knowledge, threatened, claim, litigation, proceeding, audit, examination or investigation relating to any Abacus Benefit Plans or Abacus Employees that, individually or in the aggregate, would reasonably be expected to have an Abacus Material Adverse Effect.

          (d) No material liability under Title IV of ERISA has been or is reasonably expected to be incurred by Abacus or any Subsidiaries of Abacus or any entity which is considered a single employer with Abacus or any Subsidiary of Abacus under Section 4001(a)(15) of ERISA or Section 414 of the Code (an "Abacus ERISA Affiliate"). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Abacus Pension Plan within the past twelve (12) months.

          (e) All contributions, premiums and payments (other than contributions, premiums or payments that are not material, in the aggregate) required to be made under the terms of any Abacus Benefit Plan have been made. No Abacus Pension Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither Abacus nor any Subsidiaries of Abacus nor any Abacus ERISA Affiliate has provided, or is required to provide, security to any Abacus Pension Plan pursuant to Section 401(a)(29) of the Code.

          (f) Except as set forth in the Abacus SEC Reports filed prior to the date hereof, under each Abacus Pension Plan which is a defined benefit plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in each such Pension Plan's most recent actuarial valuation) did not exceed the then current value of the assets of such Pension Plan, and there has been no adverse change in the financial condition of such Pension Plan (with respect to either assets or benefits) since the last day of the most recent plan year of such Pension Plan.

          (g) As of the Closing Date, neither Abacus, any Subsidiary of Abacus nor any Abacus ERISA Affiliate will have incurred any withdrawal liability as described in Section 4201 of ERISA for withdrawals that have occurred on or prior to the Closing Date that has not previously been satisfied. Neither Abacus, any Subsidiary of Abacus nor any Abacus ERISA Affiliate has knowledge that any Abacus Multiemployer Plan fails to qualify under Section 401(a) of the Code, is insolvent or is in reorganization within the meaning of Part 3 of Subtitle E of Title IV of ERISA nor of any condition that would reasonably be expected to result in an Abacus Multiemployer Plan becoming insolvent or going into reorganization.

          (h) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Abacus Benefit Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Abacus Employee, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of Abacus, any Subsidiary of Abacus or Alphabet to amend or terminate any Abacus Benefit Plan. No payment or benefit which will or may be made by Abacus, any Subsidiary of Abacus, Alphabet or any of their respective affiliates with respect to any Abacus Employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

     Section 3.11 Labor Matters. (a) Except as set forth in the Abacus SEC Reports filed prior to the date hereof, and except for those matters that would not, individually or in the aggregate, reasonably be expected to have an Abacus Material Adverse Effect no work stoppage, slowdown, lockout or labor strike against Abacus or any Subsidiary of Abacus by Abacus Employees (or any union that represents them) is pending or, to the knowledge of Abacus, threatened.

          (b) Except as set forth in the Abacus SEC Reports filed prior to the date hereof and as, individually or in the aggregate, would not reasonably be expected to have an Abacus Material Adverse Effect, as of the date of this Agreement, neither Abacus nor any Subsidiary of Abacus is involved in or, to the knowledge of Abacus, threatened with any labor dispute, grievance, or arbitration or union organizing activity (by it or any of its employees) involving any Abacus Employees.

     Section 3.12 Environmental Matters. Except as set forth in the Abacus SEC Reports filed prior to the date hereof and except for those matters that would not, individually or in the aggregate, reasonably be expected to have an Abacus Material Adverse Effect:

               (i) Abacus and each of its Subsidiaries is in compliance with all applicable Environmental Laws (as defined below), and neither Abacus nor any of its Subsidiaries has received any written communication from any Person or Governmental Entity that alleges that Abacus or any of its Subsidiaries is not in compliance with applicable Environmental Laws.

               (ii) Abacus and each of its Subsidiaries has obtained or has applied for all applicable environmental, health and safety permits, licenses, variances, approvals and authorizations required under Environmental Laws (collectively, the "Environmental Permits") necessary for the construction of its facilities or the conduct of its operations, and all those Environmental Permits are in effect or, where applicable, a renewal application has been timely filed and is pending agency approval, and Abacus and its Subsidiaries are in compliance with all terms and conditions of such Environmental Permits.

               (iii) There is no Environmental Claim (as defined below) pending or, to the knowledge of Abacus, threatened (i) against Abacus or any of its Subsidiaries, (ii) against any Person whose liability for any Environmental Claim has been retained or assumed contractually by Abacus or any of its Subsidiaries, or (iii) against any real or personal property or operations which Abacus or any of its Subsidiaries owns, leases or operates, in whole or in part.

               (iv) There have been no Releases (as defined below) of any Hazardous Material (as defined below) that would be reasonably likely to form the basis of any Environmental Claim against Abacus or any of its Subsidiaries, or against any Person whose liability for any Environmental Claim has been retained or assumed contractually by Abacus or any of its Subsidiaries.

               (v) None of the properties owned, leased or operated by Abacus, its Subsidiaries or any predecessor thereof are now, or were in the past, listed on the National Priorities List of Superfund Sites or any analogous state list (excluding easements that transgress those Superfund sites).

For purposes of this Agreement:

               (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person (including any federal, state, local or foreign governmental authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the representing Party or any of its Subsidiaries; or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

               (ii) "Environmental Laws" means all applicable foreign, federal, state and local laws, rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

               (iii) "Hazardous Materials" means (A) any petroleum or any by-products or fractions thereof, asbestos or asbestos-containing materials, urea formaldehyde foam insulation, any form of natural gas, explosives, polychlorinated biphenyls ("PCBs"), radioactive materials, ionizing radiation, electromagnetic field radiation or microwave transmissions; (B) any chemicals, materials or substances, whether waste materials, raw materials or finished products, which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "contaminants," or words of similar import under any Environmental Law; and
(C) any other chemical, material or substance, whether waste materials, raw materials or finished products, regulated or forming the basis of liability under any Environmental Law.

               (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including without limitation ambient air, atmosphere, soil, surface water, groundwater or property).

     Section 3.13 Board Action; Vote Required. (a) Abacus' Board of Directors has approved this Agreement, the Abacus Stock Option Agreement and the transactions contemplated hereby and thereby, including the Merger, has determined that the Merger is advisable, fair to and in the best interests of Abacus and its stockholders and has resolved to recommend to stockholders that they vote in favor of approving and adopting this Agreement and approving the Merger. Neither Section 203 of the DGCL nor any other state takeover or similar statute or regulation applies to the Merger, this Agreement, the Abacus Stock Option Agreement (including the purchase of shares of Abacus Common Stock thereunder) or any of the transactions contemplated hereby or thereby. The Board of Directors of Abacus has duly adopted (and not withdrawn) a resolution rescinding any authorization previously granted permitting Abacus to repurchase shares of Abacus Common Stock. In connection with each Abacus Benefit Plan under which a holder of an option granted pursuant thereto would be entitled, in respect of such option, to receive cash upon a change of control, the Board of Directors (or the appropriate Committee thereof) has taken all necessary action so that in connection with the Merger such holder would be entitled to exercise such option solely for shares of Abacus Common Stock or, following the Merger, Alphabet Common Stock.

          (b) The affirmative vote of the holders of a majority of all of the outstanding shares of Abacus Common Stock is necessary to approve and adopt this Agreement and the Merger. Such vote is the only vote of the holders of any class or series of Abacus' capital stock required to approve this Agreement, the Abacus Stock Option Agreement and the transactions contemplated hereby and thereby.

     Section 3.14 Opinion of Financial Advisor. Abacus or its Board of Directors has received the written opinion of The Blackstone Group, dated as of the date hereof, to the effect that, as of the date hereof, the Exchange Ratio is fair to the holders of shares of Abacus Common Stock from a financial point of view. An executed copy of such opinion has been delivered to Alphabet.

     Section 3.15 Brokers. Set forth in the Abacus Disclosure Letter is a list of each broker, finder or investment banker and other Person entitled to any brokerage, finder's, investment banking or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Abacus or any of its Subsidiaries and the expected amounts of such fees and commissions. Abacus has previously provided to Alphabet copies of any agreements giving rise to any such fee or commission.

     Section 3.16 Tax Matters. (a) All material Tax Returns (defined below) required to be filed by Abacus or its Subsidiaries on or prior to the Effective Time or with respect to taxable periods ending on or prior to the Effective Time have been or will be prepared in good faith and timely filed with the appropriate Governmental Entity on or prior to the Effective Time or by the due date thereof including extensions except where the failure to so file would not, individually or in the aggregate, reasonably be expected to have an Abacus Material Adverse Effect.

          (b) Except where the failure to pay, collect or withhold would not, individually or in the aggregate, reasonably be expected to have an Abacus Material Adverse Effect (i) all Taxes (defined below), that are required to be paid, have been or will be fully paid (except with respect to matters contested in good faith as set forth in the Abacus Disclosure Letter) or as of May 2, 1998 adequately reflected as a liability on Abacus' or its Subsidiaries' books and records (without taking into account any deferred Tax liabilities) and (ii) all Taxes required to be collected or withheld from third parties have in all material respects been collected or withheld.

          (c) Abacus and each of its Subsidiaries have not waived any statute of limitations with respect to federal income Taxes or agreed to any extension of time with respect to federal income or material state Tax assessment or deficiency.

          (d) As of the date hereof, there are not pending or, to the knowledge of Abacus, threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters that
(i) were raised by any Taxing authority in a written communication to Abacus or any Subsidiary and (ii) would, individually or in the aggregate, reasonably be expected to have an Abacus Material Adverse Effect after taking into account any reserves for Taxes set forth on the most recent balance sheet contained in the Abacus SEC Reports filed prior to the date hereof.

          (e) Abacus has made available to Alphabet true and correct copies of the United States federal income and all material state income or franchise Tax Returns filed by Abacus and its Subsidiaries for each of its fiscal years ended on or about January 31, 1995, 1996, and 1997.

          As used in this Agreement, (i) the term "Tax " (including, with correlative meaning, the terms "Taxes" and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, license, premium, environmental (including taxes under Section 59A of the Code), capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, transfer, property, withholding, excise, production, occupation, windfall profits, customs duties, social security (or similar), registration, value added, alternative or add-on minimum, estimated, occupancy and other taxes, duties or governmental assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

     Section 3.17 Intellectual Property. Neither Abacus nor any of its Subsidiaries currently utilizes, or to the knowledge of the general counsel and members of the legal department of Abacus involved in intellectual property, has in the past utilized, any existing or pending patent, trademark, trade name, service mark, copyright, software, trade secret or know-how, except for those which are owned, possessed or lawfully used by Abacus or its Subsidiaries in their business operations, and neither Abacus nor any of its Subsidiaries infringes upon or unlawfully uses any patent, trademark, trade name, service mark, copyright or trade secret owned or validly claimed by another Person except, in each case, as would not, individually or in the aggregate, reasonably be expected to have an Abacus Material Adverse Effect. Abacus and its Subsidiaries own, have a valid license to use or have the right validly to use all existing and pending patents, trademarks, tradenames, service marks, copyrights and software necessary to carry on their respective businesses substantially as currently conducted except the failure of which to own, validly license or have the right validly to use, individually or in the aggregate, would not reasonably be expected to have an Abacus Material Adverse Effect.

     Section 3.18 Insurance. Except to the extent adequately accrued on the most recent balance sheet contained in the Abacus SEC Reports filed as of the date hereof, neither Abacus nor its Subsidiaries has any obligation (contingent or otherwise) to pay in connection with any insurance policies any retroactive premiums or "retro-premiums" that, individually or in the aggregate, would reasonably be expected to have an Abacus Material Adverse Effect.

     Section 3.19 Contracts and Commitments. Set forth in the Abacus Disclosure Letter is a complete and accurate list of all of the following contracts (written or oral), plans, undertakings, commitments or agreements ("Abacus Contracts") to which Abacus or any of its Subsidiaries is a party or by which any of them is bound as of the date of this Agreement:

          (a) each distribution, supply, inventory purchase, franchise, license, sales, agency or advertising contract involving annual expenditures or liabilities in excess of $30,000,000 which is not cancelable (without material penalty, cost or other liability) within one year;

          (b) each promissory note, loan, agreement, indenture, evidence of indebtedness or other instrument providing for the lending of money, whether as borrower, lender or guarantor, in excess of $20,000,000;

          (c) each contract, lease, agreement, instrument or other arrangement containing any "radius clause" applicable to markets in which Alphabet has operations the compliance (or failure to comply) with which would reasonably be expected, individually or in the aggregate, to have an Abacus Material Adverse Effect;

          (d) each joint venture or partnership agreement pursuant to which any third party is entitled to develop any property and/or facility on each behalf of Abacus or any of its Subsidiaries material to Abacus and its Subsidiaries taken as a whole; and

          (e) any contract that would constitute a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC).

          True and complete copies of the written Abacus Contracts, as amended to date, that would be required to be filed as exhibits to Abacus' Form 10-K if such Form 10-K were being filed on the date hereof, that are identified in the Abacus Disclosure Letter and have not been filed prior to the date hereof as Exhibits to the Abacus SEC Reports have been delivered or made available to Alphabet.

          To the knowledge of Abacus, each Abacus Contract is valid and binding on Abacus, any Subsidiary of Abacus which is a party thereto and each other party thereto and is in full force and effect, and Abacus and its Subsidiaries have performed and complied with all obligations required to be performed or compiled with by them under each Abacus Contract, except in each case as would not, individually or in the aggregate, reasonably be expected to have an Abacus Material Adverse Effect.

     Section 3.20 Accounting and Tax Matters. Neither Abacus nor any of its affiliates has taken or agreed to take any action, nor does Abacus have any knowledge of any fact or circumstance with respect to Abacus, which would prevent the business combination to be effected pursuant to the Merger from being accounted for as a "pooling-of-interests" under GAAP or the rules and regulations of the SEC or prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368 of the Code.

     Section 3.21 Ownership of Shares of Alphabet. Abacus and its
Subsidiaries do not beneficially own (as defined in Rule 13d-3 under the Exchange Act) any capital stock or other equity securities of Alphabet or any Alphabet Equity Rights (as defined herein) other than pursuant to the Alphabet Stock Option Agreement.

                                 ARTICLE IV

          Except as set forth in the corresponding sections or subsections of the disclosure letter, dated the date hereof, delivered by Alphabet to Abacus (the "Alphabet Disclosure Letter"), Alphabet and Abacus Holdings hereby represent and warrant to Abacus as follows:

     Section 4.1 Organization and Qualification; Subsidiaries. (a) Alphabet is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Subsidiaries of Alphabet (including Abacus Holdings) is a corporation or other business entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and each of Alphabet and its Subsidiaries has the requisite corporate or other organizational power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, in each case except as would not, individually or in the aggregate, reasonably be expected to have an Alphabet Material Adverse Effect.

          (b) All of the outstanding shares of capital stock and other equity securities of the Significant Subsidiaries of Alphabet (including Abacus Holdings) have been validly issued and are fully paid and nonassessable, and are owned, directly or indirectly, by Alphabet, free and clear of all pledges and security interests. All outstanding shares of capital stock and other equity interests of each Subsidiary of Alphabet owned directly or indirectly by Alphabet are free and clear of all liens, claims or encumbrances as would, individually or in the aggregate, reasonably be expected to have an Alphabet Material Adverse Effect. There are no subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) entitling any Person to purchase or otherwise acquire from Alphabet or any of its Significant Subsidiaries at any time, or upon the happening of any stated event, any shares of capital stock or other equity securities of any of the Subsidiaries of Alphabet (including Abacus Holdings). The Alphabet Disclosure Letter lists the name and jurisdiction of incorporation or organization of each of the Significant Subsidiaries of Alphabet.

          (c) Except for interests in Subsidiaries, neither Alphabet nor any of its Subsidiaries owns directly or indirectly any material equity interest in any Person or, other than pursuant to this Agreement, has any obligation or made any commitment to acquire any such interest or make any such investment.

     Section 4.2 Certificate of Incorporation and Bylaws. Alphabet has furnished, or otherwise made available, to Abacus a complete and correct copy of the certificate of incorporation and bylaws, as amended to the date of this Agreement, of Alphabet. Such certificate of incorporation and bylaws are in full force and effect. Alphabet is not in violation of any of the provisions of its certificate of incorporation or bylaws.

     Section 4.3 Capitalization. (a) The authorized capital stock of Alphabet consists of 1,200,000,000 shares of Alphabet Common Stock and 10,000,000 shares of Preferred Stock, par value $1.00 per share (the "Alphabet Preferred Stock"). At the close of business on July 30, 1998 (the "Alphabet Capital Stock Disclosure Date"), (i) 245,507,844 shares of Alphabet Common Stock, and no shares of Alphabet Preferred Stock, were issued and outstanding and (ii) no shares of Alphabet Common Stock, and no shares of Alphabet Preferred Stock, were held by Alphabet in its treasury. The Alphabet Disclosure Letter lists the number of shares of Alphabet Common Stock and Alphabet Preferred Stock reserved for issuance as of the Alphabet Capital Stock Disclosure Date under each of the Alphabet Benefit Plans (as defined in Section 4.10) or otherwise. Since the Alphabet Capital Stock Disclosure Date until the date of this Agreement, no shares of Alphabet Common Stock or Alphabet Preferred Stock have been issued or reserved for issuance, except in respect of the exercise, conversion or exchange of Alphabet Equity Rights outstanding as of the Alphabet Capital Stock Disclosure Date and in connection with the Alphabet Stock Option Agreement. For purposes of this Agreement, "Alphabet Equity Rights" shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Alphabet or any of its Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of Alphabet. The Alphabet Disclosure Letter sets forth the number and type of Alphabet Equity Rights (including the number and class of Alphabet's capital stock for or into which such Alphabet Equity Rights are exercisable, convertible or exchangeable and any Alphabet Benefit Plan pursuant to which such Alphabet Equity Rights were granted or issued) outstanding as of the Alphabet Capital Stock Disclosure Date. Other than the Alphabet Equity Rights disclosed in the Alphabet Disclosure Letter and the Alphabet Equity Rights granted pursuant to the Alphabet Stock Option Agreement, Alphabet does not have any outstanding Alphabet Equity Rights as of the date of this Agreement. Except as disclosed in the Alphabet SEC Reports (defined below), no stockholders of Alphabet are party to any voting agreement, voting trust or similar arrangement with respect to Alphabet Shares to which Alphabet or any Subsidiary of Alphabet is a Party.

          (b) There are no outstanding obligations of Alphabet or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Alphabet Common Stock or any Alphabet Equity Rights (except in connection with the exercise, conversion or exchange of outstanding Alphabet Equity Rights). All of the issued and outstanding shares of Alphabet Common Stock are validly issued, fully paid, nonassessable and free of preemptive rights. The Alphabet Disclosure Letter sets forth the number of shares of Alphabet Common Stock repurchased, and the number issued, by Alphabet or any of its Subsidiaries since July 1, 1996.

     Section 4.4 Power and Authority; Authorization; Valid & Binding. Each of Alphabet and Abacus Holdings has the necessary corporate power and authority to deliver this Agreement and, in the case of Alphabet, the Stock Option Agreements, to perform its obligations hereunder, as applicable, and to consummate the transactions contemplated hereby, as applicable, except that the issuance of shares of Alphabet Common Stock in accordance with the terms of this Agreement is subject to the approval of stockholders of Alphabet as required by the rules and regulations of the NYSE. The execution and delivery by each of Alphabet and Abacus Holdings of this Agreement and, in the case of Alphabet, the Stock Option Agreements, the performance by it of its obligations hereunder and thereunder, as applicable, and the consummation by Alphabet of the transactions contemplated hereby and thereby, as applicable, have been duly authorized by all necessary corporate action on the part of Alphabet, except that the issuance of shares of Alphabet Common Stock in accordance with the terms of this Agreement and the Merger is subject to the approval of stockholders of Alphabet as required by the rules and regulations of the NYSE. This Agreement has been duly executed and delivered by Alphabet and Abacus Holdings and, assuming the due authorization, execution and delivery by Abacus, constitutes a legal, valid and binding obligation of Alphabet and Abacus Holdings enforceable against such parties in accordance with the terms hereof or thereof, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 4.5 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by each of Alphabet and Abacus Holdings and the Alphabet Stock Option Agreement by Alphabet does not, and the performance by Alphabet of its obligations hereunder and thereunder and the consummation by Alphabet of the transactions contemplated hereby and thereby will not, (i) violate or conflict with the certificate of incorporation or bylaws of Alphabet (ii) subject to obtaining or making the notices, reports, filings, waivers, consents, approvals or authorizations referred to in paragraph (b) below, conflict with or violate any law, regulation, court order, judgment or decree applicable to Alphabet or any of its Subsidiaries or by which any of their respective property is bound or affected, (iii) subject to obtaining the approval of the stockholders of Alphabet for the issuance of shares of Alphabet Common Stock in accordance with the terms hereof, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, cancellation, vesting, modification, alteration or acceleration of any obligation under, result in the creation of a lien, claim or encumbrance on any of the properties or assets of Alphabet or any of its Subsidiaries pursuant to, result in the loss of any material benefit under (including an increase in the price paid by, or cost to, Alphabet or any of its Subsidiaries), require the consent of any other party to, or result in any obligation on the part of Alphabet or any of its Subsidiaries to repurchase (with respect to a bond or a note), any agreement, contract, instrument, bond, note, indenture, permit, license or franchise to which Alphabet or any of its Subsidiaries is a party or by which Alphabet, any of its Subsidiaries or any of their respective property is bound or affected, except, in the case of clauses
(ii) and (iii) above, as would not, individually or in the aggregate, reasonably be expected to have an Alphabet Material Adverse Effect.

          (b) Except for applicable requirements, if any, under the premerger notification requirements of the HSR Act, the filing of a certificate of merger with respect to the Merger as required by the DGCL, filings with the SEC under the Securities Act and the Exchange Act, any filings required pursuant to any state securities or "blue sky" laws any filings required pursuant to any state liquor, gaming or pharmacy laws, any applicable Environmental Laws (as defined herein) governing the transfer of any interest in real property or of business operations (including without limitation transfer acts, notifications, and deed restrictions), and the transfer or application requirements with respect to the environmental permits of Alphabet or its Subsidiaries, or pursuant to the rules and regulations of any stock exchange on which the Alphabet Shares are listed, and approval of stockholders required under the rules and regulations of the NYSE, neither Alphabet nor any of its Subsidiaries (including Abacus Holdings) is required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery, performance or consummation of this Agreement, the Stock Option Agreements or the Merger except for such notices, reports or filings, that, if not made, would not, individually or in the aggregate, reasonably be expected to have an Alphabet Material Adverse Effect. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any Governmental Entity is required to be obtained by Alphabet or any of its Subsidiaries (including Abacus Holdings) in connection with its execution, delivery, performance or consummation of this Agreement, the Stock Option Agreements or the transactions contemplated hereby and thereby except for such waivers, consents, approvals or authorizations that, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have an Alphabet Material Adverse Effect.

     Section 4.6 SEC Reports; Financial Statements. (a) Alphabet has filed all forms, reports and documents (including all Exhibits, Schedules and Annexes thereto) required to be filed by it with the SEC since January 1, 1995, including any amendments or supplements thereto (collectively, including any such forms, reports and documents filed after the date hereof, the "Alphabet SEC Reports"), and, with respect to the Alphabet SEC Reports filed by Alphabet after the date hereof and prior to the Closing Date, will deliver or make available, to Abacus all of its Alphabet SEC Reports in the form filed with the SEC. The Alphabet SEC Reports (i) were (and any Alphabet SEC Reports filed after the date hereof will be) in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) as of their respective filing dates, did not (and any Alphabet SEC Reports filed after the date hereof will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The financial statements, including all related notes and schedules, contained in the Alphabet SEC Reports (or incorporated therein by reference) fairly present in all material respects (or, with respect to financial statements contained in the Alphabet SEC Reports filed after the date hereof, will fairly present in all material respects) the consolidated financial position of Alphabet and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of operations, retained earnings and cash flows of Alphabet and its consolidated subsidiaries for the respective periods indicated, in each case in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and the rules and regulations of the SEC, except that interim financial statements are subject to normal year-end adjustments which are not and are not expected to be, individually or in the aggregate, material in amount and do not include certain notes which may be required by GAAP but which are not required by Form 10-Q of the SEC.

     Section 4.7 Absence of Certain Changes. Except as disclosed in the Alphabet SEC Reports filed prior to the date hereof, (a) since the end of Alphabet's fiscal year last ended, Alphabet and each of its Subsidiaries has conducted its business in all material respects in the ordinary and usual course of its business consistent with past practice and there has not been any change in the financial condition, business or results of operations of Alphabet and its Subsidiaries or any development or combination of developments that, individually or in the aggregate, has had or would reasonably be expected to have an Alphabet Material Adverse Effect and (b) since the end of Alphabet's fiscal year last ended until the date hereof, there has not been (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Alphabet, other than regular cash dividends consistent with past practice;
(ii) any change by Alphabet to its accounting policies, practices or methods; (iii) any amendment or change to the terms of any of its indebtedness material to Alphabet and its Subsidiaries taken as a whole;
(iv) any incurrence of any material indebtedness outside of the ordinary course of business; (v) outside the ordinary course of business, any transfer, lease, license, sale, mortgage, pledge, encumbrance or other disposition of assets or properties material to Alphabet and its Subsidiaries taken as a whole; (vi) any material damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by Alphabet or its Subsidiaries material to Alphabet and its Subsidiaries taken as a whole, whether or not covered by insurance; (vii) except on a case-by-case basis in the ordinary course of business consistent with past practice for employees other than executive officers or directors, or except as required by applicable law or pursuant to a contractual obligation in effect as of the date of this Agreement, (A) any execution, adoption or amendment of any agreement or arrangement relating to severance or any employee benefit plan or employment or consulting agreement (including, without limitation, the Alphabet Benefit Plans referred to in Section 4.10 hereof) or (B) any grant of any stock options or other equity related award; or (viii) any agreement or commitment entered into with respect to any of the foregoing.

     Section 4.8 Litigation and Liabilities. (a) Except as disclosed in the Alphabet SEC Reports filed prior to the date hereof, there are no civil, criminal or administrative actions, suits or claims, proceedings (including condemnation proceedings) or, to the knowledge of Alphabet, hearings or investigations, pending or, to the knowledge of Alphabet, threatened against, or otherwise adversely affecting Alphabet or any of its Subsidiaries or any of their respective properties and assets, except for any of the foregoing which would not, individually or in the aggregate, reasonably be expected to have an Alphabet Material Adverse Effect.

          (b) Neither Alphabet nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) the existence of which would, individually or in the aggregate, reasonably be expected to have an Alphabet Material Adverse Effect, except (i) liabilities described in the Alphabet SEC Reports filed with the SEC prior to the date hereof or reflected on the Alphabet's consolidated balance sheet (and related notes thereto) as of the end of its most recently completed fiscal year filed in the Alphabet SEC Reports, (ii) liabilities incurred since the end of Alphabet's most recently completed fiscal year in the ordinary course of business consistent with past practice, that would not, individually or in the aggregate, reasonably be expected to have an Alphabet Material Adverse Effect or (iii) liabilities permitted to be incurred pursuant to Section 5.2.

     Section 4.9 No Violation of Law; Permits. The business of Alphabet and each of its Subsidiaries is being conducted in accordance with all applicable statutes of law, ordinances, regulations, judgments, orders or decrees of any Governmental Entity, and not in violation of any permits, franchises, licenses, authorizations or consents granted by any Governmental Entity, and Alphabet and each of its Subsidiaries has obtained all permits, franchises, licenses, authorizations or consents necessary for the conduct of its business, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have an Alphabet Material Adverse Effect. Neither Alphabet nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by or is a party to any written agreement, consent agreement or memorandum of understanding with, or to the knowledge of Alphabet, is a party to any commitment letter or similar undertaking to, or, to the knowledge of Alphabet, is subject to any order or directive by, or has adopted any board resolutions at the request of, any Governmental Entity, that materially restricts the conduct of its business (whether the type of business, the location thereof or otherwise) and which, individually or in the aggregate, would reasonably be expected to have an Alphabet Material Adverse Effect, nor to the knowledge of Alphabet, has Alphabet been advised in writing that any Governmental Entity has proposed issuing or requesting any of the foregoing.

     Section 4.10 Employee Matters; ERISA. (a) Set forth in the Alphabet Disclosure Letter is a complete list of each Alphabet Benefit Plan and each Alphabet Multiemployer Plan. The term "Alphabet Benefit Plan" shall mean
(i) each plan, program, policy, contract or agreement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind including, without limitation, any "employee benefit plan," within the meaning of Section 3(3) of ERISA but excluding any "multiemployer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, and (ii) each employment, severance, consulting, non-compete, confidentiality, or similar agreement or contract, in each case, with respect to which Alphabet or any Subsidiary of Alphabet has or may have any liability (accrued, contingent or otherwise). The term "Alphabet Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA in respect to which Alphabet or any Subsidiary of Alphabet has or may have any liability (accrued, contingent or otherwise).

          (b) Alphabet has provided or made available, or has caused to be provided or made available, to Abacus (i) current, accurate and complete copies of all documents embodying each Alphabet Benefit Plan, including all amendments thereto, written interpretations thereof (which interpretation materially increases the liabilities of Alphabet and its Subsidiaries taken as a whole under the relevant Alphabet Benefit Plan) and all trust or funding agreements with respect thereto; (ii) the most recent annual actuarial valuation, if any, prepared for each Alphabet Benefit Plan; (iii) the most recent annual report (Series 5500 and all schedules thereto), if any, required under ERISA in connection with each Alphabet Benefit Plan or related trust; (iv) the most recent determination letter received from the Internal Revenue Service, if any, for each Alphabet Benefit Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code; (v) if any Alphabet Benefit Plan is funded, the most recent annual and periodic accounting of such Alphabet Benefit Plan's assets; (vi) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Alphabet Benefit Plan; and (vii) all material communications to any one or more current, former or retired employee, officer, consultant, independent contractor, agent or director of Alphabet or any Subsidiary of Alphabet (each, an "Alphabet Employee" and collectively, the "Alphabet Employees") relating to each Alphabet Benefit Plan (which communication materially increases the liabilities of Alphabet and its Subsidiaries taken as a whole under the relevant Alphabet Benefit
Plan).

          (c) All Alphabet Benefit Plans have been administered in all respects in accordance with the terms thereof and all applicable laws except for violations which, individually or in the aggregate, would not reasonably be expected to have an Alphabet Material Adverse Effect. Each Alphabet Benefit Plan which is a Pension Plan and which is intended to be qualified under Section 401(a) of the Code (each, an "Alphabet Pension Plan"), has received a favorable determination letter from the Internal Revenue Service, and Alphabet is not aware of any circumstances that would reasonably be expected to result in the revocation or denial of such qualified status. Except as otherwise set forth in the Alphabet Disclosure Letter or in the Alphabet SEC Reports filed prior to the date hereof, there is no pending or, to Alphabet's knowledge, threatened, claim, litigation, proceeding, audit, examination or investigation relating to any Alphabet Benefit Plans or Alphabet Employees that, individually or in the aggregate, would reasonably be expected to have an Alphabet Material Adverse Effect.

          (d) No material liability under Title IV of ERISA has been or is reasonably expected to be incurred by Alphabet or any Subsidiaries of Alphabet or any entity which is considered a single employer with Alphabet or any Subsidiary of Alphabet under Section 4001(a)(15) of ERISA or Section 414 of the Code (an "Alphabet ERISA Affiliate"). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Alphabet Pension Plan within the past twelve (12) months.

          (e) All contributions, premiums and payments (other than contributions, premiums or payments that are not material, in the aggregate) required to be made under the terms of any Alphabet Benefit Plan have been made. No Alphabet Pension Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither Alphabet nor any Subsidiaries of Alphabet nor any Alphabet ERISA Affiliate has provided, or is required to provide, security to any Alphabet Pension Plan pursuant to Section 401(a)(29) of the Code.

          (f) Except as set forth in the Alphabet SEC Reports filed prior to the date hereof, under each Alphabet Pension Plan which is a defined benefit plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in each such Pension Plan's most recent actuarial valuation) did not exceed the then current value of the assets of such Pension Plan, and there has been no adverse change in the financial condition of such Pension Plan (with respect to either assets or benefits) since the last day of the most recent plan year of such Pension Plan.

          (g) As of the Closing Date, neither Alphabet, any Subsidiary of Alphabet nor any Alphabet ERISA Affiliate will have incurred any withdrawal liability as described in Section 4201 of ERISA for withdrawals that have occurred on or prior to the Closing Date that has not previously been satisfied. Neither Alphabet, any Subsidiary of Alphabet nor any Alphabet ERISA Affiliate has knowledge that any Alphabet Multiemployer Plan fails to qualify under Section 401(a) of the Code, is insolvent or is in reorganization within the meaning of Part 3 of Subtitle E of Title IV of ERISA nor of any condition that would reasonably be expected to result in an Alphabet Multiemployer Plan becoming insolvent or going into reorganization.

          (h) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Alphabet Benefit Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Alphabet Employee, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of Alphabet or any Subsidiary of Alphabet to amend or terminate any Alphabet Benefit Plan. No payment or benefit which will or may be made by Alphabet, any Subsidiary of Alphabet or any of their respective affiliates with respect to any Alphabet Employee will be characterized as an "excess parachute payment," within the meaning of
Section 280G(b)(1) of the Code.

     Section 4.11 Labor Matters. (a) Except as set forth in the Alphabet SEC Reports filed prior to the date hereof and except for those matters that would not, individually or in the aggregate, reasonably be expected to have an Alphabet Material Adverse Effect, no work stoppage, slowdown, lockout or labor strike against Alphabet or any Subsidiary of Alphabet by Alphabet Employees (or any union that represents them) is pending or, to the knowledge of Alphabet, threatened.

          (b) Except as set forth in the Alphabet SEC Reports filed prior to the date hereof and as, individually or in the aggregate, would not reasonably be expected to have an Alphabet Material Adverse Effect, as of the date of this Agreement, neither Alphabet nor any Subsidiary of Alphabet is involved in or, to the knowledge of Alphabet, threatened with any labor dispute, grievance, or arbitration or union organizing activity (by it or any of its employees) involving any Alphabet Employees.

     Section 4.12 Environmental Matters. Except as set forth in Alphabet's SEC Reports filed prior to the date hereof and except for those matters that would not, individually or in the aggregate, reasonably be expected to have an Alphabet Material Adverse Effect:

               (i) Alphabet and each of its Subsidiaries is in compliance with all applicable Environmental Laws, and neither Alphabet nor any of its Subsidiaries has received any written communication from any Person or Governmental Entity that alleges that Alphabet or any of its Subsidiaries is not in compliance with applicable Environmental Laws.

               (ii) Alphabet and each of its Subsidiaries has obtained or has applied for all Environmental Permits necessary for the construction of its facilities or the conduct of its operations, and all those Environmental Permits are in effect or, where applicable, a renewal application has been timely filed and is pending agency approval, and Alphabet and its Subsidiaries are in compliance with all terms and conditions of such Environmental Permits.

               (iii) There is no Environmental Claim pending or, to the knowledge of Alphabet, threatened (i) against Alphabet or any of its Subsidiaries, (ii) against any Person whose liability for any Environmental Claim has been retained or assumed contractually by Alphabet or any of its Subsidiaries, or (iii) against any real or personal property or operations which Alphabet or any of its Subsidiaries owns, leases or operates, in whole or in part.

               (iv) There have been no Releases of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against Alphabet or any of its Subsidiaries, or against any Person whose liability for any Environmental Claim has been retained or assumed contractually by Alphabet or any of its Subsidiaries.

               (v) None of the properties owned, leased or operated by Alphabet, its Subsidiaries or any predecessor thereof are now, or were in the past, listed on the National Priorities List of Superfund Sites or any analogous state list (excluding easements that transgress those Superfund sites).

     Section 4.13 Board Action; Vote Required. (a) Alphabet's Board of Directors has approved this Agreement, the Alphabet Stock Option Agreement and the transactions contemplated hereby and thereby, including the Merger, has determined that the Merger is advisable, fair to and in the best interests of Alphabet and its stockholders and has resolved to recommend to its stockholders that they vote in favor of the issuance of shares of Alphabet Common Stock pursuant to the terms hereof. Neither Section 203 of the DGCL, nor any other state takeover or similar statute or regulation applies to the Merger, this Agreement, the Alphabet Stock Option Agreement (including the purchase of shares of Alphabet Common Stock thereunder) or any of the transactions contemplated hereby or thereby. The Board of Directors of Alphabet has duly adopted (and not withdrawn) a resolution rescinding any authorization previously granted permitting Alphabet to repurchase shares of Alphabet Common Stock.

          (b) The affirmative vote of the holders of a majority of the shares of Alphabet Common Stock present in person or by proxy at a duly convened and held meeting of the stockholders of Alphabet is necessary to approve the issuance by Alphabet of the shares of Alphabet Common Stock pursuant to the terms hereof. Such vote is the only vote of the holders of any class or series of Alphabet's capital stock required in connection with this Agreement, the Stock Option Agreements and the transactions contemplated hereby and thereby.

     Section 4.14 Opinion of Financial Advisor. Alphabet or its Board of Directors has received the written opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated dated as of the date hereof, to the effect that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to Alphabet. An executed copy of such opinion has been delivered to Abacus.

     Section 4.15 Brokers. Set forth in the Alphabet Disclosure Letter is a list of each broker, finder or investment banker and other Person entitled to any brokerage, finder's, investment banking or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Alphabet or any of its Subsidiaries and the expected amounts of such fees and commissions. Alphabet has previously provided to Abacus copies of any agreements giving rise to any such fee or commission.

     Section 4.16 Tax Matters. (a) All material Tax Returns required to be filed by Alphabet or its Subsidiaries on or prior to the Effective Time or with respect to taxable periods ending on or prior to the Effective Time have been or will be prepared in good faith and timely filed with the appropriate Governmental Entity on or prior to the Effective Time or by the due date thereof including extensions except where the failure to so file would not, individually or in the aggregate, reasonably be expected to have an Alphabet Material Adverse Effect.

          (b) Except where the failure to pay, collect or withhold would not, individually or in the aggregate, reasonably be expected to have an Alphabet Material Adverse Effect (i) all Taxes that are required to be paid have been or will be fully paid (except with respect to matters contested in good faith as set forth in the Alphabet Disclosure Letter) or as of May 2, 1998 adequately reflected as a liability on Alphabet's or its Subsidiaries' books and records (without taking into account any deferred Tax liabilities) and (ii) all Taxes required to be collected or withheld from third parties have in all material respects been collected or withheld.

          (c) Alphabet and each of its Subsidiaries have not waived any statute of limitations with respect to federal income Taxes or agreed to any extension of time with respect to a federal income or material state Tax assessment or deficiency.

          (d) As of the date hereof, there are not pending or, to the knowledge of Alphabet, threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters that
(i) were raised by any Taxing authority in a written communication to Alphabet or any Subsidiary and (ii) would, individually or in the aggregate, reasonably be expected to have an Alphabet Material Adverse Effect after taking into account any reserves for Taxes set forth on the most recent balance sheet contained in the Alphabet SEC Report filed prior to the date hereof.

          (e) Alphabet has made available to Abacus true and correct copies of the United States federal income and all material state income or franchise Tax Returns filed by Alphabet and its Subsidiaries for each of its fiscal years ended on or about January 31, 1995, 1996, 1997.

     Section 4.17 Intellectual Property. Neither Alphabet nor any of its Subsidiaries currently utilizes, or to the knowledge of the general counsel and the members of the legal department of Alphabet involved in intellectual property, has in the past, utilized any existing or pending patent, trademark, trade name, service mark, copyright, software, trade secret or know-how, except for those which are owned, possessed or lawfully used by Alphabet or its Subsidiaries in their business operations, and neither Alphabet nor any of its Subsidiaries infringes upon or unlawfully uses any patent, trademark, trade name, service mark, copyright or trade secret owned or validly claimed by another Person except, in each case, as would not, individually or in the aggregate, reasonably be expected to have an Alphabet Material Adverse Effect. Alphabet and its Subsidiaries own or have a valid license to use or have the right validly to use all existing and pending patents, trademarks, tradenames, service marks, copyrights and software necessary to carry on their respective businesses substantially as currently conducted except the failure of which to own, or validly license, or have the right to validly use individually or in the aggregate, would not reasonably be expected to have an Alphabet Material Adverse Effect.

     Section 4.18 Insurance. Except to the extent adequately accrued on the most recent balance sheet contained in the Alphabet SEC Reports filed as of the date hereof, neither Alphabet nor its Subsidiaries has any obligation (contingent or otherwise) to pay in connection with any insurance policies any retroactive premiums or "retro premiums" that, individually in the aggregate, would reasonably be expected to have, an Alphabet Material Adverse Effect.

     Section 4.19 Contracts and Commitments. Set forth in the Alphabet Disclosure Letter is a complete and accurate list of all of the following contracts (written or oral), plans, undertakings, commitments or agreements ("Alphabet Contracts") to which Alphabet or any of its Subsidiaries is a party or by which any of them is bound as of the date of this Agreement.

          (a) each distribution, supply, inventory purchase, franchise, license, sales, agency or advertising contract involving annual expenditures or liabilities in excess of $30,000,000 which is not cancelable (without material penalty, cost or other liability) within one
(1) year;

          (b) each promissory note, loan, agreement, indenture, evidence of indebtedness or other instrument providing for the lending of money, whether as borrower, lender or guarantor, in excess of $20,000,000;

          (c) each contract, lease, agreement, instrument or other arrangement containing any "radius clause" applicable to markets in which Alphabet has operations the compliance (or failure to comply) with which would not reasonably be expected, individually or in the aggregate, to have an Alphabet Material Adverse Effect;

          (d) each joint venture or partnership agreement pursuant to which any third party is entitled to develop any property and/or facility on each behalf of Alphabet or any of its Subsidiaries material to Alphabet and its Subsidiaries taken as a whole;

          (e) any contract that would constitute a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC); and

          (f) except as would not reasonably be expected to have, individually or in the aggregate, an Alphabet Material Adverse Effect, each contract, lease, agreement, plan (including Alphabet Benefit Plans), instrument, note, indenture or other arrangement to which Alphabet or any of its Subsidiaries is a party or otherwise bound under the terms of which any of the rights or obligations of a party thereto (or any other Person who has rights or obligations thereunder) may be terminated, accelerated, vested, modified or altered as a result of the execution and delivery of this Agreement and the Stock Option Agreement, the performance by the parties of their obligations hereunder or thereunder or consummation of the transactions contemplated hereby and thereby;

          True and complete copies of the written Alphabet Contracts, as amended to date, that would be required to be filed as exhibits to Alphabet's Form 10-K if such Form 10-K were being filed on the date hereof, that are identified in the Alphabet Disclosure Letter and have not been filed prior to the date hereof as Exhibits to the Alphabet SEC Reports have been delivered or made available to Abacus.

          To the knowledge of Alphabet, each Alphabet Contract is valid and binding on Alphabet, any Subsidiary of Alphabet which is a party thereto and each other party thereto and is in full force and effect, and Alphabet and its Subsidiaries have performed and complied with all obligations required to be performed or compiled with by them under each Alphabet Contract, except in each case as would not, individually or in the aggregate, reasonably be expected to have an Alphabet Material Adverse Effect.

     Section 4.20 Accounting and Tax Matters. Neither Alphabet nor any of its affiliates has taken or agreed to take any action, nor does Alphabet have any knowledge of any fact or circumstance with respect to Alphabet or Merger Sub, which would prevent the business combination to be effected pursuant to the Merger from being accounted for as a "pooling-of-interests" under GAAP or the rules and regulations of the SEC or prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368 of the Code.

     Section 4.21 Ownership of Shares of Alphabet. Alphabet and its Subsidiaries do not beneficially own (as defined in Rule 13d-3 under the Exchange Act) any capital stock or other equity securities of Abacus or any Abacus Equity Rights other than the Abacus Stock Option Agreement.

     Section 4.22. Rights Agreement. No "Distribution Date," "Stock Acquisition Date" or "Triggering Event" (as such terms are defined in the Rights Agreement, dated as of December 9, 1996, between Alphabet and ChaseMellon Shareholder Services L.L.C., as Rights Agent (the "Alphabet Rights Agreement")) has occurred as of the date hereof. The execution and delivery of this Agreement and the Alphabet Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby will not result in the ability of any Person to exercise any rights ("Alphabet Rights") issued under the Alphabet Rights Agreement or cause the Alphabet Rights to separate from the shares of Alphabet Common Stock to which they are attached or to be triggered or become exercisable.

                                 ARTICLE V

     Section 5.1 Interim Operations of Abacus. Abacus covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless Alphabet shall otherwise approve in writing, or unless as otherwise expressly contemplated by this Agreement or disclosed in the Abacus Disclosure Letter):

               (i) the business of Abacus and its Subsidiaries shall be conducted in all material respects in the ordinary and usual course and, to the extent consistent therewith, each of Abacus and its Subsidiaries shall use its reasonable best efforts to preserve its business organization intact in all material respects, keep available the services of its officers and employees as a group (subject to changes in the ordinary course) and maintain its existing relations and goodwill in all material respects with customers, suppliers, regulators, distributors, creditors, lessors, and others having business dealings with it;

               (ii) Abacus shall not (A) amend its Certificate of Incorporation or Bylaws, or adopt any shareholders rights plan or enter into any agreement with any of its stockholders in their capacity as such;
(B) split, combine, subdivide or reclassify its outstanding shares of capital stock; (C) declare, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any of its capital stock, other than regular quarterly cash dividends in amounts consistent with past practice which dividends shall not exceed the per share quarterly dividend amounts set forth on the Abacus Disclosure Letter; or (D) repurchase, redeem or otherwise acquire or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock or any Abacus Equity Rights (it being understood that this provision shall not prohibit the exercise (cashless or otherwise) of options);

               (iii) neither Abacus nor any of its Subsidiaries shall take any action that to the knowledge of Abacus would prevent the business combination to be effected pursuant to the Merger from qualifying for "pooling of interests" accounting treatment under GAAP and the rules and regulations of the SEC, or would prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368 of the Code or take any action that it knows would cause any of its representations and warranties herein to become inaccurate in any material respect;

               (iv) except as expressly permitted by this Agreement, and except as required by applicable law or pursuant to contractual obligations in effect on the date hereof, Abacus shall not, and shall not permit its Subsidiaries to, (A) enter into, adopt or amend (except for renewals on substantially identical terms) any agreement or arrangement relating to severance, (B) enter into, adopt or amend (except for renewals on substantially identical terms) any employee benefit plan or employment or consulting agreement (including, without limitation, the Abacus Benefit Plans referred to in Section 3.10 hereof; provided however that Abacus and its Subsidiaries may enter into consulting agreements in the ordinary course of business consistent with past practice pursuant to the Abacus Delta Program as in effect on the date hereof), or (C) grant any stock options or other equity related awards except issuances of restricted stock in accordance with the existing obligations of Abacus under its Performance Incentive Plan as in effect on the date hereof;

               (v) except for (A) borrowings under lines of credit as existing as of the date hereof, (B) any amendments, renewals, replacements or extensions of such lines of credit that will not increase the aggregate amount of borrowing permitted thereunder, (C) the issuance and roll-over of commercial paper, (D) the issuance of medium term notes with a maturity date not later than 364 days from the date of issuance to renew, replace or refinance existing indebtedness and (E) new indebtedness with a maturity date not later than 364 days from the date of issuance in the aggregate principal amount not to exceed $300,000,000, in each case in the ordinary course of business, neither Abacus nor any of its Subsidiaries shall issue, incur or amend the terms of any indebtedness for borrowed money or guarantee any such indebtedness (other than indebtedness of Abacus or any wholly-owned Subsidiary thereof);

               (vi) neither Abacus nor any of its Subsidiaries shall make any capital expenditures in any twelve month period after the date hereof in an aggregate amount in excess of the aggregate amount reflected in the capital expenditure budget for such twelve month period, a copy of which is attached to the Abacus Disclosure Letter;

               (vii) other than in the ordinary course of business consistent with past practice, neither Abacus nor any of its Subsidiaries shall transfer, lease, license, sell, mortgage, pledge, encumber or otherwise dispose of any of its or its Subsidiaries' property or assets (including capital stock of any of its Subsidiaries) material to Abacus and its Subsidiaries taken as a whole, except pursuant to contracts existing as of the date hereof (the terms of which have been previously disclosed to Alphabet);

               (viii) neither Abacus nor any of its Subsidiaries shall issue, deliver, sell or encumber shares of any class of its capital stock or any securities convertible into, or any rights, warrants or options to acquire, any such shares, except any such shares issued pursuant to options and other awards outstanding on the date hereof under Abacus Benefit Plans and awards of options and other awards granted hereafter under Abacus Benefit Plans in accordance with the terms of this Agreement and shares issuable pursuant to such awards;

               (ix) neither Abacus nor any of its Subsidiaries shall acquire any business, including any stores or other facilities, whether by merger, consolidation, purchase of property or assets or otherwise, except to the extent provided for in the capital expenditure budget attached to the Abacus Disclosure Letter in respect of any twelve month period after the date hereof;

               (x) Abacus shall not change its accounting policies, practices or methods except as required by GAAP or by the rules and regulations of the SEC;

               (xi) other than pursuant to this Agreement, Abacus shall not, and shall not permit any of its Subsidiaries to, take any action to cause Abacus Shares to cease to be listed on the NYSE;

               (xii) Abacus shall not, and shall not permit any of its Subsidiaries to, enter into any Abacus Contract described in clauses (a),
(c) and (d) of Section 3.19, or amend any distribution, supply, inventory, purchase, franchise, license, sales agency or advertising contract such that annual expenditures or liabilities thereunder increase by more than $30,000,000 and Abacus' inability to cancel or terminate such contract is extended by more than one year, but in no event to a date later than June 30, 2000;

               (xiii) Abacus shall not change or, other than in the ordinary course of business consistent with past practice, make any material Tax election; or

               (xiv) Abacus shall not enter into, or permit any of its Subsidiaries to enter into, any commitments or agreements to do any of the foregoing.

     Section 5.2 Interim Operations of Alphabet. Alphabet covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless Abacus shall otherwise approve in writing and except as otherwise expressly contemplated by this Agreement or disclosed in the Alphabet Disclosure Letter):

               (i) the business of Alphabet and its Subsidiaries shall be conducted in all material respects in the ordinary and usual course and to the extent consistent therewith, each of Alphabet and its Subsidiaries shall use its reasonable best efforts to preserve its business organization intact in all material respects, keep available the services of its executive officers and employees as a group (subject to changes in the ordinary course) and maintain its existing relationships and goodwill in all material respects with customers, suppliers, regulators, distributors, creditors, lessors and others having business dealings with it; provided, however, that nothing contained in this clause (i) shall prohibit Alphabet from acquiring, or exploring the acquisition of, any retail business, including any stores or facilities, whether by merger, consolidation, purchase of property or assets or otherwise to the extent that such acquisition is not reasonably expected to interfere with or delay (in any material respect) the consummation of the Merger provided that the aggregate fair market value of the consideration paid in connection with any single acquisition or series of integrally related acquisitions shall not exceed $1,000,000,000;

               (ii) Alphabet shall not issue, deliver, grant or sell any additional shares of Alphabet Common Stock or any Alphabet Equity Rights, (other than the issuance, delivery, grant or sale of shares of Alphabet Common Stock or Alphabet Equity Rights (w) pursuant to a stock split or stock dividend, (x) in the ordinary course of business consistent with past practice pursuant to Alphabet Benefit Plans, (y) pursuant to the exercise or conversion of Equity Rights outstanding as of the date hereof or issued by Alphabet after the date hereof in accordance with subclauses (x) and (z) of this clause (ii) and, (z) representing, in the aggregate (but not including shares of Alphabet Common Stock or Alphabet Equity Rights issued, delivered, granted or sold pursuant to subclauses (w), (x) and (y) hereof), not more than such number of shares of Alphabet Common Stock as would represent more than 15% of the then outstanding capital stock of Alphabet.

               (iii) Alphabet shall not (A) amend its Certificate of Incorporation, or Bylaws or amend the Alphabet Rights Agreement or redeem the Alphabet Rights; (B) reclassify its outstanding shares of capital stock; (C) declare, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any of its capital stock, other than regular quarterly cash dividends in amounts consistent with past practice; or (D) repurchase, redeem or otherwise acquire or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock or any Alphabet Equity Rights (it being understood that this provision shall not prohibit the exercise (cashless or otherwise) of options);

               (iv) neither Alphabet nor any of its Subsidiaries shall take any action that to the knowledge of Alphabet would prevent the business combination to be effected pursuant to Merger from qualifying for "pooling of interests" accounting treatment under GAAP and the rules and regulations of the SEC, or would prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368 of the Code or take any action that it knows would cause any of its representations and warranties herein to become inaccurate in any material respect;

               (v) other than in the ordinary course of business consistent with past practice, neither Alphabet nor any of its Subsidiaries shall transfer, lease, license, sell or otherwise dispose of any of its or its Subsidiaries' property or assets (including capital stock of any of its Subsidiaries) material to Alphabet and its Subsidiaries taken as a whole, except pursuant to contracts existing as of the date hereof (the terms of which have been previously disclosed to Abacus) and except for any sale or disposition of assets in a single transaction or series of integrally related sales or dispositions the proceeds of which have a fair market value of not more than $1,000,000,000;

               (vi) Alphabet shall not change its accounting policies, practices or methods except as required by GAAP or by the rules and regulations of the SEC;

               (vii) other than pursuant to this Agreement, Alphabet shall not, and shall not permit any of its Subsidiaries to, take any action to cause the shares of its common stock to cease to be listed on the NYSE; and

               (viii) Alphabet shall not enter into, or permit any of its Subsidiaries to enter into, any commitments or agreements to do any of the foregoing.

          Nothing in this Section 5.2 shall prohibit Alphabet from amending the Alphabet, Inc. Executive Deferred Compensation Trust, the Alphabet, Inc. Executive Make-Up Trust and the Alphabet, Inc. 1990 Deferred Compensation Trust (collectively, the "Trusts") to provide that the transactions contemplated by this Agreement (including, without limitation, the Merger) do not constitute a "Change in Control" (as defined in the Trusts) for purposes of the Trusts.

     Section 5.3 No Solicitation by Abacus. (a) Abacus shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by Abacus, its Subsidiaries or any of their respective Representatives (defined below) with respect to any proposed, potential or contemplated Abacus Acquisition Transaction (as defined below).

          (b) From and after the date hereof, without the prior written consent of Alphabet, Abacus will not, will not authorize or permit any of its Subsidiaries to, and shall use its reasonable best efforts to cause any of its or their respective officers, directors, employees, financial advisors, agents or representatives (each a "Representative") not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Abacus Acquisition Proposal (as defined below) from any Person, or engage in any discussion or negotiations relating thereto or accept any Abacus Acquisition Proposal; provided, however, that, notwithstanding any other provision hereof, Abacus may (i) engage in discussions or negotiations with a third party who (without any solicitation, initiation or encouragement, directly or indirectly, by or with Abacus, its Subsidiaries or any of their respective Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning Abacus, its Subsidiaries and their business, properties and assets if, and only to the extent that, (A)(x) the third party has first made a bona fide Abacus Acquisition Proposal in writing prior to the date upon which the Agreement and the Merger shall have been approved and adopted by the required vote of the stockholders of Abacus, (y) Abacus' Board of Directors concludes in good faith (after consultation with its financial advisor) that the Abacus Acquisition Transaction contemplated by such Abacus Acquisition Proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the Abacus Acquisition Proposal and the Person making the Abacus Acquisition Proposal, and could, if consummated, reasonably be expected to result in a transaction more favorable to Abacus' stockholders from a financial point of view than the Merger contemplated by this Agreement (any such Abacus Acquisition Proposal, an "Abacus Superior Proposal") and (z) Abacus' Board of Directors shall have concluded in good faith, after considering applicable provisions of state law, and after consultation with outside counsel, that such action is required for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law and (B) prior to furnishing such information to or entering into discussions or negotiations with such Person, Abacus (x) provides prompt notice to Alphabet to the effect that Abacus is furnishing information to or entering into discussions or negotiations with such Person and (y) receives from such Person an executed confidentiality agreement in reasonably customary form on terms not in the aggregate materially more favorable to such Person than the terms contained in the confidentiality agreement, dated as of June 23, 1998, among Alphabet, Abacus and the other party thereto (the "Confidentiality Agreement").

          (c) Abacus agrees not to release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another Person who has made, or who may reasonably be considered likely to make, an Abacus Acquisition Proposal, or who Abacus or any of its Representatives have had discussions with regarding a proposed, potential or contemplated Abacus Acquisition Transaction unless the Abacus Board of Directors shall conclude in good faith, after considering applicable provisions of state law, and after consultation with outside counsel, that such action is required for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law. Abacus shall notify Alphabet orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such offers or proposals, any amendments or revisions thereto, and the identity of the Person making it), as promptly as practicable following the receipt thereof, and shall keep Alphabet reasonably informed of the status and material terms of any such inquiry, offer or proposal. For purposes of this Agreement, "Abacus Acquisition Proposal" shall mean, with respect to Abacus, any inquiry, proposal or offer from any Person (other than Alphabet or any of its Subsidiaries) relating to any (i) direct or indirect acquisition or purchase of a business of Abacus or any of its Subsidiaries, that constitutes 15% or more of the consolidated net revenues, net income or assets of Abacus and its Subsidiaries, (ii) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of Abacus or any of its Subsidiaries whose business constitutes 15% or more of the consolidated net revenues, net income or assets of Abacus and its Subsidiaries, (iii) tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of the capital stock of Abacus, or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Abacus or any of its Subsidiaries whose business constitutes 15% or more of the consolidated net revenues, net income or assets of Abacus and its Subsidiaries. Each of the transactions referred to in clauses (i) - (iv) of the definition of Abacus Acquisition Proposal, other than any such transaction to which Alphabet or any of its Subsidiaries is a party, is referred to herein as an "Abacus Acquisition Transaction".

          (d) Except as expressly permitted by this Section 5.3 or in connection with its termination of this Agreement in accordance with the terms and conditions of Section 8.1(g), neither the Board of Directors of Abacus nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Alphabet, the approval or recommendation by such Board of Directors of this Agreement or the Merger, (ii) approve or recommend, or propose publicly to approve or recommend, any Abacus Acquisition Proposal or Abacus Acquisition Transaction or (iii) cause Abacus to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Abacus Acquisition Proposal or Abacus Acquisition Transaction. Notwithstanding the foregoing, in the event that the Board of Directors of Abacus shall conclude in good faith, after considering applicable state law, and after consultation with outside counsel, that such action is required for it to act in a manner consistent with its fiduciary duties under applicable law, the Board of Directors of Abacus may withdraw or modify its approval or recommendation of this Agreement and the Merger.

          (e) Nothing contained in this Section 5.3 shall prohibit Abacus
(x) from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or (y) from making any disclosure to its stockholders if, the Board of Directors of Abacus shall conclude in the good faith, after considering applicable provisions of state law, and after consultation with outside counsel, that failure so to disclose would violate its obligations under applicable law; provided, however, that, except in accordance with paragraph (d) of this Section 5.3 or in connection with its termination of this Agreement in accordance with the terms and conditions of Section 8.1(g), neither Abacus nor its Board of Directors shall approve or recommend, an Abacus Acquisition Proposal or Abacus Acquisition Transaction.

     Section 5.4 No Solicitation by Alphabet. (a) Alphabet shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by Alphabet, its Subsidiaries or any of their respective Representatives (defined below) with respect to any proposed, potential or contemplated Alphabet Acquisition Transaction (as defined below).

          (b) From and after the date hereof, without the prior written consent of Abacus, Alphabet will not, will not authorize or permit any of its Subsidiaries to, and will not authorize any of its or their respective officers, directors, employees, financial advisors, agents or representatives (each a "Representative") to, and shall use reasonable best efforts to cause its Representatives not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Alphabet Acquisition Proposal (as defined below) from any Person, or engage in any discussion or negotiations relating thereto or accept any Alphabet Acquisition Proposal; provided, however, that, notwithstanding any other provision hereof, Alphabet may (i) engage in discussions or negotiations with a third party who (without any solicitation, initiation or encouragement, directly or indirectly, by or with Alphabet, its Subsidiaries or any of their respective Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning Alphabet, its Subsidiaries and their business, properties and assets if, and only to the extent that,
(A)(x) the third party has first made a bona fide Alphabet Acquisition Proposal in writing prior to the date upon which the issuance of Alphabet Shares pursuant to this Agreement shall have been approved and adopted by the required vote of the stockholders of Alphabet and (y) Alphabet's Board of Directors concludes in good faith (after consultation with its financial advisor) that the Alphabet Acquisition Transaction contemplated by such Alphabet Acquisition Proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the Alphabet Acquisition Proposal and the Person making the Alphabet Acquisition Proposal, and could, if consummated, reasonably be expected to result in a transaction more favorable to Alphabet's stockholders from a financial point of view than the Merger contemplated by this Agreement (any such Alphabet Acquisition Proposal, an "Alphabet Superior Proposal") and
(z) Alphabet's Board of Directors shall have concluded in good faith, after considering applicable provisions of state law, and after consultation with outside counsel, that such action is required for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law and (B) prior to furnishing such information to or entering into discussions or negotiations with such Person, Alphabet (x) provides prompt notice to Abacus to the effect that Alphabet is furnishing information to or entering into discussions or negotiations with such Person and (y) receives from such Person an executed confidentiality agreement in reasonably customary form on terms not in the aggregate materially more favorable to such Person than the terms contained in the Confidentiality Agreement.

          (c) Alphabet agrees not to release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another Person who has made, or who may reasonably be considered likely to make, an Alphabet Acquisition Proposal, or who Alphabet or any of its Representatives have had discussions with regarding a proposed, potential or contemplated Alphabet Acquisition Transaction unless the Alphabet Board of Directors shall conclude in good faith, after considering applicable provisions of state law, and after consulting with outside counsel, that such action is required for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law. Alphabet shall notify Abacus orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such offers or proposals, any amendments or revisions thereto, and the identity of the Person making it), as promptly as practicable following the receipt thereof, and shall keep Abacus reasonably informed of the status and material terms of any such inquiry, offer or proposal. For purposes of this Agreement, "Alphabet Acquisition Proposal" shall mean, with respect to Alphabet, any inquiry, proposal or offer from any Person (other than Abacus or any of its Subsidiaries) relating to any (i) direct or indirect acquisition or purchase of a business of Alphabet or any of its Subsidiaries, that constitutes 15% or more of the consolidated net revenues, net income or assets of Alphabet and its Subsidiaries, (ii) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of Alphabet or any of its Subsidiaries whose business constitutes 15% or more of the consolidated net revenues, net income or assets of Alphabet and its Subsidiaries, (iii) tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of the capital stock of Alphabet, or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Alphabet or any of its Subsidiaries whose business constitutes 15% or more of the consolidated net revenues, net income or assets of Alphabet and its Subsidiaries; provided, however, that an Alphabet Acquisition Transaction does not include a Transaction permitted pursuant to Section 5.2 as long as such transaction is not reasonably expected to interfere with or delay (in any material respect) the consummation of the Merger.

          (d) Except as expressly permitted by this Section 5.4 or in connection with its termination of this Agreement in accordance with the terms and conditions of Section 8.1(h), neither the Board of Directors of Alphabet nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Abacus, the approval or recommendation by such Board of Directors of this Agreement or the Merger, (ii) approve or recommend, or propose publicly to approve or recommend, any Alphabet Acquisition Proposal or Alphabet Acquisition Transaction or (iii) cause Alphabet to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Alphabet Acquisition Proposal or Alphabet Acquisition Transaction. Notwithstanding the foregoing, in the event that the Board of Directors of Alphabet shall conclude in good faith, after considering applicable state law, and after consultation with outside counsel, that such action is required for it to act in a manner consistent with its fiduciary duties under applicable law, the Board of Directors of Alphabet may withdraw or modify its approval or recommendation of this Agreement and the Merger.

          (e) Nothing contained in this Section 5.4 shall prohibit Alphabet
(x) from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or (y) from making any disclosure to its stockholders if, the Board of Directors of Alphabet shall conclude in good faith, after considering applicable provisions of state law, and after consultation with outside counsel, that failure so to disclose would violate its obligations under applicable law; provided, however, that, except in accordance with paragraph (d) of this Section 5.4 or in connection with its termination of this Agreement in accordance with the terms and conditions of Section 8.1(h), neither Alphabet nor its Board of Directors shall approve or recommend, an Alphabet Acquisition Proposal or Alphabet Acquisition Transaction.

                                 ARTICLE VI

     Section 6.1 Meetings of Stockholders. Each of the Parties will take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval of this Agreement and the Merger, in the case of Abacus, or the issuance of shares of Alphabet Common Stock in accordance with the terms hereof, in the case of Alphabet. The Board of Directors of each Party shall, subject to Sections 5.3 and 5.4, recommend such approval and each of the Parties shall take all lawful action to solicit such approval including, without limitation, timely mailing the Proxy Statement/Prospectus (as defined in Section 6.4). The Parties shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable best efforts to hold such meetings on the same day.

      Section 6.2   Filings Best Efforts

          (a) Subject to the terms and conditions herein provided, Abacus and Alphabet shall:

               (i) within 20 business days from the date hereof, make their respective filings under the HSR Act with respect to the Merger and thereafter shall promptly make any other required submissions under the HSR Act;

               (ii) use their reasonable best efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, Governmental Entities of the United States and the several states in connection with the execution and delivery of this Agreement and the consummation of the Merger and the transactions contemplated hereby; (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and (iii) as promptly as practicable responding to any request for information from such Governmental Entities;

               (iii) subject to any restrictions under the antitrust laws, to the extent practicable, promptly notify each other of any communication to that party from any Governmental Entity and permit the other party to review in advance any proposed communication to any Governmental Entity;

               (iv) not agree to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat, in each case to the extent practicable;

               (v) subject to any restrictions under the antitrust laws, furnish the other party with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives on the one hand, and any Governmental Entity or members or its staffs on the other hand, with respect to this Agreement and the transactions contemplated hereby (excluding documents and communications which are subject to preexisting confidentiality agreements and to attorney client privilege); and

               (vi) furnish the other party with such necessary information and reasonable assistance as such other Party and its affiliates may reasonably request in connection with their preparation of necessary filings, registrations, or submissions of information to any Governmental Entities, including without limitation, any filings necessary or appropriate under the provisions of the HSR Act.

          (b) Without limiting Section 6.2(a), Alphabet and Abacus shall

               (i) each use its reasonable best efforts to avoid the entry of, or to have vacated or terminated, any decree, order, or judgment that would restrain, prevent or delay the Closing, on or before June 30, 1999, including without limitation defending through litigation on the merits any claim asserted in any court by any party; and

               (ii) each take any and all steps necessary to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than June 30, 1999), including, without limitation, proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such assets or businesses of Alphabet or Abacus (or any of their respective subsidiaries) or otherwise take or commit to take any actions that limits its freedom of action with respect to, or its ability to retain, any of the businesses, product lines or assets of Alphabet, Abacus or their respective Subsidiaries, as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the Closing. At the request of Alphabet, Abacus shall agree to divest, hold separate, or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, product lines or assets of Abacus or any of its Subsidiaries, provided that any such action is conditioned upon the consummation of the Merger. Abacus agrees and acknowledges that, in connection with any filing or submission required, action to be taken or commitment to be made by Alphabet, Abacus or any of its respective Subsidiaries to consummate the Merger or other transactions contemplated in this Agreement, neither Abacus nor any of its Subsidiaries shall, without Alphabet's prior written consent, divest any assets, commit to any divestiture or assets or businesses of Abacus and its subsidiaries or take any other action or commit to take any action that would limit Abacus', Alphabet's or any of their subsidiaries freedom of action with respect to, or their ability to retain any of their businesses, product lines or assets.

          Notwithstanding the foregoing, (x) nothing herein shall require Alphabet to agree to the sale, transfer, divestiture or other disposition of stores of Alphabet, Abacus or any of their subsidiaries having aggregate gross annual sales for the fiscal year ended in January 1998 in excess of 6% of the combined gross annual sales of Abacus, Alphabet and their respective subsidiaries taken as a whole for such period, (y) and other than the sale, transfer, divestiture or other disposition of stores having revenues up to the gross annual amount referenced in clause (x) of this paragraph (b), neither party shall be required to take any actions or make any commitments or agreements pursuant to paragraph (b)(ii) above, if the taking of such action or the making of any commitments or the consequences thereof, individually or in the aggregate, would be reasonably likely to have an Alphabet Material Adverse Effect. Any actions taken by Alphabet or Abacus to comply with their respective obligations under Section 6.2(b)(ii), including a decision by Alphabet to waive any of the provisions of this paragraph, shall not be considered to constitute or result in an Alphabet Material Adverse Effect or an Abacus Material Adverse Effect, as applicable.

          (c) If any "fair price," "moratorium," "control share acquisition" or similar anti-takeover statute or regulation is or may become applicable to the Merger, each Party and its Boards of Directors shall grant such approvals and take such actions as are necessary so that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

     Section 6.3 Publicity. The Parties agree that the initial press release with respect to the Merger shall be a joint press release. Thereafter, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), the Parties shall consult with each other, and use reasonable best efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the Merger and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

     Section 6.4 Registration Statement. The Parties shall cooperate and promptly prepare and Alphabet shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act with respect to the Alphabet Common Stock issuable in the Merger, a portion of which Registration Statement shall also serve as the joint proxy statement/prospectus with respect to the meetings of the stockholders of each of the Parties in connection with the Merger (the "Proxy Statement/Prospectus"). The Parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Alphabet shall use its reasonable best efforts to, and Abacus will cooperate with Alphabet to, have the Form S-4 declared effective by the SEC as promptly as practicable. Alphabet shall use its reasonable best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "blue sky" permits or approvals required to carry out the Merger (provided that Alphabet shall not be required to qualify to do business in any jurisdiction in which it is not now so qualified). Each of the Parties agree that the information provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof, at the time of the respective meetings of stockholders of the Parties, and at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 6.5 Listing Application. Alphabet shall promptly prepare and submit to the NYSE and all other securities exchanges on which the shares of Alphabet Common Stock are listed a listing application with respect to the shares of Alphabet Common Stock issuable in the Merger, and shall use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Alphabet Common Stock on such exchanges, subject to official notice of issuance.

     Section 6.6 Further Action. Each of the Parties shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof and use its reasonable best efforts to perform such further acts and execute such documents as may be reasonably required to effect the transactions contemplated hereby. Each of the Parties will comply in all material respects with all applicable laws and with all applicable rules and regulations of any Governmental Entity in connection with its execution, delivery and performance of this Agreement and the Stock Option Agreements and the transactions contemplated hereby and thereby. Each of the Parties agrees to use its reasonable best efforts to obtain in a timely manner all necessary waivers, consents, approvals and opinions and to effect all necessary registrations and filings, and to use its reasonable best efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger.

     Section 6.7 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby, including the Merger shall be paid by the party hereto incurring such expenses except as expressly provided herein and except that (a) the filing fees in connection with the filing of the Form S-4 and the Proxy Statement/Prospectus with the SEC, (b) all filing fees in connection with any filings, permits or approvals required under applicable state securities or "blue sky" laws, and (c) the expenses incurred in connection with printing and mailing of the Form S-4 and the Proxy Statement/Prospectus shall be shared by Alphabet and Abacus equally.

     Section 6.8 Notification of Certain Matters. Each Party shall give prompt notice to the other Party of the following:

          (a) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence is reasonably expected to cause any of the conditions precedent set forth in Article VII not to be satisfied;

          (b) the status of matters relating to completion of the Merger, including promptly furnishing the other with copies of notice or other communications received by any Party or any of its respective Subsidiaries from any Governmental Entity or other third party with respect to this Agreement or the transactions contemplated thereby, including the Merger; and

          (c) any facts relating to that Party which would make it necessary or advisable to amend the Proxy Statement/Prospectus or the Form S-4 in order to make the statements therein not misleading or to comply with applicable law; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

     Section 6.9 Access to Information. (a) From this date to the Effective Time, each of the Parties shall, and shall cause its respective Subsidiaries, and its and their officers, directors, employees, auditors, counsel and agents to afford the officers, employees, auditors, counsel and agents of the other Party reasonable access at reasonable times upon reasonable notice to each of the Party's and its Subsidiaries' officers, employees, auditors, counsel, agents, properties, offices and other facilities and to all of their respective books and records, and shall furnish the other Party with all financial, operating and other data and information as such other Party may reasonably request, in each case only to the extent, in the judgment of counsel to such Party, permitted by law, including antitrust law, and provided no Party shall be obligated to make any disclosure which would cause forfeiture of attorney-client privilege or would violate confidentiality agreements (so long as such Party shall have used commercially reasonable efforts to obtain a release or waiver from the applicable confidentiality agreement in respect of such disclosure).

          (b) Each of the Parties agrees that all information so received from the other Parties shall be deemed received pursuant to the Confidentiality Agreement, and that Party shall, and shall cause its affiliates and each of its and their Representatives to, comply with the provisions of the Confidentiality Agreement with respect to such information and the provisions of the Confidentiality Agreement are hereby incorporated herein by reference with the same effect as if fully set forth in this Agreement.

     Section 6.10 Review of Information. Subject to applicable laws relating to the exchange of information, each Party shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to it, or any of its respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger. In exercising the foregoing right, each of the Parties shall act reasonably and as promptly as practicable.

     Section 6.11 Indemnification, Directors' and Officers' Insurance. (a) From and after the Effective Time, Alphabet shall, or shall cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of Abacus or any of its Subsidiaries (when acting in such capacity) (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, for acts or omissions existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the DGCL or other applicable law, as applicable (and Alphabet shall, or shall cause the Surviving Corporation to, also advance expenses as incurred to the fullest extent permitted under the DGCL or other applicable law, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

          (b) Alphabet shall maintain, or cause the Surviving Corporation to maintain, a policy of officers' and directors' liability insurance for acts and omissions occurring prior to the Effective Time ("D&O Insurance") with coverage in amount and scope at least as favorable as its existing directors' and officers' liability insurance coverage for a period of six years after the Effective Time; provided, however, if the existing D&O Insurance expires, is terminated or canceled, or if the annual premium therefor is increased to an amount in excess of 200% of the last annualized premium paid prior to this date (the "Current Premium"), in each case during such six year period, Alphabet shall, or shall cause the Surviving Corporation to, obtain D&O Insurance in an amount and scope as great as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 200% of the Current Premium.

          (c) If Alphabet or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or other entity and shall not be the continuing or surviving corporation or entity of the consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of Alphabet or the Surviving Corporation shall assume all of the obligations set forth in this Section 6.11.

          (d) The provisions of this Section 6.11 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

     Section 6.12 Employee Benefit Plans. (a) From and after the Effective Time, Alphabet will cause the Surviving Corporation and its Subsidiaries to honor, in accordance with their terms, all existing employment and severance agreements between Abacus and its Subsidiaries and any officer, director or employee of Abacus or any of its Subsidiaries and all obligations of Abacus under the Abacus Benefit Plans. Nothing in this
Section 6.12 shall be interpreted to prohibit Alphabet or any of its Subsidiaries from amending or terminating any Abacus Benefit Plan in accordance with the terms thereof.

          (b) For a period of one year after the Effective Time, Alphabet shall cause to be provided to each Abacus Employee (other than any person who is subject to a collective bargaining agreement or party to a change in control employment or similar agreement, including those persons listed on
Schedule 3.10 as party to a change in control employment agreement) who continues to remain employed by Alphabet or any of its Subsidiaries after the Effective Time ("Abacus Covered Employees") base salary not less than his or her base salary in effect immediately prior to the date hereof and welfare (including severance), retirement and savings benefits, in each case, substantially identical to those provided to such person immediately prior to the Effective Time. In addition, during the one-year period after the Effective Time, Abacus Covered Employees shall have (i) annual cash bonus opportunities substantially identical to those of similarly situated employees of Alphabet and its Subsidiaries and (ii) opportunities to receive equity-based awards of Alphabet on the same basis as similarly situated employees of Alphabet and its Subsidiaries. For purposes of determining eligibility and vesting (but not for benefits accrual) under any Alphabet Benefit Plan in which an Abacus Employee or any of its Subsidiaries participates after the Effective Time, such employee shall be credited with his or her years of service with Abacus or its Subsidiaries, but only to the extent that those years of service would have been credited under the relevant Alphabet Benefit Plan if such Abacus Employee had been a similarly situated Alphabet Employee during the relevant period of time. To the extent that any Alphabet Benefit Plan in which an Abacus Employee participates after the Effective Time provides medical, dental or vision benefits, Alphabet shall cause all pre-existing condition exclusions and actively at work requirements of such plan to be waived for such employee and his or her covered dependents except to the extent such employee and his or her covered dependents were subject to such requirements under the applicable Abacus Benefit Plans, and Alphabet shall cause any eligible expenses incurred by such employee on or before the Effective Time to be taken into account under such plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year.

          (c) Prior to the Effective Time, Abacus shall amend Section 5(h) of the American Stores Company Termination Allowance Plan (the "Allowance Plan") to provide that with respect to periods after the later of the Closing Date and December 31, 1998 (such later date, the "Renewal Date")
(i) the Allowance Plan shall remain in effect without further amendment (except as provided in this Agreement) with respect to terminations of employment occurring on or before the first anniversary of the Closing Date, it being understood that Alphabet may cause the Allowance Plan to be terminated immediately following such first anniversary with respect to terminations occurring after such first anniversary and no amendment to the Allowance Plan after the date hereof shall in any way limit Alphabet's ability to do so, (ii) relocation benefits shall be payable thereunder only if the individual is terminated by Alphabet or its Subsidiaries without cause, or voluntarily terminates his or her own employment within three months following receipt of notification from Alphabet of an event described in subclause (A), (B) or (C) of clause (iii) of the immediately following sentence, in either case within one year following the Change of Control (as defined in the Allowance Plan) and such individual relocates within six months of such termination, (iii) the maximum aggregate cash and non-cash relocation benefit with respect to any individual (and his or her family and dependents) pursuant to Section 5(h) shall be $40,000, and (iv) the benefits set forth in such Section 5(h) shall not be provided to any individual other than Abacus Covered Employees who have "Relocated" under the Relocation Program (as defined in said Section 5(h)) within four years preceding the Closing Date and who are employed at the time of termination in Salt Lake City, Utah (the "Abacus Covered Salt Lake Employees"). In addition, prior to the Effective Time Abacus shall amend the Allowance Plan to provide that (i) each Abacus Covered Salt Lake Employee who is not an officer and who is so employed on the date hereof and at the Effective Time shall be paid a lump sum payment on the Closing Date equal to five times his or her weekly Pay (as defined in the Allowance Plan), (ii) with respect to Abacus Covered Salt Lake Employees who are not officers and who are employed on the date hereof and at the Effective Time, the minimum termination allowance payable pursuant to Section 5 thereof shall be seven weeks' Pay, and (iii) a Participant (as defined in the Allowance Plan) shall be entitled to a termination allowance pursuant to Section 5 thereof if he or she voluntarily terminates his or her employment within three months following receipt of notification from Alphabet that (A) his or her base salary (whether expressed as an hourly rate or a salary) is being reduced to an amount less than 80% of his or her base salary as of the date hereof, (B) he or she is being required by Alphabet or its Subsidiaries to relocate his or her employment to a facility more than 35 miles further from his or her then current home than such home is from his or her then current workplace (but only if he or she does not so relocate) or (C) his or her target bonus opportunity in the aggregate under all applicable annual cash bonus plans in which he or she then participates is less than 80% of the amount of such opportunity as of the date hereof under the bonus plans of Abacus in which he or she participates as of the date hereof, and, in each case, the Participant is otherwise entitled to a termination allowance under the Allowance Plan.

          (d) On or prior to the Effective Time, Abacus shall take all such actions as are necessary to terminate its Employee Stock Purchase Plan at or prior to the Effective Time. Abacus shall, in connection with such termination, cause all participants in such plan not to be permitted to have Abacus withhold any monies for investment in such plan after October 7, 1998 and, prior to the Effective Time, cause each such participant either to receive previously invested cash or purchase Abacus Common Stock pursuant to such plan.

          (e) If and to the extent that participants in the Abacus Performance Incentive Plan become entitled to receive restricted stock thereunder after the Effective Time, such stock shall be shares of Alphabet Common Stock rather than Abacus Common Stock, and if the number of shares of restricted stock to which participants are entitled is determined based upon the value of Abacus Common Stock before the Effective Time, the number of shares of Alphabet Common Stock to be so issued shall be determined using the Exchange Ratio. The foregoing does not in any way limit Alphabet's or its Subsidaries' ability after the Effective Time to amend in any manner or terminate the Abacus Performance Incentive Plan.

     Section 6.13 Alphabet Board of Directors. As of the Effective Time, Alphabet shall increase the size of its Board of Directors by adding five directorships. As of the Effective Time, the five individuals listed in the Abacus Disclosure Letter shall be elected to the Board of Directors of Alphabet, and each such individual shall become a member of that class of the Board of Directors of Alphabet that is specified for such member in the Abacus Disclosure Letter. In the event that any of such individuals shall be unable or unwilling to serve as a member of the Board of Directors of Alphabet as of the Effective Time, his or her replacement shall be selected by Abacus, provided that any such replacement shall be reasonably acceptable to Alphabet.

     Section 6.14 Affiliates. (a) Not less than 45 days prior to the Effective Time, each Party (i) shall have delivered to the other Party a letter identifying all Persons who, in the opinion of the Party delivering such letter, may be, as of the date this Agreement is submitted for adoption by such Party's stockholders, its "affiliates" for purposes of Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135, and (ii) shall use its reasonable best efforts to cause each Person who is identified as an "affiliate" of it in such letter to deliver, as promptly as practicable but in no event later than 30 days prior to the Closing (or after such later date as the Parties may agree), a signed agreement, in the case of affiliates of Abacus, to Abacus and Alphabet substantially in the form customary for transactions of this type, and in the case of affiliates of Alphabet, to Alphabet substantially in the form customary for transactions of this type. Each Party shall notify each other Party from time to time after the delivery of the letter described in the prior sentence of any Person not identified on such letter who then is, or may be, such an "affiliate" and use its reasonable best efforts to cause each additional Person who is identified as an "affiliate" to execute a signed agreement as set forth in this Section 6.14(a).

          (b) Shares of Alphabet Common Stock and shares of Abacus Common Stock beneficially owned by each such "affiliate" of Alphabet or Abacus who is not provided a signed agreement in accordance with Section 6.14(a) shall not be transferable during any period prior to and after the Effective Time if, as a result of such transfer during any such period, taking into account the nature, extent and timing of such transfer and similar transfers by all other "affiliates" of Alphabet and Abacus, such transfer will, in the reasonable judgment of accountants of Alphabet, interfere with, or prevent the Merger from being accounted for, as a pooling-of-interests. Neither Alphabet or Abacus shall register, or allow its transfer agent to register, on its books the transfer of any shares of Alphabet Common Stock or Abacus Common Stock of any affiliate of Abacus or Alphabet who has not provided a signed agreement in accordance with Section 6.14(a) unless the transfer is made in compliance with the foregoing. The restrictions on the transferability of shares held by Persons who execute an agreement pursuant to Section 6.14(a) shall be as provided in those agreements.

     Section 6.15 Pooling-of-Interests. Each of the Parties will use its reasonable best efforts to cause the Merger to be accounted for as a pooling-of-interests in accordance with GAAP and the rules and regulations of the SEC.

     Section 6.16 Tax-Free Reorganization. Each of the Parties will use its reasonable best efforts to cause the Merger to qualify as a tax-free "reorganization" under Section 368 of the Code.

     Section 6.17 Accountant's Comfort Letters. Each Party shall use its reasonable best efforts to cause to be delivered to the other Party two letters from its independent public accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated the Closing Date, in form and substance reasonably satisfactory to recipient and customary in scope and substance for comfort letters delivered by independent accountants in connection with registration statements similar to the Form S-4.

     Section 6.18 Accountant's Pooling Letters. Abacus shall use its reasonable best efforts to cause to be delivered to Alphabet from Ernst & Young LLP ("E&Y") (or any other independent public accounting firm reasonably satisfactory to Alphabet) two letters each addressed to Alphabet and Deloitte & Touche LLP ("Deloitte") (or any other independent public accounting firm selected by Alphabet), one dated the date upon which the Form S-4 becomes effective and one dated the Closing Date, stating that as of the respective dates of its letters, E&Y is not aware of any conditions that exist that would preclude Abacus' ability to be a party in a business combination to be accounted for as a pooling of interests. Alphabet shall use its reasonable best efforts to cause to be delivered to Abacus from Deloitte (or any other independent public accounting firm reasonably satisfactory to Abacus) two letters, each addressed to Abacus and E&Y (or any other independent public accounting firm selected by Abacus), one dated the date upon which the Form S-4 becomes effective and one dated the Closing Date, stating that accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is closed and consummated as contemplated by this Agreement.

                                ARTICLE VII

     Section 7.1 Conditions to Obligations of the Parties to Consummate the Merger. The respective obligation of each party to consummate the Merger shall be subject to the satisfaction of each of the following conditions:

          (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of Abacus and the issuance of shares of Alphabet Common Stock in connection with the Merger shall have been approved by the requisite vote of the stockholders of Alphabet, in each case in accordance with the DGCL or the rules and regulations of the NYSE, as applicable.

          (b) Legality. No order, decree or injunction shall have been entered or issued by any Governmental Entity which is in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. Each Party agrees that, in the event that any such order, decree or injunction shall be entered or issued, it shall use its reasonable best efforts to cause any such order, decree or injunction to be lifted or vacated.

          (c) HSR Act. The waiting period (or extension thereof) under the HSR Act applicable to the Merger shall have expired or been terminated.

          (d) Registration Statement Effective. The Form S-4 shall have become effective prior to the mailing by each of the Parties of the Proxy Statement/Prospectus to its respective stockholders and no stop order suspending the effectiveness of the Form S-4 shall then be in effect;

          (e) Stock Exchange Listing. The shares of Alphabet Common Stock to be issued pursuant to the Merger shall have been duly approved for listing on the NYSE, subject to official notice of issuance.

     Section 7.2 Additional Conditions to Obligations of Alphabet and Abacus Holdings. The obligations of Alphabet and Abacus Holdings to consummate the Merger shall also be subject to the satisfaction or waiver of each of the following conditions:

          (a) Representations and Warranties. (i) The representations and warranties of Abacus contained in this Agreement that are qualified by Abacus Material Adverse Effect shall be true and correct on and as of the Closing Date (except to the extent such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date) with the same force and effect as if made on and as of the Closing Date and (ii) the representations and warranties of Alphabet Abacus Holdings contained in this Agreement that are not qualified as to Abacus Material Adverse Effect shall be true and correct on and as of the Closing Date (except to the extent such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date) with the same force and effect as if made on and as of the Closing Date, except to the extent that any failures of such representations and warranties to be so true and correct (determined without regard to materiality qualifiers or limitations contained therein), individually or in the aggregate, would not reasonably be expected to have resulted in an Abacus Material Adverse Effect.

          (b) Agreements and Covenants. Abacus shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time.

          (c) Certificates. Alphabet shall have received a certificate of an executive officer of Abacus that the conditions set forth in paragraphs
(a) and (b) above have been satisfied.

          (d) Consents. Except as set forth in the Abacus Disclosure Letter, Abacus shall have obtained all consents, approvals, releases or authorizations ("Consents") from, and Abacus shall have made all filings and registrations ("Filings") to or with, any Person, including without limitation any Governmental Entity, necessary to be obtained or made in order for Alphabet and Abacus Holdings to consummate the Merger or issue shares of Alphabet Common Stock pursuant thereto, as applicable, unless the failure to obtain such Consents or make such Filings would not, individually or in the aggregate, reasonably be expected to have an Abacus Material Adverse Effect.

          (e) Tax Opinion. Alphabet shall have received an opinion of Fried, Frank, Harris, Shriver & Jacobson (or, in the event Fried, Frank, Harris, Shriver & Jacobson fails to provide such opinion, the opinion of Wachtell, Lipton, Rosen & Katz), dated as of the Closing Date, in form and substance reasonably satisfactory to it, substantially to the effect that, on the basis of the facts and assumptions described in the opinion, the Merger constitutes a tax-free reorganization under Section 368 of the Code. In rendering such opinion, counsel may require and rely upon representations and covenants including those contained in this Agreement or in certificates of officers of the Parties and others; and

          (f) Accountants Letters. Alphabet shall have received each of the accountants' letters contemplated by Sections 6.17 and 6.18 hereof to be received by it.

     Section 7.3 Additional Conditions to Obligations of Abacus. The obligations of Abacus to consummate the Merger shall also be subject to the satisfaction or waiver of each of the following conditions:

          (a) Representations and Warranties. (i) The representations and warranties of Alphabet and Abacus Holdings contained in this Agreement that are qualified by Alphabet Material Adverse Effect shall be true and correct on and as of the Closing Date (except to the extent such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date) with the same force and effect as if made on and as of the Closing Date, and (ii) the representations and warranties of Alphabet and Abacus Holdings contained in this Agreement that are not qualified as to Alphabet Material Adverse Effect shall be true on and as of the Closing Date (except to the extent such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date) with the same force and effect as if made on and as of the Closing Date, except to the extent that any failures of such representations and warranties to be so true and correct (determined without regard to materiality qualifiers or limitations contained therein), individually or in the aggregate, would not reasonably be expected to have resulted in an Alphabet Material Adverse Effect;

          (b) Agreements and Covenants. Each of Alphabet and Abacus Holdings shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time.

          (c) Certificates. Abacus shall have received a certificate of an executive officer of Alphabet that the conditions set forth in paragraphs
(a) and (b) above have been satisfied;

          (d) Consents. Except as set forth in the Alphabet Disclosure Letter, Alphabet shall have obtained all Consents from, and Alphabet shall have made all Filings to or with, any Person, including without limitation any Governmental Entity, necessary to be obtained or made in order for Abacus to consummate the Merger, unless the failure to obtain such Consents or make such Filings would not, individually or in the aggregate, be reasonably expected to have an Alphabet Material Adverse Effect.

          (e) Tax Opinion. Abacus shall have received an opinion of Wachtell, Lipton, Rosen & Katz (or other counsel reasonably satisfactory to it), dated as of the Closing Date, in form and substance reasonably satisfactory to it, substantially to the effect that, on the basis of the facts and assumptions described in the opinion, the Merger constitutes a tax-free reorganization under Section 368 of the Code. In rendering such opinion, counsel may require and rely upon representations and covenants including those contained in this Agreement or in certificates of officers of the Parties and others; and

          (f) Accountants Letters. Abacus shall have received each of the accountants' letters contemplated by Sections 6.17 and 6.18 hereof to be received by it.

                                ARTICLE VIII

     Section 8.1 Termination. This Agreement may be terminated at any time before the Effective Time (except as otherwise provided) as follows:

          (a) by mutual written consent of each of Alphabet and Abacus;

          (b) by any Party, if the Effective Time shall not have occurred on or before June 30, 1999 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

          (c) by any Party, if a Governmental Entity shall have issued an order, decree or injunction having the effect of making the Merger illegal or permanently prohibiting the consummation of the Merger, and such order, decree or injunction shall have become final and nonappealable (but only if such Party shall have used its reasonable best efforts to cause such order, decree or injunction to be lifted or vacated);

          (d) by either Abacus or Alphabet, if (x) there shall have been a material breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in
Section 7.2(a) or (b) (in the case of a breach by Abacus) or Section 7.3(a) or (b) (in the case of a breach by Alphabet), and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the Party alleged to be in breach.

          (e) (i) by Alphabet, if the Board of Directors of Abacus or any committee of the Board of Directors of Abacus (w) shall withdraw or modify in any manner adverse to Alphabet, its approval or recommendation of this Agreement and the Merger, (x) shall fail to reaffirm such approval or recommendation within 15 days of Alphabet's request, which request may only be made with respect to any Abacus Acquisition Proposal on a single occasion, after (1) any Abacus Acquisition Proposal shall have been made to Abacus and made known to Abacus' stockholders generally or shall have been made directly to its stockholders generally or (2) any Person shall have publicly announced an intention (whether or not conditional) to make an Alphabet Acquisition Proposal (y) shall approve or recommend any Abacus Acquisition Proposal or Abacus Acquisition Transaction or (z) shall resolve to take any of the actions specified in clauses (w), (x) or (y) above; or

               (ii) by Abacus, if the Board of Directors of Alphabet or any committee of the Board of Directors of Alphabet (w) shall withdraw or modify in any manner adverse to Abacus, its approval or recommendation of the issuance of shares of Alphabet Common Stock pursuant to the Merger, (x) shall fail to reaffirm such approval or recommendation within 15 days of Abacus' request, which request may only be made with respect to any Alphabet Acquisition Proposal on a single occasion, after (1) any Alphabet Acquisition Proposal shall have been made to Alphabet and made known to Alphabet's stockholders generally or shall have been made directly to its stockholders generally or (2) any Person shall have publicly announced an intention (whether or not conditional) to make an Alphabet Acquisition Proposal, (y) shall approve or recommend any Alphabet Acquisition Proposal or Alphabet Transaction or (z) shall resolve to take any of the actions specified in clauses (w), (x) or (y) above.

          (f) by either Party, if the required approvals of the stockholders of the other Party shall not have been obtained at a duly held stockholders' meeting, including any adjournments or postponements thereof; and

          (g) if the Board of Directors of Abacus shall conclude in good faith, after considering applicable state law, after consulting with outside counsel, that in light of an Abacus Superior Proposal such action is required to act in a manner consistent with its fiduciary duties under applicable law, Abacus may (only after Abacus has made such payments as are provided for in Section 8.2 and only prior to the approval of this Agreement by Abacus' stockholders) terminate this Agreement solely in order to concurrently enter into a definitive acquisition agreement or similar agreement with respect to any Abacus Superior Proposal; provided, however, Abacus may not terminate the Agreement pursuant to this clause (g) until after the second business day following the delivery to Alphabet of written notice advising Alphabet that the Board of Directors of Abacus is prepared to enter into a definitive acquisition agreement with respect to an Abacus Superior Proposal and only if, during such two-business day period, Abacus and its Representatives shall, if requested by Alphabet, have negotiated in good faith with Alphabet to make such adjustments to the terms and conditions of this Agreement as would enable Abacus to proceed with the Merger on such adjusted terms.

          (h) if the Board of Directors of Alphabet shall conclude in good faith, after considering applicable state law, and after consultation with outside counsel, that in light of an Alphabet Superior Proposal such action is required in order to act in a manner consistent with its fiduciary duties under applicable law, Alphabet may (only after Alphabet has made such payments as are provided for in Section 8.2 and only prior to the approval of the issuance of Alphabet Common Stock pursuant to this Agreement by Alphabet stockholders) terminate this Agreement solely in order to concurrently enter into a definitive acquisition agreement or similar agreement with respect to an Alphabet Superior Proposal; provided, however, Alphabet may not terminate this Agreement pursuant to this clause
(h) until after the second business day following the delivery to Abacus of written notice advising Abacus that the Board of Directors of Alphabet is prepared to enter into a definitive acquisition agreement with respect to an Alphabet Superior Proposal and only if, during such two-business-day period, Alphabet and its Representatives shall, if requested by Abacus, have negotiated in good faith with Abacus to make such adjustments to the terms and conditions of this Agreement as would enable Alphabet to proceed with the Merger in such adjusted terms.

     Section 8.2 Effect of Termination and Abandonment. (a) In the event of termination of this Agreement pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its Representatives); provided, however, no such termination shall relieve any party hereto from (x) any liability for damages resulting from any willful and intentional breach of this Agreement or (y) any obligation to provide reimbursement for or pay the Abacus Termination Fee (defined below) or the Alphabet Termination Fee (defined below) (each a "Termination Fee"), or Fees and Expenses (as defined below) pursuant to this Section 8.2;

          (b) In the event that Abacus terminates this Agreement pursuant to Section 8.1(g), simultaneously with such termination, Abacus shall pay to Alphabet a fee equal to $177,000,000 (the "Abacus Termination Fee"). In the event that Alphabet terminates this Agreement pursuant to Section 8.1(h), simultaneously with such termination, Alphabet shall pay to Abacus a fee equal to $240,000,000 (the "Alphabet Termination Fee").

          (c) (i) In the event that an Abacus Business Combination Proposal (defined below) shall have been made to Abacus and made known to its stockholders generally or shall have been made directly to its stockholders generally or any Person shall have publicly announced an intention (whether or not conditional) to make an Abacus Business Combination Proposal prior to the meeting of Abacus' stockholders duly convened and held to vote in respect of this Agreement and the Merger and thereafter (i) this Agreement is terminated pursuant to Section 8.1(f) by reason of the failure of the stockholders of Abacus to approve this Agreement or the Merger at such meeting and (ii) within six months of the termination of this Agreement, Alphabet enters into an agreement with any Person with respect to an Abacus Business Combination Proposal or an Abacus Business Combination Proposal is consummated. Abacus shall, upon the occurrence of the event described in clause (ii) above, pay to Alphabet the Abacus Termination Fee.

               (ii) In the event that an Alphabet Business Combination Proposal (defined below) shall have been made to Alphabet and made known to its stockholders generally or shall have been made directly to its stockholders generally or any Person shall have publicly announced an intention (whether or not conditional) to make an Alphabet Business Combination Proposal prior to the meeting of Alphabet's stockholders duly convened and held to vote in respect to the issuance of shares pursuant to this Agreement and thereafter (i) this Agreement is terminated pursuant to
Section 8.1(f) by reason of the failure of the stockholders of Alphabet to approve such issuance at such meeting and (ii) within six months of the termination of this Agreement, Alphabet enters into an agreement with any Person with respect to an Alphabet Business Combination Proposal or an Alphabet Business Combination Proposal is consummated. Alphabet shall, upon the occurrence of the event described in clause (ii) above, pay to Abacus the Alphabet Termination Fee.

          (d) In the event that this Agreement is terminated pursuant to
Section 8.1(f) by reason of the failure of any Party's stockholders to approve this Agreement or the Merger at a meeting of stockholders duly convened and held to vote in respect of this Agreement and the Merger or the issuance of shares pursuant thereto, such Party shall promptly upon such termination (following receipt of a statement therefor) reimburse the other Party for all fees and expenses (including, without limitation, fees and expenses of counsel, financial advisors, accountants, consultants and other advisors and Representatives) incurred by it in connection with this Agreement and the Merger ("Fees and Expenses").

          (e) In the event that this Agreement is terminated as a result of Abacus' Board of Directors taking any of the actions described in Section 8.1(e)(i), Abacus shall promptly after such termination pay to Alphabet the Abacus Termination Fee. In the event that this Agreement is terminated as a result of Alphabet's Board of Directors taking any of the actions described in Section 8.1 (e) (ii), Alphabet shall promptly after such termination pay to Abacus the Alphabet Termination Fee.

          (f) (i) In the event that an Abacus Business Combination Proposal shall have been made to Abacus and made known to its stockholders generally or shall have been made directly to its stockholders generally, or any Person shall have publicly announced an intention (whether or not conditional) to make an Abacus Business Combination Proposal, and this Agreement is subsequently terminated pursuant to Section 8.1(d) as a result of an intentional breach by Abacus of its representations, warranties and covenants by Abacus, and within six months after such termination, Abacus shall enter into an agreement with any Person for an Abacus Business Combination Proposal or an Abacus Business Combination Proposal is consummated, simultaneously with its entering into such agreement or upon such consummation, Abacus shall pay to Alphabet the Abacus Termination Fee.

               (ii) In the event that an Alphabet Business Combination Proposal shall have been made to Alphabet and made known to its stockholders generally or shall have been made directly to its stockholders generally, or any Person shall have publicly announced an intention (whether or not conditional) to make an Alphabet Business Combination Proposal, and this Agreement is subsequently terminated pursuant to Section 8.1(d) as a result of an intentional breach by Alphabet of its representations, warranties and covenants by Alphabet, and within six months after such termination, Alphabet shall enter into an agreement with any Person for an Alphabet Business Combination Proposal or an Alphabet Business Combination Proposal is consummated, simultaneously with its entering into such agreement or upon such consummation, Alphabet shall pay to Abacus the Alphabet Termination Fee.

          (g) Reimbursements of Fees and Expenses hereunder and any Termination Fee payable hereunder shall be payable by wire transfer of immediately available funds.

          The reimbursement of Fees and Expenses shall be credited against any Termination Fee payable by such Party. In no event shall more than one Termination Fee be payable by a Party. No Party which is in material breach of its covenants, agreements or representations shall be entitled to receive Fees and Expenses or a Termination Fee.

          (h) The Parties acknowledge that the agreements contained in this
Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Alphabet and Abacus would not enter into this Agreement, and the fees payable as reimbursable hereunder constitute liquidated damages and not a penalty; accordingly, if either Party fails to pay promptly amount due pursuant to this Section 8.2, and, in order to obtain such payment, the other Party commences a suit which results in a judgment against such first Party for such amount (or any portion thereof), such first Party shall pay the costs and expenses (including attorneys fees) of the other party in connection with such suit, together with interest on such amount in respect of the period from the date such amount became due until paid at the prime rate of The Chase Manhattan Bank in effect from time to time during such period.

          (i) "Abacus Business Combination Proposal" shall mean (x) any merger, consolidation or other business combination as a result of which the stockholders of Abacus prior to such transaction would cease to hold at least 66-2/3% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof), (y) the acquisition by a Person of at least 50% of the outstanding voting securities of Abacus, or (z) the sale, lease, exchange or other disposition of at least 50% of the assets of Abacus and its Subsidiaries taken as a whole; provided, however, that, with respect to Section 8.2.(c)(i) and 8.2(f)(i), the reference in this definition to 66-2/3% shall be deemed to be a reference to 80% if the Person (or an Affiliate of such Person) which enters into an agreement with respect to, or consummates, an Abacus Business Combination Proposal after the termination of this Agreement, had made an Abacus Business Combination Proposal prior to the termination of this Agreement.

          (j) "Alphabet Business Combination Proposal" shall mean (x) any merger, consolidation or other business combination as a result of which the stockholders of Alphabet prior to such transaction would cease to hold at least 66-2/3% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof),
(y) the acquisition by a Person at least 50% of the outstanding voting securities of Alphabet, or (z) the sale, lease, exchange or other disposition of at least 50% of the assets of Alphabet and its Subsidiaries taken as a whole; provided, however that, with respect to Section 8.2(c)(ii) and 8.2(f)(ii), the reference in this definition to 66-2/3% shall be deemed to be a reference to 80% if the Person (or an Affiliate of such Person) which enters into an agreement with respect to, or consummates, an Alphabet Business Combination Proposal after the termination of this Agreement, had made an Alphabet Business Combination Proposal prior to the termination of this Agreement.

     Section 8.3 Amendment. This Agreement may be amended at any time before the Effective Time but only pursuant to a writing executed and delivered by Alphabet and Abacus.

                                 ARTICLE IX

     Section 9.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that (a) the agreements set forth in Sections 1.3, 6.11 and 6.12 shall survive the Effective Time, and (b) the agreements set forth in Sections 6.7, 6.9(b) and 8.2 shall survive termination indefinitely.

     Section 9.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the applicable party at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

          (a) if to Abacus:

                  American Stores Company
                  299 South Main Street
                  Salt Lake City, Utah  84111
                  Attention:  Kathleen E. McDermott, Esq.
                  Telecopy No.:  (801) 537-7808

                  with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York 10019
                  Attention:  Richard D. Katcher, Esq.
                              Eric S. Robinson, Esq.
                  Telecopy No.:  (212) 403-2000

          (b) if to Alphabet or Abacus Holdings:

                  Albertson's, Inc.
                  250 Parkcenter Blvd.
                  Boise, Idaho  83726
                  Attention:  Thomas R. Saldin, Esq.
                  Telecopy No.:  (208) 395-6225

                 with a copy to:

                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, New York  10004
                  Attention:  Sanford Krieger, Esq.
                              Jeffrey Bagner, Esq.
                  Telecopy No.:  (212) 859-4000

     Section 9.3 Certain Definitions; Interpretation. (a) For purposes of this Agreement, the following terms shall have the following meanings:

               (i) "Abacus Material Adverse Effect" means any change in or effect (x) that is or will be materially adverse to the business, results of operations, or financial condition of Abacus and its Subsidiaries taken as a whole, or (y) that will prevent or materially impair Abacus' ability to consummate the Merger, provided that an Abacus Material Adverse Effect shall not include changes or effects (1) relating to economic conditions or financial markets in general or the retail food and drug industry in general, (2) resulting from the voluntary termination of employment by employees of Abacus and its Subsidiaries between the date hereof and the Closing Date or (3) resulting from actions required to be taken by the terms of this Agreement. A decline in the stock market price of the shares of Abacus Common Stock in and of itself shall not be deemed an "Abacus Material Adverse Effect."

               (ii) "Alphabet Material Adverse Effect" means any change in or effect (x) that is or will be materially adverse to the business, results of operations or financial conditions of Alphabet and its Subsidiaries taken as a whole, or (y) that is or will prevent or materially impair Alphabet's ability to consummate the Merger or to issue shares of Alphabet Common Stock in accordance with the terms hereof, provided that an Alphabet Material Adverse Effect shall not include changes or effects relating to economic conditions or financial markets in general or the retail food and drug industry in general or, (2) changes or effects resulting from actions required to be taken by the terms of this Agreement. A decline in the stock market price of the shares of Alphabet Common Stock in and of itself shall not be deemed an "Alphabet Material Adverse Effect."

               (iii) "affiliate" of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

               (iv) "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

               (v) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

               (vi) "knowledge" of any Party shall mean the actual knowledge of the executive officers of that Party.

               (vii) "Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

               (viii) "Significant Subsidiary" shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC.

               (ix) "Subsidiary," of a Person means any corporation or other legal entity of which such Person (either alone or through or together with any other Subsidiary or Subsidiaries) is the general partner or managing entity or of which at least a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or others performing similar functions of such corporation or other legal entity is directly or indirectly owned or controlled by such Person (either alone or through or together with any other Subsidiary or Subsidiaries).

          (b) When a reference is made in this Agreement to Articles, Sections, Disclosure Letters or Exhibits, such reference is to an Article or a Section of, or an Exhibit to, this Agreement, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be understood to be followed by the words "without limitation."

     Section 9.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 9.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

     Section 9.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Confidentiality Agreement constitute the entire agreement and supersede any and all other prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and, except for Section 6.11 (Indemnification, Directors' and Officers' Insurance), does not, and is not intended to, confer upon any Person other than the parties hereto any rights or remedies hereunder.

     Section 9.7 Assignment. This Agreement shall not be assigned by any party hereto by operation of law or otherwise without the express written consent of each of the other parties.

     Section 9.8 Governing Law. This Agreement shall be governed by and construed in accordance with, the laws of the State of Delaware without regard to the conflicts of laws provisions thereof. Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and the courts of the United States of America located in the State of Delaware for any litigation arising out of or relating to this Agreement or the Merger or any of the other transactions contemplated hereby (and agrees not to commence any litigation relating hereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 9.2 shall be effective service of process for any litigation brought against it in any such court. Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the Merger or any of the other transactions contemplated hereby in the courts of the State of Delaware or the courts of the United States of America located in the State of Delaware and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. Each of the parties hereto hereby irrevocably and unconditionally waives any right it may have to trial by jury in connection with any litigation arising out of or relating to this agreement, the stock option agreement, the merger or any of the other transactions contemplated hereby or thereby

     Section 9.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement.



          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                    ALBERTSON'S, INC.

                                    By: /s/ Michael F. Rueling
                                        ----------------------
                                        Name:  Michael F. Rueling
                                        Title: Executive Vice President,
                                               Store Development



                                    ABACUS HOLDINGS, INC.

                                    By: /s/ Michael F. Reuling
                                        ----------------------
                                        Name:  Michael F. Reuling
                                        Title: Vice President



                                    AMERICAN STORES COMPANY

                                    By: /s/ Victor L. Lund
                                        ----------------------
                                        Name:  Victor Lund
                                        Title: Chairman and Chief Executive
                                               Officer

                                                            Appendix B






                       THE ASC STOCK OPTION AGREEMENT

                 THE TRANSFER OF THIS AGREEMENT IS SUBJECT
                   TO CERTAIN PROVISIONS CONTAINED HEREIN
                    AND TO RESALE RESTRICTIONS UNDER THE
                     SECURITIES ACT OF 1933, AS AMENDED

          STOCK OPTION AGREEMENT, dated as of August 2, 1998 (this "Agreement"), between American Stores Company, a Delaware corporation ("Issuer"), and Albertson's, Inc., a Delaware corporation ("Grantee").

          WHEREAS, Issuer, Grantee, and a wholly-owned subsidiary of Grantee (the "Merger Sub") propose to enter into an Agreement and Plan of Merger, to be dated as of the date hereof (the "Merger Agreement"), pursuant to which Merger Sub is to merge with and into Issuer, with Issuer continuing as the surviving corporation and a wholly owned subsidiary of Grantee after such merger, and in such merger, each share of common stock, par value $1.00 per share, of Issuer ("Common Stock") will be converted to a right to receive shares of common stock, par value $1.00 per share, of Grantee as provided in the Merger Agreement;

          WHEREAS, as an inducement and condition to Grantee's willingness to enter into the Merger Agreement and in consideration thereof, Issuer is granting to Grantee, pursuant to the terms and subject to the conditions contained in this Agreement, an option to purchase 19.9% of the outstanding shares of Common Stock; and

          WHEREAS, the Board of Directors of Issuer has approved the grant by Issuer to Grantee of the Option (defined below) pursuant to this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in this Agreement and in the Merger Agreement, the parties agree as follows:

          1. The Option. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, pursuant to the terms and subject to the conditions hereof, up to 54.5 million fully paid and nonassessable shares of Common Stock at a price of $30.24 per share (the "Option Price"); provided, however, that in no event shall the number of shares for which the Option is exercisable exceed 19.9% of the shares of Common Stock issued and outstanding at the time of exercise (without giving effect to the shares of Common Stock issued or issuable under the Option). The number of shares of Common Stock purchasable upon exercise of the Option and the Option Price are subject to adjustment as set forth in this Agreement.

          2. Exercise; Closing.

          (a) Conditions to Exercise; Termination. Grantee or any other person that shall become a holder of all or a part of the Option in accordance with the terms of this Agreement (each such person, including Grantee, being referred to as "Holder") may exercise the Option, in whole or in part, from time to time, and prior to the occurrence of an Exercise Termination Event (as defined below), provided that the Holder shall have delivered a written notice as provided in Section 2(d) within 120 days of the occurrence of a Triggering Event (as defined in Section 2(b)). The right to exercise the Option shall terminate upon either (i) the occurrence of the Effective Time (as defined in the Merger Agreement) or (ii) (A) if a Notice Date (as defined in Section 2(d) hereof) has not previously occurred, the close of business on the earlier of (x) the day that is 120 days after the date of a Triggering Event, (y) the date upon which the Merger Agreement is terminated if no Termination Fee could be payable by Issuer pursuant to the terms of the Merger Agreement upon the occurrence of certain events or the passage of time, and (z) 270 days following the date upon which the Merger Agreement is terminated, and (B) if the Notice Date has previously occurred, 120 days after the Notice Date (the events in (i) or (ii) being referred to as "Exercise Termination Events").

          (b) Triggering Event. A "Triggering Event" shall have occurred at such time at which the Grantee becomes entitled to receive from Issuer a Termination Fee pursuant to Section 8.2 of the Merger Agreement.

          (c) Notice of Trigger Event by Issuer. Issuer shall notify Grantee promptly in writing of the occurrence of any Triggering Event (it being understood that the giving of the notice by Issuer shall not be a condition to the right of Holder to exercise the option).

          (d) Notice of Exercise. If Holder shall be entitled to and desires to exercise the Option, in whole or in part, it shall send to Issuer a written notice (any date on which such notice is given, in accordance with Section 15 hereof, is referred to as a "Notice Date") specifying (i) the total number of shares that Holder will purchase pursuant to the exercise and (ii) a place and date (a "Closing Date") not earlier than three business days nor later than 60 business days from the Notice Date for the closing of the purchase (a "Closing"); provided, that if a filing or any approval is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or prior notification to or prior approval from any regulatory authority is required under any other law, statute, rule or regulation (including applicable rules and regulations of national securities exchanges) in connection with such purchase, Holder or Issuer, as required, promptly after the Notice Date, shall file all necessary notices and applications for approval and shall expeditiously process the same and the period of time referred to in clause (ii) shall commence on the date on which all required notification and waiting periods, if any, shall have expired or been terminated and all required approvals, if any, shall have been obtained. Any exercise of the Option shall be deemed to occur on the date of the Notice Date relating thereto. Each of Holder and Issuer agrees to use its reasonable best efforts to cooperate with and provide information to the other, for the purpose of any required notice or application for approval.

          (e) Payment of Purchase Price; Delivery of Common Stock. (i) At each Closing, Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by Issuer; provided, that failure or refusal of Issuer to designate a bank account shall not preclude Holder from exercising the Option, in whole or in part.

          (ii) At each Closing, simultaneously with the payment of the aggregate purchase price by Holder, Issuer shall deliver to Holder a certificate or certificates representing the number of shares of Common Stock purchased by Holder and, if the Option shall be exercised in part only, a new Agreement providing for an Option evidencing the rights of Holder to purchase the balance (as adjusted pursuant to Section l(b)) of the shares then purchasable hereunder and the Holder shall deliver this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable laws or the provisions of this Agreement.

          (iii) Notwithstanding anything to the contrary contained in paragraphs (i) and (ii) of this Section 2(e), Holder shall have the right (a "Cashless Exercise Right") to direct the Issuer, in the written notice of exercise referred to in Section 2(d), to reduce the number of shares of Common Stock required to be delivered by Issuer to Holder at any Closing by such number of shares of Common Stock that have an aggregate Market/Offer Price (as defined in Section 9(a)) equal to the aggregate purchase price payable at such Closing (but for this paragraph (iii)), or any portion thereof, in lieu of Holder paying to the Issuer at such Closing such aggregate purchase price or portion thereof, as the case may be. Any exercise of the Option in which, and to the extent to which, Holder exercises its Cashless Exercise Right pursuant to this paragraph (iii) shall be referred to as a "Cashless Exercise."

          (f) Restrictive Legend. Certificates for Common Stock delivered at a Closing may be endorsed with a restrictive legend that shall read substantially as follows:

            "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer, a copy of which agreement is on file at the principal office of Issuer, and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of the aforementioned agreement will be mailed to the holder without charge promptly after receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "Securities Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Holder shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission, or a written opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) both are satisfied. In addition, the certificates shall bear any other legend as may be required by applicable law.

          (g) Ownership of Record; Tender of Purchase Price; Expenses. Upon the giving by Holder to Issuer of the written notice of exercise referred to in Section 2(d) and, except to the extent such notice relates to a Cashless Exercise, the tender of the applicable purchase price in immediately available funds, Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not have been actually delivered to Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of Holder or its assignee, transferee or designee.

          3. Covenants of Issuer. In addition to its other agreements and covenants herein, Issuer agrees:

          (a) Shares Reserved for Issuance. To maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be fully exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights of third parties to purchase shares of Common Stock;

          (b) No Avoidance. Not to avoid or seek to avoid (whether by charter amendment or through reorganization, consolidation, merger, issuance of rights, dissolution or sale of assets, or by any other voluntary act) the observance or performance of any of the covenants, agreements or conditions to be observed or performed hereunder by Issuer and not to take any action which would cause any of its representations or warranties not to be true; and

          (c) Further Assurances. Promptly after the date hereof to take all actions as may from time to time be required (including (i) complying with all applicable premerger notification, reporting and waiting period requirements under the HSR Act and (ii) in the event that any other prior approval of or notice to any regulatory authority is necessary under any applicable federal, state or local law before the Option may be exercised, cooperating fully with Holder in preparing and processing the required applications or notices) in order to permit Holder to exercise the Option and purchase shares of Common Stock pursuant to such exercise.

          4. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Holder that Issuer has all requisite corporate power and authority and has taken all corporate action necessary to authorize, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; and that this Agreement has been duly and validly authorized, executed and delivered by Issuer. Issuer hereby further represents and warrants to Holder that it has taken all necessary corporate action to authorize and reserve for issuance upon exercise of the Option the number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time or from time to time issuable upon exercise of the Option and that all shares of Common Stock, upon issuance pursuant to the Option, will be delivered free and clear of all claims, liens, encumbrances, and security interests (other than those created by this Agreement) and not subject to any preemptive rights. The execution and delivery of this Agreement, the grant of the Option hereunder and the exercise in whole or in part of the Option in accordance with this Agreement, will not (i) result in the occurrence of any "Distribution Date," "Stock Acquisition Date" or "Triggering Event" under any rights agreement of the Issuer, (ii) permit any Person to exercise any rights issued under such rights agreement, or (iii) cause the separation of any such rights from the shares of Common Stock to which they are attached or such rights becoming exercisable. Issuer has taken all action necessary to make inapplicable to Grantee any state takeover, business combination, control share or other similar statute and any charter provisions which would otherwise be applicable to Grantee or any transaction involving Issuer and Grantee by reason of the grant of the Option, the acquisition of beneficial ownership of shares of Common Stock as a result of the grant of the Option, or the acquisition of shares of Common Stock upon exercise of the Option, except for statutes or provisions which by their terms cannot be waived or rendered inapplicable by any action of Issuer or the Board of Directors of Issuer.

          5. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that Grantee has all requisite corporate power and authority and has taken all corporate action necessary in order to authorize, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Grantee. Grantee represents and warrants to Issuer that any shares of Common Stock acquired upon exercise of the Option will be acquired for Grantee's own account, and will not be, and the Option is not being, acquired by Grantee with a view to the distribution thereof in violation of any applicable provision of the Securities Act. Grantee has such knowledge and experience in business and financial matters as to be capable of utilizing the information which is available to Grantee to evaluate the merits and risks of an investment by Grantee in the Common Stock and Grantee is able to bear the economic risks of any investment in the shares of Common Stock which Grantee may acquire upon exercise of the Option.

          6. Exchange; Replacement. This Agreement and the Option are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase on the same terms and subject to the same conditions as set forth herein in the aggregate the same number of shares of Common Stock purchasable at such time hereunder, subject to corresponding adjustments in the number of shares of Common Stock purchasable upon exercise so that the aggregate number of such shares under all Agreements issued in respect of this Agreement shall not exceed 19.9% of the outstanding shares of Common Stock of the Issuer (without giving effect to shares of Common Stock issued or issuable pursuant to the Option). Unless the context shall require otherwise, the terms "Agreement" and "Option" as used in this Agreement include any Agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon (i) receipt by Issuer of reasonably satisfactory evidence of the loss, theft, destruction, or mutilation of this Agreement, (ii) receipt by Issuer of reasonably satisfactory indemnification in the case of loss, theft or destruction and (iii) surrender and cancellation of this Agreement in the case of mutilation, Issuer will execute and deliver a new Agreement of like tenor and date. Any new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by any person other than the holder of the new Agreement.

          7. Adjustments. The total number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as follows:

               In the event of any change in, or distribution in respect of, the outstanding shares of Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type (including, in the event of any Major Transaction described in Section 9(d) hereof in which Issuer is not the surviving or continuing corporation, to provide that the Option shall be exercisable for shares of common stock of the surviving or continuing corporation in such Major Transaction) and number of shares of Common Stock purchasable upon exercise of the Option and the Option Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits contemplated hereby, and proper provision shall be made in the agreements governing any such transactions to provide for such proper adjustment and the full satisfaction of Issuer's obligation hereunder.

          8. Registration. At any time after a Triggering Event occurs and prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered in the written notice of exercise of the Option provided for in Section 2(d), and, with respect to the first demand registration as to which Grantee exercises its demand rights under this Section 8, delivered no later than 90 days following such Triggering Event, as promptly as practicable prepare, file and keep current a shelf registration statement under the Securities Act covering any or all shares issued and issuable pursuant to the Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of the Option ("Option Shares") in accordance with any plan of disposition requested by Grantee; provided, however, that Issuer may postpone filing a registration statement relating to a registration request by Grantee under this Section 8 for a period of time (not in excess of 90 days) if in Grantee's judgment such filing would require the disclosure of material information that Issuer has a bona fide business purpose for preserving as confidential. Issuer will use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for 365 days after the day the registration statement first becomes effective or such shorter time as is reasonably appropriate to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. In connection with any such registration, Issuer and Holder shall provide each other with representations, warranties, indemnities and other agreements customarily given in connection with such registrations. To the extent requested by Holder in connection with such registration, Issuer shall (x) become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating Issuer in respect of representations, warranties, indemnities, contribution and other agreements (in each case reasonably acceptable to Issuer) customarily made by issuers in such underwriting agreements, and (y) use its reasonable best efforts to take all further actions which shall be reasonably necessary to effect such registration and sale (including participating in road-show presentations and causing to be delivered customary certificates, opinions of counsel and "comfort letters"). Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this Section 8 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement. Upon the effectiveness of a registration statement demanded pursuant to this Section 8, the Holder of the Option Shares that are the subject of such registration may not thereafter require the Issuer to repurchase such Option Shares so long as such registration statement remains effective as required hereby.

          9. Repurchase of Option and/or Shares.

          (a) Repurchase; Repurchase Price. Upon the occurrence of a Triggering Event prior to an Exercise Termination Event, (i) at the request of Holder, delivered in writing within 120 days of such occurrence (or such later period as provided in Section 2(d) with respect to any required notice or application or in Section 10), Issuer shall repurchase the Option from Holder, in whole or in part, at a price (the "Option Repurchase Price") equal to the number of shares of Common Stock then purchasable upon exercise of the Option (or such lesser number of shares as may be designated in the Repurchase Notice (as defined in Section 9(b))) multiplied by the amount by which the Market/Offer Price (as defined below) exceeds the Option Price or (ii) at the request of any owner of Option Shares (an "Owner") delivered in writing within 120 days of such occurrence (or such later period as provided in Section 2(d) with respect to any required notice or application or in Section 10), Issuer shall repurchase such number of Option Shares from such Owner as such Owner shall designate in the Repurchase Notice at a price (the "Option Share Repurchase Price") equal to the number of shares designated multiplied by the Market/Offer Price. The term "Market/Offer Price" shall mean the highest of (x) the price per share of Common Stock at which a tender or exchange offer for Common Stock either has been consummated, or at which a Person has publicly announced its intention to commence a tender or exchange offer, after the date of this Agreement and prior to the delivery of the Repurchase Notice, and which offer either has been consummated and not withdrawn or terminated as of the date payment of the Repurchase Price is made, or has been publicly announced and such intention to make a tender or exchange offer has not been withdrawn as of the date payment of the Repurchase Price is made, (y) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer for a merger, share exchange, consolidation or reorganization entered into after the date hereof and on or prior to the delivery of the Repurchase Notice and (z) the average closing price for shares of Common Stock on the New York Stock Exchange (the "NYSE") (or, if the Common Stock is not then listed on the NYSE, any other national securities exchange or automated quotation system on which the Common Stock is then listed or quoted) for the twenty consecutive trading days immediately preceding the delivery of the Repurchase Notice. In the event that a tender or exchange offer is made for the Common Stock or an agreement is entered into for a merger, share exchange, consolidation or reorganization involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Common Stock shall be determined in good faith by a nationally recognized investment banking firm mutually selected by Issuer and Holder or Owner, as the case may be.

          (b) Method of Repurchase. Holder or Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option, in whole or in part, and/or any Option Shares then owned by Holder or Owner pursuant to this Section 9 by surrendering for this purpose to Issuer, at its principal office, this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that Holder or Owner elects to require Issuer to repurchase the Option and/or such Option Shares in accordance with the provisions of this Section 9 (each such notice, a "Repurchase Notice"). Within four business days after the surrender of the Agreement for the Option and/or certificates representing Option Shares and the receipt of the Repurchase Notice, Issuer shall deliver or cause to be delivered to Holder or Owner of Option Shares, as the case may be, the applicable Option Repurchase Price and/or the Option Share Repurchase Price or, in either case, the portion that Issuer is not then prohibited under applicable law and regulation from so delivering in immediately available funds by a wire transfer to a bank account designated by grantee. In the event that the Repurchase Notice shall request the repurchase of the Option in part, Issuer shall deliver with the Option Repurchase Price a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock purchasable pursuant to the Option at the time of delivery of the Repurchase Notice minus the number of shares of Common Stock represented by that portion of the Option then being repurchased.

          (c) Effect of Statutory or Regulatory Restraints on Repurchase. To the extent that, upon or following the delivery of a Repurchase Notice, Issuer is prohibited under applicable law or regulation from repurchasing the Option (or a portion thereof) and/or any Option Shares subject to such Repurchase Notice (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish this repurchase), Issuer shall promptly so notify Holder or Owner, as the case may be, in writing and thereafter deliver or cause to be delivered, from time to time, to Holder or Owner, as the case may be, the portion of the Option Repurchase Price and the Option Share Repurchase Price that Issuer is no longer prohibited from delivering, within four business days after the date on which it is no longer so prohibited; provided, however, that upon notification by Issuer in writing of this prohibition, Holder or Owner, as the case may be, may, within 5 days of receipt of this notification from Issuer, revoke in writing its Repurchase Notice, whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to Holder or Owner, as the case may be, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii)
(a) deliver to Holder with respect to the Option, a new Agreement evidencing the right of Holder to purchase that number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the Repurchase Notice less the number of shares as to which the Option Repurchase Price has theretofore been delivered to Holder, and/or
(b) deliver to the owner of Option Shares, with respect to its Option Shares, a certificate for the Option Shares as to which the Option Share Repurchase Price has not theretofore been delivered to such owner. Notwithstanding anything to the contrary in this Agreement, including, without limitation, the time limitations on the exercise of the Option, Holder may exercise the Option at least until 120 days after such date upon which Issuer is no longer prohibited from delivering all of the Option Repurchase Price.

          (d) Major Transactions. Issuer hereby agrees that, prior to the occurrence of an Exercise Termination Event, Issuer shall not enter into or agree to enter into any agreement for a Major Transaction (defined below) unless the other party or parties thereto agree to assume in writing Issuer's obligations under this Agreement. "Major Transaction" shall mean any merger or consolidation involving the Issuer and any transaction involving a sale, transfer or other disposition of a majority of the assets or shares of capital stock of the Issuer.

          10. Extension of Exercise Periods. The 120 and 270 day periods for exercise of certain rights under Sections 2 and 9 shall be extended in each such case at the request of Holder or Owner to the extent necessary to avoid liability by a Holder or Owner under Section 16(b) of the Securities Exchange Act of 1934, as amended, by reason of such exercise.

          11. Assignment. Neither party hereto may assign any of its rights or obligations under this Agreement or the Option to any other person without the express written consent of the other party except that Holder or Owner may assign its rights in whole or in part to any of its affiliates and, in the event that a Triggering Event shall have occurred prior to the occurrence of an Exercise Termination Event, Holder or Owner may within 90 days following such Triggering Event assign the Option or any of its other rights hereunder, in whole or in part to one or more third parties, provided that the affiliate and any such third party shall execute this Agreement and agree to become subject to its terms. Any attempted assignment in contravention of the preceding sentence shall be null and void.

          12. Filings; Other Actions. Each party hereto will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and govern mental authorities necessary for the consummation of the transactions contemplated by this Agreement.

          13. Specific Performance. The parties acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party and that the obligations of the parties shall be specifically enforceable through injunctive or other equitable relief.

          14. Severability; Etc. If any term, provision, covenant, or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated. If for any reason a court or regulatory agency determines that Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to
Section 9, any portion of the Option or the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant Section 1(b) and 7 hereof), it is the express intention of the parties to allow Holder to acquire or to require Issuer to repurchase such lesser portion of the Option or number of shares as may be permissible, without any amendment or modification of this Agreement.

          15. Notices. All notices, requests, instructions, or other documents to be given hereunder shall be furnished in accordance with
Section 9.2 of the Merger Agreement.

          16. Expenses. Except as otherwise expressly provided in this Agreement or in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring the expense, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

          17. Entire Agreement, Etc. This Agreement and Merger Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter of this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          18. Limitation on Profit. (a) Notwithstanding any other provision of this Agreement, in no event shall the Total Profit (as hereinafter defined) plus any Liquidation Amounts (as defined below) exceed in the aggregate $265 million, and, if it otherwise would exceed this amount, the Grantee, at its sole election, shall either (i) reduce the number of shares of Common Stock subject to this Option, (ii) deliver to the Issuer for cancellation Option Shares previously purchased by Grantee or any other Holder or Owner, (iii) pay to the Issuer cash or refund in cash Liquidation Amounts previously paid or reduce or waive the amount of any Liquidation Amount payable pursuant to Section 8.2, or (iv) any combination thereof, so that Grantee's realized Total Profit, when aggregated with any Liquidation Amounts so paid or payable to Grantee, shall not exceed $265 million after taking into account the foregoing actions.

          As used herein the term "Liquidation Amounts" means the aggregate amount of all Fees and Expenses, and Termination Fees, payable or paid to Grantee and its assigns pursuant to Section 8.2 of the Merger Agreement (and not repaid or refunded to the Issuer pursuant to this Section 18 or otherwise).

          (b) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) which, together with any Liquidation Amount theretofore paid or then payable to Grantee (and not repaid or refunded to the Issuer pursuant to this Section 18 or otherwise), would exceed $265 million provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

          (c) As used in this Agreement, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) (x) the amount received by Grantee, any other Holder and any Owner pursuant to Issuer's repurchase of the Option (or any portion thereof) or any Option Shares pursuant to Section 9, less, in the case of any repurchase of Option Shares, (y) the Grantee's, any other Holder's and any Owner's purchase price for such Option Shares, as the case may be, (ii) (x) the net cash amounts (and the fair market value of any other consideration) received by Grantee, any other Holder and any Owner pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's (or any other Holder's or Owner's) purchase price of such Option Shares, and (iii) the net cash amounts (and the fair market value of any other consideration) received by Grantee (or any other Holder) on the transfer of the Option (or any portion thereof) to any unaffiliated party. In the case of clauses
(ii)(x) and (iii) above, the Grantee and each Holder and Owner agrees to furnish as promptly as reasonably practicable after any disposition of all or a portion of the Option or Option Shares a complete and correct statement, certified by a responsible executive officer or partner of Grantee, Holder or Owner, as applicable, of the net cash amounts (and the fair market value of any other consideration) received in connection with any sale or transfer of the Option or Option Shares.

          (d) As used in this Agreement, the term "Notional Total Profit" with respect to any number of shares as to which Grantee and any other Holder may propose to exercise the Option shall be the Total Profit determined as of the date of such proposal (taking into account the provision of Section 18(a) hereof) assuming that the Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and any other Holders and Owners and their respective affiliates as of such date were sold for cash at the closing market price for the Common Stock on the New York Stock Exchange Composite Transaction Tape as of the close of business on the preceding trading day (less customary brokerage commissions).

          19. Captions. The section, paragraph and other captions in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

          20. Counterparts. This Agreement may be executed in one or more counterparts, and by both parties in separate counterparts, each of which when exercised shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          21. Restrictions on Certain Actions; Covenants of Grantee. From and after the date of exercise of the Option in whole or part, and for as long as Grantee owns shares of Common Stock acquired pursuant to the exercise of the Option:

          (a) Without the prior consent of the Board of Directors of Issuer specifically expressed in a resolution, Grantee will not, and will not permit any of its Affiliates (as defined in Section 23) to:

               (i) acquire or agree, offer, seek or propose to acquire, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of more than 20% of any class of Voting Securities (as defined in Section
                    23), or any rights or options to acquire such ownership (including from a third party);

               (ii) propose a merger, consolidation or similar transaction involving the Issuer;

               (iii) offer, seek or propose to purchase, lease or otherwise acquire all or a substantial portion of the assets of the Issuer;

               (iv) seek or propose to influence or control the management or policies of the Issuer or to obtain representation on the Issuer's Board of Directors, or solicit or participate in the solicitation of any proxies or consents with respect to the securities of the Issuer;

               (v) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing; or

               (vi) seek or request permission to do any of the foregoing or seek any permission to make any public announcement with respect to any of the foregoing.

          The provisions of this Section 21 shall not apply to actions taken pursuant to the Merger Agreement; and

          (b) Grantee may not sell, transfer any beneficial interest in, pledge, hypothecate or otherwise dispose of any Voting Securities at any time except as follows:

               (i) pursuant to a tender offer, exchange offer, merger or consolidation of the Issuer, or in connection with a sale of all or substantially all of the Issuer's assets; or

               (ii) pursuant to a registered public offering under Section
                    8; or

               (iii) in compliance with Rule 144 of the General Rules and
                    Regulations under the Securities Act (or any similar successor rule); and

          (c) (i) Grantee agrees to be present in person or to be represented by proxy at all stockholder meetings of Issuer so that all shares of Voting Securities beneficially owned by it or its Affiliates may be counted for the purpose of determining the presence of a quorum at such meetings.

               (ii) Grantee agrees to vote or cause to be voted all Voting Securities beneficially owned by it or its Affiliates proportionately with the votes cast by all other stockholders present and voting.

               (iii) The provisions of this Section 21 shall terminate at such time as (x) Grantee beneficially owns more than 50% of the outstanding Common Stock of Issuer or (y) the Option granted hereby expires without having been exercised in whole or part.

          22. Governing Law. This Agreement shall be governed by and continued in accordance with the internal law of the State of Delaware

          23. Definitions. For the purposes of this Agreement the following terms shall have the meanings specified with respect thereto below:

               "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies, whether through ownership or securities or partnership or other ownership interest, by contract or otherwise).

               "Voting Securities" means the shares of Common Stock, preferred stock and any other securities of Issuer entitled to vote generally for the election of directors or any other securities (including, without limitation, rights and options), convertible into, exchangeable into or exercisable for, any of the foregoing (whether or not presently exercisable, convertible or exchangeable).

               "Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                    AMERICAN STORES COMPANY


                                    By:   /s/ Victor L. Lund
                                          ------------------
                                          Name: Victor Lund
                                          Title: Chairman and Chief Executive
                                                 Officer


                                    ALBERTSON'S, INC.



                                    By:   /s/ Michael F. Reuling
                                          ----------------------
                                          Name: Michael F. Reuling
                                          Title: Executive Vice President,
                                                 Store Development

                                                                APPENDIX C










                   THE ALBERTSON'S STOCK OPTION AGREEMENT

                 THE TRANSFER OF THIS AGREEMENT IS SUBJECT
                   TO CERTAIN PROVISIONS CONTAINED HEREIN
                    AND TO RESALE RESTRICTIONS UNDER THE
                     SECURITIES ACT OF 1933, AS AMENDED

          STOCK OPTION AGREEMENT, dated as of August 2, 1998 (this "Agreement"), between Albertson's, Inc., a Delaware corporation ("Issuer"), and American Stores Company, a Delaware corporation ("Grantee").

          WHEREAS, Issuer, Grantee, and a wholly-owned subsidiary of Issuer (the "Merger Sub") propose to enter into an Agreement and Plan of Merger, to be dated as of the date hereof (the "Merger Agreement"), pursuant to which Merger Sub is to merge with and into Issuer, with Grantee continuing as the surviving corporation and a wholly owned subsidiary of Issuer after such merger, and in such merger, each share of common stock, par value $1.00 per share, of Grantee ("Common Stock") will be converted to a right to receive shares of common stock, par value $1.00 per share, of Issuer as provided in the Merger Agreement;

          WHEREAS, as an inducement and condition to Grantee's willingness to enter into the Merger Agreement and in consideration thereof, Issuer is granting to Grantee, pursuant to the terms and subject to the conditions contained in this Agreement, an option to purchase 19.9% of the outstanding shares of Common Stock; and

          WHEREAS, the Board of Directors of Issuer has approved the grant by Issuer to Grantee of the Option (defined below) pursuant to this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in this Agreement and in the Merger Agreement, the parties agree as follows:

          1. The Option. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, pursuant to the terms and subject to the conditions hereof, up to 48.8 million fully paid and nonassessable shares of Common Stock at a price of $48 per share (the "Option Price"); provided, however, that in no event shall the number of shares for which the Option is exercisable exceed 19.9% of the shares of Common Stock issued and outstanding at the time of exercise (without giving effect to the shares of Common Stock issued or issuable under the Option). The number of shares of Common Stock purchasable upon exercise of the Option and the Option Price are subject to adjustment as set forth in this Agreement.

          2. Exercise; Closing.

          (a) Conditions to Exercise; Termination. Grantee or any other person that shall become a holder of all or a part of the Option in accordance with the terms of this Agreement (each such person, including Grantee, being referred to as "Holder") may exercise the Option, in whole or in part, from time to time, and prior to the occurrence of an Exercise Termination Event (as defined below), provided that the Holder shall have delivered a written notice as provided in Section 2(d) within 120 days of the occurrence of a Triggering Event (as defined in Section 2(b)). The right to exercise the Option shall terminate upon either (i) the occurrence of the Effective Time (as defined in the Merger Agreement) or (ii) (A) if a Notice Date (as defined in Section 2(d) hereof) has not previously occurred, the close of business on the earlier of (x) the day that is 120 days after the date of a Triggering Event, (y) the date upon which the Merger Agreement is terminated if no Termination Fee could be payable by Issuer pursuant to the terms of the Merger Agreement upon the occurrence of certain events or the passage of time, and (z) 270 days following the date upon which the Merger Agreement is terminated, and (B) if the Notice Date has previously occurred, 120 days after the Notice Date (the events in (i) or (ii) being referred to as "Exercise Termination Events").

          (b) Triggering Event. A "Triggering Event" shall have occurred at such time at which the Grantee becomes entitled to receive from Issuer a Termination Fee pursuant to Section 8.2 of the Merger Agreement.

          (c) Notice of Trigger Event by Issuer. Issuer shall notify Grantee promptly in writing of the occurrence of any Triggering Event (it being understood that the giving of the notice by Issuer shall not be a condition to the right of Holder to exercise the option).

          (d) Notice of Exercise. If Holder shall be entitled to and desires to exercise the Option, in whole or in part, it shall send to Issuer a written notice (any date on which such notice is given, in accordance with Section 15 hereof, is referred to as a "Notice Date") specifying (i) the total number of shares that Holder will purchase pursuant to the exercise and (ii) a place and date (a "Closing Date") not earlier than three business days nor later than 60 business days from the Notice Date for the closing of the purchase (a "Closing"); provided, that if a filing or any approval is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or prior notification to or prior approval from any regulatory authority is required under any other law, statute, rule or regulation (including applicable rules and regulations of national securities exchanges) in connection with such purchase, Holder or Issuer, as required, promptly after the Notice Date, shall file all necessary notices and applications for approval and shall expeditiously process the same and the period of time referred to in clause (ii) shall commence on the date on which all required notification and waiting periods, if any, shall have expired or been terminated and all required approvals, if any, shall have been obtained. Any exercise of the Option shall be deemed to occur on the date of the Notice Date relating thereto. Each of Holder and Issuer agrees to use its reasonable best efforts to cooperate with and provide information to the other, for the purpose of any required notice or application for approval.

          (e) Payment of Purchase Price; Delivery of Common Stock. (i) At each Closing, Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by Issuer; provided, that failure or refusal of Issuer to designate a bank account shall not preclude Holder from exercising the Option, in whole or in part.

          (ii) At each Closing, simultaneously with the payment of the aggregate purchase price by Holder, Issuer shall deliver to Holder a certificate or certificates representing the number of shares of Common Stock purchased by Holder and, if the Option shall be exercised in part only, a new Agreement providing for an Option evidencing the rights of Holder to purchase the balance (as adjusted pursuant to Section l(b)) of the shares then purchasable hereunder and the Holder shall deliver this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable laws or the provisions of this Agreement.

          (iii) Notwithstanding anything to the contrary contained in paragraphs (i) and (ii) of this Section 2(e), Holder shall have the right (a "Cashless Exercise Right") to direct the Issuer, in the written notice of exercise referred to in Section 2(d), to reduce the number of shares of Common Stock required to be delivered by Issuer to Holder at any Closing by such number of shares of Common Stock that have an aggregate Market/Offer Price (as defined in Section 9(a)) equal to the aggregate purchase price payable at such Closing (but for this paragraph (iii)), or any portion thereof, in lieu of Holder paying to the Issuer at such Closing such aggregate purchase price or portion thereof, as the case may be. Any exercise of the Option in which, and to the extent to which, Holder exercises its Cashless Exercise Right pursuant to this paragraph (iii) shall be referred to as a "Cashless Exercise."

          (f) Restrictive Legend. Certificates for Common Stock delivered at a Closing may be endorsed with a restrictive legend that shall read substantially as follows:

          "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer, a copy of which agreement is on file at the principal office of Issuer, and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of the aforementioned agreement will be mailed to the holder without charge promptly after receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "Securities Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Holder shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission, or a written opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) both are satisfied. In addition, the certificates shall bear any other legend as may be required by applicable law.

          (g) Ownership of Record; Tender of Purchase Price; Expenses. Upon the giving by Holder to Issuer of the written notice of exercise referred to in Section 2(d) and, except to the extent such notice relates to a Cashless Exercise, the tender of the applicable purchase price in immediately available funds, Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not have been actually delivered to Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of Holder or its assignee, transferee or designee.

          3. Covenants of Issuer. In addition to its other agreements and covenants herein, Issuer agrees:

          (a) Shares Reserved for Issuance. To maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be fully exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights of third parties to purchase shares of Common Stock;

          (b) No Avoidance. Not to avoid or seek to avoid (whether by charter amendment or through reorganization, consolidation, merger, issuance of rights, dissolution or sale of assets, or by any other voluntary act) the observance or performance of any of the covenants, agreements or conditions to be observed or performed hereunder by Issuer and not to take any action which would cause any of its representations or warranties not to be true; and

          (c) Further Assurances. Promptly after the date hereof to take all actions as may from time to time be required (including (i) complying with all applicable premerger notification, reporting and waiting period requirements under the HSR Act and (ii) in the event that any other prior approval of or notice to any regulatory authority is necessary under any applicable federal, state or local law before the Option may be exercised, cooperating fully with Holder in preparing and processing the required applications or notices) in order to permit Holder to exercise the Option and purchase shares of Common Stock pursuant to such exercise.

          4. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Holder that Issuer has all requisite corporate power and authority and has taken all corporate action necessary to authorize, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; and that this Agreement has been duly and validly authorized, executed and delivered by Issuer. Issuer hereby further represents and warrants to Holder that it has taken all necessary corporate action to authorize and reserve for issuance upon exercise of the Option the number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time or from time to time issuable upon exercise of the Option and that all shares of Common Stock, upon issuance pursuant to the Option, will be delivered free and clear of all claims, liens, encumbrances, and security interests (other than those created by this Agreement) and not subject to any preemptive rights. The execution and delivery of this Agreement, the grant of the Option hereunder and the exercise in whole or in part of the Option in accordance with this Agreement, will not (i) result in the occurrence of any "Distribution Date," "Stock Acquisition Date" or "Triggering Event" under the Alphabet Rights Agreement (as defined in the Merger Agreement)
(ii) permit any Person to exercise any rights issued under any rights agreements of Issuer, or (iii) cause the separation of any such rights from the shares of Common Stock to which they are attached or such rights becoming exercisable. Issuer has taken all action necessary to make inapplicable to Grantee any state takeover, business combination, control share or other similar statute and any charter provisions which would otherwise be applicable to Grantee or any transaction involving Issuer and Grantee by reason of the grant of the Option, the acquisition of beneficial ownership of shares of Common Stock as a result of the grant of the Option, or the acquisition of shares of Common Stock upon exercise of the Option, except for statutes or provisions which by their terms cannot be waived or rendered inapplicable by any action of Issuer or the Board of Directors of Issuer.

          5. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that Grantee has all requisite corporate power and authority and has taken all corporate action necessary in order to authorize, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Grantee. Grantee represents and warrants to Issuer that any shares of Common Stock acquired upon exercise of the Option will be acquired for Grantee's own account, and will not be, and the Option is not being, acquired by Grantee with a view to the distribution thereof in violation of any applicable provision of the Securities Act. Grantee has such knowledge and experience in business and financial matters as to be capable of utilizing the information which is available to Grantee to evaluate the merits and risks of an investment by Grantee in the Common Stock and Grantee is able to bear the economic risks of any investment in the shares of Common Stock which Grantee may acquire upon exercise of the Option.

          6. Exchange; Replacement. This Agreement and the Option are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase on the same terms and subject to the same conditions as set forth herein in the aggregate the same number of shares of Common Stock purchasable at such time hereunder, subject to corresponding adjustments in the number of shares of Common Stock purchasable upon exercise so that the aggregate number of such shares under all Agreements issued in respect of this Agreement shall not exceed 19.9% of the outstanding shares of Common Stock of the Issuer (without giving effect to shares of Common Stock issued or issuable pursuant to the Option). Unless the context shall require otherwise, the terms "Agreement" and "Option" as used in this Agreement include any Agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon (i) receipt by Issuer of reasonably satisfactory evidence of the loss, theft, destruction, or mutilation of this Agreement, (ii) receipt by Issuer of reasonably satisfactory indemnification in the case of loss, theft or destruction and (iii) surrender and cancellation of this Agreement in the case of mutilation, Issuer will execute and deliver a new Agreement of like tenor and date. Any new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by any person other than the holder of the new Agreement.

          7. Adjustments. The total number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as follows:

               In the event of any change in, or distribution in respect of, the outstanding shares of Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type (including, in the event of any Major Transaction described in Section 9(d) hereof in which Issuer is not the surviving or continuing corporation, to provide that the Option shall be exercisable for shares of common stock of the surviving or continuing corporation in such Major Transaction) and number of shares of Common Stock purchasable upon exercise of the Option and the Option Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits contemplated hereby, and proper provision shall be made in the agreements governing any such transactions to provide for such proper adjustment and the full satisfaction of Issuer's obligation hereunder.

          8. Registration. At any time after a Triggering Event occurs and prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered in the written notice of exercise of the Option provided for in Section 2(d), and, with respect to the first demand registration as to which the Grantee exercises its demand rights under this Section 8, delivered no later than 90 days following such Triggering Event, as promptly as practicable prepare, file and keep current a shelf registration statement under the Securities Act covering any or all shares issued and issuable pursuant to the Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of the Option ("Option Shares") in accordance with any plan of disposition requested by Grantee; provided, however, that Issuer may postpone filing a registration statement relating to a registration request by Grantee under this Section 8 for a period of time (not in excess of 90 days) if in Grantee's judgment such filing would require the disclosure of material information that Issuer has a bona fide business purpose for preserving as confidential. Issuer will use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for 365 days after the day the registration statement first becomes effective or such shorter time as is reasonably appropriate to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. In connection with any such registration, Issuer and Holder shall provide each other with representations, warranties, indemnities and other agreements customarily given in connection with such registrations. To the extent requested by Holder in connection with such registration, Issuer shall (x) become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating Issuer in respect of representations, warranties, indemnities, contribution and other agreements (in each case reasonably acceptable to Issuer) customarily made by issuers in such underwriting agreements, and (y) use its reasonable best efforts to take all further actions which shall be reasonably necessary to effect such registration and sale (including participating in road-show presentations and causing to be delivered customary certificates, opinions of counsel and "comfort letters"). Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this Section 8 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement. Upon the effectiveness of a registration statement demanded pursuant to this Section 8, the Holder of the Option Shares that are the subject of such registration may not thereafter require the Issuer to repurchase such Option Shares so long as such registration statement remains effective as required hereby.

          9. Repurchase of Option and/or Shares.

          (a) Repurchase; Repurchase Price. Upon the occurrence of a Triggering Event prior to an Exercise Termination Event, (i) at the request of Holder, delivered in writing within 120 days of such occurrence (or such later period as provided in Section 2(d) with respect to any required notice or application or in Section 10), Issuer shall repurchase the Option from Holder, in whole or in part, at a price (the "Option Repurchase Price") equal to the number of shares of Common Stock then purchasable upon exercise of the Option (or such lesser number of shares as may be designated in the Repurchase Notice (as defined in Section 9(b))) multiplied by the amount by which the Market/Offer Price (as defined below) exceeds the Option Price or (ii) at the request of any owner of Option Shares (an "Owner") delivered in writing within 120 days of such occurrence (or such later period as provided in Section 2(d) with respect to any required notice or application or in Section 10), Issuer shall repurchase such number of Option Shares from such Owner as such Owner shall designate in the Repurchase Notice at a price (the "Option Share Repurchase Price") equal to the number of shares designated multiplied by the Market/Offer Price. The term "Market/Offer Price" shall mean the highest of (x) the price per share of Common Stock at which a tender or exchange offer for Common Stock either has been consummated, or at which a Person has publicly announced its intention to commence a tender or exchange offer, after the date of this Agreement and prior to the delivery of the Repurchase Notice, and which offer either has been consummated and not withdrawn or terminated as of the date payment of the Repurchase Price is made, or has been publicly announced and such intention to make a tender or exchange offer has not been withdrawn as of the date payment of the Repurchase Price is made, (y) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer for a merger, share exchange, consolidation or reorganization entered into after the date hereof and on or prior to the delivery of the Repurchase Notice and (z) the average closing price for shares of Common Stock on the New York Stock Exchange (the "NYSE") (or, if the Common Stock is not then listed on the NYSE, any other national securities exchange or automated quotation system on which the Common Stock is then listed or quoted) for the twenty consecutive trading days immediately preceding the delivery of the Repurchase Notice. In the event that a tender or exchange offer is made for the Common Stock or an agreement is entered into for a merger, share exchange, consolidation or reorganization involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Common Stock shall be determined in good faith by a nationally recognized investment banking firm mutually selected by Issuer and Holder or Owner, as the case may be.

          (b) Method of Repurchase. Holder or Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option, in whole or in part, and/or any Option Shares then owned by Holder or Owner pursuant to this Section 9 by surrendering for this purpose to Issuer, at its principal office, this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that Holder or Owner elects to require Issuer to repurchase the Option and/or such Option Shares in accordance with the provisions of this Section 9 (each such notice, a "Repurchase Notice"). Within four business days after the surrender of the Agreement for the Option and/or certificates representing Option Shares and the receipt of the Repurchase Notice, Issuer shall deliver or cause to be delivered to Holder or Owner of Option Shares, as the case may be, the applicable Option Repurchase Price and/or the Option Share Repurchase Price or, in either case, the portion that Issuer is not then prohibited under applicable law and regulation from so delivering in immediately available funds by a wire transfer to a bank account designated by grantee. In the event that the Repurchase Notice shall request the repurchase of the Option in part, Issuer shall deliver with the Option Repurchase Price a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock purchasable pursuant to the Option at the time of delivery of the Repurchase Notice minus the number of shares of Common Stock represented by that portion of the Option then being repurchased.

          (c) Effect of Statutory or Regulatory Restraints on Repurchase. To the extent that, upon or following the delivery of a Repurchase Notice, Issuer is prohibited under applicable law or regulation from repurchasing the Option (or a portion thereof) and/or any Option Shares subject to such Repurchase Notice (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish this repurchase), Issuer shall promptly so notify Holder or Owner, as the case may be, in writing and thereafter deliver or cause to be delivered, from time to time, to Holder or Owner, as the case may be, the portion of the Option Repurchase Price and the Option Share Repurchase Price that Issuer is no longer prohibited from delivering, within four business days after the date on which it is no longer so prohibited; provided, however, that upon notification by Issuer in writing of this prohibition, Holder or Owner, as the case may be, may, within 5 days of receipt of this notification from Issuer, revoke in writing its Repurchase Notice, whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to Holder or Owner, as the case may be, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii)
(a) deliver to Holder with respect to the Option, a new Agreement evidencing the right of Holder to purchase that number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the Repurchase Notice less the number of shares as to which the Option Repurchase Price has theretofore been delivered to Holder, and/or
(b) deliver to the owner of Option Shares, with respect to its Option Shares, a certificate for the Option Shares as to which the Option Share Repurchase Price has not theretofore been delivered to such owner. Notwithstanding anything to the contrary in this Agreement, including, without limitation, the time limitations on the exercise of the Option, Holder may exercise the Option at least until 120 days after such date upon which Issuer is no longer prohibited from delivering all of the Option Repurchase Price.

          (d) Major Transactions. Issuer hereby agrees that, prior to the occurrence of an Exercise Termination Event, Issuer shall not enter into or agree to enter into any agreement for a Major Transaction (defined below) unless the other party or parties thereto agree to assume in writing Issuer's obligations under this Agreement. "Major Transaction" shall mean any merger or consolidation involving the Issuer and any transaction involving a sale, transfer or other disposition of a majority of the assets or shares of capital stock of the Issuer.

          10. Extension of Exercise Periods. The 120 and 270 day periods for exercise of certain rights under Sections 2 and 9 shall be extended in each such case at the request of Holder or Owner to the extent necessary to avoid liability by a Holder or Owner under Section 16(b) of the Securities Exchange Act of 1934, as amended, by reason of such exercise.

          11. Assignment. Neither party hereto may assign any of its rights or obligations under this Agreement or the Option to any other person without the express written consent of the other party except that Holder or Owner may assign its rights in whole or in part to any of its affiliates and, in the event that a Triggering Event shall have occurred prior to the occurrence of an Exercise Termination Event, Holder or Owner may within 90 days following such Triggering Event assign the Option or any of its other rights hereunder, in whole or in part to one or more third parties, provided that the affiliate and any such third party shall execute this Agreement and agree to become subject to its terms. Any attempted assignment in contravention of the preceding sentence shall be null and void.

          12. Filings; Other Actions. Each party hereto will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary for the consummation of the transactions contemplated by this Agreement.

          13. Specific Performance. The parties acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party and that the obligations of the parties shall be specifically enforceable through injunctive or other equitable relief.

          14. Severability; Etc. If any term, provision, covenant, or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated. If for any reason a court or regulatory agency determines that Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to
Section 9, any portion of the Option or the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant Section 1(b) and 7 hereof), it is the express intention of the parties to allow Holder to acquire or to require Issuer to repurchase such lesser portion of the Option or number of shares as may be permissible, without any amendment or modification of this Agreement.

          15. Notices. All notices, requests, instructions, or other documents to be given hereunder shall be furnished in accordance with
Section 9.2 of the Merger Agreement.

          16. Expenses. Except as otherwise expressly provided in this Agreement or in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring the expense, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

          17. Entire Agreement, Etc. This Agreement and Merger Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter of this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          18. Limitation on Profit. (a) Notwithstanding any other provision of this Agreement, in no event shall the Total Profit (as hereinafter defined) plus any Liquidation Amounts (as defined below) exceed in the aggregate $360 million and, if it otherwise would exceed this amount, the Grantee, at its sole election, shall either (i) reduce the number of shares of Common Stock subject to this Option, (ii) deliver to the Issuer for cancellation Option Shares previously purchased by Grantee or any other Holder or Owner, (iii) pay to the Issuer cash or refund in cash Liquidation Amounts previously paid or reduce or waive the amount of any Liquidation Amount payable pursuant to Section 8.2, or (iv) any combination thereof, so that Grantee's realized Total Profit, when aggregated with any Liquidation Amounts so paid or payable to Grantee, shall not exceed $360 million after taking into account the foregoing actions.

          As used herein the term "Liquidation Amounts" means the aggregate amount of all Fees and Expenses, and Termination Fees, payable or paid to Grantee and its assigns pursuant to Section 8.2 of the Merger Agreement (and not repaid or refunded to the Issuer pursuant to Section 18 or otherwise).

          (b) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) which, together with any Liquidation Amount theretofore paid or then payable to Grantee (and not repaid or refunded to the Issuer pursuant to Section 18 or otherwise), would exceed $360 million provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

          (c) As used in this Agreement, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) (x) the amount received by Grantee, any other Holder and any Owner pursuant to Issuer's repurchase of the Option (or any portion thereof) or any Option Shares pursuant to Section 9, less, in the case of any repurchase of Option Shares, (y) the Grantee's, any other Holder's and any Owner's purchase price for such Option Shares, as the case may be, (ii) (x) the net cash amounts (and the fair market value of any other consideration) received by Grantee, any other Holder and any Owner pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's (or any other Holder's or Owner's) purchase price of such Option Shares, and (iii) the net cash amounts (and the fair market value of any other consideration) received by Grantee (or any other Holder) on the transfer of the Option (or any portion thereof) to any unaffiliated party. In the case of clauses
(ii)(x) and (iii) above, the Grantee and each Holder and Owner agrees to furnish as promptly as reasonably practicable after any disposition of all or a portion of the Option or Option Shares a complete and correct statement, certified by a responsible executive officer or partner of Grantee, Holder or Owner, as applicable, of the net cash amounts (and the fair market value of any other consideration) received in connection with any sale or transfer of the Option or Option Shares.

          (d) As used in this Agreement, the term "Notional Total Profit" with respect to any number of shares as to which Grantee and any other Holder may propose to exercise the Option shall be the Total Profit determined as of the date of such proposal (taking into account the provision of Section 18(a) hereof) assuming that the Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and any other Holders and Owners and their respective affiliates as of such date were sold for cash at the closing market price for the Common Stock on the New York Stock Exchange Composite Transaction Tape as of the close of business on the preceding trading day (less customary brokerage commissions).

          19. Captions. The section, paragraph and other captions in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

          20. Counterparts. This Agreement may be executed in one or more counterparts, and by both parties in separate counterparts, each of which when exercised shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          21. Restrictions on Certain Actions; Covenants of Grantee. From and after the date of exercise of the Option in whole or part, and for as long as Grantee owns shares of Common Stock acquired pursuant to the exercise of the Option:

          (a) Without the prior consent of the Board of Directors of Issuer specifically expressed in a resolution, Grantee will not, and will not permit any of its Affiliates (as defined in Section 23) to:

              (i) acquire or agree, offer, seek or propose to acquire, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of more than 20% of any class of Voting Securities (as defined in Section
                    23), or any rights or options to acquire such ownership (including from a third party);

              (ii) propose a merger, consolidation or similar transaction involving the Issuer;

              (iii) offer, seek or propose to purchase, lease or otherwise acquire all or a substantial portion of the assets of the Issuer;

              (iv) seek or propose to influence or control the management or policies of the Issuer or to obtain representation on the Issuer's Board of Directors, or solicit or participate in the solicitation of any proxies or consents with respect to the securities of the Issuer;

              (v) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing; or

              (vi) seek or request permission to do any of the foregoing or seek any permission to make any public announcement with respect to any of the foregoing.

          The provisions of this Section 21 shall not apply to actions taken pursuant to the Merger Agreement; and

          (b) Grantee may not sell, transfer any beneficial interest in, pledge, hypothecate or otherwise dispose of any Voting Securities at any time except as follows:

              (i) pursuant to a tender offer, exchange offer, merger or consolidation of the Issuer, or in connection with a sale of all or substantially all of the Issuer's assets; or

              (ii)  pursuant to a registered public offering under Section
                    8; or

              (iii) in compliance with Rule 144 of the General Rules and
                    Regulations under the Securities Act (or any similar successor rule); and

          (c) (i) Grantee agrees to be present in person or to be represented by proxy at all stockholder meetings of Issuer so that all shares of Voting Securities beneficially owned by it or its Affiliates may be counted for the purpose of determining the presence of a quorum at such meetings.

               (ii) Grantee agrees to vote or cause to be voted all Voting Securities beneficially owned by it or its Affiliates proportionately with the votes cast by all other stockholders present and voting.

               (iii) The provision of this Section 21 shall terminate at such time as (x) Grantee beneficially owns more than 50% of the outstanding Common Stock of Issuer or (y) the Option granted hereby expires without having been exercised in whole or part.

          22. Governing Law. This Agreement shall be governed by and continued in accordance with the internal law of the State of Delaware.

          23. Definitions. For the purposes of this Agreement the following terms shall have the meanings specified with respect thereto below:

               "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies, whether through ownership or securities or partnership or other ownership interest, by contract or otherwise).

               "Voting Securities" means the shares of Common Stock, preferred stock and any other securities of Issuer entitled to vote generally for the election of directors or any other securities (including, without limitation, rights and options), convertible into, exchangeable into or exercisable for, any of the foregoing (whether or not presently exercisable, convertible or exchangeable).

               "Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                    ALBERTSON'S, INC.


                                    By:   /s/ Michael F. Reuling
                                        -------------------------------------
                                          Name: Michael F. Reuling
                                          Title: Executive Vice President,
                                          Store Development


                                    AMERICAN STORES COMPANY



                                    By:   /s/ Victor L. Lund
                                        -------------------------------------
                                          Name: Victor Lund
                                          Title: Chairman and Chief Executive
                                          Officer

                                                                    APPENDIX D


              OPINION OF MERRILL LYNCH, PIERCE, FENNER & SMITH
                                     INCORPORATED

                              [MERRILL LYNCH LETTERHEAD]


                                          August 2, 1998
Board of Directors
Albertson's, Inc.
250 Parkcenter Boulevard
Boise, Idaho  83726

Members of the Board:

          American Stores Company (the "Company"), Albertson's, Inc. (the "Acquiror") and Abacus Holdings, Inc., a wholly owned subsidiary of the Acquiror (the "Acquisition Sub"), propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which the Acquisition Sub will be merged with and into the Company in a transaction (the "Merger") in which each outstanding share of the Company's common stock, par value $1.00 per share (the "Company Shares"), will be converted into the right to receive 0.63 shares (the "Exchange Ratio") of the common stock of the Acquiror, par value $1.00 per share (the "Acquiror Shares"). In addition, the parties propose to enter into agreements (the "Option Agreements") pursuant to which the Company and the Acquiror will each grant to the other party an option to acquire Company Shares or Acquiror Shares, respectively, in an amount equal to 19.9% of the total outstanding.

          You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view to the Acquiror.

          In arriving at the opinion set forth below, we have, among other things:

          (1) Reviewed certain publicly available business and financial information relating to the Company and the Acquiror that we deemed to be relevant;

          (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and the Acquiror, furnished to us by the Company and the Acquiror, respectively, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Merger (the "Expected Synergies") furnished to us by the Acquiror following discussions with the Company;

          (3) Conducted discussions with members of senior management and representatives of the Company and the Acquiror concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Expected Synergies;

          (4) Reviewed the market prices and valuation multiples for the Company Shares and the Acquiror Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

          (5) Reviewed the results of operations of the Company and the Acquiror and compared them with those of certain publicly traded companies that we deemed to be relevant;

          (6) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

          (7) Participated in certain discussions and negotiations among representatives of the Company and the Acquiror and their financial and legal advisors;

          (8)  Reviewed the potential pro forma impact of the Merger;

          (9)  Reviewed a draft dated July 31, 1998 of the Agreement;

          (10) Reviewed   drafts   dated  July  31,   1998  of  the  Option
               Agreements; and

          (11) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

          In  preparing  our  opinion,  we have  assumed  and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us by the Company or the Acquiror, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or the Acquiror or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company and the Acquiror. With respect to the financial forecasts furnished to or discussed with us by the Company and the Acquiror and the information regarding the Expected Synergies furnished to and discussed with us by the Acquiror, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the management of the Company or the Acquiror, as the case may be, as to the expected future financial performance of the Company or the Acquiror and the Expected Synergies. In addition, we have assumed that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. We have also assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger. We have also assumed that the final form of the Agreement and the Option Agreements will be substantially similar to the last drafts reviewed by us.

          Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof.

          We are acting as financial advisor to the Acquiror in connection with the Merger and will receive a fee from the Acquiror for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, the Acquiror has agreed to indemnify us for certain liabilities arising out of our engagement. We may, in the future, provide financial advisory and financing services to the Acquiror and may receive fees for the rendering of such services and have, in the past, provided financing services to both the Company and the Acquiror. In addition, in the ordinary course of our business, we may actively trade the Company Shares and other securities of the Company, as well as the Acquiror Shares and other securities of the Acquiror, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

          This opinion is for the use and benefit of the Board of Directors of the Acquiror in its evaluation of the Merger. Our opinion does not address the merits of the underlying decision by the Acquiror to engage in the Merger and does not constitute a recommendation to any shareholder of the Acquiror as to how such shareholder should vote on the Merger.

          We are not expressing any opinion herein as to the prices at which the Acquiror Shares will trade following the announcement or consummation of the Merger.

          On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the Acquiror.

                                     Very truly yours,


                                     MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                 INCORPORATED

                                                                    APPENDIX E


                   OPINION OF THE BLACKSTONE GROUP L.P.

                    [THE BLACKSTONE GROUP LETTERHEAD]



 August 2, 1998


 Board of Directors
 American Stores Company
 299 South Main Street
 Salt Lake City, UT  84111

 Gentlemen and Mesdames:

We understand that Albertson's, Inc. ("ABS"), American Stores Company ("ASC") and a wholly-owned subsidiary of ABS ("Abacus"), have entered into an Agreement and Plan of Merger (the "Agreement"), dated as of August 2, 1998, which provides for, among other things, the merger of Abacus with and into ASC (the "Merger"). Pursuant to the Agreement, each issued and outstanding share of common stock, par value $1.00 per share, of ASC ("ASC Common Stock"), other than those shares held in treasury, by subsidiaries of ASC, by ABS or by subsidiaries of ABS, will be converted into the right to receive 0.63 shares (the "Exchange Ratio") of the common stock, par value $1.00 per share, of ABS ("ABS Common Stock"). It is also our understanding that ABS and ASC have entered into Stock Option Agreements, each dated as of August 2, 1998 (the "Option Agreements"), pursuant to which ABS and ASC have each granted the other an option to acquire, upon the terms and conditions set forth in the respective Option Agreements, ABS Common Stock or ASC Common Stock (collectively, the "Options"), as the case may be. The terms and conditions of the Merger and the Options are set forth in the Agreement and Option Agreements, respectively.

You have asked us whether, in our opinion, the Exchange Ratio is fair to the holders of ASC Common Stock from a financial point of view.

In arriving at the opinion set forth below, we reviewed, among other things, certain publicly available information concerning the business, financial condition and operations of ABS and ASC which we believe to be relevant to our inquiry, certain internal financial analyses and forecasts relating to ABS and ASC prepared, and furnished to us, by the respective managements of ABS and ASC, and forecasts of certain operating efficiencies and financial synergies expected to be achieved as a result of the Merger prepared by the managements of ABS and ASC; held discussions with members of management of ABS and ASC concerning their respective businesses, operating environments, prospects and strategic objectives; reviewed the historical market prices and trading activity for ABS Common Stock and ASC Common Stock, compared certain financial and stock market information for ABS and ASC with similar information for certain other companies the securities of which are publicly traded, and reviewed the financial terms of certain recent business combinations in the grocery store and drug store industries; considered the pro forma financial effect of the Merger on ABS; participated in discussions among representatives of ABS and ASC and their respective financial and legal advisors; reviewed the Merger Agreement and Option Agreements; and performed such other studies and analyses, and took into account such other matters, as we deemed appropriate.

In arriving at our opinion, we have relied without assuming responsibility for independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us that was publicly available, that was supplied or otherwise made available to us by ABS and ASC or that was otherwise reviewed by us. We have further relied upon the assurances of the managements of ABS and ASC that they are not aware of any facts that would make such information inaccurate, incomplete or misleading. Without limiting the generality of the foregoing, we have assumed that the financial forecasts prepared by ABS and ASC and provided to us, including without limitation, forecasts of operating efficiencies and synergies that would result from the combination of ABS and ASC, have been reasonably determined on a basis reflecting the best currently available judgment and estimates of ABS and ASC as to the future financial performance of ABS and ASC. We express no view as to such financial forecasts or the assumptions on which they are based. In addition, we have not conducted a physical inspection of the properties and facilities of ABS or ASC, nor have we made an independent evaluation or appraisal of the assets and liabilities of ABS or ASC. We have assumed that the Merger contemplated by the Agreement will be accounted for as a pooling-of-interests under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. Our opinion is necessarily based upon economic, market, monetary and other conditions as they exist and can be evaluated, and the information made available to us, as of the date hereof. Furthermore, we express no opinion as to the prices at which ABS Common Stock or ASC Common Stock will trade at any time. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals
(contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger. We have acted as financial advisor to ASC with respect to the Merger and will receive a fee from ASC for our services, which is in part contingent upon the consummation of the Merger. ASC has also agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. In addition, we have performed other investment banking and financial advisory services for ASC in the past for which we have received customary compensation. This letter does not constitute a recommendation to any shareholder as to how such holder should vote with respect to the Merger or any matter related thereto. This opinion is for the use and benefit of the Board of Directors of ASC. Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of ASC Common Stock from a financial point of view.

Very truly yours,


THE BLACKSTONE GROUP L.P.

                                                                    APPENDIX F













                             ALBERTSON'S, INC.
                            AMENDED AND RESTATED
                      1995 STOCK-BASED INCENTIVE PLAN

SECTION 1.  GENERAL PURPOSES OF PLAN.

The name of this plan is the Albertson's, Inc. Amended and Restated 1995 Stock-Based Incentive Plan (the "Plan"). The Plan, as amended and restated, was adopted on August 31, 1998 by the Board of Directors subject to approval by the Company's stockholders, in separate votes, of both (i) the Plan and (ii) the merger (as contemplated in the Agreement and Plan of Merger by and among the Company, American Stores Company and Abacus Holdings Inc., dated August 3, 1998 (the "Merger")). The Plan was originally adopted by the Board of Directors on April 5, 1995 and approved by the Company's stockholders on May 26, 1995. The purposes of the Plan are to promote the growth and profitability of the Company and its Subsidiaries by enabling them to attract and retain the best available personnel for positions of substantial responsibility, to provide key employees and non-employee directors with an opportunity for investment in the Company's Common Stock, to give them an additional incentive to increase their efforts on behalf of the Company and its Subsidiaries, and to further align the long-term interests of key employees and non-employee directors with those of the stockholders. Awards granted under the Plan may be (a) options which may be designated as (i) Nonqualified Stock Options or (ii) Incentive Stock Options; (b) Stock Appreciation Rights; (c) Restricted or Deferred Stock; or (d) other forms of stock-based incentive awards.

SECTION 2. DEFINITIONS.

The terms defined in this Section 2 shall, for all purposes of this Plan, have the meanings herein specified:

     (a) "Act" shall mean the Securities Exchange Act of 1934, as amended.

     (b) "Administrator" shall mean the Board, or if the Board does not administer the Plan, the Committee in accordance with Section 4.

     (c) "Award Agreement" shall mean a Stock Option Agreement or other written agreement between the Company and a Participant evidencing the number of shares of Common Stock, SARs or Units subject to the Award and setting forth the terms and conditions of the Award as the Committee may deem appropriate which shall not be inconsistent with the Plan.

     (d) "Award Price" shall mean the Option Price in the case of an Option or the price to be paid for the shares of Common Stock, SARs or Units to be granted pursuant to an Award Agreement.

     (e) "Awards" shall mean, collectively, (i) Options which may be designated as (A) Nonqualified Stock Options or (B) Incentive Stock Options; (ii) Stock Appreciation Rights (SARs); (iii) Restricted or Deferred Stock; or (iv) other forms of stock-based incentive awards as described in Section 10 hereof.

     (f) "Board" or "Board of Directors" shall mean the Board of Directors of the Company.

     (g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

     (h) "Commission" shall be the Securities and Exchange Commission.

     (i) "Committee" shall mean the committee appointed by the Board of Directors pursuant to Section 4 hereof.

     (j) "Common Stock" shall mean the Company's presently authorized Common Stock, par value $1.00 per share, except as this definition may be modified pursuant to Section 14 hereof.

     (k) "Company" shall mean Albertson's, Inc., a Delaware corporation.

     (l) "Deferred Stock" shall mean deferred stock awards as described in
     Section 9 hereof.

     (m) "Demotion" shall mean the reduction of an Optionee's salary grade, job classification, or title (the Optionee's job classification or title shall govern in cases where said job classification or title are not defined by means of a salary grade) with the Company to a level at which Options under this Plan or any other option plan of the Company have not been granted within the three years preceding such demotion.

     (n) "Eligible Director" means a director of the Company who is not an employee of the Company or any Subsidiary.

     (o) "Employee" or "Employees" shall mean key persons (including, but not limited to, employee members of the Board of Directors and officers) employed by the Company, or a Subsidiary thereof, on a full-time basis and who are compensated for such employment by a regular salary.

     (p)"Fair Market Value" shall mean the last sale price of the Common Stock on the New York Stock Exchange Composite Tape on the date an Award is granted or exercised, as applicable, (or for purposes of determining the value of shares of Common Stock used in payment of the Award Price, the date the certificate is delivered) or, if there are no sales on such date, on the next following day on which there are sales.

     (q) "Incentive Stock Option" shall mean an "incentive stock option" as defined in Section 422 of the Code.

     (r) "Mature Stock" shall mean Common Stock which was obtained through the exercise of an option under this Plan or any other plan of the Company, which is delivered to the Company in order to exercise an Option and which has been held continuously by an Optionee for the longer of: (i) six months or more, or (ii) any other period that may in the future be recognized under Generally Accepted Accounting Principles for purposes of defining the term "Mature Stock" in connection with such an Option exercise.

     (s) "Nonqualified Stock Option" shall mean an Option that by its terms is designated as not being an Incentive Stock Option as defined above.

     (t) "Option" shall mean the option to purchase shares of Common Stock set forth in a Stock Option Agreement between the Company and an Optionee and which may be granted as a Nonqualified Stock Option or an Incentive Stock Option.

     (u) "Optionee" shall mean an eligible Employee or Eligible Director, as described in Section 5 hereof, who accepts an Option.

     (v) "Option Price" shall mean the price to be paid for the shares of Common Stock being purchased pursuant to a Stock Option Agreement.

     (w) "Option Period" shall mean the period from the date of grant of an Option to the date after which such Option may no longer be exercised. Nothing in this Plan shall be construed to extend the termination date of the Option Period beyond the date set forth in the Stock Option Agreement.

     (x) "Participant" shall be an Employee or Eligible Director who has been granted an Award under the Plan.

     (y) "Plan" shall mean the Albertson's, Inc. Amended and Restated 1995 Stock-Based Incentive Plan.

     (z) "Restricted Stock" shall mean restricted stock awards as described in Section 9 hereof.

     (aa) "SARs" shall mean stock appreciation rights as described in
     Section 8 hereof.

     (bb) "Stock Appreciation Rights" shall mean stock appreciation rights as described in Section 8 hereof.

     (cc) "Stock Option Agreement" shall mean the written agreement between the Company and Optionee setting forth the Option and the terms and conditions upon which it may be exercised.

     (dd) "Subsidiary" shall mean any corporation in which the Company owns, directly or indirectly through Subsidiaries, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns an interest of at least 50% of the total combined equity thereof.

     (ee) "Successor" or "Successors" shall have the meaning set forth in Subsection C3(d) of Section 7 hereof.

     (ff) "Unit" shall mean a unit of measurement which is measured by the Fair Market Value of the Common Stock.


SECTION 3.   EFFECTIVE DATE AND TERM.

The effective date of the Plan, as amended and restated, is August 31, 1998, subject to approval by the Company's stockholders in separate votes of both (i) the Plan and (ii) the Merger.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of May 26, 1995, the original effective date of the Plan, but Awards theretofore granted may extend beyond that date.


SECTION 4.   ADMINISTRATION.

The Plan shall be administered by the Board in accordance with the requirements of Rule 16b-3 as promulgated by the Commission under the Act, or by the Compensation Committee of the Board plus such additional individuals as the Board shall designate in order to fulfill the Non-Employee Directors requirement of Rule 16b-3 and as such Rule may be amended from time to time, or any successor definition adopted by the Commission, or any other committee the Board may subsequently appoint to administer the Plan. Any committee so designated shall be composed entirely of individuals who meet the qualifications referred to in Rule 16b-3.

Any Awards under this Plan made to Eligible Directors are made to such non-employee directors solely in their capacity as directors.

Members of the Committee shall serve at the pleasure of the Board of Directors. Vacancies occurring in the membership of the Committee shall be filled by appointment by the Board of Directors.

The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum thereof and the acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee.

If at any time the Board shall not administer the Plan, then the functions of the Board shall be exercised by the Committee.


SECTION 5.   ELIGIBILITY.

Subject to the provisions of the Plan, the Administrator shall determine and designate from time to time those key Employees and/or Eligible Directors of the Company or its Subsidiaries to whom Awards are to be granted, the number of shares of Common Stock, SARs or Units to be awarded from time to time to any individual and the length of the term of any Award. In determining the eligibility of an Employee or Eligible Director to receive an Award, as well as in determining the size of the Award to be made to any Employee or Eligible Director, the Administrator shall consider the position and responsibilities of the Employee or Eligible Director being considered, the nature and value to the Company or a Subsidiary of the Employee's or Eligible Director's services and accomplishments, the Employee's or Eligible Director's present and potential contribution to the success of the Company or its Subsidiaries and such other factors as the Administrator may deem relevant. An Employee or Eligible Director who has been granted an Award in one year shall not necessarily be entitled to be granted Awards in subsequent years.

More than one Award may be granted to an individual, but the aggregate number of shares of Common Stock, SARs or Units with respect to which an Award is made to any individual, during the life of the Plan may not, subject to adjustment as provided in Section 14 hereof, exceed 10% of the shares of Common Stock reserved for purposes of the Plan, in accordance with the provisions of Section 6 hereof.


SECTION 6.  NUMBER OF SHARES SUBJECT TO THE PLAN.

Under the Plan the maximum number and kind of shares with respect to which Awards may be granted, subject to adjustment in accordance with Section 14 hereof, is thirty million (30,000,000) shares of Common Stock; provided, however, that in the aggregate, not more than one-tenth (1/10) of such allotted shares may be made the subject of Awards other than Options and Stock Appreciation Rights. The Common Stock to be offered under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company and presently or hereafter held as treasury shares. The Board of Directors has reserved for the purposes of the Plan a total of thirty million (30,000,000) of the authorized but unissued shares of Common Stock, subject to adjustment in accordance with Section 14 hereof.

If any shares as to which an Award granted under the Plan shall remain unvested and /or unexercised at the expiration thereof or shall be terminated unvested and/or unexercised, they may be the subject of further Awards provided that the Plan has not been terminated pursuant to Section 18 hereof. In addition, if any Option is exercised by tendering shares to the Company as full or partial payment of the exercise price in accordance with Subsection C of Section 7 hereof, the number of shares available under this Section 6 shall be increased by the number of shares so tendered.


SECTION 7.   STOCK OPTIONS.

The Administrator may grant Options which may be designated as (i) Nonqualified Stock Options or (ii) Incentive Stock Options. The grant of each Option shall be confirmed by a Stock Option Agreement (in a form prescribed by the Administrator) that shall be executed by the Company and by the Optionee as promptly as practicable after such grant. The Stock Option Agreement shall expressly state or incorporate by reference the applicable provisions of this Plan pertaining to the type of Option granted.

     A. NONQUALIFIED STOCK OPTIONS. A Nonqualified Stock Option is an Award in the form of an Option to purchase a specified number of shares of Common Stock during such specified time as the Administrator may determine, at a price determined by the Administrator that, unless deemed otherwise by the Administrator, is not less than the Fair Market Value of the Common Stock on the date the Option is granted.

     B. INCENTIVE STOCK OPTIONS. An Incentive Stock Option is an Award in the form of an Option to purchase Common Stock that is identified as an Incentive Stock Option, complies with the requirements of Code
     Section 422 or any successor section. Eligible Directors shall not be granted Incentive Stock Options.

     C. Provisions Applicable to Either Nonqualified Stock Options or Incentive Stock Options

          1. Option Periods

          The term of each Option granted under this Plan shall be for such period as the Administrator shall determine, but not more than 10 years from the date of grant thereof, subject to Subsection 3 of Subsection B hereof, or to earlier termination as herein after provided in Subsection 3 of this Subsection C.

          2. Exercise of Options

          Each Option granted under this Plan may be exercised on such date or dates during the Option Period for such number of shares as shall be prescribed by the provisions of the Stock Option Agreement evidencing such Option, provided that:

          (a) An Option may be exercised, (i) only by the Optionee during the continuance of the Optionee's employment by the Company or a Subsidiary, or (ii) after termination of the Optionee's employment by the Company or a Subsidiary in accordance with the provisions of Subsection 3 of this Subsection C.

          (b) An Option may be exercised by the Optionee or a Successor only by written notice (in the form prescribed by the Administrator) to the Company specifying the number of shares to be purchased.

          (c) The aggregate Option Price of the shares as to which an Option may be exercised shall be paid in full upon exercise by any one or any combination of the following: cash, personal check, wire transfer, certified or cashier's check or the transfer, either actually or by attestation, of certificates for Mature Stock or other Common Stock which was not obtained through the exercise of a stock option, endorsed in blank or accompanied by executed stock powers with signatures guaranteed by a national bank or trust company or a member of a national securities exchange.

          As soon as practicable after receipt by the Company of notice of exercise and of payment in full of the Option Price of the shares with respect to which an Option has been exercised and any applicable taxes, a certificate or certificates representing such shares shall be registered in the name of the Optionee or the Optionee's Successor and shall be delivered to the Optionee or the Optionee's Successor. An Optionee or Successor shall have no rights as a stockholder with respect to any shares covered by the Option until the Optionee or Successor shall have become the holder of record of such shares, and, except as provided in
          Section 14 hereof, no adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights in respect of such shares for which the record date is prior to the date on which the Optionee or Successor shall have become the holder of record thereof.

          3. Termination of Employment; Demotion

          The effect of the Demotion (as "Demotion" is defined in Subsection 2(m) of this Plan) of an Optionee by the Company or of the termination of an Optionee's employment or, in the case of an Eligible Director, service, with the Company or a Subsidiary shall be as follows:

          (a) Involuntary Termination or Demotion. If the employment or, in the case of Eligible Director, the service, of an Optionee is terminated involuntarily by the Company or a Subsidiary or if the Optionee receives a Demotion, the right to exercise any outstanding Options, to the extent exercisable, held by such Optionee shall terminate, notwithstanding any other provisions herein, on the date such Options expire or three months following such Demotion or involuntary termination, whichever first occurs, or such other period (not beyond the expiration date of the Option) as determined by the Committee and set forth in the Stock Option Agreement at the time such Option is granted or thereafter; it being understood, however, that such right to exercise any outstanding Options during such period shall only exist to the extent such Options were exercisable immediately preceding such Demotion or involuntary termination of employment or service under the provisions of the applicable agreements relating thereto, unless the Administrator, in its sole discretion, specifically waives in writing the restrictions relating to exercisability, if any, contained in such agreements. Upon expiration of such period, all of such Optionee's rights under any Option shall lapse and be without further force or effect.

          (b) Disability. If the employment or, in the case of an Eligible Director, the service, of an Optionee is interrupted by reason of a "disability," as defined in Albertson's, Inc. Employees' Disability Benefits Plan or a successor plan or Albertson's Southern Region Employees' Disability Benefits Plan or a successor plan (collectively referred to herein as the "Disability Plan") and a determination has been made by the trustees under the Disability Plan that such Optionee is eligible to receive disability payments thereunder (or, in the case of an Eligible Director, would otherwise have been entitled to receive such disability payments thereunder if he or she was an employee)("Disability Determination"), the right to exercise any outstanding Options, to the extent exercisable, held by such Optionee shall terminate, notwithstanding any other provisions herein, on the date such Options expire or within three years of the date that the first payment is made pursuant to the Disability Determination, whichever is the shorter period, or such other period (not beyond the expiration date of the Option) as determined by the Committee and set forth in the Stock Option Agreement at the time such Option is granted or thereafter; it being understood, however, that such right to exercise any outstanding Options during such period shall only exist to the extent such Options were exercisable immediately preceding the date of the Disability Determination under the provisions of the applicable agreements relating thereto, unless the Administrator in its sole discretion, specifically waives in writing the restrictions relating to exercisability, if any, contained in such agreements. Upon expiration of such period, all of such Optionee's rights under any Option shall lapse and be without further force or effect.

          (c) Retirement. If an Optionee's employment terminates as the result of retirement of the Optionee under any retirement plan of the Company or a Subsidiary or, in the case of an Eligible Director whose service terminates on or after attaining age 65, or age 55 with 10 years of service as a director, an Optionee with a Nonqualified Stock Option may exercise any outstanding Nonqualified Stock Option at any time prior to the expiration date of the Nonqualified Stock Option, or such other period as determined by the Committee and set forth in the Stock Option Agreement at the time such Option is granted or thereafter, and an Optionee with an Incentive Stock Option may exercise any outstanding Incentive Stock Option at any time prior to the expiration date of the Incentive Stock Option or within three months following the effective date of the Optionee's retirement, whichever is the shorter period; it being understood, however, that such right to exercise Options during such applicable periods shall only exist to the extent such Options were exercisable on the date of such termination under the provisions of the applicable agreements relating thereto, unless the Administrator, in its sole discretion, specifically waives in writing the restrictions relating to exercisability, if any, contained in such agreements. Upon expiration of such applicable period all of such Optionee's rights under the Option shall lapse and be without further force or effect.

          (d) Death. (i) If an Optionee shall die while an Employee or while serving as a director or within three months after the date that a determination is made under the Disability Plan that such Optionee is, or in the case of an Eligible Director, would have been, eligible to receive disability payments thereunder, the Optionee's Option or Options may be exercised by the person or persons entitled to do so under the Optionee's will or, if the Optionee shall have failed to make testamentary disposition of such Options or shall have died intestate, by the Optionee's legal representative or representatives (such person, persons, representative or representatives are referred to herein as the "Successor" or "Successors" of an Optionee), in either case at any time prior to the expiration date of such Options or within three years of the date of the Optionee's death, whichever is the shorter period, or such other period (not beyond the expiration date of the Option) as determined by the Committee and set forth in the Stock Option Agreement at the time such Option is granted or thereafter; it being understood, however, that such right to exercise Options during such period shall only exist to the extent such Options were exercisable on the date of the Optionee's death under the provisions of the applicable agreements relating thereto, unless the Administrator, in its sole discretion, specifically waives in writing the restrictions relating to exercisability, if any, contained in such agreements. Upon expiration of such period, all of such Optionee's rights under any Option shall lapse and be without further force or effect. (ii) If an Optionee shall die within three months after the involuntary termination of the Optionee's employment, the Optionee's Options may be exercised by the Optionee's Successors at any time prior to the expiration date of such Options or within one year of the date of the Optionee's death, whichever is the shorter period, or such other period (not beyond the expiration date of the Option) as determined by the Committee and set forth in the Stock Option Agreement at the time such Option is granted or thereafter; it being understood, however, that such right to exercise Options during such period shall only exist to the extent such Options were exercisable on the date of the Optionee's retirement or termination of employment under the provisions of the applicable agreements relating thereto, unless the Administrator, in its sole discretion, specifically waives in writing the restrictions relating to exercisability, if any, contained in such agreements. Upon expiration of such period all of such Optionee's rights under any Option shall lapse and be without further force or effect. (iii) If an Optionee shall die after the Optionee's retirement, the Optionee's Options may be exercised by the Optionee's Successors in accordance with Section 7(C)(3)(c) hereof.

          (e) Voluntary or Other Termination. If the employment or, in the case of an Eligible Director, the service, of an Optionee shall terminate voluntarily or for any reason other than as set forth in Paragraphs (a), (b), (c) or (d) above, the Optionee's rights under any then outstanding Options shall terminate on the date of such termination of employment or service; provided, however, the Administrator may, in its sole discretion, take such action as it considers appropriate to waive in writing such automatic termination and/or the restrictions, if any, contained in the applicable agreements relating thereto.

          (f) To the extent that an Option may be exercised during a period designated (expressly or pursuant to an action of the Administrator) in Subsection C3 of this Section 7, unless exercised within such designated period, the Option shall thereafter be null and void.

          4. Other Terms

          The Administrator may not reduce the exercise price of an Option after the date of its grant. Options granted pursuant to the Plan may contain such other terms, restrictions, provisions and conditions not inconsistent herewith as may be determined by the Administrator.


SECTION 8.   STOCK APPRECIATION RIGHTS.

(a) A stock appreciation right or SAR is a right to receive, upon surrender of the right, but without payment, an amount payable in cash. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR. The exercise price of the SAR shall be determined by the Administrator and shall not be less than the Fair Market Value of a share of Common Stock on the date the SAR is granted.

(b) In the case of an SAR granted in tandem with an Incentive Stock Option to an Employee who is a Ten Percent Shareholder on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR, which exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

(c) The exercise price shall be established by the Administrator at the time the SAR is granted. A SAR may contain such other terms, restrictions, provisions and conditions not inconsistent herewith as may be determined by the Administrator.


SECTION 9.   RESTRICTED STOCK/DEFERRED STOCK.

(a) Restricted Stock is Common Stock of the Company that is issued to a Participant at a price determined by the Administrator, which price may be zero (if permitted by law), and is subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Administrator may determine. Restricted Stock may contain such other terms, restrictions, provisions and conditions not inconsistent herewith as may be determined by the Administrator.

(b) Deferred Stock is an Award of Common Stock which is made to a Participant at a price determined by the Administrator, which price may be zero (if permitted by law) and which is not issued to the Participant until all the restrictions on transfer and/or such other restrictions on incidents of ownership as the Administrator has determined have lapsed. Deferred Stock may contain such other terms, restrictions, provisions and conditions not inconsistent herewith as may be determined by the Administrator.

(c) The Administrator may provide that the restrictions on shares of Restricted Stock or any other Award shall lapse upon the achievement by the Company of specified performance goals. Such performance goals may be expressed in terms of one or more financial or other objective goals listed below which may be Company-wide or otherwise, including on a division basis, regional basis or on an individual basis. Financial goals may be expressed in terms of sales, earnings per share, stock price, return on equity, net earnings growth, net earnings, related return ratios, cash flow, earnings before interest, taxes, depreciation and amortization (EBITDA), return on assets, total stockholder return, reductions in the Company's overhead ratio and/or expense to sales ratios, or any one or more of the foregoing. Any criteria may be measured in absolute terms or as compared to another company or companies. To the extent applicable, any such performance goal shall be determined (i) in accordance with the Company's audited financial statements and generally accepted accounting principles and reported upon by the Company's independent accountants or
(ii) so that a third party having knowledge of the relevant facts could determine whether such performance goal is met.


SECTION 10. OTHER STOCK-BASED INCENTIVE AWARDS.

The Administrator may from time to time grant Awards under this Plan that provide the Participant with the right to purchase Common Stock or that are valued by reference to the Fair Market Value of the Common Stock (including, but not limited to, phantom securities or dividend equivalents). Such Awards shall be in a form determined by the Administrator, provided that such Awards shall not be inconsistent with the terms and purposes of the Plan. The Administrator will determine the price of any Award and may accept any lawful consideration therefor. Such Awards may contain such other terms, restrictions, provisions and conditions not inconsistent herewith as may be determined by the Administrator.


SECTION 11. NO RIGHT TO CONTINUED EMPLOYMENT.

Neither the Plan nor any Awards granted under the Plan shall be deemed to confer upon any Employee any right to continued employment by the Company or any Subsidiary, and shall not interfere in any way with the right of the Company or any Subsidiary to demote or discharge the Employee for any reason at any time. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.


SECTION 12.   LISTING AND REGISTRATION OF SHARES.

If at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of any of the shares subject to Awards under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the purchase or issuance of shares thereunder, no outstanding Awards may be exercised in whole or in part and/or shares so purchased or issued unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Board of Directors may require any person exercising an Award to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable law and shall have the authority to cause the Company at its expense to take any action related to the Plan that may be required in connection with such listing, registration, qualification, consent or approval.


SECTION 13. ACCELERATION OF AWARDS UPON CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT.

(a) Notwithstanding anything to the contrary contained elsewhere in this Plan, unless the terms of the Award Agreement specifically provide otherwise or unless otherwise determined by the Administrator in writing at or after award, but prior to the occurrence of a Change in Control (as defined below), upon a Change in Control, each outstanding Award shall become immediately vested and/or exercisable for the total remaining number of shares of Common Stock, SARs or Units covered by the Award.

(b) Notwithstanding anything to the contrary contained elsewhere in this Plan or under the terms of any Award Agreement, if any Participant's employment with the Company is terminated by the Company prior to a Change in Control without Cause (as defined below) at the direction of a "person" (as defined for purposes of Section 13(d) of the Act) who has entered into an agreement with the Company the consummation of which will constitute a Change in Control, the Award of such terminated Participant shall become immediately exercisable, as of the date immediately preceding such date of termination, for the total remaining number of shares of Common Stock, SARs or Units covered by the Award. For purposes of this Section, "Cause" shall mean (i) the willful and continued failure by the Participant to substantially perform his or her duties with the Company (other than due to incapacity due to physical or mental illness) or (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its Subsidiaries.

(c) For purposes of this Section, "Change in Control" shall mean the occurrence in a single transaction or series of transactions of any one of the following events or circumstances: (i) merger, consolidation or reorganization where the beneficial owners of the voting securities of the Company immediately preceding such merger, consolidation or reorganization beneficially own less than 80% of the securities possessing the right to vote to elect directors or to authorize a merger, consolidation or reorganization with respect to the survivor, after giving effect to such merger, consolidation or reorganization, (ii) merger, consolidation or reorganization of the Company where 20% or more of the incumbent directors of the Company are changed, (iii) acquisition by any person or group, as defined for purposes of Section 13(d) of the Act, other than a trustee or other fiduciary holding voting securities of the Company under an employee benefit plan of the Company (or a corporation owned, directly or indirectly, by the holders of voting securities of the Company in substantially the same proportion as their ownership of voting securities of the Company) of beneficial ownership of 20% or more of the voting securities of the Company (such amount to include any voting securities of the Company acquired prior to the effective date of this Plan), (iv) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses
(i), (ii), (iii) or (v) of this Subsection) whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (v) approval by the stockholders of the Company of a plan of liquidation or dissolution with respect to the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; provided, that in the event the exact date of a Change in Control cannot be determined, such Change in Control will be deemed to have occurred on the earliest date on which it could have occurred. For these purposes, the Administrator shall rely upon any notice from the Company that concludes that a Change in Control has occurred. In the absence of such a notice, the Administrator shall determine whether a Change in Control has occurred and shall specify the date on which the Change in Control occurred, or if an exact date cannot be determined, the earliest date on which such Change in Control could have occurred. Notwithstanding the foregoing, a Change in Control shall not include, with respect to an individual Participant, any event, circumstance or transaction described in clauses (i), (ii), (iii), (iv) or (v) of this Subsection which results, within the six-month period preceding such event, circumstance or transaction, from the action of any entity or group which includes, is affiliated with or is wholly or partly controlled by such individual Participant (a "Participant Group"), provided, however, that such action shall not be taken into account for this purpose if it occurs within such six-month period after the action of any person or group (within the meaning of clause (iii) of this Subsection) which is not a Participant Group.


SECTION 14.   ADJUSTMENTS.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split-up, reverse stock split, combination of shares or other change in corporate structure affecting the Common Stock, a substitution or adjustment shall be made in (i) the aggregate number of shares reserved for issuance under the Plan, and (ii) the kind, number and Award Price of shares subject to outstanding Awards granted under the Plan as may be determined by the Administrator, in its sole discretion, provided that the number of shares subject to any Award shall always be a whole number. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion.

Upon any adjustment made pursuant to this Section 14 the Company will, upon request, deliver to the Participant or to the Participant's Successors a certificate of its Secretary setting forth the Award Price thereafter in effect and the number and kind of shares or other securities thereafter purchasable upon the exercise of such Award.


SECTION 15.   USE OF PROCEEDS.

The proceeds received by the Company from the sale of shares pursuant to Options granted under this Plan or from the exercise of other Awards shall be available for general corporate purposes.


SECTION 16.   TAX WITHHOLDING.

The Administrator may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company and any Subsidiary to withhold federal income taxes or other taxes with respect to any Award made under the Plan. Such rules and procedures may provide (i) in the case of Awards paid in shares of Common Stock, that the person receiving the Award may satisfy the withholding obligation by instructing the Company to withhold shares of Common Stock otherwise issuable upon exercise of such Award in order to satisfy such withholding obligation and
(ii) in the case of an Award paid in cash, that the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant.


SECTION 17.   NONTRANSFERABILITY.

No Award shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution or, in the case of an Award other than an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Act), and such Award shall be exercisable during the lifetime of an Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Administrator may set forth in the Award Agreement evidencing an Award (other than an Incentive Stock Option) at the time of grant or thereafter, that the Award may be transferred to members of the Participant's immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners, and for purposes of this Plan, a transferee of an Award shall be deemed to be the Participant. For this purpose, immediate family means the Participant's spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Award shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant.


SECTION 18. INTERPRETATION, AMENDMENTS AND TERMINATION.

The Administrator may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. In the event of any dispute or disagreement as to the interpretation of this Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Administrator shall be final and binding upon all persons.

The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant's consent, or that, without the approval of the Company stockholders, would:

     (a) except as provided in Section 14, increase the total number of shares of Common Stock reserved for the purposes of the Plan;

     (b) change the Employees or class of Employees eligible to participate in the Plan; or

     (c) extend the maximum period during which Awards may be granted.

Notwithstanding the foregoing, stockholder approval under this Section 18 shall be required only at such times and under such circumstances as stockholder approval would be required under Rule 16b-3 of the Act with respect to any material amendment to any employee benefit plan of the Company.

The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Section 14 above, no such amendment shall impair the rights of any holder without his or her consent.

The Board of Directors may, in its discretion, terminate this Plan at any time. Termination of the Plan shall not affect the rights of Participants or their Successors under any Awards outstanding and not exercised in full on the date of termination.


SECTION 19.   GENERAL PROVISIONS.

No Award may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Administrator, contrary to law or the regulations of any duly constituted authority having jurisdiction over the Plan.

Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any Employee for any purposes of the Plan or Awards granted thereunder, except that no Awards may be granted to an Employee while he or she is absent on leave.

No Participant shall have any rights as a stockholder with respect to any shares subject to Awards granted to him or her under the Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

Nothing contained in the Plan or in Awards granted thereunder shall confer upon any Employee any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate his or her employment at any time.

Any Award Agreement may provide that stock issued upon exercise of any Award may be subject to such restrictions, including, without limitation, restrictions as to transferability and restrictions constituting substantial risks or forfeiture as the Committee may determine at the time such Award is granted.


SECTION 20.   INDEMNIFICATION AND EXCULPATION.

Each person who is or shall have been a member of the Board of Directors or of the Committee administering the Plan shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be or become a party or in which such person may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company's written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such person's lack of good faith; subject, however, to the condition that, upon the institution of any claim, action, suit or proceeding against such person, such person shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such person harmless.

Each member of the Board of Directors or of the Committee administering the Plan, and each officer and employee of the Company, shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than such person. In no event shall any person who is or shall have been a member of the Board of Directors or of the Committee administering the Plan, or an officer or employee of the Company be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.


SECTION 21.   NOTICES.

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Secretary of the Company or mailed to its principal office, 250 Parkcenter Blvd., Post Office Box 20, Boise, Idaho 83726, addressed to the attention of the Secretary; and if to a Participant, shall be delivered personally or mailed to the Participant at the address appearing in the payroll records of the Company or a Subsidiary. Such addresses may be changed at any time by written notice to the other party.